    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 12, 1999

                                                              FILE NO. 333-82305
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------


                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                AMENDMENT NO. 3

                            ------------------------

               Issuer of Senior Discount Notes Registered hereby
                             COMPLETEL EUROPE N.V.

             (Exact Name of Registrant as Specified in its Charter)

      AMSTERDAM, THE NETHERLANDS                         4813                                 98-0202823
   (State or Other Jurisdiction of           (Primary Standard Industrial                  (I.R.S. Employer
    Incorporation or Organization)               Classification Code)                    Identification No.)

                       6300 SOUTH SYRACUSE WAY, SUITE 335
                           ENGLEWOOD, COLORADO 80111
                                 (303) 741-4788
   (ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                         ------------------------------

              Guarantor of Senior Discount Notes Registered hereby
                                 COMPLETEL LLC
             (Exact Name of Registrant as Specified in its Charter)

               DELAWARE                                  4813                                 52-2073805
   (State or Other Jurisdiction of           (Primary Standard Industrial                  (I.R.S. Employer
    Incorporation or Organization)               Classification Code)                    Identification No.)

                       6300 SOUTH SYRACUSE WAY, SUITE 335
                           ENGLEWOOD, COLORADO 80111
                                 (303) 741-4788
   (ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                 DAVID E. LACEY
                            CHIEF FINANCIAL OFFICER
                       6300 SOUTH SYRACUSE WAY, SUITE 335
                           ENGLEWOOD, COLORADO 80111
                                 (303) 741-4788
(NAME, ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                     AGENT FOR SERVICE FOR THE REGISTRANT)
                         ------------------------------

                                   COPIES TO:

                              LINDA WACKWITZ, ESQ.
                              W. DEAN SALTER, ESQ.
                              MARIA V. WOODS, ESQ.
                            HOLME ROBERTS & OWEN LLP
                        1700 LINCOLN STREET, SUITE 4100
                             DENVER, COLORADO 80203
                                 (303) 861-7000
                         ------------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after this Registration Statement becomes effective.
    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /
    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
                         ------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                  PROPOSED MAXIMUM    PROPOSED MAXIMUM
          TITLE OF EACH CLASS OF                AMOUNT TO BE       OFFERING PRICE        AGGREGATE           AMOUNT OF
        SECURITIES TO BE REGISTERED              REGISTERED         PER UNIT(1)        OFFERING PRICE     REGISTRATION FEE
14% Series B Senior Discount Notes.........     $147,500,000          $505.67           $74,585,953          $20,734.89
Guarantees of the Notes(2).................         N/A                 N/A                 N/A                 N/A

(1) Calculated pursuant to Rule 457(f)(2) based on the book value on July 2, 1999 of the notes to be received by the Registrant in the exchange described herein.
(2) Pursuant to Rule 457(n) no separate fee is required.
                         ------------------------------

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PRELIMINARY PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION, DATED OCTOBER 12, 1999


PRELIMINARY PROSPECTUS

                                                                   [LOGO]

                       OFFER TO EXCHANGE ALL OUTSTANDING

                       14% SENIOR DISCOUNT NOTES DUE 2009

                                      FOR

                  14% SERIES B SENIOR DISCOUNT NOTES DUE 2009

                                       OF

                             COMPLETEL EUROPE N.V.

    - THE EXCHANGE OFFER EXPIRES AT 5:00 P.M. NEW YORK CITY TIME ON
                  , 1999, UNLESS WE EXTEND THE OFFER.

    - THERE IS NO EXISTING PUBLIC MARKET FOR YOUR OLD NOTES, AND THERE WILL BE NO PUBLIC MARKET FOR THE NEW NOTES ISSUED IN THE EXCHANGE OFFER.

    YOU SHOULD CAREFULLY REVIEW THE RISK FACTORS BEGINNING ON PAGE 8 OF THIS PROSPECTUS.

                             ---------------------

               The date of this prospectus is             , 1999

                            ------------------------

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                               TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                -----
Available Information......................................................................................           i
Prospectus Summary.........................................................................................           1
Organizational Chart of the CompleTel Group of Companies...................................................           7
Risk Factors...............................................................................................           8
The Exchange Offer.........................................................................................          19
Use of Proceeds............................................................................................          26
Selected Consolidated Financial Data of CompleTel Europe...................................................          27
Unaudited Pro Forma Condensed Consolidated Financial Statements............................................          28
Management's Discussion and Analysis of Financial Condition and Results of Operations......................          30
Business...................................................................................................          39
Management.................................................................................................          60
Certain Relationships and Related Transactions.............................................................          68
Security Ownership of Certain Beneficial Owners and Management.............................................          72
Description of Certain Indebtedness........................................................................          74
Description of the Notes...................................................................................          75
Description of the Share Capital and Corporate Structure of CompleTel Europe...............................         114
Description of Equity Registration and Other Rights........................................................         115
Registration Rights Agreement..............................................................................         116
Book-Entry; Delivery and Form..............................................................................         118
Material Tax Considerations................................................................................         121
Plan of Distribution.......................................................................................         126
Legal Matters..............................................................................................         127
Experts....................................................................................................         127
Glossary of Terms..........................................................................................         A-1
Index to Financial Statements..............................................................................         F-1

                            ------------------------

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES OTHER THAN THESE REGISTERED SECURITIES. IT IS ALSO NOT AN OFFER TO, OR SOLICITATION OF, ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY OFFER OR SALE SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT WE HAVE HAD NO CHANGE IN OUR BUSINESS SINCE THE DATE OF THIS PROSPECTUS OR THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS IS CORRECT AS OF ANYTIME AFTER THE DATE OF THIS PROSPECTUS.

                             AVAILABLE INFORMATION

    We have filed with the SEC a registration statement on Form S-4 to register this exchange offer. This prospectus which forms a part of the registration statement does not contain all of the information included in that registration statement. This prospectus contains summaries of the material terms and provisions of documents filed as exhibits to the registration statement. For further information about CompleTel Europe, CompleTel LLC and the new notes offered in this prospectus, you should refer to the registration statement and the exhibits.

    You may read and copy any document we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. Copies of the registration statement may be obtained from the Commission at prescribed rates from the Public Reference Section of the Commission at such address, and at the Commission's regional offices located at 7 World Trade Center, 13th Floor, New York, New York 10048, and at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. We file our SEC materials electronically with the SEC, so you can also review our filings by accessing the web site maintained by the SEC at http://www.sec.gov. This site contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

                               PROSPECTUS SUMMARY

THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROSPECTUS AND MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. YOU SHOULD

    - CAREFULLY CONSIDER THE INFORMATION SET FORTH UNDER THE CAPTION "RISK FACTORS,"

    - READ THE ENTIRE PROSPECTUS, INCLUDING THE FINANCIAL STATEMENTS AND THE NOTES TO THE FINANCIAL STATEMENTS, AND

    - READ THE ENTIRE LETTER OF TRANSMITTAL.

In this prospectus, except where otherwise indicated, references to "$" or "U.S. dollars" are to the lawful currency of the United States. References to "FF" or "French francs" are to the lawful currency of the Republic of France. Unless otherwise indicated, amounts in U.S. dollars over $1 million and amounts in French francs over FF1 million have been rounded to one decimal place and amounts in U.S. dollars under $1 million and amounts in French francs under FF1 million have been rounded to the nearest thousand.

WHO WE ARE

    We are a startup company with a strategic objective of becoming a leading facilities-based operator of a technologically advanced, high-bandwidth, fiber optic communications infrastructure and provider of telecommunications and related services to business and government end-users, carriers and Internet service providers in targeted metropolitan areas across Western Europe. A facilities-based operator uses mainly its own telecommunications facilities to provide service, in contrast with non-facilities-based resellers who purchase the services of other providers and then retail the services to customers. Bandwidth is the range of frequencies that can be passed through a medium, such as glass fibers, without distortion. The greater the bandwidth, the greater the information-carrying capacity of such medium. Fiber optic technology is based on thin filaments of glass or other transparent materials used as the medium for transmitting coded light pulses that represent data, image and sound. Fiber optic technology offers extremely high transmission speeds and is the medium of choice for the telecommunications industry. An Internet service provider is a company that provides direct access to the Internet.

    Initially, we are focusing on building high bandwidth fiber optic networks in France and Germany. Additionally we intend to provide Internet access services in France, Germany and the United Kingdom. In June 1999, we initiated commercial services in two markets in France and plan to be operational in Germany by the end of 1999. A network is an integrated system composed of switching equipment and transmission facilities designed to provide for the direction, transport, recording and interconnection of telecommunications traffic. A switch is sophisticated computer that accepts instructions from a caller in the form of a telephone number. The numbers tell the switch where to route the call. The switch opens or closes circuits or selects the paths or circuits to be used for transmission of information. Switching is a process of interconnecting circuits to form a transmission path between users.

    We are:

    - focusing on providing facilities-based local exchange services

    - selectively targeting major metropolitan markets throughout Western Europe

    - seeking to achieve early market entry

    - targeting business and government end-users, carriers and Internet service providers

    - employing an approach to network deployment based on demand for services

    In our target markets, we intend to deploy our fiber optic communications networks linking our state-of-the-art switching equipment with our customers, and to interconnect our networks with those of the incumbent public telecommunications operator and other providers. We are building these advanced networks in order to offer a broad range of fully integrated telecommunications services. We are seeking to augment those services with an emphasis on superior sales, marketing, customer care and information management systems.

    France and Germany are two of the three largest telecommunication markets in Western Europe in terms of telecommunication revenue and telephone access lines. Our initial target markets include four metropolitan markets in France (Paris, Lyon, Lille and Marseilles), and one market in Germany (Berlin). If we obtain additional financing and regulatory approvals, we intend to deploy networks in additional areas within France and Germany, and to further deploy networks in markets throughout Western Europe.

    To establish an early competitive position in our initial markets, we are employing a flexible deployment strategy tailored to each market. We are seeking to capitalize on the size, growth potential and increasing liberalization of competition in Western Europe telecommunications markets. Considerable liberalization of competition has already taken place in the United Kingdom, and liberalization is rapidly increasing in other Western European countries, driven by European Commission directives requiring European Union member states to liberalize the provision of telephony services.

    CompleTel Europe's principal executive offices are located at 6300 S. Syracuse Way, Suite 355, Englewood, Colorado 80111, and its telephone number is
(303) 751-4788.

    CompleTel LLC's principal executive offices are located at 6300 S. Syracuse Way, Suite 355, Englewood, Colorado 80111, and its telephone number is (303) 751-4788.

THE EXCHANGE OFFER

The exchange offer..............  On February 16, 1999, we issued $147.5 million aggregate principal amount at maturity of notes in a transaction
                                  exempt from the registration requirements of the
                                  Securities Act. We are offering to exchange $1,000
                                  principal amount at maturity of new notes in exchange for
                                  each $1,000 principal amount at maturity of old notes. The terms of the new notes and the old notes are identical,
                                  except that the new notes will not be subject to
                                  contractual restrictions on transferability. In order to
                                  be exchanged, an old note must be properly tendered and
                                  accepted. We will exchange all old notes validly tendered
                                  and not validly withdrawn.

Expiration date.................  The exchange offer will expire at 5:00 p.m., New York City
                                  time,       , 1999 or a later date and time to which we
                                  extend it.

Withdrawal......................  You may withdraw any old notes that you have tendered in the exchange offer at any time prior to 5:00 p.m., New
                                  York City time, on the expiration date.

Resales of exchange notes.......  We believe that you may offer new notes for resale without compliance with the registration and prospectus delivery
                                  requirements of the Securities Act of 1933, under the
                                  conditions we describe in the section entitled "Exchange
                                  Offer--Resale of the new notes."

Procedures for tendering old
  notes.........................  To accept the exchange offer, you must:

                                  -  complete, sign and date a copy of the letter of
                                     transmittal and mail or otherwise deliver it, together
                                     with the old notes and any other required
                                     documentation, to the exchange agent at the address set
                                     forth in this prospectus; or

                                  -  if you hold old notes through The Depository Trust
                                     Company, you must arrange for your notes to be tendered
                                     under The Depository Trust Company's automated tender
                                     offer program.

                                  Under The Depository Trust Company's automated tender
                                  offer program, each tendering participant will agree to be bound by the letter of transmittal.

Exchange agent..................  U.S. Bank Trust National Association.

Income tax considerations.......  We have received opinions of Arthur Andersen
                                  Belastingadviseurs regarding material Dutch tax
                                  consequences and Holme Roberts & Owen LLP regarding U.S.
                                  federal income tax consequences to the effect that the
                                  exchange should not be a taxable exchange. You should not
                                  recognize any taxable gain or loss or any interest income
                                  as a result of such exchange. The opinions have been filed as exhibits to this registration statement.

Effect of not tendering.........  Old notes that are not tendered or that are tendered but not accepted will continue to be subject to the existing
                                  restrictions on transfer. We have, however, agreed to
                                  register under the Securities Act any sale of old notes
                                  that are not exchanged for new notes or new notes that are not freely tradeable after the exchange offer. We have
                                  agreed to keep such registration in effect for two years.

Selling restrictions............  We are not making this exchange offer in any jurisdictions where it is not permitted. In particular, each purchaser
                                  represents and agrees that (i) it has not offered, sold or transferred and will not offer, sell or transfer any
                                  notes, whether directly or indirectly, other than to
                                  persons or entities located in or outside of The
                                  Netherlands that trade or invest in securities as a
                                  business (including banks, securities firms, investment
                                  institutions, insurance companies, pension funds and other institutional investors or businesses which regularly
                                  invest in securities as an ancillary activity to their
                                  business) and (ii) it has mentioned or will mention this
                                  selling restriction in all offers, offer advertisements,
                                  publications and other documents in which an offer is made or a forthcoming offer is announced.

THE NEW NOTES

    THE NEW NOTES TO BE ISSUED TO YOU IN THE EXCHANGE OFFER WILL EVIDENCE THE SAME OBLIGATIONS OF COMPLETEL EUROPE AS THE NOTES YOU CURRENTLY HOLD. THE INDENTURE THAT CURRENTLY GOVERNS YOUR EXISTING NOTES IS THE SAME INDENTURE THAT WILL GOVERN THE NEW NOTES. THE TERMS OF THE NEW NOTES WILL BE THE SAME AS THE EXISTING NOTES, EXCEPT THAT THERE WILL BE NO LEGENDS ON THE NEW NOTES RESTRICTING THEIR TRANSFER AND THE NEW NOTES WILL BE REGISTERED UNDER THE SECURITIES ACT INSTEAD OF HAVING REGISTRATION RIGHTS. YOU SHOULD READ THE "DESCRIPTION OF THE NOTES" SECTION OF THIS PROSPECTUS BEGINNING ON PAGE 75 FOR A DETAILED DESCRIPTION OF THE TERMS AND CONDITIONS OF THE NEW NOTES.

Issuer..........................  CompleTel Europe N.V.

Notes offered...................  $147,500,000 aggregate principal amount at maturity of 14%
                                  Series B Senior Discount Notes due 2009. The notes will be issued in a minimum denomination of $100,000 and in
                                  increments of $1,000 above $100,000.

Maturity date...................  February 15, 2009.

Original issue discount.........  For U.S. federal income tax purposes, a note will be treated as having been issued with "original issue
                                  discount" equal to the difference between the issue price
                                  and the sum of all cash payments (whether denominated as
                                  principal or interest) to be made on the note. Each U.S.
                                  holder of a note must include as gross income for U.S.
                                  federal income tax purposes a portion of such original
                                  issue discount for each day during each taxable year in
                                  which a note is held even though cash interest payments
                                  will not be received prior to August 15, 2004. The
                                  accretion of the notes from their original issue price to
                                  their principal amount will produce taxable ordinary
                                  interest income in the amount of the accretion for holders of the notes during the accretion

                                  period. The Internal Revenue Code calls this original
                                  issue discount "OID".

Accretion, interest rates and
  payment dates.................  The notes will not accrue cash interest before February
                                  15, 2004. The principal amount represented by each note
                                  will accrete from $508.54 at the date of issuance of the
                                  old notes to $1,000 at February 15, 2004.

                                  Cash interest will accrue at a rate of 14% per annum after
                                  February 15, 2004. Cash interest will be payable every six months on. February 15 and August 15 of each year,
                                  beginning on August 15, 2004.

Withholding taxes...............  All payments with respect to the notes made by CompleTel
                                  Europe will be made without withholding or deduction for
                                  Netherlands taxes or taxes of any other jurisdiction in
                                  which CompleTel Europe is engaged in business unless
                                  required by law. If withholding is required, CompleTel
                                  Europe will generally be required to pay such additional
                                  amounts as may be necessary so that the net amount
                                  received by the holders after such withholding or
                                  deduction will not be less than the amount that would have been received in the absence of such withholding or
                                  deduction.

Ranking.........................  Except for the parent guaranty described below, the notes:

                                  -  are unsecured obligations of CompleTel Europe;

                                  -  rank equally in right of payment with all existing and
                                     future unsecured and unsubordinated debt of CompleTel
                                     Europe; and

                                  -  rank senior in right of payment to any existing and
                                     future debt expressly subordinated to the new notes.

                                  The notes will be effectively subordinated to all secured
                                  indebtedness of CompleTel Europe to the extent of the
                                  value of the assets securing such indebtedness and
                                  structurally subordinated to all indebtedness (including
                                  trade payables) of subsidiaries of CompleTel Europe.
                                  Currently no debt exists that ranks equal to the note.
                                  When implemented, the credit facilities pursuant to the
                                  existing $90 million commitments will be senior to the
                                  notes.

Parent guaranty.................  To comply with certain Netherlands laws, the notes are guaranteed on a senior unsecured basis by CompleTel LLC,
                                  the ultimate parent of CompleTel Europe. Because CompleTel
                                  LLC is a holding company with no operations other than the operations conducted by subsidiaries of CompleTel Europe,
                                  it is unlikely that CompleTel LLC could satisfy its
                                  obligations under the parent guaranty if CompleTel Europe
                                  is unable to satisfy its obligations on the notes.

Sinking fund....................  None.

Optional redemption.............  We may not elect to redeem the notes prior to February 15,
                                  2004, except as set forth below. On or after February 15,
                                  2004, we may elect to redeem the notes, in whole or in
                                  part, at any time prior to maturity at the redemption
                                  prices set forth under "Description of Notes--Optional
                                  redemption."

                                  In addition, prior to February 15, 2002, we may redeem up
                                  to one-third of the aggregate principal amount at maturity of the notes with the proceeds of certain public equity
                                  offerings at a redemption price of 114% of the accreted
                                  value of the notes being redeemed, plus accrued interest,
                                  if any. Our ability to do so, however, is subject to the
                                  requirement that at least $98,334,000 aggregate principal
                                  amount at maturity of the notes remains outstanding after
                                  the redemption.

Redemptions for changes in
  Netherlands withholding
  taxes.........................  In the event CompleTel Europe has or would become obligated to pay additional amounts of interest as a
                                  result of changes affecting Netherlands withholding taxes,
                                  CompleTel Europe may elect to redeem the notes in whole,
                                  but not in part, at 100% of the accreted value of the
                                  notes to be redeemed, with accrued interest, if any, to
                                  the date of redemption.

Change of control...............  If an event treated as a change of control under the indenture for the notes occurs, you have the right to
                                  require us to repurchase all or a portion of your notes at a price equal to 101% of the accreted value, with accrued
                                  interest, if any, to the date of purchase. We may not have sufficient funds available to satisfy our obligations to
                                  purchase the notes if a change of control occurs.

Risk factors....................  We urge you to carefully review the following risk factors for a discussion of factors you should consider before
                                  exchanging your old notes for new notes.

                              ORGANIZATIONAL CHART
                        OF COMPLETEL GROUP OF COMPANIES

                                    [CHART]

                                  RISK FACTORS

    IN ADDITION TO THE OTHER INFORMATION IN THIS PROSPECTUS, YOU SHOULD CONSIDER THE FOLLOWING RISK FACTORS CAREFULLY IN EVALUATING US AND OUR BUSINESS AND BEFORE DECIDING TO PARTICIPATE IN THE EXCHANGE OFFER. CERTAIN TERMS USED IN OUR BUSINESS ARE EXPLAINED IN THE "GLOSSARY" AT THE END OF THE PROSPECTUS.

OUR LIMITED HISTORY OF OPERATIONS MAY NOT BE A RELIABLE BASIS FOR EVALUATING OUR PROSPECTS

    You will have limited operating and financial data on which to evaluate our performance and determine whether you should invest in the new notes. We commenced operations in January 1998 and have a limited operating history. As a result, you have limited information on which to base a prediction whether we will be able to achieve our business objectives and generate sufficient revenues to make principal and interest payments on the notes and our other indebtedness.

WE HAVE EXPERIENCED OPERATING LOSSES IN OUR OPERATIONS TO DATE

    We are a start up company that has generated operating losses and negative cash flow from our activities to date. We generated our first revenues of $321,000 in the quarter ended June 30, 1999. From the commencement of our operations through June 30, 1999, we have incurred operating losses of $23.7 million and have a negative cash flow of $20.6 million. We expect to continue to experience operating losses and negative earnings as we expand our operations and enter new markets If we fail to generate sufficient revenues, we may default in the payment of our outstanding indebtedness, including the notes. If we default in the payment of our indebtedness, you could lose your investment.

WE WILL NEED ADDITIONAL CAPITAL TO EXPAND OUR BUSINESS AND INCREASE REVENUE AND THE FAILURE TO SECURE ADDITIONAL FINANCING COULD RESTRICT OUR GROWTH AND PROFITABILITY

    We will need additional capital to achieve our business objectives. We may not be successful in raising sufficient additional capital at all or on terms that we will consider acceptable to develop our business. If we do not receive additional financing, we may be unable to complete the deployment of networks in all of our targeted markets and we may have to modify, delay, or abandon some of our planned expansion or expenditures, which could adversely effect our ability to pay amounts due on the notes. Our principal capital expenditure requirements will involve the construction, leasing and maintenance of our telecommunications networks, the purchase, installation and maintenance of network switches and switch electronics and network operations center expenditures.

    Based on our current plans and projections, we expect our aggregate capital requirements to fund the deployment and operation of fixed networks in our five initial target markets through the end of 2001 will total approximately $240 million. We currently expect to be able to fund deployment and operations in our four initial French markets through the end of 2001 with the proceeds from the issuance of the old notes, the funding expected to be available from senior credit facilities for which we have received bank and vendor commitments and equity contributions received to date. Cost overruns or our inability to complete the final documentation for the senior credit facilities could cause us to suffer a funding shortfall that would prevent us from deploying our planned networks in France. We expect to fund a portion of the deployment and operations of our initial market in Germany through the end of 2001 with proceeds from the issuance of the old notes. We are currently seeking $15 million in additional bank and vendor financing necessary to fund the German market. We are not certain that we will secure adequate additional financing. If we are unsuccessful, we may have to alter our initial deployment plans. We are also seeking additional equity, senior bank financing and vendor financing of approximately $150 million in order to complete planning and begin network deployment and operations in six additional target markets in France and Germany. We cannot be certain that we will get the financing we need to deploy networks and begin operations in our additional target markets.

    In addition, the actual amount and timing of our future capital requirements may differ materially from our estimates. We may need additional financing if we suffer:

    - cost overruns;

    - demand for our services that varies from our expectations;

    - adverse regulatory, technological, or competitive developments;

    - adverse changes in interest or currency exchange rates;

    - engineering design changes and changes in technology; and

    - unforeseen delays.

The size and timing of any future acquisitions will also effect our capital requirements, revenues and costs. These factors may cause actual revenues and costs to vary from our expectations to a material degree, which would affect our future capital requirements. We may also need additional capital if we alter the schedule or targets of our market deployment plan.

OUR ROLL-OUT PLAN IS PRELIMINARY AND WE MAY HAVE TO REALLOCATE FUNDS

    Our network deployment plan is preliminary in nature. We may decide to change our network deployment plan if the additional target markets that we are investigating appear to be more effective uses of our resources. If we decide to reallocate any funds to deploy networks in other markets, we may delay deployment in one or more of our initial target markets and we may need additional financing to complete our network deployment in our initial target markets. We may find that additional financing is not available at all or is not available on terms we can reasonably accept. Our ability to make principal and interest payments on the notes and to pursue our business plans and complete network deployment in our initial target markets could be adversely affected if we fail to obtain such additional financing.

    Our continuing evaluation of our business and network deployment plans in light of evolving competitive and market conditions may lead us to alter our plans and reallocate funds in order to accelerate deployment of networks in other metropolitan markets to accommodate:

    - changes or inaccuracies in our research or assumptions;

    - unexpected results of operations in our initial target markets;

    - regulatory, technological, market and competitive developments; or

    - changes in or discoveries of specific market conditions favoring expedited deployment into other attractive Western European metropolitan markets.

DEPLOYMENT OF OUR NETWORKS INVOLVES MANY CHALLENGES THAT COULD STOP OR SLOW OUR GROWTH

    Impediments to the deployment of our networks could prevent or significantly delay the deployment of one or more planned networks. These impediments could also significantly increase our costs for deploying our planned networks.

    Our success will depend upon our ability:

    - to assess and enter potential markets;

    - to design network routes and install facilities;

    - to lease necessary facilities; and

    - to develop a sufficient customer base.

    Moreover, our success will depend on our ability to complete those tasks in a timely manner, at reasonable and anticipated costs and on acceptable terms and conditions. The successful implementation of our business strategy is subject to a variety of risks, including:

    - operating and technical problems;

    - regulatory uncertainties;

    - possible delays in the full implementation of the European Commission directives regarding telecommunications liberalization;

    - increased competition; and

    - the availability of capital.

    For example, we are likely to encounter various difficulties in acquiring necessary rights-of-way and building permits while we deploy our networks and we may face construction delays caused by factors outside our control. We may also encounter difficulties presented by the existence of differing technical standards among the Western European countries in which we intend to deploy networks.

IF WE ARE UNABLE TO DEVELOP WIRELESS TRANSMISSIONS SYSTEMS, WE MAY NOT BE ABLE TO SERVE OUR TARGETED MARKETS OR CUSTOMERS

    We plan to include wireless transmission systems in a certain portion of our networks. If we are unable to develop our planned wireless transmissions systems, we may not be able to serve targeted markets or customers. To obtain wireless frequencies in certain of our initial target markets, we must obtain a license from the government. We have no guarantee that we will obtain the bandwidth necessary to establish and operate wireless local telecommunications networks in the geographic areas in which we plan to establish and operate such systems. Moreover, we may not be able to obtain the bandwidth economically.

    Wireless transmission systems require a direct line of sight between two antennas constituting a link and are subject to distance and rain attenuation as well as line of sight limitations. Consequently, our ability to integrate the planned wireless portions of our networks depends upon securing suitable roof rights. If we cannot obtain suitable rights, we may be forced to forego a wireless link, which could result in additional expense or prevent us from serving a particular customer or area. Please refer to the section entitled "Business--Overview" for a discussion of the wireless licenses we have obtained.

IF WE DO NOT EFFECTIVELY MANAGE RAPID EXPANSION OF OUR BUSINESS, OUR FINANCIAL CONDITION WILL SUFFER

    Our business plan calls for a rapid expansion and considerable increases in the complexity of our operations. This rapid expansion and increased complexity may strain our management, operational, financial and other resources. If we fail to manage our growth effectively, our network deployment plans could be delayed and we could lose customers and revenues. Our ability to manage future growth will depend upon many factors, including our ability

    - to develop efficient operations support and other back office systems,

    - to monitor operations,

    - to control costs,

    - to maintain regulatory compliance,

    - to maintain effective quality controls,

    - to significantly expand our internal management, technical, information and accounting systems and

    - to attract, assimilate and retain additional qualified personnel.

OUR SUBSTANTIAL DEBT COULD MAKE US UNABLE TO SERVICE OUR DEBT AND MEET OUR OTHER REQUIREMENTS AND COULD ADVERSELY AFFECT OUR FINANCIAL HEALTH

    We are incurring substantial debt in order to develop and deploy our initial networks and we expect to incur significant additional debt to deploy additional networks. If we are unable to make the required payments under any of our financing arrangements, a default under the indenture could be triggered.

    Our substantial debt could:

    - limit our ability to adjust to rapidly changing market conditions, invest in new or developing technologies or take advantage of business opportunities as they arise;

    - limit our ability to obtain additional financing needed for working capital, capital expenditures, acquisitions and general corporate purposes; and

    - require us to use a substantial portion of our cash flow from operations to the payment of principal and interest on debt, which would reduce the funds available for deployment of our networks.

    The successful implementation of our business plan is essential for us to meet our working capital, capital expenditure and debt service requirements. We cannot assure you that we will be able to meet those requirements. In addition, our committed senior financing will, and future financings are likely to, bear interest at floating rates. An increase in those interest rates could adversely affect our ability to make our required debt payments.

OUR EARNINGS CURRENTLY ARE INADEQUATE TO COVER FIXED CHARGES.

    Our historical earnings were insufficient to cover our fixed charges for the year ended December 31, 1998. An inability to cover our fixed charges could mean we are unable to service our debt. The amount of our fixed monthly charges on a pro forma basis equal $0.9 million. We estimate that we will need approximately $10.1 million to cover fixed charges during the year ended December 31, 1999. Since 1998 when we commenced operations, cash from equity investments and proceeds from the issuance of old notes have been used to meet our working capital and capital expenditure requirements. We intend to finance our debt service, working capital and capital expenditures through a combination of cash from operations, equity investments and indebtedness.

PAYMENT OF PRINCIPAL AND INTEREST EFFECTIVELY DEPENDS ON RECEIVING INCOME FROM OUR OPERATING SUBSIDIARIES WHICH HAVE NO OBLIGATIONS TO MAKE ANY PAYMENTS ON THE NOTES

    CompleTel Europe is a holding company with few significant assets other than interests in its operating subsidiaries. As such, CompleTel Europe is dependent on the cash flows of its subsidiaries to meet its obligations. The subsidiaries are legally distinct from CompleTel Europe and will have no obligation to pay amounts due on the notes or to make funds available for such payment. CompleTel Europe's subsidiaries have not guaranteed the notes. CompleTel Europe's subsidiaries will only be able to make such payments to CompleTel Europe if

    - funds are available,

    - the terms of such subsidiaries' indebtedness and/or other agreements allow them to make such payments, and

    - local corporate and other laws and regulations permit the subsidiary to pay dividends or make loan repayments to related companies.

Claims of creditors of CompleTel Europe's subsidiaries, including trade creditors, will have priority as to the assets of the subsidiaries over the claims of the holders of the notes. Accordingly, the notes will be effectively subordinated in right of payment to all existing and future indebtedness and other liabilities of the subsidiaries of CompleTel Europe, including liabilities that may be incurred under senior bank and vendor financings.

    To comply with certain Netherlands laws, the notes are unconditionally and irrevocably guaranteed on a senior unsecured basis by CompleTel LLC. Because CompleTel LLC is a holding company, it is unlikely that CompleTel LLC could satisfy its obligations under its guaranty if CompleTel Europe is unable to satisfy its obligations on the notes.

THE NOTES WILL BE EFFECTIVELY SUBORDINATED TO OUR CURRENT AND FUTURE SECURED
DEBT

    Any senior debt we incur could impair our ability to repay the notes. The notes are not secured by any of our assets. We currently have bank and vendor commitments for $90 million of senior financing for network deployment and operations in France. When incurred, our obligations under the senior financing will be secured by a perfected security interest in our assets in France. The notes will be subordinated to this debt, and any other future secured debt, to the extent of such security interests. The indenture allows us to have $170 million of senior financing and $225 million of network financing.

    In the event that a default were to occur with respect to any of our secured debt and the holders were to foreclose on the collateral, or in the event of our bankruptcy, liquidation, or reorganization, the holders of this debt would be entitled to payment out of the proceeds of their collateral prior to the holders of the notes. Also, if the value of such collateral is insufficient to satisfy such secured debt, holders of amounts remaining outstanding on the secured debt may be entitled to share the same priority with holders of the notes with respect to other assets of CompleTel Europe. The assets may not be sufficient to pay amounts due on any or all of the notes then outstanding.

LIMITATIONS IMPOSED BY OUR DEBT AGREEMENT COULD SIGNIFICANTLY LIMIT HOW WE CONDUCT BUSINESS AND A DEFAULT UNDER OUR INDENTURE AND FINANCING AGREEMENTS COULD SIGNIFICANTLY IMPACT OUR ABILITY TO REPAY OUR DEBT

    The indenture for the notes contains a number of significant covenants. These covenants will limit our ability to, among other things:

    - borrow additional money,

    - pay dividends and make other distributions,

    - make capital expenditures and other investments,

    - consolidate, merge or dispose of our assets, and

    - enter into sale and leaseback transactions.

If we fail to comply with these covenants we will default under the indenture. A default, if not waived, could result in acceleration of our indebtedness, in which case the debt would become immediately due and payable. If this occurs, we may not be able to repay our debt or borrow sufficient funds to refinance it. Even if new financing is available, it may not be on terms that are acceptable to us. Complying with these covenants may cause us to take actions that we otherwise would not take, or not take actions that we otherwise would take. Please refer to the sections of this prospectus entitled "Management's Discussion and Analysis of Financial Conditions and Results of Operations--Liquidity and capital resources," "Business--Business strategy" and "Description of the Exchange Notes."

IF WE DO NOT CONTINUALLY ADAPT TO TECHNOLOGICAL CHANGE, WE COULD LOSE CUSTOMERS AND MARKET SHARE

    The telecommunications industry is subject to rapid and significant changes in technology, and we rely on outside vendors for the development of and access to new technology. The effect of technological changes on our business cannot be predicted. We believe our future success will depend, in part, on our ability to anticipate or adapt to such changes and to offer, on a timely basis, services that meet customer demands. We cannot assure you that we will obtain access to new technology on a timely basis or on satisfactory terms. If we fail to obtain new technology we could lose customers and market share.

OUR SUCCESS DEPENDS ON OUR KEY PERSONNEL AND WE MAY NOT BE ABLE TO REPLACE KEY EXECUTIVES WHO LEAVE

    We are managed by a small number of key executive officers including James Dovey, William Pearson and Richard Clevenger. Due to their extensive experience in the telecommunications industry and their unique management abilities and, in the case of Mr. Clevenger his technical knowledge, the loss of the services of one or more of these key individuals could materially and adversely affect our business and its prospects. We are securing key person life insurance for three of our executive officers, but insurance alone will not avoid the impact of the loss of any of those employees. We also believe that our future growth and success will depend in large part on our ability to attract, retain and motivate highly skilled and qualified managerial, sales, marketing, administrative, operating, and technical personnel. Competition for qualified personnel in the telecommunications industry in Europe is intense. Consequently, we cannot assure you that we will be able to hire or retain necessary personnel in the future.

WE ARE DEPENDENT ON EFFECTIVE BILLING, CUSTOMER SERVICE AND INFORMATION SYSTEMS AND WE MAY HAVE DIFFICULTIES IN DEVELOPING THESE SYSTEMS

    Sophisticated "back office" information and processing systems are vital to our operations and potential for growth. Such systems are essential for us to monitor costs, bill customers, initiate, implement and track customer orders and achieve operating efficiencies. If these systems are not effective, it could slow down the growth of our market share and our collection of revenues. We cannot assure you that these systems will be successfully implemented on a timely basis or at all or will perform as expected.

YEAR 2000 ISSUES MAY ADVERSELY AFFECT OUR ABILITY TO OPERATE OUR NETWORKS AND SERVICE OUR CUSTOMERS

    Until well into the year 2000, we will not be certain that all of our computer systems will function adequately after December 31, 1999. A failure of our customers or vendors, including other telecommunications operators, to cause their software and systems to be year 2000 compliant could adversely effect our ability to operate our networks or bill our customers. Our customers' operations could also be affected in ways that could reduce their usage of our networks or cause them to delay payments or fail to pay us. Any of those factors could reduce our revenues and adversely affect our ability to service our indebtedness. For a discussion on how we are preparing for the year 2000, please see "Management's Discussion and Analysis of Financial Condition and Results of Operations--Impact of the year 2000."

TRANSACTING BUSINESS IN EUROS AND NATIONAL CURRENCIES MAY CREATE LOGISTICAL PROBLEMS

    In the countries belonging to the European and Monetary Union that have adopted the euro as their common legal currency, we are required to transact business in both the euro and the participating countries' respective individual currencies. This requirement imposes significant logistical problems on us, our suppliers and customers. While we are working to minimize and eliminate these problems where possible, we may incur increased operational costs from having to transact business in euros as well as each national currency. We are selecting and purchasing our computer and operational systems with a view to their ability to transact business without impairment from the introduction of the euro. While we believe that our systems will not be adversely impacted by the euro conversion, accounting, billing and logistical difficulties may still arise. We may also be adversely affected if our suppliers or customers fail to successfully manage the euro conversion. Please refer to the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations-- Euro conversion."

BECAUSE THE NOTES ARE OBLIGATIONS OF A FOREIGN ISSUER, YOU COULD EXPERIENCE DIFFICULTY OR ADDITIONAL EXPENSE IN ENFORCING CIVIL JUDGMENTS AGAINST US THAT YOU WOULD NOT EXPERIENCE IF WE WERE A DOMESTIC COMPANY

    Investors seeking to file suit may find it difficult to enforce judgments obtained in United States courts against CompleTel Europe or its director in United States courts. There are no treaties between The Netherlands and the United States of America on the recognition and enforcement of civil or commercial judgments. In absence of an applicable treaty or convention providing for the recognition and enforcement of judgments in civil or commercial matters which is binding in The Netherlands, a judgment rendered by a foreign court against CompleTel Europe will not be recognized and enforced by the courts of The Netherlands. Consequently, in order to obtain a judgment that is enforceable against CompleTel Europe, it may be necessary to relitigate the matter before the competent court of The Netherlands and to submit the judgment rendered by the foreign court in the course of such proceedings, in which case the Netherlands court may give such effect to the foreign judgment as it deems appropriate.


    According to current practice, based upon case law, Netherlands courts will generally recognize and render a judgment in accordance with a foreign judgment if certain conditions are met. Nevertheless, we cannot assure you that United States investors will be able to enforce against CompleTel Europe, or members of its management board, or certain experts named herein who are residents of the Netherlands or other countries outside the United States, any judgments in civil and commercial matters, including judgments under the United States federal securities laws. CompleTel Europe has consented to service of process in the borough of Manhattan, the City of New York, for claims based upon the indenture or the notes.


TO CONDUCT OUR BUSINESS, WE MUST INTERCONNECT WITH OUR PRIMARY COMPETITORS, THE PUBLIC TELECOMMUNICATIONS OPERATORS, AND OTHER COMPETITORS WHO MAY TRY TO USE INTERCONNECTIONS TO THEIR COMPETITIVE ADVANTAGE

    Our ability to provide local-exchange telecommunications service depends on our ability to secure and maintain interconnection arrangements with the incumbent public telecommunications operators and other facilities-based providers. Negotiating and obtaining favorable interconnection agreements in our initial target markets may be difficult and may delay our ability to offer services to potential customers, make our operations more expensive or reduce the profit margins for our services. We have entered into interconnection agreements with France Telecom and Deutsche Telekom. European Union law mandates that member nations ensure that market dominant telecommunications operators provide interconnection rates that are transparent and cost-justified.

WE MAY NOT BE ABLE TO OBTAIN AND MAINTAIN LICENSES, PERMITS, RIGHTS-OF-WAY AND LEASED CAPACITY TO SUCCESSFULLY BUILD AND OPERATE OUR BUSINESS

    We must obtain licenses and permits, as well as rights-of-way or other agreements to display underground conduit, use aerial pole space and building roof access from various parties, including our competitors, governments and private parties to build, expand, and operate our local networks. In addition, in some of our initial target markets, we may seek to lease local fiber trunking capacity or wireless transmission systems in order to achieve rapid network deployment and maximize speed to market. If we cannot complete those arrangements on favorable terms in any of our target markets, we may not be able to implement our business plan and planned network buildout of that market on acceptable terms.

OUR COMPETITORS' ADVANTAGES MAY ADVERSELY AFFECT OUR ABILITY TO ACHIEVE REVENUE GROWTH

    We expect to compete with public telecommunications operators, cable communications companies, wireless communications companies, electric and other utilities with rights-of-way, railways, microwave carriers, and large end-users that have private networks. If our competitors devote significant additional resources to the provision of facilities-based local exchange telecommunications services to our target customer base, we may not be able to compete effectively and could fail to achieve revenue growth. Many of our current and potential competitors have financial, technical, marketing, personnel and other resources and competitive advantages, including brand name recognition, substantially greater than ours. Competition for the provision of local services in Western Europe is still in the early stages of development. We believe that the ongoing liberalization of the Western European telecommunications market will induce more competitive telecommunications service providers, including large, pan-European providers, to enter the market and increase the intensity of competition. Public telecommunications operators have become and may continue to become competitive in the local exchange markets outside of their home countries. Consequently, We do not expect to achieve a significant market share relative to established public telecommunications operators for any of our services in the foreseeable future. For a more detailed discussion regarding competition, please see the section entitled "Business--Competition."

LACK OF NECESSARY EQUIPMENT COULD DELAY OR IMPAIR THE CONSTRUCTION OF OUR
NETWORKS

    If we cannot obtain the equipment needed for our planned networks and services, delivery of the equipment is delayed or the price of the equipment is increased, the deployment of our network operations could be disrupted or our capital or operating costs could increase. We depend upon third party suppliers to provide switching equipment, wireline and wireless transmission facilities, and billing and other information management and operations support systems to buildout our networks and operate our business.

OUR NEED TO COMPLY WITH EXTENSIVE GOVERNMENT REGULATION COULD INCREASE OUR COSTS AND SLOW OUR GROWTH

    France, Germany, the United Kingdom and the other Western European countries in which we intend to operate subject the telecommunications industry to a significant degree of regulation. We need telecommunications licenses or equivalent authorizations to begin and to carry on business in each of these countries. Our ability to deploy networks and to provide services in these countries depends on our ability to obtain appropriate licenses and other authorizations or permissions. We must keep our licenses and other authorizations in force in order to continue providing services in each country. Moreover, we must keep our licenses in our initial target markets in force or we will be in default under the indenture for the notes. In most cases, these licenses and other authorizations or permissions are of fixed duration, and we must comply with regulations and technical requirements in order to maintain them in force. For example, in France we must comply with French and European Community regulations and technical standards regarding interconnection, secrecy, neutrality, nondiscrimination, security, environmental protection, limitations on ownership, and public service.

    We cannot assure you that we will successfully obtain, maintain, or renew licenses and other authorizations we require for services we provide or plan to provide. In addition, we cannot assure you that such licenses and other authorizations will be issued or renewed on commercially viable terms.

    We have not yet secured financing in the amount required to deploy and operate networks in all of the markets contemplated by our French license. We have been advised that this does not, by itself, constitute a violation of our requirements under the French licenses. However, the French regulatory authorities may take this into account, together with any other relevant items, when assessing whether there exists a material adverse variation to the financial or technical capacity of our French operating subsidiary and could seek to modify or revoke the licenses in whole or in part. Our German licenses, which cover the metropolitan and surrounding areas of Berlin, Frankfurt, Munich, Nuremberg and The Ruhr, are subject to a similar risk of revocation if we are not able to secure adequate financing to deploy and operate networks in the areas covered by the licenses. For a further discussion regarding our licenses in these markets, please see the section entitled "Regulation."

FLUCTUATIONS IN LOCAL CURRENCIES RELATIVE TO THE U.S. DOLLAR COULD ADVERSELY AFFECT OUR RESULTS OF OPERATIONS

    We expect that our revenue and expenses will be largely denominated in European currencies. Investments of most of our equity investors and our indebtedness are denominated in U.S. dollars. As a result, we and our investors, including the holders of the notes, will be exposed to foreign exchange risks, because our results of operations will be affected by fluctuations in the value of the local currencies where we transact business relative to the U.S. dollar. The terms of our existing commitments for senior financing require us to enter into and maintain hedging arrangements in an attempt to reduce our exposure to currency fluctuations. We cannot assure you that these hedging transactions will be successful.

    Additionally, non-U.S. investors should be aware that an investment in a security that is denominated and payable in U.S. dollars entails significant currency exchange risks to non-U.S. investors. Such risks include the possibility of significant changes in rates of exchange between U.S. dollars and the investors' home currency. Such risks generally depend on economic and political events over which we have no control.

WE FACE POTENTIAL CONFLICTS OF INTEREST CAUSED BY INVESTOR CONTROL WHICH COULD BE DETRIMENTAL TO HOLDERS OF THE NOTES

    Conflicts may arise between the interests of our equity investors and the interests of the holders of the notes. Our equity investors control the Board of Directors of CompleTel LLC, which indirectly controls CompleTel Europe, the issuer of the notes. From time to time, some decisions about our operations or financial structure may present conflicts of interest between our equity investors and the holders of the notes. For example, if we encounter financial difficulties, our equity investors may have interests that conflict with those of the holders of notes. In addition, our equity investors may have an interest in pursuing transactions that could eventually enhance the value of their equity investment, even though such transactions might involve increased risk to the holders of the notes. In addition to their investment in us, our private equity investors currently have significant investments in other telecommunications companies and may in the future invest in other entities engaged in the telecommunications business. As a result, these investors have, and may develop, relationships with businesses that are or may become our competitors, or we may develop relationships with companies in which our investors have an interest, and conflicts may arise. Such conflicts, for example, may arise if we seek to enforce our rights against a supplier or competitor in which our equity investors hold an interest.

IF WE ARE SUBJECT TO THE INVESTMENT COMPANY ACT, IT COULD ADVERSELY AFFECT OUR FINANCING ACTIVITIES AND FINANCIAL RESULTS

    The Investment Company Act of 1940 requires the registration of, and imposes various substantive restrictions on, certain companies ("investment companies") that are, that are deemed to be or that hold themselves out as being, engaged primarily, or propose to engage primarily, in the business of investing, reinvesting or trading in securities. Application of the provisions of the Investment Company Act to cause us to require to register as an "investment company" would result in a default under the notes and have a material adverse effect on our business and prospects. Additionally, if we were required to register as an investment company under the Investment Company Act, we would become subject to substantial regulation with respect to our capital structure, management, operations and other matters.

    We believe that we are primarily engaged in a business other than investing, reinvesting, owning, holding, or trading securities, and we intend to invest our funds so as not to be an investment company within the meaning of the Investment Company Act. If found to be an investment company, we may be able to rely upon an exemption from the Investment Company Act for certain "transient" or temporary investment companies. However, such exemption would only be available to us, if at all, for a limited period of time.

ORIGINAL ISSUE DISCOUNT MAY CAUSE UNFAVORABLE TAX AND OTHER LEGAL CONSEQUENCES FOR HOLDERS OF NOTES AND FOR US

    The old notes were, and the new notes will be, issued at a substantial discount from their stated amount at maturity. Although cash interest will not accrue on the notes prior to February 15, 2004, and there will be no payments of cash interest on the notes prior to August 15, 2004, original issue discount, equal to the difference between the stated redemption price at maturity and the issue price of the notes, will accrue from the issue date of the old notes. Original issue discount will be includable as interest income periodically in gross income for United States federal income tax purposes in advance of receipt of the cash payments to which the income is attributable.

    If a bankruptcy case under the U.S. Bankruptcy Code were to be commenced by or against us, the claim of a holder of notes with respect to the principal amount thereof may be limited to an amount equal to the sum of (1) the initial offering price and (2) that portion of the original issue discount that is not deemed to constitute "unmatured interest" for purposes of the U.S. Bankruptcy Code. Any original issue discount that was not amortized as of the time of any such bankruptcy filing would constitute "unmatured interest." Similarly, if CompleTel Europe were to be declared bankrupt (FAILLIET VERKLAARD) or be granted a suspension of payments (SURSEANCE VAN BETALING) under the laws of The Netherlands, the claim of a holder of notes could be limited to an amount equal to the sum of (1) the initial offering price of such notes and (2) that portion of the original issue discount of such notes that can be deemed to constitute interest amortized on the initial offering price until the date of the bankruptcy or suspension of payments of CompleTel Europe.

THE NOTES HAVE NO PUBLIC MARKET, SO YOU MAY NOT BE ABLE TO SELL THEM WHEN YOU WISH OR YOU MAY NOT BE ABLE TO SELL THE NOTES AT A FAVORABLE PRICE

    There is no active trading market for the notes. We cannot assure you that any such market will develop. If any such market develops, we do not know whether it will be active enough to provide you adequate liquidity. If any of the notes are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities, our financial condition and prospects and other factors outside of our control.

WE MAY NOT HAVE THE FUNDS NECESSARY TO FINANCE ANY CHANGE OF CONTROL OFFER THAT MAY BE REQUIRED BY THE INDENTURE

    The indenture for the notes provides that upon a change of control, each note holder will have the right to require us to purchase all or a portion of such holder's notes. We would be required to purchase the notes at a purchase price of 101% of the accreted value of the notes, plus any accrued and unpaid interest to the date of repurchase. We cannot assure you that we would have sufficient funds at that time to repurchase our notes.

OUR FORWARD-LOOKING STATEMENTS MAY MATERIALLY DIFFER FROM ACTUAL EVENTS OR
RESULTS

    This prospectus contains "forward-looking statements," which you generally can identify by our use of forward-looking words such as "anticipates," "believes," "could," "expects," "may," "plans," "should" and "will" or the negative or other variations of such terms or comparable terminology, or by discussion of strategy that involve risks and uncertainties. We often use these types of statements when discussing our plans and strategies, our anticipation of revenues from designated markets and statements regarding the development of our businesses, the markets for our services and products, our anticipated capital expenditures, operations support systems, changes in regulatory requirements and other statements contained in this prospectus regarding matters that are not historical facts.

    We caution you that these forward-looking statements are only predictions and estimates regarding future events and circumstances. We cannot assure you that we will achieve the future results reflected in these statements. The risks we face that could cause us not to achieve these results include, but are not limited to, our ability to do the following in a timely manner, at reasonable costs and on satisfactory terms and conditions:

    - successfully market our services to current and new customers;

    - interconnect with and develop cooperative working relationships with incumbent local exchange carriers;

    - develop efficient operations support systems and other back office systems;

    - successfully and efficiently transfer new customers to our networks and access new geographic markets;

    - identify, finance and complete suitable acquisitions;

    - secure additional financing necessary to carry out our deployment and operations plans;

    - install new switching facilities and other network equipment; and

    - obtain leased fiber optic line capacity, rights-of-way, building access rights and any required governmental authorizations, franchises and permits.

Regulatory, legislative and judicial developments could also cause actual results to differ materially from the future results reflected in such forward-looking statements. You should consider all of our current and subsequent written and oral forward-looking statements only in light of such cautionary statements. You should not place undue reliance on these forward-looking statements and you should understand that they reflect our understanding of circumstances on the date of this prospectus and may not reflect our understanding of circumstances at a later date.

                               THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

    On February 16, 1999, we originally issued and sold units in an offering that was exempt from registration under the Securities Act in reliance upon the exemptions provided by Section 4(2) of the Securities Act, and on Rule 144A and Regulation S of the Securities Exchange Commission under the Securities Act. Each unit consisted of an old note and 10 non-voting Class B membership interests of CompleTel Holding LLC. As a result of the sale being exempt from the Securities Act, the old notes may not be transferred in the United States unless registered or unless an exemption from the registration requirements of the Securities Act and applicable state securities laws is available.

    As a condition to the sale of the old notes, we and the initial purchasers of the old notes entered into a registration rights agreement as of February 16, 1999. In the registration rights agreement, we agreed that we would:

    - file, by July 16, 1999, a registration statement with the SEC registering the exchange of the new notes for the old notes;

    - use our best efforts to cause the registration statement to be declared effective under the Securities Act by October 14, 1999; and

    - keep the offer of the new notes in exchange for surrender of the old notes open for at least 30 days after the effectiveness of the registration statement.

    We have filed a copy of the registration rights agreement as an exhibit to the registration statement of which this prospectus is a part. The registration statement satisfies certain of our obligations under the registration rights agreement.

RESALE OF THE NEW NOTES

    Based on no-action letters issued by the staff of the Securities Exchange Commission to other issues, we believe that the new notes issued in the exchange offer will be freely transferable after the exchange offer without further registration under the Securities Act if the holder of the new notes:

    - is not one of our "affiliates," as defined in Rule 405 of the Securities Act,

    - is acquiring the new notes in the ordinary course of its business, and

    - has made no arrangement to participate in the distribution, within the meaning of the Securities Act, of the new notes.

    Each holder tendering old notes will be required to make representations to CompleTel to this effect.

    The SEC has not, however, considered this exchange offer and we cannot assure you that the staff of the SEC would make a similar determination with respect to this exchange offer. Holders of old notes wishing to accept this exchange offer must represent to us that the above conditions have been met.

    If the holder is a broker-dealer that will receive new notes for its own account in exchange for old notes that were acquired as a result of market-making activities or other trading activities, the holder may be deemed to be an "underwriter" within the meaning of the Securities Act. Those holders will be required to acknowledge in the letter of transmittal that they will deliver a prospectus in connection with any resale of the new notes. However, by so acknowledging and by delivering a prospectus, the holder will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

    We have agreed that we will make this prospectus available to any broker-dealer for use in connection with a resale for a period of one year after closing the exchange offer. A broker-dealer that delivers a prospectus to purchasers in connection with resales will be subject to the civil liability provisions under the Securities Act and will be bound by the provisions of the registration rights agreement, including indemnification and contribution rights and obligations.

TERMS OF THE EXCHANGE OFFER; PERIOD FOR TENDERING OLD NOTES

    This prospectus and the accompanying letter of transmittal together make up the exchange offer. On the terms and subject to the conditions set forth in this prospectus and the letter of transmittal, we will accept for exchange any old notes that are properly tendered on or before the expiration date unless they are withdrawn as permitted below. We will issue new notes in denominations of $1,000 principal amount at maturity in exchange for each $1,000 principal amount at maturity of outstanding old notes surrendered in the exchange offer. Old notes may be exchanged only in integral multiples of $1,000. The minimum denomination of any note is $100,000. The form and terms of the new notes are the same as the form and terms of the old notes except that the exchange will be registered under the Securities Act and so the new notes will not bear legends restricting their transfer. The new notes will evidence the same debt as the old notes and will be issued under the same indenture.

    As of the date of this prospectus, an aggregate of $147,500,000 in principal amount at maturity of the old notes is outstanding. This prospectus is first
being sent on or about       , 1999, to all holders of old notes known to us.

    Holders of the old notes do not have any appraisal or dissenters' rights under the indenture in connection with the exchange offer.

    We may, at any time or from time to time, extend the period of time during which the exchange offer is open and delay acceptance for exchange of any old notes, by giving written notice of the extension to the holders as described below. During the extension, all old notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. Any old notes not accepted for exchange for any reason will be returned without expense to the tendering holder as promptly as practicable after the expiration of the exchange offer.

    We reserve the right to amend or terminate the exchange offer. We will give written notice of any extension, amendment, nonacceptance or termination to the holders of the old notes as promptly as practicable. Any extension that we intend to issue by means of a press release or other public announcement will be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

PROCEDURES FOR TENDERING OLD NOTES

    The tender by a holder of old notes as set forth below and our acceptance of such notes will create a binding agreement between us and the tendering holder upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal. Except as set forth below, a holder who wishes to tender old notes for exchange must send a completed and signed letter of transmittal, including all other documents required by the letter of transmittal, to the exchange agent at one of the addresses specified below on or before the expiration date. In addition:

    - the exchange agent must receive before the expiration date certificates for the old notes along with the letter of transmittal; or

    - the exchange agent must receive confirmation before the expiration date of a book-entry transfer of the old notes into the exchange agent's account at The Depository Trust Company as described below; or

    - the holder must comply with the guaranteed delivery procedures described below.

    The method of delivery of old notes, letters of transmittal and all other required documents is at the election and risk of the holders. If the delivery is by mail, we recommend that holders use registered mail, properly insured, with return receipt requested. In all cases, holders should allow sufficient time to assure timely delivery. Holders should send letters of transmittal and old notes only to the exchange agent and NOT to CompleTel.

    If your old notes are registered in the name of a broker, dealer, commercial bank, trustee or other nominee, and if you wish to tender your old notes for exchange, you should contact the registered holder of the old notes promptly and instruct the registered holder to tender your notes on your behalf. If your notes are registered in the name of a nominee and you wish to tender on your own behalf, then before completing and signing the letter of transmittal and delivering your old notes, you must either register ownership of the old notes in your name or obtain a properly completed power of attorney from the registered holder of your old notes. The transfer of record ownership may take considerable time. If the letter of transmittal is signed by a person other than the registered holder of the old notes, the old notes must be endorsed or accompanied by appropriate powers of attorney. In either case the letter of transmittal must be signed exactly as the name of the registered holder that appears on the old notes.

    Signatures on a letter of transmittal or a notice of withdrawal must be guaranteed unless the old notes surrendered for exchange are tendered:

    - by a registered holder of the old notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal; or

    - for the account of a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as an eligible guarantor institution. Eligible guarantor institutions include:

       -   a member of a registered national securities exchange;

       -   a member of the National Association of Securities Dealers, Inc.; or

       - a commercial bank or trustee having an office or correspondent in the United States.

    If signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, the guarantees must be by an eligible guarantor institution.

    If old notes are registered in the name of a person other than the person that signs the letter of transmittal, the old notes surrendered for exchange must be endorsed by the registered holder with the signature guaranteed by an eligible guarantor institution. Alternatively, the old notes may be accompanied by a written assignment, signed by the registered holder with the signature guaranteed by an eligible guarantor institution.

    We will determine all questions as to the validity, form, eligibility, time of receipt and acceptance of old notes tendered for exchange in our sole discretion, and our determination shall be final and binding. We reserve the absolute right to reject any tenders of any particular old notes not properly tendered or not to accept any particular old notes whose acceptance might, in our judgment of or the judgment of our counsel, be unlawful. We also reserve the absolute right to waive any defects or irregularities or conditions of the exchange offer as to any particular old notes either before or after the expiration date. Our interpretation of the terms and conditions of the exchange offer as to any particular old notes either before or after the expiration date will be binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes for exchange must be cured within a reasonable period of time as we shall determine. Neither CompleTel, the exchange agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of old notes for exchange.

    If the letter of transmittal or any old notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, those persons should so indicate when signing. Unless we waive this requirement, those persons must submit satisfactory evidence of their authority to act.

ACCEPTANCE OF OLD NOTES FOR EXCHANGE; DELIVERY OF NEW NOTES

    Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept, promptly after the expiration date, all old notes properly tendered and will issue the new notes promptly after acceptance of the old notes. We will be deemed to have accepted properly tendered old notes for exchange when we have given oral or written notice to the exchange agent.

    The issuance of new notes for old notes that are accepted for exchange will be made only after timely receipt by the exchange agent of certificates for the old notes or a timely book-entry confirmation of the old notes into the exchange agent's account at the book-entry transfer facility, a completed and signed letter of transmittal and all other required documents. If any tendered old notes are not accepted for any reason set forth in the terms and conditions of the exchange offer, or if old notes are submitted for a greater amount than the holder desires to exchange, the unaccepted or non-exchanged old notes will be returned without expense to the tendering holder as promptly as practicable after the exchange offer expires or terminates. In the case of old notes tendered by book-entry procedures described below, the non exchanged old notes will be credited to an account maintained with the book-entry transfer facility.

CONDITIONS OF THE EXCHANGE OFFER

    We will not be required to accept for exchange any old notes and may terminate or amend the exchange offer prior to the expiration date, if we determine that we are not permitted to effect the exchange offer because of:

    - any changes in law, or applicable interpretations by the SEC; or

    - any action or proceeding is instituted or threatened in any court or governmental agency with respect to the exchange offer.

    Holders may have certain rights and remedies under the registration rights agreement if we fail to close the exchange offer, whether or not the conditions stated above occur. These conditions are not intended to modify those rights or remedies.

ACCRETION; INTEREST

    The old notes were issued at a substantial discount to their stated principal amount. Principal of the old notes tendered and accepted for exchange will continue to accrete from the original discounted principal amount to the stated amount at maturity (the "accretion amount") at the nominal rate of 14% per annum to, but excluding the date of issuance of the new notes and will cease to accrete upon the cancellation of the old notes and issuance of the new notes. Any old notes not tendered or accepted for exchange will continue to accrete at the rate of 14% per annum in accordance with their terms. From and after the date of issuance of the new notes, the principal of the new notes will accrete at the rate of 14% per annum, but no cash interest will be payable in respect of the new notes prior to February 15, 2004. From and after February 15, 2004, interest on the new notes will accrue on the principal amount at maturity at the rate of 14% per annum and will be payable semi-annually in arrears on each February 15 and August 15, beginning August 15, 2004.

BOOK-ENTRY TRANSFER

    The exchange agent will make a request to establish an account for the old notes at the book-entry transfer facility for the exchange offer within two business days after the date of this prospectus, and any financial institution that is a participant in the book-entry transfer facility's systems may make book-entry delivery of old notes by causing the book-entry transfer facility to transfer the old notes into the exchange agent's account at the book-entry transfer facility under the book-entry transfer facility's procedures for transfer. However, although delivery of old notes may be effected through book-entry transfer at the book-entry transfer facility, the letter of transmittal or facsimile, or an agent's message, with any required signature guarantees and any other required documents, must be received by the exchange agent on or before the expiration date or the guaranteed delivery procedures described below must be complied with.

    The term "agent's message" means a message, transmitted by Depository Trust Company to the exchange agent and forming a part of a book-entry confirmation, that states that The Depository Trust Company has received an express acknowledgment from the tendering participant stating that the participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce the letter of transmittal against the participant.

GUARANTEED DELIVERY PROCEDURES

    If a registered holder of the old notes wishes to tender the old notes and the old notes are not immediately available, or time will not permit the holder's old notes or other required documents to reach the exchange agent before the expiration date, or the procedure for book-entry transfer cannot be completed on time, the old notes may nevertheless be exchanged if:

    - the tender is made through an eligible guarantor institution;

    - before the expiration date, the exchange agent has received from the eligible guarantor institution a completed and signed letter of transmittal, or a facsimile, and a notice of guaranteed delivery, substantially in the form we are providing to you. Delivery may be made by telegram, telex, facsimile transmission, mail or hand delivery. The letter of transmittal and notice of guaranteed delivery must set forth the name and address of the holder of the old notes and the amount of old notes, state that the tender is being made and guarantee that within five trading days on the New York Stock Exchange after the date of signing of the notice of guaranteed delivery, the certificates for all physically tendered old notes, in proper form for transfer, or a book-entry confirmation, and any other documents required by the letter of transmittal, will be deposited by the eligible guarantor institution with the exchange agent; and

    - the certificates for all physically tendered old notes, in proper form for transfer, or a book-entry confirmation and all other documents required by the letter of transmittal, are received by the exchange agent within five New York Stock Exchange trading days after the date of signing the notice of guaranteed delivery.

WITHDRAWAL RIGHTS

    You may withdraw your tender of old notes at any time prior to the expiration date.

    For a withdrawal to be effective, the exchange agent must have received a written notice of withdrawal. Any notice of withdrawal must:

    - specify the name of the person who tendered the old notes to be withdrawn;

    - identify the old notes to be withdrawn, including the amount of the old notes; and

    - where certificates for old notes have been transmitted, specify the name in which the old notes are registered, if different from that of the withdrawing holder.

    If certificates for old notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of the certificates the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an eligible guarantor institution unless the holder is an eligible guarantor institution. If old notes have been tendered under the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn old notes and otherwise comply with the procedures of the facility. We will determine all questions as to the validity, form, eligibility and time of receipt of the notices and our determination will be final and binding on all parties. Any old notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any old notes that have been tendered for exchange but that are not exchanged for any reason will be returned to the holder without cost to the holder as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. In the case of old notes tendered by book-entry transfer into the exchange agent's account at the book-entry transfer facility under the book-entry transfer procedures described above, the old notes will be credited to an account with the book-entry transfer facility specified by the holder. Properly withdrawn old notes may be retendered by following one of the procedures described under "--Procedures for tendering old notes" above at any time on or before the expiration date.

EXCHANGE AGENT

    U.S. Bank Trust Company has been appointed as the exchange agent for the exchange offer. All signed letters of transmittal should be directed to the exchange agent at the addresses set forth below. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery should be directed to the exchange agent addressed as follows:

                  By mail:                                 By overnight courier:

    U.S. Bank Trust National Association           U.S. Bank Trust National Association
            180 East Fifth Street                          180 East Fifth Street
             St. Paul, MN 55101                             St. Paul, MN 55101
       Attn: Specialized Finance Dept.                Attn: Specialized Finance Dept.

                                    By hand:

                      U.S. Bank Trust National Association
                           4th Floor Bond Drop Window
                             180 East Fifth Street
                               St. Paul, MN 55101

                           By facsimile transmission
                       (for Eligible Institutions only):
                                 (651) 244-1537
                   Attention: Specialized Finance Department

                             Confirm by telephone:
                                 (651) 244-5011

                             For information call:
                                 (651) 244-5011

    DELIVERY TO OTHER THAN THE ABOVE ADDRESSES OR FACSIMILE NUMBER WILL NOT
                          CONSTITUTE A VALID DELIVERY.

FEES AND EXPENSES

    We will not make any payment to brokers, dealers or others soliciting acceptances of the exchange offer.

    We will pay the expenses that will be incurred in connection with the exchange offer. We estimate the expense will be approximately $280,000.

ACCOUNTING TREATMENT

    For accounting purposes, we will recognize no gain or loss as a result of the exchange offer. The expenses of the exchange offer will be amortized over the term of the new notes.

TRANSFER TAXES

    Holders who instruct us to register new notes in the name of a person other than the registered tendering holder will be responsible for paying any applicable transfer tax, as will holders who request that old notes not tendered or not accepted in the exchange offer be returned to a person other than the registered tendering holder. In all other cases, no transfer taxes will be due.

REGULATORY MATTERS

    We are not aware of any governmental or regulatory approvals that are required in order to complete the exchange offer.

CONSEQUENCES OF FAILURE TO EXCHANGE

    Participation in the exchange offer is voluntary. Old notes that are not exchanged for new notes will remain restricted securities. As a result, those old notes may only be transferred:

    - to a person who the seller reasonably believes is a qualified institutional buyer under Rule 144A,

    - in an offshore transaction under Rule 903 or Rule 904 of Regulation S under the Securities Act,

    - under Rule 144 under the Securities Act, if available, or

    - pursuant to an effective registration statement under the Securities Act;

and after complying with all applicable securities laws of the states of the United States. We are required to file a shelf registration statement under the Securities Act to register the sale of any old notes that are not exchanged for new notes in the exchange offer. We have agreed to keep such registration statement effective for two years. Nevertheless, if we fail to cause such a registration statement to become effective or if a holder of old notes fails to sell such notes under the registration statement while it is effective, the old notes will remain restricted securities.

PAYMENT OF ADDITIONAL INTEREST UPON REGISTRATION DEFAULTS

    If we fail to meet our obligations to complete the exchange offer or file a shelf registration statement, in each case additional interest will accrue on the notes.

                                USE OF PROCEEDS

    We will not receive any cash proceeds from the issuance of the new notes in exchange for the old notes. In exchange for the new notes, we will receive old notes in an equal principal amount. The old notes surrendered for exchange will be retired and canceled and cannot be reissued. Accordingly, the issuance of the new notes will not result in any change in our outstanding indebtedness.

    We are using the net proceeds of the issuance of the old notes, together with other available funds and funds expected to be available from senior financing to be provided by banks and vendors, to fund the deployment and operation of our initial networks through the end of 2001. CompleTel Europe is required for purposes of Netherlands law to lend to or to invest in its operating subsidiaries at least 95% of its balance sheet total assets, including the net proceeds from the offering of the old notes.

    Any one or more factors could lead management to determine that funds on hand or funds from future financings should be redirected to markets other than our initial target markets. We have described this potential for reallocation more thoroughly in the section entitled "Our roll-out plan is preliminary and we may have to reallocate funds" under "Risk Factors."

            SELECTED CONSOLIDATED FINANCIAL DATA OF COMPLETEL EUROPE

    The following selected consolidated financial data for CompleTel Europe have been derived from CompleTel Europe's audited and unaudited consolidated financial statements included elsewhere in this prospectus. The selected consolidated financial data set forth below are qualified by reference to and should be read in conjunction with the consolidated financial statements of CompleTel Europe and notes thereto and also with "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this prospectus. Operating results for this period are not necessarily indicative of the results that may be expected for the entire year.

    CompleTel Europe is a development stage company and has generated operating losses and negative cash flow from its limited operating activities to date. As a result of CompleTel Europe's limited operating history, prospective investors have limited operating and financial data about CompleTel Europe upon which to base an evaluation of CompleTel Europe's performance and an investment in the notes.

                                                                                 COMMENCEMENT
                                                   COMMENCEMENT       FOR THE    OF OPERATIONS
                                                   OF OPERATIONS    SIX MONTHS    (JANUARY 8,
                                                 (JANUARY 8, 1998)     ENDED         1998)
                                                        TO           JUNE 30,         TO
                                                 DECEMBER 31, 1998     1999      JUNE 30, 1999
                                                 -----------------  -----------  -------------
                                                     (AUDITED)      (UNAUDITED)   (UNAUDITED)
                                                                        (IN
                                                                    THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Revenues.......................................      $  --           $     321     $     321
Network costs..................................         --                 564           564
Selling, general and administrative expense....          4,552          10,599        15,151
Management fees to affiliated party............          2,963           2,011         4,974
Depreciation and amortization..................             46             423           469
                                                       -------      -----------  -------------
Operating loss.................................         (7,561)        (13,276)      (20,837)
Other income (expense).........................         --              (2,896)       (2,896)
                                                       -------      -----------  -------------
Net loss.......................................      $  (7,561)      $ (16,172)    $ (23,733)
                                                       -------      -----------  -------------
                                                       -------      -----------  -------------
Basic and diluted loss per common share........      $   (1.55)      $   (0.89)    $   (2.54)
                                                       -------      -----------  -------------
                                                       -------      -----------  -------------

Deficiency of earnings available to cover
  fixed charges................................      $  (7,561)      $ (16,172)    $ (23,733)
                                                       -------      -----------  -------------
                                                       -------      -----------  -------------

                                                                      AS OF          AS OF
                                                                  DECEMBER 31,     JUNE 30,
                                                                      1998           1999
                                                                 ---------------  -----------
                                                                    (AUDITED)     (UNAUDITED)
                                                                                      (IN
                                                                                  THOUSANDS)
BALANCE SHEET DATA:
Cash and cash equivalents......................................     $   1,718      $  84,826
Property and equipment, net....................................     $   3,371      $  28,261
Licenses and other intangibles.................................     $     950      $   3,198
Total assets...................................................     $   7,870      $ 127,250
Affiliate payables.............................................     $  10,470      $   3,315
Accrued liabilities............................................     $   1,453      $   2,350
Total liabilities..............................................     $  13,882      $  90,999
Total shareholder's equity (deficit)...........................     $  (6,012)     $  36,251

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

    On March 24, 1999, CompleTel SAS (a wholly owned subsidiary of the Company) acquired all of the outstanding stock of Acces Internet et Solutions ("ASI"), an Internet service provider based in Lyon, for approximately $2.1 million in cash. The transaction was recorded under the purchase method of accounting as of March 31, 1999. The purchase price was first allocated to the fair value of the net tangible assets acquired of $73,000. The resulting excess cost over the fair value of tangible net assets acquired, or goodwill, was recorded in the amount of $2.0 million. We are amortizing the goodwill under the straight-line method over a ten-year period. On our Consolidated Balance Sheet for June 30, 1999, we have reflected $73,000 of the purchase price as property and equipment and the remaining $2.0 million of the purchase price as goodwill under "licenses and other intangibles."

    The following unaudited pro forma condensed consolidated statements of operations for the period from commencement of operations (January 8, 1998) to December 31, 1998, and for the six months ended June 30, 1999, reflect the pro forma effects of the ASI acquisition as if the acquisition occurred on January 8, 1998. For purposes of the pro forma statements of operations, the acquisition is assumed to have been financed through an equity contribution from the Company's ultimate parent.

    The unaudited pro forma condensed consolidated statements of operations are based on, and should be read in conjunction with, the historical consolidated financial statements of the Company and ASI, giving effect to the assumptions and adjustments noted above and in the accompanying notes to the unaudited pro forma condensed consolidated statements of operations. These unaudited pro forma condensed consolidated statements of operations are presented for illustrative purposes and they do not purport to represent what the Company's results of operations would actually have been had the acquisition been consummated as of January 8, 1998, and is not indicative of the results that may be obtained in the future.

                                                       FOR THE PERIOD FROM COMMENCEMENT OF OPERATIONS
                                                           (JANUARY 8, 1998) TO DECEMBER 31, 1998
                                                      ------------------------------------------------
                                                           HISTORICAL
                                                      --------------------
                                                         THE                  PRO FORMA     PRO FORMA
                                                       COMPANY      ASI      ADJUSTMENTS   AS ADJUSTED
                                                      ---------  ---------  -------------  -----------
                                                                             (UNAUDITED)   (UNAUDITED)
                                                         (IN THOUSANDS, EXCEPT SHARE AND PER SHARE
                                                                          AMOUNTS)
Revenues............................................  $  --      $   1,020   $   --         $   1,020

Operating expenses:
  Network costs and costs of goods sold.............     --            324       --               324
  Selling, general and administrative...............      4,552        551       --             5,103
  Management fees to affiliate......................      2,963     --           --             2,963
  Depreciation and amortization.....................         46         35         200(1)         281
                                                      ---------  ---------       -----     -----------

    Total operating expenses........................      7,561        910         200          8,671
                                                      ---------  ---------       -----     -----------

Income (loss) before income taxes...................     (7,561)       110        (200)        (7,651)

Income tax provision................................     --            (48)      --               (48)
                                                      ---------  ---------       -----     -----------

Net income (loss)...................................  $  (7,561) $      62   $    (200)     $  (7,699)
                                                      ---------  ---------       -----     -----------
                                                      ---------  ---------       -----     -----------

Basic and diluted loss per share....................  $   (1.55)                            $   (1.57)
                                                      ---------                            -----------
                                                      ---------                            -----------

Weighted average number of common shares
  outstanding.......................................  4,888,964                             4,888,964
                                                      ---------                            -----------
                                                      ---------                            -----------

------------------------

(1) Reflects amortization of the $2 million of goodwill recorded in connection with the acquisition of ASI.

                                                                   FOR THE SIX MONTHS ENDED JUNE 30, 1999 (UNAUDITED)
                                                                 ------------------------------------------------------
                                                                        HISTORICAL
                                                                 -------------------------
                                                                     THE                      PRO FORMA     PRO FORMA
                                                                 COMPANY (1)     ASI (2)     ADJUSTMENTS   AS ADJUSTED
                                                                 ------------  -----------  -------------  ------------

                                                                   (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
Revenues.......................................................  $        321   $     257     $  --        $        578

Operating expenses:
  Network costs................................................           564         116        --                 680
  Selling, general and administrative..........................        10,599         178        --              10,777
  Management fees to affiliated party..........................         2,011      --            --               2,011
  Depreciation and amortization................................           423          10            50(3)          483
                                                                 ------------  -----------        -----    ------------

    Total operating expenses...................................        13,597         304            50          13,951
                                                                 ------------  -----------        -----    ------------

Loss from operations...........................................       (13,276)        (47)          (50)        (13,373)
                                                                 ------------  -----------        -----    ------------

Other income (expense), net....................................        (2,896)     --            --              (2,896)
                                                                 ------------  -----------        -----    ------------

Loss before income taxes.......................................       (16,172)        (47)          (50)        (16,269)

Income tax provision...........................................       --           --            --             --
                                                                 ------------  -----------        -----    ------------

Net loss.......................................................  $    (16,172)  $     (47)    $     (50)   $    (16,269)
                                                                 ------------  -----------        -----    ------------
                                                                 ------------  -----------        -----    ------------

Basic and diluted loss per share...............................  $      (0.89)                             $      (0.90)
                                                                 ------------                              ------------
                                                                 ------------                              ------------

Weighted average number of common shares
  outstanding..................................................    18,174,249                                18,174,249
                                                                 ------------                              ------------
                                                                 ------------                              ------------

------------------------

(1) Reflects the consolidated results of the Company for the six months ended June 30, 1999, including the results of ASI for the three months ended June 30, 1999.

(2) Reflects the results of ASI for the three months ended March 31, 1999.

(3) Reflects amortization of the $2 million of goodwill recorded in connection with the acquisition of ASI for the three months ended March 31, 1999.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    YOU SHOULD READ THE FOLLOWING DISCUSSION AND ANALYSIS ALONG WITH THE CONSOLIDATED FINANCIAL STATEMENTS AND THE RELATED NOTES THAT BEGIN ON PAGE F-1 OF THIS PROSPECTUS. COMPLETEL LLC'S ONLY MATERIAL ASSETS CONSIST OF ITS 93% EQUITY INTEREST IN COMPLETEL HOLDINGS, WHICH (THROUGH ITS WHOLLY OWNED SUBSIDIARY COMPLETEL (N.A.) N.V.) OWNS 100% OF THE OUTSTANDING CAPITAL STOCK OF COMPLETEL EUROPE.

INTRODUCTION

    CompleTel Europe N.V. is the European holding company for a group of companies whose ultimate parent is CompleTel LLC, a Delaware limited liability company. CompleTel LLC indirectly owns 93% of CompleTel Europe and its subsidiaries. We began our present business in January 1998 when we formed CompleTel LLC. CompleTel Europe was incorporated in December 1998 in connection with a reorganization of the holding company structure to permit the issuance of the high yield notes described below. We accounted for these transactions as a reorganization of entities under common control, similar to a pooling of interests. This discussion reviews the financial position of CompleTel Europe and its subsidiaries as if they had been formed and were a consolidated entity since January 1998. In this discussion "we" and "our" refer to CompleTel Europe N.V. and its subsidiaries.

RESULTS OF OPERATIONS

    Our consolidated net loss during the second quarter and the six-month period ended June 30, 1999, was $10.3 million and $16.2 million, respectively, compared to $1.2 and $1.5 million in the corresponding periods of 1998. The increase was primarily the result of substantial start-up costs of the operating subsidiaries, especially our French subsidiary. Start-up facilities-based telecommunications companies, such as ours, typically incur large capital expenditures to construct their networks, obtain operating licenses, and obtain equipment, hardware and software to operate their networks. Start-up telecommunications companies also normally incur significant marketing and other expenses as they begin commercial operations. We began to depreciate and amortize our telecommunications network capital costs upon the launch of our services in June 1999. We have expensed and will continue to expense all other start-up and organization costs in accordance with generally accepted accounting principles.

    In view of our highly leveraged capital structure, we consider EBITDA to be an important performance measure. Conceptually, EBITDA measures the amount of income generated each period that could be used to service debt, because EBITDA is independent of the actual leverage employed by the business; but EBITDA ignores funds needed for capital expenditures and expansion. Some investment analysts track the relationship of EBITDA to total debt as one measure of financial strength. However, EBITDA does not represent cash provided or used by operating activities and you should not consider EBITDA in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles.

    You also should be aware that EBITDA may differ significantly from cash flows from operating activities as reflected in a statement of cash flows computed in accordance with generally accepted accounting principles. Cash from operating activities is net of interest and taxes paid and is a more comprehensive determination of periodic income on a cash (vs. accrual) basis, exclusive of non-cash items of income and expenses such as depreciation and amortization. In contrast, EBITDA is derived from accrual basis income and is not adjusted for changes in working capital or accruals for interest and taxes. Consequently, EBITDA is not affected by the timing of receivable collections or when accrued expenses are paid. We are not aware of any uniform standards for determining EBITDA. Presentations of EBITDA may not be calculated consistently by different companies in the same or similar businesses. As a result, our reported EBITDA may not be comparable to similarly titled measures used by other companies.

    During this start-up stage, we have experienced significant operating losses and negative EBITDA. We expect to continue to generate negative EBITDA in each market, as we emphasize development, construction and expansion of our business, until we have established a sufficient revenue-generating customer base in that market. We expect to experience increasing operating losses and negative cash flows from operations as we expand our operations and enter new markets, even if and after we have achieved positive cash flow from operations in our initial markets. From inception (January 8, 1998) through June 30, 1999, we had operating losses of $20.8 million, net losses of $23.7 million, and negative EBITDA of $20.6 million.

REVENUES

    We generated no revenues from inception (January 8, 1998) through March 31, 1999. For the three months ended June 30, 1999, revenues totaled $321,000. Since January 1998, we have developed and refined our business plans, procured regulatory and governmental authorizations for our initial five markets, raised capital, hired management and other key personnel, designed, developed and begun installing our fiber-optic networks and operation support systems, obtained bank and vendor financing commitments and negotiated equipment and facilities agreements. During the same time period, our French operating subsidiary has entered into an interconnection agreement with France Telecom, has procured most of the rights-of-way agreements for the initial French markets, has begun installing switches and fiber, has completed one acquisition and in June 1999 launched commercial services in two markets.

    We expect to generate most of our revenues from local access, local usage, special access and private line services, from long-distance resale and from Internet access sales, all to high-volume end-users. We may also pursue additional acquisitions during 1999, which will supplement our core strategy in our initial markets.

    We intend to price our services competitively and we may offer combined service discounts designed to give customers incentives to buy a portfolio of services from us. We plan generally to price our costs for local service at a discount to the incumbent providers. However, although pricing will be an important part of our strategy, we believe that customer relationships, customer care, and consistent quality will be the keys to generating customer loyalty and to minimizing customer churn. Our marketing plan includes various sales promotions to win customers, including free installation and risk-free trials, especially in the first few years as we establish a market presence.

OPERATING EXPENSES

    Our primary operating expenses during 1999 will consist of network costs, selling, general and administrative expenses, and depreciation and amortization expenses.

    NETWORK COSTS

    Our network costs include costs such as:

    - the cost of leasing high capacity digital lines that interconnect our network with the networks of other providers;

    - the cost of leasing local loop lines that connect our customers to our network;

    - switch site rent, operating and maintenance costs; and

    - network operations center rent, operating and maintenance costs.

Network costs totaled $430,000 for the second quarter of 1999, compared to $134,000 for the first quarter. We expect these costs will increase as we expand our networks and initiate services.

    We are deploying digital switching platforms with hybrid local and long distance capability and constructing fiber and wireless local loops in our selected markets in France and Germany. This requires us to invest a significant amount of funds to develop the central office switch sites, deploy the transmission and distribution electronics, and invest in quality information technology software (for example, billing and traffic management).

    In January 1999, our French operating subsidiary entered into an equipment supply agreement with Matra Nortel Communications to provide switches and related equipment and services in our markets in France. At the same time, we entered into an agreement with Nortel plc establishing certain guidelines for any future agreements we may make with Nortel affiliates to purchase equipment and services in other countries within the European Union where we may establish a network.

    We expect switch-site and operation service center lease costs to be a large fixed component of our ongoing cost of services. We will also lease dark fiber and conduit to establish and augment our networks in certain markets. We expect these additional lease costs to increase as we increase the size of our networks and to be a significant component of our cost of services in some markets.

    We expect interconnection costs to be a major portion of our cost of services. To enter a market and make ubiquitous calling available to customers, we must enter into interconnection agreements with incumbent providers. Typically, interconnection agreements set the fixed and variable costs to be charged by each party for calls that are exchanged between the two carriers' networks. Generally, a carrier must compensate another carrier when a call by the first carrier's customer terminates on the second carrier's network. These costs will grow as our customers' outbound call volume grows. We expect, however, to generate revenue from other carriers for inbound calls to our customers. These inbound revenues will offset our outbound interconnection costs to some extent. In December 1998, our French subsidiary entered into an interconnection agreement with France Telecom. In June 1999, our German subsidiary entered into an interconnection agreement with Deutsche Telekom.

    We plan to enter into resale agreements with long distance carriers to provide us with transmission services. Typically, long distance carriers resell their services on a per-minute basis and may require us to make a minimum volume commitment and to pay underutilization charges if we don't meet the minimum commitment. If we underestimate our need for transmission capacity, we may be required to obtain capacity through more expensive means. We expect these costs will be a significant portion of our cost to deliver long distance services. These costs will increase as our customers' long distance calling volume increases.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

    Selling, general and administrative expenses increased $6.1 million to $6.7 million for the quarter ended June 30, 1999, compared to $.6 million for the same quarter in 1998. Our selling, general and administrative expenses include infrastructure costs, such as selling and marketing costs, customer care, billing, corporate administration, salaries and other personnel costs, network maintenance, and legal fees. For the six-month period ended June 30, 1999, selling, general and administrative expenses totaled $10.6 million compared to $.7 million for the same period in 1998. This increase was primarily due to the rapid growth of salaries and other personnel costs in our startup.

    We are assembling a large, locally based, direct sales force in our local and regional markets and a national account team to service multiple location customers and key account executives. To attract and retain a highly qualified sales force, we plan to offer our sales and customer-care personnel a highly competitive compensation package. The number of employees increased from 3 as of June 30, 1998 to 225 as of July 31, 1999. On July 31, 1999 we had a sales force of 60 (including managers and administrators), compared to none on June 30, 1998. We expect the number of sales and marketing personnel to grow significantly as we prepare to introduce our services in the initial markets and as we expand into new markets. We expect our selling and marketing costs will increase as we develop and expand our operations.

    We have incurred and will continue to incur significant costs as we continue to develop and implement our customer support and network support systems. We also will incur ongoing expenses for customer care and billing. Since our strategy stresses the importance of personalized customer care, we expect the expense of running our customer-care department to be a large part of our ongoing administrative expenses. Billing will also be a significant part of our ongoing administrative expenses.

    We incur other costs and expenses associated with the maintenance of our networks, administrative overhead, office leases and bad debt. We expect that administrative overhead will be a large portion of these expenses during the start-up phase of our business. We also expect that these costs will grow as we expand our operations but that they will become smaller as a percentage of revenue as we build our customer base.

    MANAGEMENT FEES TO AFFILIATED PARTY

    Our ultimate parent, our European holding company, and each of the entities between our ultimate parent and the operating subsidiaries, incur overhead costs and expenses associated with their holding company operations. Our operating subsidiaries bear these costs and expenses. During 1998, our ultimate parent, CompleTel LLC, and its wholly owned subsidiary, CableTel Management, Inc., a Colorado corporation, entered into an agreement for CableTel Management to provide management services for CompleTel LLC and all the other companies in the group. The companies pay CableTel Management a management fee of 105% (103% for periods prior to the end of January 1999) of all allocated costs, expenses, charges and disbursements that CableTel Management incurs in rendering services to each of the companies. For the three and six months ended June 30, 1999, we recorded $1.1 million and $2.0 million, respectively, of related-party management fees. For the period from inception to June 30, 1999, we have recorded $5.0 million of such fees.

    DEPRECIATION AND AMORTIZATION

    We have recorded depreciation and amortization expense of $285,000 for the three months ended June 30, 1999, compared to $3,000 for the three months ended March 31, 1998. For the six months ended June 30, 1999, we have recorded depreciation and amortization expense of $423,000, compared to $4,000 for the similar period in 1998. This increase is due to increases in non-network related property and equipment. We started recording network depreciation during the quarter ended June 30, 1999, when we initiated network services.

    OTHER INCOME AND EXPENSE

    We have incurred interest expense of $2.9 million and $4.2 million during the second quarter and the six months ended June 30, 1999, respectively. The interest expense recorded reflects the accretion of the notes and the amortization of deferred financing costs. Interest income for the same periods was $1.0 million and $1.6 million, respectively, which represents the investment of the proceeds from the high-yield notes and the investment of the available cash from the equity contributions.

    In addition to the above expenses, some of our employees have purchased common units of CompleTel LLC for which CompleTel LLC incurs non-cash compensation charges. For accounting purposes, we will record such non-cash compensation charges as a deemed capital contribution.

    FOREIGN EXCHANGE AND INTEREST RATES

    We are exposed to changes in currency exchange rates because our revenues, costs, assets and liabilities are, for the most part, denominated in local currencies. As a result, our financial condition and results of operations, as reported in U.S. dollars, may be affected by changes in the value of the local currencies in which we transact business. The notes also expose us to exchange rate fluctuations as the payment of principal and interest on the notes will be made in U.S. dollars, and a substantial portion of our future cash flow used to service these payments will be denominated in local currencies, including the euro. We expect that under the senior credit facility we will be required to maintain financial hedging instruments to offset some of the interest rate and exchange rate risks with respect to the notes during the term of the senior credit facility. While we intend to take steps to minimize interest rate and exchange rate risks, we cannot assure you that we will not be materially adversely effected by variations in interest rates and currency exchange rates.

LIQUIDITY AND CAPITAL RESOURCES

    Due to the start-up nature of our company, we reflect operating cash flow deficits of $13.8 million for the six months ended June 30, 1999, and $8.3 million for the period from inception (January 8, 1998) to June 30, 1999. These operating cash flow deficits are the result of the development and expansion of our operations. Our cash flows from investing and financing activities are discussed below.

    The telecommunications business is capital intensive. Since January 1998, and for the foreseeable future, we will need large amounts of capital to fund capital expenditures, working capital, debt service, and operating losses. As of June 30, 1999, we had $84.8 million of cash and short-term investments and net working capital of $74.8 million.

    Based on our current business plan and projections, we estimate that we will need approximately $240 million to fund the deployment and operation of networks in our initial five target markets (including requirements to finance capital expenditures, working capital, financing costs, and debt service in those markets) through the end of 2001. Since January 1998, CompleTel LLC has received $65.8 million in private equity contributions, of which $59.5 was contributed to our French operating subsidiary. Our issuance in a February 1999 units offering consisting of high yield notes and equity interests resulted in gross proceeds to the Company in respect of the units of approximately $75.0 million of which $70.5 million was allocated to the notes, which represents a substantial discount from the $147.5 million aggregate stated principal amount at maturity of the notes. Cash interest will not accrue on the notes prior to February 15, 2004. Commencing February 15, 2004, interest on the notes will accrue at 14% per annum and will be payable in cash on August 15 and February 15 of each year. For accounting purposes, the effective interest rate on the notes is approximately 15.1% including amortization of the discount and the deferred financing costs. The units offering was closed in escrow. In April 1999, we received out of the escrow $73.1 million in net proceeds and interest, a portion of which we used to pay costs of the offering.

    We also have commitments for senior financing of $90 million to fund development and operations in France. To implement the senior credit facilities, we must satisfy customary closing conditions. After implementation, we will need to satisfy additional financial and other conditions to draw on the available credit. These conditions are described in the section entitled "Description of Certain Indebtedness."

    Based on our current level of funding and commitments, we believe we have sufficient financing to fund our planned deployment and operations through the end of 2001 in our four initial markets in France. But, we will need to secure approximately $15.0 million additional financing to fully fund our planned development in our initial market in Germany. We are currently seeking bank and vendor financing to complete our financing plan for that market.

    We have begun evaluating the deployment of networks in three additional target markets in France (Toulouse, Nice, Grenoble) and in three additional target markets in Germany (Munich, The Ruhr, and Nuremberg). We are currently in discussions to increase the senior credit facility commitments in France to $140 million. We believe that we will need approximately $150 million of additional funding to finance our development in the six additional markets in France and Germany. We have no assurance that we will succeed in securing sufficient funding. If we are unsuccessful, we may have to alter our deployment plans. We will proceed with these development plans if we can secure sufficient financing and, in the case of the German markets, the necessary licenses and regulatory approvals.

    We have had, and will continue to have, discussions concerning potential acquisitions of Internet service providers and other providers of telecommunication services to augment and expedite our business strategy. Subject to the availability of funds, we intend to pursue attractive acquisition opportunities. In March 1999, our French operating company acquired all of the outstanding stock of Acces Internet et Solutions S.A.R.L., an Internet service provider based in Lyon. In June 1999, our UK operating company acquired all of the outstanding stock of Web International Networks Limited, an Internet service provider based in London.

    The actual amount and timing of our future capital requirements may differ materially from our estimates as a result of, among other things:

    - the cost of development of the networks in each market;

    - demand for our services;

    - regulatory, technological, or competitive developments, including new market developments and opportunities within or outside of the initial markets;

    - any change in development plans or projections that leads to alterations in the roll-out plan schedule or targets;

    - the decision to pursue joint ventures, strategic alliances and acquisition opportunities;

    - the decision to deploy networks in other markets beyond the initial markets.

    As such, our actual costs and revenues may vary from expected amounts, possibly by a significant degree. Any variation is likely to affect our future capital requirements.

    During the quarter and the six months ended June 30, 1999, we made capital expenditures of $15.9 million and $26.9 million, respectively, for property and equipment necessary to deploy networks in our initial markets. During the same periods in 1998, we expended $297,000 and $308,000, respectively, for similar capital expenditures. We also used capital during both of these periods to fund operations. Excess cash was invested in short-term investments and money market investments.

IMPACT OF THE YEAR 2000

    The "year 2000" generally describes the various problems that may result from the improper processing of dates and date-sensitive calculations by computers and other equipment as a result of computer hardware and software using only the last two digits of the year to identify the year in a date field. If a computer program or other piece of equipment fails to properly process dates including and after the year 2000, the computer's calculations may be inaccurate and equipment may malfunction. The failure to process dates could result in system failures or miscalculations causing disruptions in operations including, among other things, a temporary inability to process transactions, send invoices or engage in other routine business activities.

    STATE OF READINESS. Generally, we have identified two areas for year 2000 review: internal systems and operations, and external systems and services. As a new enterprise, we are not burdened internally with legacy systems that are not year 2000 ready. As we develop our network and support systems, we intend to ensure that all systems will be year 2000 ready. We are purchasing our customer and network support systems with express specifications, warranties and remedies that all systems be year 2000 ready. However, until well into the year 2000, we cannot assure you that all systems will function adequately. Also, we intend to sell our telecommunications services to companies that may rely upon computerized systems to make payments for our services, and to interconnect certain portions of our network and systems with other companies' networks and systems. These transactions and interactions potentially expose us to year 2000 problems arising in these other companies' systems.

    We are in the process of contacting our external suppliers, vendors and providers to obtain information about their year 2000 readiness. Based on that information we are assessing the extent to which these external information technology and non-information systems (including embedded technology) could cause a material adverse effect on our operations in the event that these systems fail to properly process date-sensitive calculations after December 31, 1999.

    Our assessment of our year 2000 readiness is ongoing as we continue to develop our operations support systems and as we become reliant on the systems of additional third parties as we expand our business into additional markets. As a result, in the future we may identify a significant internal or external year 2000 issue which, if not remedied in a timely manner, could have a material adverse effect on our business, financial condition and results of operations.

    COSTS TO ADDRESS YEAR 2000 ISSUES. We have used our internal information technology and other personnel, not outside consultants, to identify year 2000 issues. As a result, we have not incurred any significant costs in identifying issues. We also do not anticipate any significant costs to insure that our internal systems are year 2000 compliant because we do not expect that any remediation will be required. Because we have not identified any material year 2000 issues in connection with external sources, we cannot reasonably estimate costs that may be required for remediation or for implementation of contingency plans. As we gather information relating to external sources of year 2000 issues, we will reevaluate our ability to estimate costs associated with year 2000 issues. Despite our efforts, we cannot assure you that as additional year 2000 issues are addressed, our costs to remediate such issues will be consistent with our historical costs.

    RISKS OF YEAR 2000 ISSUES. We cannot reasonably ascertain the extent of the risks involved in the event that any one system fails to process date-sensitive calculations accurately because we have not identified any material year 2000 issues. Potential risks include:

    - the inability to process customer billing accurately or in a timely manner;

    - the inability to provide accurate financial reporting to management, auditors, investors and others;

    - litigation costs associated with potential suits from customers and investors;

    - delays in implementing other information technology projects as a result of work by internal personnel on year 2000 issues;

    - delays in receiving payment or equipment from customers or suppliers as a result of their systems' failure; and

    - the inability to occupy and operate in a facility.

Any one of these risks, if they materialize, could individually have a material adverse effect on our business, financial condition or results of operations.

    All of our information technology and non-information technology systems and products are manufactured or supplied by third parties outside of our control. As a result, we cannot assure you that the systems of any of those companies will be year 2000 ready. In particular, we will be dependent upon France Telecom, Deutsche Telekom, other incumbent public telecommunications providers and other competitive providers and long-distance carriers for interconnection and completion of off-network calls. These interconnection arrangements are critical to our ability to conduct our business and failure by any of these providers to be year 2000 ready may have a material adverse effect on our business in the affected market. We have recently been informally notified by France Telecom that they may need to redirect their technicians' attention on year 2000 problems during the last quarter of 1999. If year 2000 problems arise for France Telecom, the interconnections that we need to put certain of our additional target markets in France into service may be delayed unless we are able to purchase services from operators that already are interconnected to France Telecom. France Telecom could not indicate the likelihood or scope of delays they expect to occur.

    Moreover, although we have taken precautions to purchase our internal systems to be fully year 2000 ready, we cannot assure you that every vendor will fully comply with year 2000 readiness requirements. If some or all of our internal and external systems fail or are not year 2000 ready in a timely manner, there could be a material adverse effect on our business, financial condition or results of operations.

    CONTINGENCY PLANS. Even though we have not identified any specific year 2000 issues, we believe that the design of our networks and support systems could provide us with operating contingencies in the event critical external systems fail. For example, in most of our markets we have established or intend to establish interconnection agreements with the incumbent provider and other regional and international carriers with points of presence in that market to have the ability to remote traffic to another carrier should one fail for any reason including year 2000 problems. As a result, in large markets such as Paris or London, and even in smaller markets such as Lyon, if we are able to interconnect with all carriers, we believe the risk of complete loss of interconnection should be reduced. This may not be the case, however, in other markets where the incumbent public telecommunications provider may be the only interconnection provider. In that case, if the carrier fails, there may be nothing we can do to mitigate the impact of that failure on our operations.

    We have attempted to ensure that our own operations facilities and systems are fully backed up with auxiliary power generators capable of operating all equipment and systems for indefinite periods should power supplies fail, subject to the availability of fuel to run these generators. We also have the ability to relocate headquarters and administrative personnel to one of our backed-up facilities should power and other services at our Paris headquarters fail. Despite these contingency plans, which are intended to avoid singular significant disruptions, we cannot assure you that we will not experience numerous disruptions, individually insignificant, but in the aggregate sufficient to cause a material disruption to our operations.

EURO CONVERSION

    On January 1, 1999, 11 of the 15 member countries of the European Union (excluding Denmark, Greece, the United Kingdom and Sweden, which may convert to the euro at later dates) established fixed conversion rates between their then existing sovereign currencies (the legacy currencies) and the euro and adopted the euro as their common legal currency on that date. The legacy currencies are scheduled to remain legal tender in the participating countries as denominations of the euro until January 1, 2002. During the transition period, public and private parties may pay for goods and services using either the euro or the participating countries' legacy currency.

    Because our company is newly established, we are not burdened with systems that must be redesigned to accommodate the introduction of the euro. We have purchased and specified our business support systems, including billing, to accommodate euro transactions and dual currency operations during the transition period. In addition, we intend to require all vendors supplying third party software to us to warrant compliance.

    We will be dependent on banks, customers and other providers to complete business transactions and we will be exposed to problems inherent in these third-party systems. During the transition period, to the extent we are supplying local and national service, we can continue billings and collections in the legacy currency to avoid euro conversion problems. However, to the extent we have international transactions, we will be exposed to euro-related risks.

    The establishment of the European Monetary Union may have a significant effect on the economies of the participant countries. While we believe that the introduction of the euro will eliminate exchange rate risks in respect of the currencies of those member states that have adopted the euro, there can be no assurance as to the relative strength of the euro against other currencies. Since a substantial portion of our net sales will be denominated in euro or legacy currencies of participant countries, we will be exposed to that risk.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

    INVESTMENT PORTFOLIO AND INTEREST RATE SENSITIVITY. Our investment policy is limited by the indenture for the notes. We are restricted to investing in financial instruments with a maturity of one year or less (with certain limited exceptions). The indenture requires investments that meet high credit quality standards, such as obligations of the United States government or any European Economic Community member government or any agency thereof guaranteed by the country, certificates of deposits, money market deposits, and commercial paper with a rating of A-1 or P-1.

    Interest income earned on our investment portfolio is affected by changes in short-term interest rates. We are thus exposed to market risk related to changes in market interest rates. To date, we have managed these risks by monitoring market rates and the duration of our investments.

    We do not think we are exposed to significant changes in fair value of our investment portfolio because of our conservative investment strategy.

    IMPACT OF FOREIGN CURRENCY RATE CHANGES. We are exposed to foreign exchange rate changes related to our operating subsidiaries' monetary assets and liabilities and to the financial results of those foreign subsidiaries when their respective financial statements are translated into U.S. dollars in consolidation.

    Our operating subsidiaries' monetary assets and liabilities are subject to foreign currency exchange risk because purchases of network equipment and services are denominated in currencies other than the subsidiary's their own functional currency.

    The spot rates for the euro and the pound sterling are shown below per one U.S. dollar.

                                                                           EURO      POUND STERLING
                                                                         ---------  -----------------
December 31, 1998......................................................       0.86           0.60
March 31, 1999.........................................................       0.93           0.62
June 30, 1999..........................................................       0.97           0.63

    We intend to manage exchange rate risk by incurring financing liabilities denominated in the currency of the county of operations. In addition, we will continue to evaluate whether to adopt hedging strategies to manage our exposure to foreign currency exchange rate risk.

                                    BUSINESS

OVERVIEW

    Our strategic objective is to become a leading facilities-based operator of a technologically advanced, high bandwidth, fiber optic communications infrastructure and provider of telecommunications and related services to business and government end-users, supplemented with wholesale services to carriers and Internet service providers, in targeted metropolitan areas across Western Europe. Through our advanced networks, we intend to offer a broad range of fully integrated telecommunications services, which we will combine with an emphasis on superior sales, marketing, and customer care. Our initial services offerings consist of local access, special access and private line services, Internet access, and long distance resale. The state-of-the-art protocol transparent scalable technology platform we are developing will enable us to supplement our initial service offerings over time based on customer demand for enhanced services in each targeted market.

    We were founded to capitalize on the significant opportunities created by the size, growth potential, and increasing liberalization of telecommunications in Western Europe. We believe that Western Europe represents a one of the most significant telecommunications markets in the world, but Western Europe, unlike the U.S., is just beginning to permit competition in local exchange telecommunications markets. Our management team has significant experience in the Western European telecommunications industry and in developing newly-formed companies into successful going concerns.

    We expect the rate of growth in Western European telecommunications revenues will increase as the historical dominance of the national public telecommunications operators is challenged as a result of the opening of telecommunications markets for competition. Considerable liberalization has already taken place in the United Kingdom, and liberalization is rapidly increasing in other Western European countries, driven by European Commission directives requiring European Union member states to have liberalized the provision of voice telephony services not later than January 1, 1998.

    Initially, we will focus on network deployment in France and Germany. Our deployment plan in France includes the deployment of networks initially in four metropolitan markets, and our network in Germany will consist of the deployment of a network initially in selected areas of greater Berlin. In each of our initial target markets in France and Germany, we intend to deploy high bandwidth fiber optic communications networks linking our state-of-the-art switching equipment with our customers, and to interconnect our networks with those of the incumbent public telecommunications operator and other telecommunications providers. Additionally, we intend to develop data and Internet opportunities in France, Germany and the United Kingdom.

    Based on current plans and expectations, we believe our current level of funding and commitments are sufficient to fund our network deployment and operations through the end of 2001 in our initial target markets in France. We believe we have sufficient financing to begin our planned network deployment and operations in our initial target market in Germany, and we are currently seeking additional bank and vendor financing necessary to fund the deployment and operations through the end of 2001. We have no assurance that we will succeed in securing additional funding. If we are unsuccessful, we may have to alter our current deployment plans.

    Subject to obtaining necessary additional financing, we intend to deploy networks in additional areas within France and Germany and eventually in markets throughout Western Europe. We are analyzing market opportunities and beginning network and business planning for three additional markets in France (Toulouse, Nice and Grenoble), and three additional markets in Germany (Munich, The Ruhr and Nuremberg). We refer to these six markets as our "additional target markets." To fully deploy networks in our additional target markets we will, however, need additional equity, vendor and senior financing and, in the case of the German markets, licenses and regulatory approvals.

    On December 13, 1998, the French telecommunications regulatory authority awarded our French operating subsidiary a fixed wireline license and a service license for network deployment and the provision of services in 10 regions in France that we intend to serve. Point-to-multipoint licenses are currently available in France only on a limited and experimental basis through December 1999. We received a point-to-multipoint license on June 9, 1999, to cover a portion of our planned local loop in Marseilles from the French regulatory authorities. On December 18, 1998, we entered into an interconnection agreement with France Telecom. We began the deployment of our networks in France in January 1999 and initiated switched services in two of our four markets in France in June 1999. We plan to initiate switched services in the remaining two markets during 1999.

    On March 8, 1999 the telecommunications regulatory authority in Germany granted our German operating subsidiary, CompleTel GmbH, class 3 and class 4 licenses for 3 markets in Germany including our initial target market subsequently amended as of July 16, 1999 to include among others, our additional markets. We are beginning deployment of our initial network in Germany and plan to initiate service during 1999. In June 1999, we entered into an interconnection agreement with Deutsche Telekom.

    On January 11, 1999, the telecommunications regulatory authority in the United Kingdom granted our United Kingdom operating subsidiary, CompleTel UK Limited, a license to operate public telecommunications systems of any kind in the United Kingdom. At this time, we do not intend to deploy networks in the United Kingdom. Instead, we intend to establish a presence in the United Kingdom by providing Internet access services while we continue to evaluate network deployment. In June 1999, we acquired Web International Networks Limited, a London based Internet service provider.

BUSINESS STRATEGY

    Our business strategy seeks to:

    - FOCUS ON PROVIDING FACILITIES-BASED LOCAL EXCHANGE SERVICES. We plan to focus primarily on providing facilities-based competitive local exchange and related services. We believe that this differentiates us from many of the other recent market entrants in the Western European telecommunications market that have concentrated on offering primarily long distance access, carrier-to-carrier networks and resold services. Only a limited number of facilities-based carriers have addressed the local exchange market segment in Western Europe and these have focused primarily on major financial centers (E.G., the City of London or the La Defense section of Paris). Moreover, we believe that the regulatory frameworks in France and other European Union countries currently provide competitive advantages to facilities-based providers that are willing to make the capital investment necessary to construct, own, and operate local exchange networks. See our discussion in the sections entitled "Regulation--France" and "--Germany."

    - SELECTIVELY TARGET MAJOR METROPOLITAN MARKETS THROUGHOUT WESTERN
      EUROPE. We seek to be highly selective in identifying target markets and deploying our networks. Some of the largest metropolitan markets in Western Europe have witnessed local exchange telecommunications competition concentrated in their financial centers. We plan to exploit selected areas of those large metropolitan markets that have attractive demographics. Other metropolitan markets throughout Western Europe have significant concentrations of high-volume telecommunications users but have not yet experienced meaningful facilities-based local exchange competition. In those other markets, we are seeking to achieve deep deployment of our networks to capitalize on the current lack of competition. Attractive markets are characterized by a pro-competitive regulatory environment, capital-efficient geographic clustering of potential customers, market size sufficient to warrant capital expenditures, and low levels of facilities-based local exchange competitive activity.

    - ACHIEVE EARLY MARKET ENTRY. We seek to secure an early market position in our initial target markets in order to obtain competitive advantages including:

       - establishment of a loyal customer base prior to widespread competition;

       - early procurement of key technical and marketing personnel and distribution channels;

       - achievement of name recognition as one of the early competitors of the dominant incumbent public telecommunications operator; and

       - development of fiber and wireless transmission infrastructure before the entry of other competitive local network providers.

        To enter our initial target markets as quickly as possible and reduce entry costs, we are employing a flexible approach to deploying our local network technology. This flexible approach includes using a combination of constructing fiber backbone, leasing dark fiber and conduit, and building or leasing point-to-point and, possibly point-to-multipoint, wireless transmission systems, as available and appropriate in each market. In addition, we are seeking to selectively acquire Internet service providers and other carriers in our target markets in order to achieve early market entry and establish customer lists.

    - TARGET BUSINESS AND GOVERNMENT END-USERS, SUPPLEMENTED WITH WHOLESALE SERVICES TO CARRIERS AND INTERNET SERVICE PROVIDERS. We plan to focus principally on business and government end-user customers. We believe that these customers generally:

       - are geographically concentrated and therefore provide an opportunity to leverage an efficiently deployed local exchange network;

       - are high-volume users that have large telecommunications budgets and require a broad range of sophisticated telecommunications services; and

       - are interested in high-quality alternatives to the incumbent public telecommunications operator.

     We intend to supplement our core end-user-focused business strategy by selectively supplying wholesale services, including special access, equipment collocation, and facilities management services, to Internet service providers and telecommunications carriers.

    - EMPLOY AN APPROACH TO NETWORK DEPLOYMENT BASED ON THE DEMAND FOR
      SERVICES. Prior to entering a market, we perform a detailed analysis, reviewing the demographic, competitive, economic, and telecommunications demand characteristics. We use the results of this analysis, together with other information and a detailed capital cost forecasting model, to identify clusters of business establishments and buildings with geographically concentrated populations of target customers, determine the optimal scope of areas to be served, and develop our plan and schedule for network construction and expansion. From this analysis, we direct our sales programs toward large business and government end-users, carriers and Internet service providers located in buildings strategically positioned within attractive building clusters. After we acquire the "anchor tenant" customers, we seek to add other customers within the anchor buildings and then in other nearby buildings that are accessible directly from our fiber networks or, where available, through point-to-point and, possibly, point-to-multipoint wireless transmission systems.

MARKET OPPORTUNITY AND TARGET MARKETS

    MARKET OPPORTUNITY. We believe that Western Europe represents a rapidly growing telecommunications market opportunity. Initially, we have targeted three countries that represent greater than 50% of the Western European telecommunications market for our operations.

    The following table sets forth telecommunications market statistics as of 1997 year end.

                                                          PERCENTAGE OF ACCESS          1997           PERCENTAGE OF
                                            TELEPHONE           LINES IN         TELECOMMUNICATIONS     REVENUE IN
               COUNTRIES                  ACCESS LINES       WESTERN EUROPE           REVENUE         WESTERN EUROPE
---------------------------------------  ---------------  ---------------------  ------------------  -----------------
France.................................     33.7 million             17.0%            $26.9 billion           14.8%
Germany................................     45.2 million             22.8%            $46.1 billion           25.3%
United Kingdom.........................     31.9 million             16.1%            $32.4 billion           17.8%
Total..................................    110.8 million             55.9%           $105.4 billion           57.8%
Western Europe.........................    198.0 million              100%           $182.1 billion            100%

------------------------

Source: International Telecommunications Union

    FRENCH TELECOMMUNICATIONS MARKET. According to industry data, France is among the three largest telecommunications markets in Europe in terms of telephone access lines and total telecommunications revenue. We believe that the local market in France remains relatively unaffected by competition because fiber deployment by competitive carriers other than France Telecom has predominately been in the long haul area, and facilities-based local exchange competitors have to date primarily focused on the major financial centers in and around Paris. We believe that the liberalization of the French telecommunications market represents a particularly attractive initial opportunity because France has adopted a comprehensive regulatory scheme providing for attractive interconnection costs and other terms for local facilities-based providers.

    France Telecom's rate rebalancing plan is expected to be completed by the end of 1999. The rebalancing has resulted in an average price increase at the local level of 16% compound annual growth rate per year from 1994 to 1997, which has further increased potential profit margin opportunities for new local loop competitors such as CompleTel. We believe that our ability to provide a broad product offering, superior local customer care and service price discounts will give us a competitive advantage over France Telecom. Further, we believe that our presence in France's four largest markets will enable us to attract business and government customers with multiple locations in one or more of our markets.

    GERMAN TELECOMMUNICATIONS MARKET. According to industry data, Germany is the largest telecommunications market in Europe, and third largest in the world. Germany's incumbent public telecommunications operator, Deutsche Telekom, has established a priority to upgrade the infrastructure in Eastern Germany following reunification. The size of the German telecommunications market is encouraging competition and the regulatory landscape has been liberalized, minimizing entry requirements. We anticipate that our initial target market and three additional markets in Germany will allow us to serve a key customer base of businesses and government facilities in selected areas in which little infrastructure-based competition exists.

    UNITED KINGDOM TELECOMMUNICATIONS MARKET. According to industry data, the United Kingdom is also one of the three largest telecommunications market in Western Europe in terms of telecommunications revenue and telephone access lines. The United Kingdom has been at the forefront of privatization in Europe. Since 1992, the United Kingdom has allowed competition in its telecommunications market. The first local exchange competitors to the United Kingdom's incumbent public telecommunications operator, British Telecom, were cable television companies and Cable & Wireless Communications. In recent years, the United Kingdom's local exchange competitors have expanded to include competitive carriers at all levels of service.

    INITIAL MARKETS.

    In identifying initial markets and deploying our networks, we seek markets that have a pro-competitive regulatory environment and capital-efficient geographic clustering of potential customers. We also analyze whether the market size of a potential market would be sufficient to warrant capital expenditures, and contains acceptable levels of facilities-based local exchange competitive activity. We plan to exploit selected areas of large metropolitan markets that have attractive demographics. We have identified five markets in France and Germany as our initial target markets for network deployment and intend to provide Internet access services in France, Germany and the United Kingdom.

    The following table identifies and sets forth population information as of December 1997 in our initial markets:

MARKET                                                                             POPULATION
---------------------------------------------------------------------------------  ----------
Paris (1)(2).....................................................................   9,469,000
Lyon.............................................................................   1,275,000
Marseilles.......................................................................   1,225,000
Lille............................................................................   1,020,000
Berlin...........................................................................   3,454,000
London (1).......................................................................   8,017,000

------------------------

(1) Figures for each of Paris and London are for such metropolitan areas as a whole.

(2) We currently plan to deploy networks only in certain areas of this market that have experienced limited facilities-based competition.

Source: International Telecommunications Union, 1997

SERVICE OFFERINGS

    We are positioning CompleTel as a provider of a broad range of high quality telecommunications services including enhanced services available only on a limited basis from public telecommunications operators such as France Telecom. In addition to providing local exchange and enhanced services through our own local access networks, we expect to provide long distance services through strategic alliances or resale agreements. We also plan to provide Internet access services either through our own facilities, through resale, or through other strategic arrangements. We believe that the close contact with customers achieved from our direct sales force and customer care personnel will enable us to tailor our service offerings to meet customers' needs and to creatively package our services to provide customized solutions for those customers who desire one supplier of telecommunications services.

    Our initial services offering in each market will consist of local exchange services, dedicated access and private line services, Internet access and long distance resale. Consistent with our revenue-led network deployment strategy, the state-of-the-art, protocol transparent, scalable technology platform that we are developing will enable us to augment this offering as appropriate based on customer demand for enhanced services in each targeted market. We expect that our available service offering will include the following:

    - LOCAL EXCHANGE SERVICES. We plan to offer "dial tone" service providing local switched connections together with:

       - Calling features, including forwarding, speed dialing, call waiting, automatic call distribution, call transfer, conference calling, calling line identification presentation, calling line identification restriction, and direct dialing inwards.

       - Centrex services where telephone density is high and customers desire similar services, such as in office buildings or campus-type environments. Digital Centrex service provides customers with an alternative to the use of a private automated branch exchange. A private automated branch exchange is an automated switching system within an office building that allows calls from the outside to be routed directly to the individual instead of being routed through a central number. It also allows for calling within an office by way of three or four digit extensions. Centrex can simulate this service from an outside switching source. Centrex customers can avoid the large investment in equipment and fixed costs associated with maintaining a private automated branch exchange infrastructure, while benefitting from a sophisticated telecommunications system.

    - DEDICATED ACCESS AND PRIVATE LINE SERVICES. We plan to offer several types of dedicated access and private lines to end-user and carrier customers. Dedicated access and private line services are established as a permanent physical connection between locations for the exclusive use of the customer purchasing them. Our local dedicated access and private line services will be available over our own networks at transmission speeds from 64 kilobits per second to 622 megabits per second. We plan to offer the following types of dedicated access and private line services:

       - Carrier-to-carrier dedicated access, which connects carriers (E.G., long distance providers, Internet service providers, wireless carriers) to other carriers.

       - End-user-to-long-distance-provider dedicated access, which connects end users to their chosen long distance providers.

       - Private line service, which is a dedicated line connecting two end-user locations for voice and data applications.

    - INTEGRATED SERVICES DIGITAL NETWORK AND HIGH SPEED DATA SERVICES. We will offer high speed data transmission services, including:

       - Integrated services digital network ("ISDN") services permit the upgrade of an analog, copper twisted-pair network to an all-digital mode of operation. This technology can provide both traditional circuit switching and data services. ISDN can carry voice, video and data traffic. We plan to market ISDN not only as business lines, but also as a means to provide bandwidth on demand for connectivity of corporate wide area networks ("WANs"), which involve longer distances, and remote local area network ("LAN"), which involve shorter distances, Internet related access applications, video-conferencing and as a leased line backup.

       - Frame relay services, which provide high speed transmission capability by organizing data into units called "frames" instead of providing fixed bandwidth as with private lines. Frame relay is designed to operate at high speeds on modern fiber optic networks. Frame relay services have been available for some time in Europe, but have not been successfully marketed. In France, France Telecom has been more successful at marketing frame relay services largely because of the acceptance of its X.25 data communications networks. We plan to offer frame relay services as an alternative to dedicated data circuits.

       - Asynchronous transfer mode ("ATM") services, which are designed to provide a cost-effective means for customers to simplify and improve their network data communications. ATM is a switching and transmission technology that is one of a general class of packet technologies that relay traffic by way of an address contained within the first five bits of a standard fifty-three bit-long "packet" or "cell "ATM based packet transport was specifically developed to allow the switching and transmission of mixed voice, data and video information at varying rates. ATM services appeal to customers with requirements to move large amounts of information between locations quickly and reliably and can be used by many different information systems including LANs. With transmission speeds of up to 155 megabits per second, ATM is one of the fastest data transmission services available. ATM enables companies that utilize this technology to simplify their telecommunications network architecture and provides greater flexibility in the event of network growth or alterations. Common applications for customers purchasing ATM service will include interconnection of customer LANs between two or more locations, connecting customer locations to data service providers who offer data back-up, disaster recovery or data archiving services and high speed Internet access to Internet service providers connected to our network.

    - ENHANCED INTERNET SERVICES. We plan to offer dedicated and dial-up high speed Internet access services via conventional modem connections, ISDN, digital subscriber line ("DSL"), and E-1 and higher speed connections.

    - INTERNET PROTOCOL SERVICES. We believe that, as technology advances, a range of Internet, intranet, and extranet protocol services designed for business communications and information services will be provided over networks utilizing "Internet protocol" technology. These services will include traditional voice and fax services, as well as other services such as virtual private networks. To address this market sector, we are designing our networks to be "protocol transparent," which means that the networks can handle voice and data communications transmitted using traditional, Internet protocol and other technologies. We intend to develop and offer gateway-based services for Internet access and seamless interconnection to the public switched telephone networks or PSTNs.

    - WEB SITE DESIGN AND HOSTING SERVICES. We intend to offer Web site design services and will offer Web site hosting on our own computer servers to provide customers with a turn-key solution that gives them a presence on the World Wide Web.

    - SWITCHED ACCESS TO LONG DISTANCE SERVICES. We intend to offer switched access to long distance service which will allow end-user customers to be connected to long distance providers on a "demand" or call-by-call basis (E.G., when a customer dials a provider-specific prefix). Such services will be provided based on the assignment of single- or multiple-digit prefixes for all long distance providers. We are currently negotiating resale agreements with long distance providers to enable us to purchase long distance services at a wholesale rate and offer these services to customers that require both local and long distance voice services. In France, we may be required by the French regulatory authorities to provide our end-user customers with equal access to the long distance providers of their choice by 2000.

    - FACILITIES AND SYSTEMS INTEGRATION SERVICES. We plan to assist individual customers with the design and implementation of turn-key solutions in order to meet their specific communication needs, including the selection of the customer's premises equipment, interconnection of LANs and WANs, provision of Intelligent Network applications and implementation of virtual private networks. Our managed LAN services are being designed to provide customers with a seamless network by the integration of their existing LAN and providing flexibility to accommodate network growth or alterations. We plan to provide managed LAN connection services at speeds ranging from 128 kilobits per second to 100 megabits per second for WANs in the same city.

    - NETWORK MANAGEMENT. We plan to provide remote management of customer networks in all of our target markets. Local access synchronous digital hierarchy ("SDH") networks offer our customers a reliable solution to gaining the full benefits of advanced Intranet and international broadband networks all the way to the end user. SDH is a set of standards for optical communications transmission systems that define optical rates and formats, signal characteristics, performance, management and maintenance information to be embedded within the signals and the multiplexing techniques to be used in optical communications transmissions systems such as ours. SDH facilitates the interoperability of dissimilar vendors' equipment and benefits customers by minimizing the equipment necessary for telecommunications applications. SDH also improves the reliability of the local loop connecting customers' premises to the local exchange provider, historically one of the weakest links in the service delivery. With SDH, we have designed our local access networks to support both current and future services, such as metropolitan area networks, switched multimegabit data service, broadband ISDN, and personal communications networks. We are designing and plan to construct local access networks that are not based on proprietary interfaces and will achieve interconnectivity between all network suppliers.

    - WHOLESALE SERVICES TO INTERNET SERVICE PROVIDERS AND OTHER CARRIERS. We believe that with the recent growth in demand for Internet services, numerous Internet service providers are unable to obtain network capacity rapidly enough to meet customer demand and eliminate network congestion problems. We plan to supplement our core end-user product offerings by providing a full array of local services to Internet service providers, including telephone numbers and switched and dedicated access to the Internet.

    We plan generally to price our retail services at a discount to the public telecommunications operators' prices in our various markets. We plan to set our wholesale rates at or slightly below the market price of the leading facilities-based carriers, but we do not anticipate offering a standard discount relative to any major carrier.

CUSTOMERS

    We have targeted four principal customer groups, each with its own distinct products and services needs. These targeted groups are:

    - businesses end users;

    - government end users;

    - carriers; and

    - Internet service providers.

    We will focus our sales efforts for switched local services and resale of long distance services on business and government end-users. We believe that many potential customers in all three groups are interested in having alternative suppliers to the incumbent public telecommunications operators. Many business and government customers prefer a local, responsive company for their telecommunications requirements, including customized local products, local installation and maintenance and responsive customer service. Moreover, we believe that many multi-line customers are interested in having more than one source for their telecommunications traffic, thereby increasing reliability through "vendor diversity."

    We believe that carrier customers (including long distance providers) and Internet service providers are interested in dedicated access circuits to connect to their global accounts and that, in France and Germany, carriers presently have only limited alternatives to the incumbent public telecommunications operator. The dedicated access product line is relatively new in France and we believe that provision of dedicated access is an important potential service there and in our other initial target markets. Participants in the Internet service provider market have indicated interest in co-location and interconnection services, and we plan to provide these services to large and small Internet service providers.

    We expect to evolve our targeted customer strategy over time. The first customer targets in each city will be municipalities and large businesses. Following our "revenue-led" deployment strategy we will use the first sales orders from these large customers to prioritize the network buildout. As large customers are installed, we will expand our sales focus to capture medium and small businesses located on the networks built to serve these large customers. As we deploy networks in more geographic markets, we plan to develop a national/pan-European sales and service function that will pursue national and pan-European customers.

CUSTOMER CARE

    We believe that our planned customer care systems will be a critical element in attracting and retaining, and in selling additional services to, customers. We believe that our customer care systems, combined with state-of-the-art information systems, will give us a competitive advantage over the incumbent public telecommunications operators in our target markets, which have the "legacy" of older customer care and information systems. We plan to offer high quality and responsive personalized services in each target market by means of local management and sales and installation teams, which will be supported by a European operations center and a European after-hours customer care call center employing operators fluent in the languages spoken in our target markets. In addition, we believe that the following planned features of our customer care systems will be attractive to customers:

    - quick response to customer needs through an integrated enterprise information data base system that can immediately access all of a customer's data;

    - the delivery of a customizable, integrated billing statement for all of our services;

    - the ability of customers to manage certain services via on-line service ordering, order status viewing, billing inquiries and other services;

    - the availability of on-line, live customer care personnel 24 hours a day, 7 days a week, fluent in the customers' languages; and

    - a local designated sales account executive to grow and support the customer relationship.

SALES AND MARKETING

    We believe that a direct sales and customer care program focusing on infrastructure-based alternatives to the incumbent public telecommunications operators, local responsive service and substantial discounts on comparable public telecommunications operator services will provide us with a competitive advantage. We intend to provide services to large business and government retail end-users, as well as to Internet service providers and carriers, and expect that a significant portion of our initial revenue will come from these segments. Therefore, we plan to organize our sales and customer care organizations to serve each of these market segments. For larger businesses and government end-users, we plan to use dedicated account teams, including sales engineering and customer care, all working together in an effort to establish business relationships and applications sales. For the incremental small and medium-sized businesses segment, we also plan to use a direct sales approach, but structured around geographic areas of major accounts. Internet service providers and carriers will be treated as major customers, and we plan to have a carrier sales group located in each country that will report to our European headquarters in Paris.

    We plan to target customers in buildings located on our planned networks as well as customers that are within reach of our initial fiber optic rings using a combination of marketing information tools and marketing promotions conducted within such buildings. We also intend to market select services to the small business sector to maximize our penetration of on-net buildings.

    In each of our initial target markets, we intend to recruit experienced sales, marketing, and customer care personnel with strong business-to-business backgrounds in the local market. We believe that experienced local personnel:

    - will provide useful knowledge of local dynamics and the target customer base;

    - will often have established contacts and relationships in the local market, enabling them to pre-sell our products and services prior to our initiating network operation in that market; and

    - will enable us to tailor our product and service offerings to specific local customer needs.

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In addition, we believe that a strong local presence will help to demonstrate our commitment to each market and can facilitate more rapid access to rights-of-way for network construction. We have already retained local executives to act as regional managers for each of our four initial target markets in France and country managers for each of Germany and the United Kingdom. Notwithstanding the employment of local personnel, however, we believe that a key to effectively implementing our business plan is to create an "umbrella" pan-European identity under the CompleTel trade name through common branding, standards, and network architecture.

INFORMATION AND BILLING SYSTEMS

    We are assembling an integrated, enterprise-wide information management system, which we call our "enterprise business and network support system," that has been designed to coordinate smoothly and effectively the information and processes necessary for

    - customer acquisition and order management,

    - network design and service provisioning,

    - customer care, billing and collection,

    - account management,

    - network management and maintenance and

    - business financial systems.

In addition, our information management system includes a project management system to coordinate and monitor our network buildout and capital expenditures. We have retained professional information technology consulting firms experienced in the design and integration of these types of systems to specify and manage the selection and assembly of our information management system. Our plan relies on system vendors to supply and integrate their products to yield an efficient enterprise-wide operational system, managed by an external system integrator to achieve the specified results. These products are readily available and are proven in actual use by competitive local exchange carriers in Europe and the United States. We believe that our selection and assembly of a market-proven, state-of-the-art, scalable information management system will give us a competitive advantage in product development, customer service and growth.

    One of the key functions of our information management system is to deliver an automated ordering and provisioning capability directly to the end-user and our staff. We believe that a significant ongoing challenge will be to continuously improve the provisioning systems to effectively facilitate the transfer of public telecommunications operator customers to our network. To meet this challenge, we are focusing on developing effective electronic bonding between our information management system and the systems of the public telecommunications operators and other carriers. When implemented, electronic bonding will permit us to provision service requests on-line. We believe that our information management system strategy along with the project management capabilities of our information management system will allow us to rapidly implement switched local services in our markets and shorten the time between the receipt of a customer order and the generation of revenues. We are also designing our information management system to permit our sales force to monitor customer line usage on a daily basis and to perform customer analyses to identify better product offerings for particular customers and detect changes in usage.

    We have designed our network management system to allow us to control network operations and respond rapidly to network or service issues, usually without any service degradation or customer impact. This rapid response is crucial to achieving our goal of providing high quality customer care. As designed, our network management system complements the advanced technology of our switching and transmission network designs and is integrated with our information management system.

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    We are purchasing our information systems from established suppliers, with modifications to meet our specific requirements. By having new, integrated systems, we are not hampered by many of the problems of older, "legacy" systems, and we believe that our integrated information systems will provide us with sufficient flexibility to meet developments in technology, services, and evolving customer needs.

    We expect that the first phase of the installation of our network management system, currently scheduled for the beginning of the third quarter of 1999, will contain the functionality necessary to support the set of services and customer care we plan to offer at that time. Subsequent releases are scheduled to support the planned roll out of our complete set of services.

NETWORK ARCHITECTURE

OVERVIEW

    We believe that, relative to companies that primarily resell capacity and services on facilities owned by third parties, telecommunications companies that have networks directly connected to their customers:

    - appear more credible to customers as a competitive provider of local switched services;

    - are often able to respond more quickly to customer needs for additional capacity and services;

    - develop a more knowledgeable and cooperative relationship with their customers;

    - are less subject to changes in their cost structure because resellers are dependent on prices set by others for the services that they resell; and

    - experience higher operating margins.

    To deliver the highest quality, reliable telecommunications services, we plan to employ a state-of-the-art, uniform, high bandwidth, protocol transparent technology platform based on digital telephone switches and the latest European telecommunications standards-based SDH transmission technology, with a centralized network management and monitoring center located in France.

    Our network design strategy has three key elements.

    - FIRST, we have designed and are deploying our networks to provide efficient coverage of principal local business and government concentrations.

    - SECOND, we plan to construct high bandwidth networks that utilize large 144-fiber bundles capable of carrying large volumes of voice, data, video and Internet traffic as well as other high bandwidth services. We will evaluate leasing capacity on other companies' fiber optic networks as well as leasing conduit space where appropriate to accelerate the deployment of our services and networks. The SDH fiber optic ring design we have selected will be scalable, and should be flexible and reliable, allowing us to be technologically equal to the incumbent public telecommunications operators.

    - THIRD, we plan to employ a uniform technology platform based on European telecommunication standards, incorporating as the network's key components advanced digital telephone switches and ancillary transmission technologies. The uniform technology platform is expected to enable us to deploy features and services quickly, to expand switching capacity in a cost effective manner and to lower maintenance costs through reduced training and spare parts. We are evaluating customers' access expectations and, in order to accommodate faster provisioning of service, we will evaluate using wireless transmission for the "last mile" of transport.

    In many circumstances, we intend to utilize our own network for one portion of a call and resell the services of another carrier for the remaining portion of a call. In other instances, we expect that

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
both the origination and termination of a call will take place on our networks. We are designing our networks in an effort to maximize our ability to connect directly with significant numbers of prospective customers and to easily interconnect and provide a least-cost routing flow of traffic between our network and other networks in the marketplace.

    Our Senior Vice-President and Chief Technology Officer, Richard Clevenger, who has more than 30 years' experience in the telephone and cable television industries, is leading our network development efforts. We have selected Nortel Networks to provide the technological core components of our network transmission and switching equipment, and to assist us in designing and assembling our networks, in France because of Nortel's recognized expertise in the telecommunications industry. In other markets, we expect to purchase equipment from Nortel or from other vendors with technologically equivalent standards and capacity. Our core network facilities will consist of six network layers:

    LAYER 1-INTERCONNECTION WITH PUBLIC TELECOMMUNICATIONS OPERATORS AND OTHER CARRIERS. We plan to interconnect with incumbent public telecommunications operators at a variety of locations within each market, both at the end office and local tandem switching levels. We also plan to interconnect with other long distance carriers and national and international backbone providers.

    LAYER 2-FIBER OPTIC TRANSMISSION FACILITIES INTERCONNECTING
COMMUNITIES. The core network architecture within metropolitan areas will be composed of European telecommunications standards-based SDH fiber optic backbone rings with multiple local network nodes and fiber optic spurs providing access for customer service loops. To add utility to the metropolitan networks and surrounding communities, our networks are being designed with high capacity fiber optic SDH backbones between service areas and commune to commune. These interconnect backbone facilities will be configured to support transport for voice and data based services and capacity for dedicated high bandwidth services. These interconnect transmission facilities are designed to support the natural expansion of capacity as voice and data traffic volume demands increase.

    LAYER 3-OUR VOICE SWITCHING FACILITIES. We intend to use state-of-the-art, high-capacity digital switches from Nortel and other vendors to form a highly reliable switching platform for the delivery of a variety of switched access services, enhanced services and local dial tone. By the end of 1999, we plan to have a minimum of five feature-rich digital switches installed servicing business clusters in our initial target markets in France and Germany. We intend to use smaller access remote subscriber switches, having the capability to be upgraded to full standalone digital switches, to complement the end office digital switching capacity for areas serving smaller business communities. We plan to install up-to-date software in our switches to ensure their compatibility with the large number of signaling systems in use in the European markets. We have selected and have begun to install switching facilities that can provide, within a single switch, access to all market segments from the residential homeworker to the corporate end-user.

    LAYER 4-DATA NETWORKS AND DATA SWITCHING FACILITIES. To respond to the growing demand for cell-based and fast-packet data services, we are designing our networks to offer frame relay for the existing imbedded base of frame relay users and asynchronous transfer mode services for those users requiring higher bandwidth.

    LAYER 5-FIBER OPTIC TRANSMISSION LINKS BETWEEN LOCAL NETWORK NODES AND OUR SWITCHES. A key part of our strategy is constructing our own fiber optic backbone rings in order to have full control of the transmission capacity between all points in the backbone ring and the switch interconnection transmission layers of our network. Backbone transmission networks constructed within service areas will be composed of a series of fiber optic cables configured in a network of rings throughout the service area. The fiber backbone ring and the customer local access segments of our networks will be fiber optic SDH broadband. We will construct fiber optic backbone ring networks in the central

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
business districts and industrial parks. These backbone rings will be connected to our switches and to local network nodes and will connect to our backbone fiber interconnects between communes.

    LAYER 6-LOCAL LOOP ACCESS FACILITIES. The local loop access layer of our networks will use a mixture of local fiber rings and fiber spurs to provide our full complement of state-of-the-art services for business and government customers. Synchronous multiplexers will perform both multiplexing and line terminating functions. Fiber optic rings extending to the customer locations will typically have ten to twenty customer locations connected to the ring. We are evaluating point-to-point SDH microwave transmission technology for links between regions and cities and point-to-multipoint wireless links as an alternative to wireline based local access loops.

    In general, we seek to build networks that encompass the principal downtown and suburban business parks and concentrations of businesses in each area we plan to serve. We plan to extend the reach and efficiency of our core network rings through alternative methods, such as leased fiber or wireless. We believe that this type of broad coverage of our target markets will maximize the number of buildings that can be economically connected to our network, thereby increasing the number of potential customers for our services.

CONSTRUCTION

    The time necessary to construct a new fiber optic network will vary, depending upon factors such as the size of the fiber ring to be installed, whether the construction is underground or aerial, whether the conduit is in place or requires construction and the initial number of buildings targeted for connection to the fiber ring. Our fiber optic cables will be installed in conduits that we own or that we lease from third parties. We may also lease conduit or pole space from utilities, railroads, carriers, provincial highway authorities, local governments and transit authorities. These arrangements will generally be for multi-year terms and have renewal options.

    We will connect office buildings to our network primarily by extensions to one of a number of physical rings of fiber optic cable, which originate and terminate at our central hub within the community served. We will perform technical and economic analyses for each building in order to determine whether to access the building using our own fiber, leased fiber or wireless technology. Most buildings served will have a discrete CompleTel point-of-presence located in the building. Within each building, internal wiring will connect the point-of-presence to the customer premises. Customer equipment will be connected electronic equipment we provide in the point-of-presence where customer transmissions are digitized, combined and converted to an optical signal. The traffic is then transmitted through the network to our central hub where originating traffic is routed to its ultimate destination.

COMPETITION

OVERVIEW

    Competition for the provision of local services in Europe is still in the early stages of development. Because the markets for public switched services in France, Germany and many of the other Western European countries in which we intend to operate were closed to competition until January 1, 1998, the legislators, regulators and courts in those countries have limited experience in implementing a pro-competitive regulatory regime. Historically, no entity other than the incumbent public telecommunications operators had the right to provide public voice telephone service or public networks in those countries. As a result, few pro-competitive regulations and judicial decisions existed in those countries, and no impartial regulator existed to enforce laws or regulations against the incumbent public telecommunications operators. Those entrusted to ensure a competitive telecommunications market in such countries had little experience, and few detailed laws or regulations on which to base decisions, regarding interaction between competitive public telephone or network providers.

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
    The European Union is actively seeking to stimulate competition among providers and to foster an environment in which competing telecommunications networks and innovative services can flourish. Member states are required to end restrictions and adopt standardized regulations intended to promote competition. We believe that the ongoing liberalization of the European telecommunications market will cause additional competitive local exchange carriers, including pan-European carriers, to enter the market and increase the intensity of competition. In addition, public telecommunications operators may themselves seek to compete in local exchange services markets outside of their home countries, alone or in joint ventures with other entities.

    In each market we enter, we will compete with the incumbent public telecommunications operator and, in certain markets, with other competitive local exchange carriers in the provision of high quality, integrated telecommunications services. Public telecommunications operators offer both local and long distance services and benefit greatly from their position as the sole historic provider in the markets they serve. Public telecommunications operators generally have several competitive advantages over new competitors, including substantially greater economic and human resources, close ties to local and national regulatory authorities, ubiquitous local and long distance distribution facilities, existing rights-of-way, control of or access to telephone numbers, and control over virtually all local telecommunications connectivity.

    We believe that the principal competitive factors affecting our business will be price, customer service, network quality, accurate billing and, to a lesser extent, variety of services. Our ability to compete effectively will depend upon our ability to maintain high quality, market-driven services at prices generally equal to or below those charged by our competitors. Because France, Germany and most of our intended Western European markets, other than the United Kingdom, have only recently liberalized or still are in the process of liberalizing the provision of voice telephony, customers in most of these markets are not accustomed to obtaining services from competitors to public telecommunications operators and may be reluctant to use emerging telecommunications providers. In particular, our target customer base of business and government end-users with significant calling needs may in some instances be reluctant to entrust their telecommunications requirements to new operators notwithstanding their desire to explore alternatives to the public telecommunications operator.

FRANCE

    We expect that our principal competitor in France will be France Telecom. France Telecom is generally considered to be one of the most technically competent public telecommunications operators in Western Europe. France Telecom has invested heavily in upgrading its network and enjoys relatively high approval ratings from its customers. We will also face competition in France from operators of fiber networks such as WorldCom, COLT, and Cegetel, a consortium of Compagnie Generale des Eaux and British Telecom. We believe that we can effectively compete in France because most current competitors seeking to gain market share from France Telecom are focusing on long distance service instead of local exchange service and have concentrated their efforts on the most competitive high volume areas in and around Paris such as the business district of La Defense. We are not initially targeting the La Defense district and we do not expect to encounter significant local exchange competition other than from France Telecom as we begin to deploy our networks in France.

GERMANY

    The German local exchange market continues to be dominated by the incumbent public telecommunications operator, Deutsche Telekom, with limited competition from WorldCom, COLT, and various local city networks. We believe that attractive opportunities exist to invest in the development of local exchange infrastructure to provide enhanced services that have not been aggressively pursued by Deutsche Telekom or by other new entrants. We also believe that these factors make Germany an attractive market for local exchange, facilities-based providers.

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
UNITED KINGDOM

    The United Kingdom implemented liberalization of its telecommunications market before any other country included in our initial target market deployment plan. It already has a significant number of operators competing with the incumbent public telecommunications operator, British Telecom. We expect that our competition in the United Kingdom Internet service provider market includes companies such as UUNet, the Internet services division of MCI Worldcom and PSINet.

REGULATION

OVERVIEW

    National and local laws and regulations governing the provision of telecommunications services differ significantly among the countries in which we intend to operate. The interpretation and enforcement of such laws and regulations varies and could limit our ability to provide various telecommunications services in different markets. In addition to licenses in France, Germany and the United Kingdom, we also have obtained a license under
Section 214 of the United States Communications Act that permits us to terminate calls in the United States that originated on our European networks and to transport traffic originating in the United States to our networks or through one of our interconnections.

    Deregulation of telecommunications is a relatively new phenomenon in Europe and there is little history to guide competitive entrants. Relationships between European Union member governments and the European Union's central agencies are evolving. The degree to which the European Union telecommunications market will be subject to national or European Union control remains to be seen. There is little history to provide guidance to competitive entrants concerning the independence of newly-created regulatory bodies, nor how vigorously or efficiently such bodies will adopt and enforce regulations or rules. Existing or future regulatory, judicial, legislative or political considerations may prevent us from offering to residents of Western European countries all or any of our services or adversely affect our business in other ways.

EUROPEAN UNION

    The European Union consists of the following member states: Austria, Belgium, Denmark, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, The Netherlands, Portugal, Spain, Sweden and the United Kingdom. The European Union member states are required to implement directives issued by the European Commission and the European Council by passing national legislation. If a European Union member state fails to effect such directives with national or other appropriate legislation or fails to render the provisions of such directives effective within its territory, the European Commission may take action against the European Union member state, including in proceedings before the European Court of Justice, to enforce the directives. Private parties may also bring actions against European Union member states for failures to implement such legislation.

    The European Commission and the European Council have issued a number of key directives establishing basic principles for the liberalization of the European Union telecommunications market. The European Union's objective is to create a free and open market for telecommunications. Although the European Union set January 1, 1998 as the deadline for mandatory liberalization of the provision of voice telephony services throughout the European Union, each European Union member state had to enact its own laws to implement the European Union's mandate. Greece, Portugal, Ireland, Spain and Luxembourg have been granted additional implementation periods. Each member country is required to make the minimum changes necessary to comply with the European Union directives, but the actual implementation of European Union directives varies from country to country. Not every European Union member state has enacted laws that implement the directives within the time frame set by the European Union or in a way that complies or will comply with the intent and spirit of the

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
directives within such time frame or at all. There can be no assurance that all European Union member states will enact laws which fully comply with the intent and spirit of the Directives within any given time frame or at all. The European Commission has initiated legal action against Belgium, Denmark, Germany, Greece, Italy, Luxembourg and Portugal for not implementing the directive on full voice telephony competition adequately. If the European Commission is not satisfied with the explanation given by these countries for their delay it may take action that ultimately could result in a decision by the European Court of Justice whether these countries have violated the directive. Although Switzerland is not a member of the European Union, it has adopted legislation which complies with the spirit and intent of the directives.

    In 1990, the "Services Directive" required member states to abolish all exclusive and special rights for the provision of all telecommunication services other than for public switched voice telephone service and public telecommunications networks. Since that first phase of activity, further legislative initiatives have been designed to provide full liberalization of the telecommunications sector, including notably the adoption of:

    - THE REVISED OPEN NETWORK PROVISION DIRECTIVE, which member states were required to implement by June 30, 1998, aims to ensure the availability of quality public telephone services and to define the services to which all users should have access in the context of universal service at an affordable price.

    - THE FULL COMPETITION DIRECTIVE, which required member states to abolish exclusive and special rights for the provision of public voice telephone services and to allow the provision of public telecommunications networks by January 1, 1998. The full competition directive also abolished special and exclusive rights regarding the self-provision of infrastructure, the use of infrastructure operated by third parties and the use of shared infrastructure for the provision of services other than public voice telephony.

    - THE LICENSING DIRECTIVE, which established a common framework for general authorizations and individual licenses in the field of telecommunication services. The licensing directive is intended to allow telecommunications operators to benefit from an European Union-wide market for telecommunications and establish a common framework for national authorization regimes and seeks to facilitate cross-border networks and services.

    - THE INTERCONNECTION DIRECTIVE, which mandates that each member state ensure that the historical public telecommunications operators and operators with "significant market power"

       - provide interconnection to other operators under terms and conditions that are cost-oriented, non-discriminatory, objective and transparent;

       - publish by July 1, 1997, their "unbundled" interconnection terms and conditions;

       - negotiate access agreements and specific terms of interconnection, subject to the intervention of the member state's regulatory authority in case of a breakdown in the negotiations; and

       - adopt transparent accounting methods for each cost component.

Members states are also required to adopt a "quick, cheap and effective" procedure to solve interconnection disputes in order to prevent the historical operator from maintaining its dominant position through litigation and other delaying tactics. The interconnection directive is expected to be amended to provide for carrier pre-selection, enabling subscribers to choose an alternative carrier to convey their long distance calls, with the possibility of overriding their choice on a call-by-call basis. In addition, the interconnection directive is expected to be amended to require number portability, enabling subscribers, while remaining at a specific location, to retain their telephone number despite switching network operators. Number portability must be made available to all subscribers on public

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
fixed networks by January 1, 2000. Carrier pre-selection must be made available by January 1, 2000, by operators with significant market power; member states may also decide to apply this requirement to other operators.

FRANCE

    In July 1996, France enacted legislation amending the French Code de Postes et Telecommunications, abolishing France Telecom's legal monopoly and providing for the immediate liberalization of all telecommunications activities in France, but maintaining a partial exception for the provision of voice telephony. Voice telephony was subsequently fully liberalized (including carrier pre-selection) on January 1, 1998. French law allows market participants to build and operate public telecommunications networks or offer services following receipt of a license. Interconnection is available as a matter of right to all licensed operators.

    Licenses are granted by the Secretaire d'Etat a l'Industrie (the "Telecommunications Ministry") in charge of telecommunications upon recommendation of France's new independent regulatory authority, the Autorite de Regulation des Telecommunications (the "ART"). The ART has broad rule-making and adjudicatory powers and is administratively independent from the Telecommunications Ministry. Among other things, the ART has the power to approve interconnection rates, arbitrate interconnection disputes and to exercise oversight powers and punish regulatory infractions (through suspensions or revocations of licenses or through fines based on a percentage of the violator's revenues).


    On April 14, 1998, we filed a joint application for a license as a public telecommunications network operator and provider of voice telephony services to the public in the 10 regions in France that we intend to target, including our four initial French target markets. On November 17, 1998, the Telecommunications Ministry, based on the recommendation of the ART, issued these licenses subject to a publication and objection period. The licenses were effective on December 13, 1998, with a 15-year term from that date. The authorization entitles our French subsidiary to, among other things, obtain rights-of-way for the establishment of network infrastructure along public roads, certain rights on private property, numbering resources and preferential wholesale interconnection from France Telecom. In June 1999, the ART awarded us an experimental license through December 31, 1999 to operate point-to-multipoint wireless links in a portion of Marseilles.


    France is one of the European Union member states that differentiates between interconnection for public telecommunications network operators and for voice telephony service providers. The published interconnection tariffs of France Telecom, which have been approved by the ART, provide substantially more favorable interconnection rates for public telecommunications network operators than for voice telephony service providers that use third-party operators' transmission facilities. We entered into an interconnect agreement with France Telecom in December 1998.

    As a public network operator and service provider in France, we must provide non-discriminatory treatment of customers and we must accept reasonable requests for interconnection from other operators of networks open to the public and from voice telephony and mobile telephony providers. In addition, we are required to notify ART of interconnection agreements and to make contributions to finance universal service by paying supplementary charges for interconnection to France Telecom as well as making payments to a universal service fund based on our volume of activity. The amounts of universal service contributions are set annually by the French Telecommunications Ministry as proposed by the ART. In addition, we must spend 5% of our revenues to support research and development in France.

GERMANY

    The German Telecommunications Act of July 25, 1996, ended the legal monopoly of Deutsche Telekom AG for the provision of voice telephony and public telecommunications networks, and

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
immediately liberalized all telecommunications activities in Germany, but postponed effective liberalization of voice telephony until January 1, 1998. Since January 1, 1998 the German telecommunications market has been completely open to competition and a new regulatory authority, the Regulierungsbehorde fur Telekommunikation und Post ("RTP"), has been installed.

    Under the German regulatory scheme, the RTP grants licenses in four license classes. A license is required for operation of transmission lines that extend beyond the limits of a property and that are used to provide telecommunications services for the general public. This infrastructure license is divided into 3 classes: mobile radio license (class 1); satellite license (class 2); and general infrastructure license, also applicable for mobile and satellite infrastructure (class 3). In addition to the infrastructure licenses, a license is required for operation of voice telephony services based on self-operated telecommunications networks (class 4). A class 4 license does not include the right to operate transmission lines and a class 3 license does not include the right to provide voice telephony services. Licensees under class 1, 2 and 3 have the right to install transmission lines on, in and above public trafficways such as public roads, squares, bridges and public waterways without payment; however, when installing transmission lines permission must be obtained from the relevant authorities. In general, this permission cannot be refused, however, municipalities may issue an order that a public road can only be dug out once every 30 years. Public operators have to coordinate and cooperate with each other or risk losing the right to dig out the same public road for as long as 30 years. The RTP establishes license fees, and the level of fees imposed on licensees is the subject of several complaints to the RTP and German courts.

    A company that operates a public telecommunications network has the right to receive favorable interconnection rates from Deutsche Telekom, the former incumbent public telecommunications operator. Deutsche Telekom filed a request with the RTP to offer more favorable interconnection rates to competitors that maintain a higher number of interconnection points with Deutsche Telekom's network and less favorable interconnection rates to competitors that maintain a smaller number of interconnection points which would have effected the operation of smaller networks in terms of interconnection pricing. For the time being, RTP has rejected the request. A telecommunications provider that does not agree with the offered rates or is refused interconnection by Deutsche Telekom can take the case to the RTP who may order interconnection at specific rates. To date, interconnection has been the source of major dispute between Deutsche Telekom and its competitors. Several complaints currently pending before the RTP and German courts concern the content of the standard interconnection offer of Deutsche Telekom. Although RTP has established standard interconnection rates, Deutsche Telekom and some of its major competitors have been unable to reach agreement on other aspects of interconnection such as rates for unbundled local loops. Rates for unbundled access to the customer line have been considered and rates have been set by the RTP which Deutsche Telekom's competitors generally regard as too high and anti-competitive. Other pending disputes concern the costs of billing services provided by Deutsche Telekom to other carriers and rates for direct access to the end-user lines of Deutsche Telekom. We entered into an interconnect agreement with Deutsche Telekom in June 1998.

    RTP intends to review the entire interconnection regime by January 2000. The review may result in changes to the interconnection rates and the terms and conditions of the interconnection agreements. In particular, RTP intends to review the requirement for providing a certain number of points of interconnection, in particular if a certain amount of traffic is generated at one point of interconnection. This might have a substantial impact on the costs for interconnection with Deutsche Telekom's network and accordingly might have a negative impact on the business development of competitors to Deutsche Telekom.

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UNITED KINGDOM

    The Telecommunications Act of 1984 provides a licensing and regulatory framework for telecommunications activities in the United Kingdom. The Secretary of State for Trade and Industry at the Department of Trade and Industry (the "Secretary of Trade") is responsible for granting licenses and for overseeing telecommunications policy, while the Director General of Telecommunications (the "Director General") is responsible for enforcing the terms of such licenses. The Director General will recommend the grant of a license to operate a telecommunications network or to offer publicly available telecommunications services to any applicant that the Director General believes has satisfied the licensing directive and United Kingdom regulations, has a reasonable business plan, has the necessary financial resources and where there are no other overriding considerations against the grant of a license.

    Individual licenses are granted for the construction and operation of public networks, and class (or general) licenses are granted for systems comprising equipment at a single site, self-provided non-public networks, or limited public networks. To construct and provide services over its networks in the United Kingdom, we have obtained an individual Public Telecommunications Operator license. To provide international services in the United Kingdom, we have also obtained an International Simple Voice Resale license. To provide international facilities (I.E., network build as opposed to resale), we would not need a separate license. After July 1, 1999, the Public Telecommunications Operator license also will license operations of international facilities. We also plan to provide some services under a Telecommunications Services License, a class license that allows us to provide a number of services other than those requiring individual licenses. United Kingdom licenses impose certain requirements on us, including but not limited to the requirements that we provide end-users and other network operators with reasonable and nondiscriminatory access to our system and that we provide directory assistance services. Licenses may otherwise limit the types of services that may be operated over the licensed system.

    The Director General may modify the license conditions either with agreement of the licensee or following a statutory period of consultation or following a report of the Monopolies and Mergers Commission. This procedure is intended to make it easier for the Director General to modify licenses, subject to the usual rights of review and appeal. Licenses are not transferable, but a change of control of a license may be permitted subject to compliance with a notification requirement, provided the proposed change is not, in the opinion of the Secretary for Trade, against the interests of national security or relations with the government of a country outside the United Kingdom.

    The focus of deregulation in the United Kingdom has been to encourage new entrants to build competitive networks. Until recently, only network providers had the right to require interconnection with British Telecommunications plc (British Telecom), the incumbent public telecommunications operator, above the level of the network termination point and to obtain favorable wholesale interconnection rates. A recent interconnection regulation allows several other categories of operators and service providers to obtain interconnection from British Telecom, and other operators designated as having market power in a defined market, on favorable terms. All interconnecting operators within the designated categories are required to offer interconnection to similarly situated operators and providers. At present, competitors to British Telecom generally cannot obtain unbundled access to the local loops. In this way, network providers have been favored over services providers. The regulatory authorities in the United Kingdom are in the process of revising the regulatory framework to meet the detailed requirements of the various European Union telecommunications directives. Initially, we expect these changes to enhance the competitive position of resellers and other service providers by lowering their costs of access to the British Telecom network. As proposed, operators would receive wholesale service from British Telecom and would be permitted to co-locate their own equipment at British Telecom local exchanges. Number portability must be provided by public telecommunications operators at the request of other operators. From January 1, 2000, operators will be required to offer number portability at the customer's request. Carrier preselection over British Telecom's network may be required for national or international calls by late 2000 and for all local, national and international calls during 2001.

RECENT ACQUISITIONS

    On March 24, 1999, we acquired all of the outstanding stock of Acces Internet et Solutions S.A.R.L. ("ASI"), an Internet service provider based in Lyon, France, for $2.1 million. ASI, established in 1995, provides a broad range of Internet services to an established base of business and government customers located primarily in the Lyon area. Its services include dial-up access, domain registration, Web hosting, leased lines, network and server consulting, and network installation and maintenance services.

    On June 11, 1999, we acquired all of the outstanding stock of Web International Networks Limited (doing business as iPcenta), an Internet service provider based in London, for an initial purchase price of L200,000 and contingent consideration of up to L137,811 to be paid in three installments based on quarterly revenues through March 2000. We recorded the transaction under the purchase method of accounting and intend to amortize the goodwill, using the straight-line method, over a ten-year period.

EMPLOYEES

    As of July 31, 1999, we had 225 full-time employees of whom 216 were employed by CompleTel Europe and its subsidiaries. Of CompleTel Europe's employees, 60 were sales and marketing employees. We believe that our future success will depend on our continued ability to attract and retain highly skilled and qualified employees. Our employees are not covered by any collective bargaining agreement. We believe that we enjoy good relationships with our employees.

PROPERTIES

    We have established our European operations center in Paris, France. We lease sales offices in each of our markets. Our switch sites and national operations and service centers are also leased (except in Toulouse, France where we are purchasing the 640 square meter switch site), as follows:


LOCATION                           SIZE (SQ. M.)       LEASE EXPIRATION             USE OF FACILITY
-------------------------------  -----------------  ----------------------  -------------------------------
Paris, France..................            617        November 30, 2007       European operations center
Nanterre, France...............          2,638        November 14, 2010         National operations and
                                                                              service center, switch site
Grenoble, France...............            637          July 14, 2011                 switch site
Marseilles, France.............          1,789        February 28, 2011               switch site
Lille, France..................            684           May 24, 2011                 switch site
Lyon, France...................            434         October 31, 2010               switch site
Lyon, France...................            734          March 31, 2008                switch site
Munich, Germany................           3958          August 1, 2004          National operations and
                                                                              service center, switch site
Nuremberg......................           1789        September 9, 2004        Sales and service office,
                                                                                      switch site


    In some instances, the annual rental payments increase over the life of the lease, or are subject to an index based adjustment.

    We believe that our lease facilities are adequate to meet our current needs and that additional facilities are currently available to meet our development and expansion needs in existing and projected target markets.

LEGAL PROCEEDINGS

    We are not party to any pending legal proceedings that we believe would, individually or in the aggregate, have a material adverse effect on our financial condition or results of operations.

GENERAL CORPORATE INFORMATION

    CompleTel Europe was incorporated on December 14, 1998 as a Netherlands public company with limited liability ("NAAMLOZE VERNOOTSCHAP") and its registered office is located at Drentestaete, Drentestraat 24, 1083 HK, Amsterdam, The Netherlands. CompleTel Europe is registered with the Trade Register of the Amsterdam Chamber of Commerce under number 34108119 and with the Ministry of Justice under number 1.055.197.

                                   MANAGEMENT

DIRECTORS, EXECUTIVE OFFICERS, AND OTHER SIGNIFICANT EMPLOYEES

    The following table sets forth certain information concerning our directors, executive officers, and other significant employees, including their ages as of August 31, 1999. For purposes of this prospectus, (i) "directors" includes members of the board of managers of CompleTel LLC, the Company's ultimate parent entity, and (ii) "employees" includes employees of CableTel Management, Inc. ("Management Company"), a wholly owned subsidiary of CompleTel LLC, who are "seconded" to CompleTel LLC, CompleTel Europe and their operating subsidiaries pursuant to certain agreements with Management Company.

DIRECTORS AND EXECUTIVE OFFICERS

NAME                                            AGE                                POSITION(S)
------------------------------------------      ---      ---------------------------------------------------------------
James E. Dovey (1)........................          55   Chairman of the Board and Chief Executive Officer
William H. Pearson........................          43   President of European Operations and Director
Richard N. Clevenger......................          52   Senior Vice President, Chief Technology Officer and Acting
                                                         Chief Operating Officer
David E. Lacey............................          52   Senior Vice President and Chief Financial Officer
James C. Allen (3)........................          53   Director
Royce J. Holland (3)......................          50   Director
Lawrence F. DeGeorge (1)(2)(3)............          54   Director
Paul J. Finnegan (1)......................          46   Director
James H. Kirby (2)........................          32   Director
James N. Perry, Jr........................          39   Director

------------------------

(1) Member of Executive Committee

(2) Member of Audit Committee

(3) Member of Compensation Committee

OTHER SIGNIFICANT EMPLOYEES

NAME                                            AGE                                POSITION(S)
------------------------------------------      ---      ---------------------------------------------------------------
John M. Hugo..............................          39   Corporate Controller and Chief Accounting Officer
John T. Puhl..............................          50   Chief Information Officer
Jerome de Vitry...........................          38   President of CompleTel S.A.S.
Hansjorg Rieder...........................          57   Managing Director of CompleTel GmbH
Martin Rushe..............................          30   General Manager of CompleTel UK Limited

    JAMES E. DOVEY, CompleTel's Chairman of the Board and Chief Executive Officer, has over 30 years' experience in the telecommunications industry. In 1987, Mr. Dovey founded United Cable International, a joint venture between United Cable and United Artists, where he served as CEO until 1990 when that company (by then renamed TCI International) merged with the United Kingdom assets of U S WEST Inc. to form TeleWest Communications, plc. Mr. Dovey continued to serve as CEO of TeleWest until his return to the U.S. in late 1992. From 1992 to 1994, Mr. Dovey acted as a private consultant on a variety of U.S. and international telecommunications and cable television projects for TCI, U S WEST Inc., and other clients. From 1992 to 1995, Mr. Dovey served as Deputy Chairman for the United Kingdom communications company, IVS Cable International, which developed switched voice and data services in areas such as Oxford, Salisbury, and Andover until the business was sold in

1995. In 1994, Mr. Dovey co-founded SPD CableTel Management, Inc., where he actively explored various entrepreneurial opportunities in the U.S. for providing converged cable and telephony services prior to co-founding CompleTel in January 1998.

    WILLIAM H. PEARSON is a co-founder of CompleTel and has served as President of European Operations since its inception. In 1994, Mr. Pearson co-founded SPD CableTel Management, Inc. with Mr. Dovey. Between 1980 and 1994, Mr. Pearson held a variety of senior management positions with U S WEST Inc. From 1983 to 1989, Mr. Pearson worked in U S WEST's cellular division, including starting up its marketing department in 1983, becoming head of strategic planning in 1986, and managing the Rocky Mountain region from 1987 to 1988. In 1989, Mr. Pearson relocated to the United Kingdom, and he served as Senior Vice President of Marketing and Planning for TeleWest from 1990 to 1992 (where he worked to develop U S WEST's cable telephony strategy) and as Executive Director of Business Development for U S WEST International from 1993 to 1994 (where he evaluated numerous local loop opportunities in Western Europe and Latin America). In 1992, Mr. Pearson was an adjunct professor of graduate-level marketing at the University of Wisconsin-Madison School of Business.

    RICHARD N. CLEVENGER, is a co-founder of CompleTel and has served as its Senior Vice President and Chief Technology Officer since its inception and as Acting Chief Operating Officer since August, 1999. Mr. Clevenger has served in various market development and technology management positions in domestic and international telecommunications for over 30 years. Prior to co-founding CompleTel in 1998, Mr. Clevenger worked from 1996 to 1997 as an independent management consultant on several business strategy, technology, and implementation matters relating to cable television, wireless cable, business and residential telephony, and business video, including for SPD CableTel Management, Inc. (which he joined full time in 1997). Mr. Clevenger served as Senior Vice President and Chief Technology Officer for KBLCOM, Inc. from 1987 to 1995, during which time his duties included (i) serving as President and Chief Operating Officer of KBLCOM's business services subsidiary, Paragon Business Systems; (ii) working as Vice President of Market Development for KBLCOM's cable television subsidiary, KBL Ventures; and (ii) founding and serving as President and Chief Operating Officer of the KBLCOM subsidiary, FIBRCOM, a successful competitive access provider. From 1982 to 1987, Mr. Clevenger was Vice President of Engineering and Technology for Cox Cable Communications, Inc. From 1973 to 1982, Mr. Clevenger served as Vice President of Engineering for United Cable Television of Colorado. From 1968 to 1973, Mr. Clevenger held a variety of positions at Cablecom General, Inc., including Division Engineer, General Manager, and Vice President of Engineering.

    DAVID E. LACEY, CompleTel's Chief Financial Officer, joined CompleTel in December 1998. Prior to joining CompleTel, Mr. Lacey served in a variety of positions for Storage Technology Corp., including from June 1996 to December 1998 as Executive Vice President and Chief Financial Officer, from February 1995 to May 1996 as Interim Chief Financial Officer and Corporate Vice President, and from October 1989 to February 1995 as Corporate Controller.

    JAMES C. ALLEN was elected as a Director of CompleTel LLC in December 1998. From March 1993 to January 1998, Mr. Allen was the CEO and Vice-Chairman of Brooks Fiber Properties, Inc. Since June 1998, Mr. Allen has acted as investment director and member of the general partner of Meritage Private Equity Fund, an investment group that specializes in investing in communications companies. Mr. Allen also presently serves on the boards of directors of MCI WorldCom Inc., a publicly traded U.S. and international telecommunications company that may compete with CompleTel, and Verio Inc., a publicly traded Internet and Web hosting company. Mr. Allen also serves on the board of directors of David Lipscomb University in Nashville, Tennessee.

    ROYCE J. HOLLAND, who was elected as a Director of CompleTel LLC in August 1998, is a co-founder and the Chairman and CEO of Allegiance Telecom, Inc. Prior to founding Allegiance Telecom, Inc.,

Mr. Holland was one of several co-founders of MFS Communications Company, Inc., where he served as President and Chief Operating Officer from April 1990 until September 1996 and as Vice Chairman from September 1996 to February 1997. In January 1993, Mr. Holland was appointed by President George Bush to the National Security Telecommunications Advisory Committee. Mr. Holland also presently serves on the boards of directors of Allegiance Telecom, Inc., CSG Systems, Open Port Technologies, WNP Communications and Avesta Technologies.

    LAWRENCE F. DEGEORGE was elected as a Director of CompleTel LLC in May 1998. Mr. DeGeorge is a private investor who has managed and participated in a number of principal equity investments in technology and communications companies, including, since December 1995, as President and Chief Executive Officer of LPL Investment Group, Inc., LPL Management Group, Inc., and DeGeorge Holdings Ltd. From June 1987 to January 1991, Mr. DeGeorge held various positions with Amphenol Corporation, including serving as President from May 1989 to January 1991, as Executive Vice President and Chief Financial Officer from June 1987 to May 1989, and as a director from June 1987 until January 1991. Mr. DeGeorge also presently serves as a director of United International Holdings, Inc., an international provider of multi-channel television services and Advanced Display Technologies.

    PAUL J. FINNEGAN, who was elected as a Director of CompleTel LLC in May 1998, is a Managing Director of Madison Dearborn Partners, Inc., a Chicago-based private equity investing firm, where he specializes in investing in companies in the communications industry. Mr. Finnegan has been a Managing Director of Madison Dearborn since 1993. Mr. Finnegan also presently serves on the boards of directors of Allegiance Telecom, Inc. and Focal Communications Corporation and on the board of trustees of The Skyline Fund.

    JAMES H. KIRBY, who was elected as a Director of CompleTel LLC in May 1998, is a Director of Madison Dearborn Partners, Inc. where he has been an investment professional since June 1996. Prior to joining Madison Dearborn Partners, Inc., Mr. Kirby was an Associate of The Beacon Group LLC, a private investment and investment banking firm from June 1995 until June 1996. From June 1993 until June 1995, Mr. Kirby was an Associate of Lazard Freres & Co. LLC, an investment banking firm. Mr. Kirby also presently serves on the board of directors of Wireless One Network L.P., a private cellular telephone service provider, and Reimen Publications, a publisher of consumer magazines.

    JAMES N. PERRY, JR., who was elected as a Director of CompleTel LLC in May 1998, is a Managing Director of Madison Dearborn Partners, Inc. Since 1984, Mr. Perry has been a venture capital investor and, since 1993, a Managing Director of Madison Dearborn. Mr. Perry also presently serves on the boards of directors of Allegiance Telecom, Inc., Focal Communications Corporation, Omnipoint Corporation, and Clearnet Communications, a Canadian publicly traded company.

    JOHN M. HUGO, CompleTel's Corporate Controller and Chief Accounting Officer, joined CompleTel as Corporate Controller in April 1999. Prior to joining CompleTel, Mr. Hugo was the Assistant Corporate Controller for Jones Intercable, Inc. from 1994 to 1999. From 1988 to 1993, Mr. Hugo was employed with Arthur Andersen LLP's audit and business advisory services division. Mr. Hugo is a certified public accountant in the state of Colorado.

    JOHN T. PUHL has been CompleTel Europe's Chief Information Officer since September 1998. Prior to joining CompleTel Europe, Mr. Puhl worked from December 1996 to September 1998 as Managing Director and Vice President of Tanning Technology Europe, a telephony consultant. From May 1995 to November 1996, Mr. Puhl was Managing Director and Vice President of SageComm International, a telephony consultant. From February 1992 to March 1995, Mr. Puhl was Vice President of AT&T Europe.

    JEROME DEVITRY joined the company in February 1999 and has been the President of CompleTel S.A.S. since March 1999. Prior to joining CompleTel S.A.S., Mr. deVitry was Vice President of Radio

Communications France for Alcatel Access System Division from January 1995 until December 1999. From January 1993 until December 1995, Mr. deVitry was Vice President Marketing and Research and Development for Alcatel Radio Transmissions Systems.

    HANSJORG RIEDER has been with the company since January 1999 and was appointed Managing Director of CompleTel GmbH in April 1999. Prior to joining CompleTel GmbH, Mr. Rieder was a Managing Director of COLT Telecom GmbH from March 1997 until March 1999. Mr. Rieder was the Chief Executive Officer and a Managing Director of GLOBEX GmbH and the Chief Executive Officer of Jorg Rieder Consulting from January 1993 until March 1997. From April 1972 until December 1992, Mr. Rieder was a Vice President and Managing Director--Germany for Digital Equipment.

    MARTIN RUSHE has been with the company since June 1999 and was appointed General Manager of CompleTel UK Limited in August, 1999. Prior to joining CompleTel UK Limited, Mr. Rushe was Managing Director of Web International Networks Limited from April 1995 until its acquisition by CompleTel and is currently the President. Prior to that Mr. Rushe was a scientist with European Space Agency.

ELECTION OF DIRECTORS; VOTING AGREEMENT; EXECUTIVE AUDIT, AND COMPENSATION
  COMMITTEES

    CompleTel LLC's board consists of eight members. There are currently no vacancies on the board. CompleTel LLC's limited liability company agreement provides that representatives serving on CompleTel LLC's board will be appointed and removed by a majority vote of CompleTel LLC's equity holders (without cumulative voting).

    Pursuant to a voting agreement, the current equity holders of CompleTel LLC have each agreed to vote all of their interests in CompleTel LLC in such a manner as to elect the following persons to serve as Directors:

    - four representatives designated by Madison Dearborn Partners,

    - two representatives designated by LPL Investment Group, Inc.,

    - one representative designated by the holders of a majority of the common interests of CompleTel LLC held by members of our management that continue to be employees of CompleTel LLC, to whom we refer to as our "management investors," and

    - one outside representative designated by our management investors.

The number of representatives designated by Madison Dearborn Partners will be reduced

    - to three representatives if Madison Dearborn Partners ceases to hold a majority of CompleTel LLC's preferred equity but continues to hold at least 70% of its original position,

    - to two if it holds less than 70% but at least 55% of its original position,

    - to one if it holds less than 55% but at least 40% of its original position, and

    - to none if it ceases to hold at least 40% of its original position.

The number of representatives designated by LPL Investment Group's will be reduced

    - to one representative if LPL Investment Group holds less than 70% but at least 40% of its original position, and

    - to none if it ceases to hold at least 40% of its original position.

Upon a reduction in the number of representatives designated by Madison Dearborn Partners from four to three as described above, the vacancy will not be filled and the board will be reduced to seven representatives. Any other vacancies created by reductions in the number of representatives that

Madison Dearborn Partners or LPL Investment Group are entitled to designate will be filled by the holders of a majority of the preferred equity. Under the terms of the voting agreement and the limited liability company agreement of CompleTel LLC, the four representatives designated by Madison Dearborn Partners are entitled to five votes so that such representatives possess a majority of the voting power of all of the representatives on the board. This additional voting power will cease when Madison Dearborn Partners no longer has the right to designate four representatives.

COMMITTEES OF THE BOARD OF COMPLETEL LLC

    CompleTel LLC's board has three committees:

    - the Executive Committee;

    - the Audit Committee; and

    - the Compensation Committee.

    THE EXECUTIVE COMMITTEE.  The members of the Executive Committee are James
E. Dovey, Paul J. Finnegan and Lawrence F. DeGeorge. The Executive Committee acts as the board of directors of CompleTel LLC's operating subsidiaries. In addition, the Executive Committee is authorized to take certain actions on behalf of the board, but such actions must be approved unanimously by the members of the Executive Committee or they will be referred to the full board.

    THE AUDIT COMMITTEE. The members of the Audit Committee are James H. Kirby and Lawrence F. DeGeorge. The Audit Committee is responsible for making recommendations to the board regarding the selection of independent auditors, reviewing the results and scope of the audit and other services provided by CompleTel LLC's independent accountants and reviewing and evaluating CompleTel LLC's audit and control functions and year 2000 issues.

    THE COMPENSATION COMMITTEE. The members of the Compensation Committee are Paul J. Finnegan, James C. Allen, Lawrence F. DeGeorge, and Royce J. Holland. The Compensation Committee is responsible for reviewing, and as it deems appropriate, recommending to the board, policies, practices and procedures relating to the compensation of the officers and other managerial employees of CompleTel and the establishment and administration of employee benefit plans. The Compensation Committee exercises all authority under any director or employee stock option, stock purchase or other rights plans of CompleTel, unless the board appoints any other committee to exercise such authority, and advises and consults with the officers of CompleTel as may be requested regarding managerial personnel policies.

MANAGING DIRECTOR OF COMPLETEL EUROPE

    We formed CompleTel Europe as a European holding company and appointed ING Trust (Netherlands) B.V. as the sole managing director of CompleTel Europe since its inception. CompleTel Europe and CompleTel LLC are parties to a management agreement with ING Trust, dated as of March 24, 1998, whereby ING Trust has agreed to act as the sole manager of CompleTel Europe and to manage CompleTel Europe in the manner directed by CompleTel LLC's board as described in the management agreement. Under the management agreement, ING Trust's duties as sole Managing Director are to:

    - manage and control the business of CompleTel Europe according to the laws of the Netherlands, its articles of association and the resolutions of its shareholders' and executive board;

    - maintain the due existence and good standing of CompleTel Europe under the laws of the Netherlands and the articles of association;

    - provide facilities as deemed appropriate and useful for the principal operating and general business of CompleTel Europe;

    - take due care of the interests of CompleTel Europe; and

    - remain responsible for any duties subcontracted to third parties.

The management agreement is filed as an exhibit to this registration statement. As our European operations increase, we intend to replace ING Trust with a board of managing directors and constitute a supervisory board. At such time the management agreement will be terminated.

COMPENSATION OF DIRECTORS

    CompleTel LLC or CompleTel Europe will reimburse CompleTel LLC's directors for their reasonable out-of-pocket expenses incurred in connection with attending board or committee meetings for CompleTel LLC or any of its subsidiaries, including CompleTel Europe. Additionally, CompleTel LLC and its subsidiaries, including CompleTel Europe, have agreed to maintain existing levels of directors' and officers' indemnity insurance coverage. CompleTel LLC's directors receive no other compensation for services provided as a director of CompleTel LLC, as a member of the board of any of CompleTel LLC's subsidiaries, or as a member of any board committee.

EXECUTIVE COMPENSATION

    The following table sets forth in summary form all compensation paid during the year ended December 31, 1998, to the Chief Executive Officer of CompleTel LLC and each Executive Officer of CompleTel LLC whose annual salary and bonus exceeded $100,000 during such year:

    The following table sets forth the compensation for James E. Dovey, William
H. Pearson and Richard N. Clevenger. The table does not include David E. Lacey, who joined CompleTel as its Chief Financial Officer in December 1998 and, therefore, did not have salary and bonus in excess of $100,000 for the fiscal year ended December 31, 1998. During CompleTel's fiscal year ending December 31, 1999, Mr. Lacey expects to earn a salary at an annual rate of $170,000.

                           SUMMARY COMPENSATION TABLE

                                                                           ANNUAL COMPENSATION
                                                                -----------------------------------------
                                                                                          OTHER ANNUAL
                                                     FISCAL      SALARY                   COMPENSATION
NAME AND PRINCIPAL POSITION                           YEAR         ($)      BONUS ($)        ($)(1)
-------------------------------------------------  -----------  ---------  -----------  -----------------
James E. Dovey ..................................        1998   $ 175,000   $  95,000          --
  Chairman of the Board and Chief Executive
  Officer

William H. Pearson ..............................        1998   $ 175,000   $  95,000       $  45,407
  President of European Operations

Richard N. Clevenger ............................        1998   $ 150,000   $  82,500       $  32,987
  Senior Vice President and Chief Technology
  Officer

------------------------

(1) Includes perquisites and other benefits paid in excess of 10% of the total annual salary and bonus received by such officer during the last fiscal year. These amounts consist of housing allowances, moving expenses and travel expenses associated with the relocation of these executives to Paris and their ongoing foreign service.

EMPLOYMENT AGREEMENTS

    In May 1998, CompleTel LLC's wholly owned subsidiary, CableTel Management Inc., entered into employment agreements with each of James E. Dovey, William H. Pearson, and Richard N. Clevenger, including, among others, the following terms:

    SALARY. During the course of their employment, Mr. Dovey and Mr. Pearson are to receive an annual base salary of $175,000, and Mr. Clevenger is to receive an annual base salary of $150,000. These salaries may be adjusted upward by the board.

    BONUS. At the end of each calendar year, each of Messrs. Dovey, Pearson, and Clevenger will be entitled to receive an incentive bonus of up to 55% of his annual salary if CompleTel achieves during the year certain performance benchmarks set by the board.

    TAX EQUALIZATION. As expatriates, Messrs. Pearson and Clevenger will be subject to additional taxes and different taxes than if they lived and worked in the United States. Consequently, their employment agreements contain tax equalization provisions designed to ensure that they will be placed in substantially the same economic position as if they were employed in the U.S.

    SEVERANCE. Messrs. Dovey, Pearson, and Clevenger's employment agreements provide them with severance benefits if their employment is terminated due to death, disability, or nonperformance. In that case, he or his estate will receive severance equal to his base salary and benefits for six months, in Mr. Dovey's case, or nine months, in Messrs. Pearson and Clevenger's case. The employee is entitled to receive severance equal to his base salary and benefits for 24 months after the date of termination if he is terminated without cause or if he is terminated or constructively terminated within six months after a change in control. If the employee resigns or is terminated for cause, he will not be entitled to severance benefits.

    In December 1998, CableTel Management Inc. entered into an Employment Agreement with David E. Lacey including, among others, the following terms:

    SALARY. During the course of his employment, Mr. Lacey is to receive an annual base salary of $170,000, which salary may be adjusted upward by the board.

    BONUS. At the end of each calendar year, beginning in 1999, Mr. Lacey will be entitled to receive an incentive bonus of up to 50% of his annual salary if he achieves during the year certain performance benchmarks set by the board.

    SEVERANCE. Mr. Lacey's employment provides for severance benefits if his employment is

    - terminated due to his death or disability

    - terminated without cause, or is

    - terminated or constructively terminated within six months after a change of control.

In that case, Mr. Lacey or his estate will receive severance equal to his base salary and benefits for three months. If his employment is terminated for cause or he resigns, he will be entitled to no severance.

EXECUTIVE SECURITIES AGREEMENTS

    GENERAL. In May 1998, CompleTel LLC entered into executive securities agreements with Mr. Dovey, Mr. Pearson and Mr. Clevenger including, among others, the following terms:

        TIME VESTING. Each executive's common ownership interest in CompleTel LLC vests over a four-year period. 30% vested on the date of grant and 17.5% vests on each of the first four anniversaries of the date of grant. Time vesting would be accelerated by one year upon an initial

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    public offering of equity of CompleTel. In addition, 100% of each executive's common ownership interest in CompleTel LLC will vest

    - upon a sale of CompleTel where at least 50% of the consideration for such sale consists of cash or marketable securities,

    - upon any other sale of CompleTel if the executive is not afforded a comparable time-vesting arrangement in the surviving entity, and

    - if the executive is terminated by CompleTel other than for cause or nonperformance.

        PARTIAL PERFORMANCE VESTING. Pursuant to the performance vesting agreement described below, a portion of the executive's common ownership interest in CompleTel LLC is, in addition to time vesting, subject to performance vesting based upon the valuation of CompleTel LLC's equity implied by an initial public offering of equity of CompleTel or by actual sales of CompleTel LLC securities by Madison Dearborn Partners. That portion of the executive's common ownership interest that is subject to both time and performance vesting will be fully vested only when it has both time vested and performance vested. The percentage of that portion of the executive's common ownership interest eligible to performance vest in any performance-vesting event is based on factors set out in the performance vesting agreement.

        REPURCHASE OF SECURITIES. If the executive's employment is terminated for any reason, CompleTel LLC or its assignees, or, in limited circumstances, LPL and the other founding management investors, will have the right to repurchase all the executive's interests that have vested based on time at fair market value, and all other interests held by the executives at original cost.

        RESTRICTIONS ON TRANSFER. The executive's common interest in CompleTel LLC is subject to restrictions on transferability.

        NONCOMPETITION AND NONSOLICITATION AGREEMENTS. During the period of his employment and for two years thereafter, the executive has agreed:

    - not to hire or in any other way interfere with the CompleTel's employee, customer and other business relations; and

    - not to participate in any business or enterprise that competes with CompleTel Europe in any geographical area in which CompleTel Europe then operates or in good faith proposes to operate.

    DAVID E. LACEY EXECUTIVE SECURITIES AGREEMENT. In December 1998, CompleTel LLC and Mr. Lacey entered into an executive securities agreement, containing substantially the same terms as the executive securities agreements described above, except that Mr. Lacey's agreement includes a modified time vesting schedule:

    - at the end of the year in which he was hired, a portion vested in an amount equal to 25% divided by the number of months from the month of hire until the end of the year of hire;

    - additional 25% will vest on the last day of each of the next three calendar years; and

    - the remainder will vest on the fourth anniversary of the date of hire.

    EXECUTIVE SECURITIES AGREEMENTS ENTERED INTO BY OTHER MANAGEMENT
INVESTORS. Each other member of CompleTel's senior management who purchases or has purchased common ownership interests in CompleTel LLC must enter into an executive securities agreement. These executive securities agreements have substantially the same terms as Mr. Lacey's executive securities agreement described above.

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COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Prior to 1999, CompleTel did not have a Compensation Committee and the compensation of executive officers and other significant employees was determined by CompleTel LLC's board. James E. Dovey, our Chairman and Chief Executive Officer, and William H. Pearson, our President of European Operations, are both currently members of CompleTel LLC's board. In 1999, the board established a Compensation Committee consisting of four of the non-employee members, which is responsible for decisions regarding salaries, incentive compensation, stock option grants and other matters regarding executive officers and key employees and regarding director compensation and stock option grants.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

COMPLETEL LLC LIMITED LIABILITY COMPANY AGREEMENT

    The limited liability company agreement, dated as of May 18, 1998 and amended and restated as of January 28, 1999, among DeGeorge Holdings Limited Partnership, Madison Dearborn Capital Partners II, L.P., Dovey Company LLC, Dovey Family Partners LLLP, the named executives, executives that have signed Executive Security Agreements, David E. Lacey, James C. Allen, Royce J. Holland, George T. Laub and Reed E. Hundt, governs the affairs of CompleTel LLC. The limited liability company agreement includes, among others, the following terms:

    CAPITAL STRUCTURE. The limited liability company agreement authorized the issuance of (i) 65,750 convertible preferred ownership interests, (ii) 107,500 common ownership interests, and (iii) certain other interests issuable only in limited circumstances. The 65,750 preferred interests have been issued to the management investors under the executive securities agreements. Of the 107,500 common interests, 82,500 are reserved for issuance upon conversion of the preferred interests, and 25,000 have been issued, or are reserved for issuance, to the management investors and key employees under the executive securities agreements. Of the 25,000 common ownership interests issued or issuable to the management investors, 7,500 are subject to performance vesting under the performance vesting agreement. Up to 7,500 of the common ownership interests issuable upon conversion of the preferred interests are subject to forfeiture in a one-for-one ratio with the performance vesting of common ownership interests issued to management.

    TERMS OF THE PREFERRED INTERESTS. The preferred interests accrue a preferred yield at the rate of 8% per year of the sum of the liquidation value thereof and all accumulated and unpaid preferred yield thereon. "Liquidation value" for any preferred interest is equal to

    (1) the initial price paid to CompleTel LLC for such preferred interest on its date of issuance, PLUS

    (2) the aggregate contributions to the capital of CompleTel LLC made pursuant to the equity purchase agreement with respect to such preferred interest after its date of issuance, MINUS

    (3) all distributions constituting a return of capital with respect to such preferred interest after its date of issuance.

The indenture restricts the ability of CompleTel Europe to make dividends to CompleTel LLC in order to pay the preferred yield on the preferred interests.

    No distributions out of earnings and profits may be made to the common interests unless CompleTel LLC has first made distributions to the holders of preferred interests to pay the full amount of accrued preferred yield on the preferred interests. Upon any liquidation, dissolution, or winding up of CompleTel LLC (whether voluntary or involuntary), each holder of preferred interests will be entitled to receive, before any distribution is made with respect to any other class of CompleTel LLC's equity, distributions in cash equal to the aggregate liquidation value of all preferred interests held by such holder plus all accrued and unpaid preferred yield thereon.

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
    The preferred interests are convertible at any time and from time to time into common interests at the election of the holder thereof. In addition, all holders of preferred interests will be required to convert their preferred interests into common interests upon (i) a significant initial public offering of CompleTel LLC's common equity or (ii) the affirmative vote of the holders of a majority of the outstanding preferred interests. Upon any conversion of preferred interests, the holder thereof has the right to receive a distribution in cash equal to the amount of accrued but unpaid preferred yield on the preferred interests being converted, except that, if the conversion occurs in connection with an initial public offering of CompleTel LLC's common equity, the converting holder may elect to receive such payment in the form of CompleTel LLC securities at the public offering price. The 65,750 outstanding preferred interests are currently convertible into 82,500 common interests. The conversion ratio is subject to adjustment on a weighted-average basis upon any issuance or deemed issuance of common interests, or securities convertible into or exercisable for common interests, that otherwise would dilute the economic interests of the holders of preferred interests. The holders of preferred interests are entitled to vote their preferred interests with the holders of common interests on an as-if-converted basis on all matters submitted to a vote of the members.

    TERMS OF THE COMMON INTERESTS. The holders of common interests are entitled to one vote for each common interest held on all matters submitted to a vote of the members. Holders of common interests are entitled, subject to the preferences of the preferred interests, to receive such distributions, if any, as may be declared by CompleTel LLC's board out of profits allocated to the members. In the event of a liquidation, dissolution, or winding up of CompleTel LLC, the holders of common interests are entitled to share ratably in the assets of CompleTel LLC which are available for distribution, if any, remaining after the payment of all debts and liabilities of CompleTel LLC and the liquidation preference of any outstanding preferred interests.

    CONVERSION OF COMPLETEL LLC INTO A SUBCHAPTER C CORPORATION. Upon the affirmative vote of CompleTel LLC's board and the holders of a majority of the common and preferred interests, CompleTel LLC will be converted into a corporation, as that term is used in Subchapter C of the Internal Revenue Code. In connection with such conversion, each holder of preferred interests or common interests of CompleTel LLC will receive comparable equity securities of such corporation on the terms set forth in the LLC Agreement.

EQUITY PURCHASE AGREEMENT

    In May 1998, an equity purchase agreement, as amended and restated in January 1999, was entered into among CompleTel LLC, DeGeorge Holdings Limited Partnership, Madison Dearborn Capital Partners II, L.P., Dovey Family Partners LLLP, Dovey Company LLC, the named executives, David E. Lacey, James C. Allen, Royce J. Holland and George T. Laub.

    RESTRICTIVE COVENANTS. The private equity investors have the right to approve or disapprove CompleTel LLC's or CompleTel Europe's taking or agreeing to take certain actions, including, among other things,

    (1) making distributions with respect to, redeeming, or issuing any equity securities, any securities convertible into or exercisable for equity securities, or any debt with equity features,

    (2) loaning monies,

    (3) disposing of significant assets,

    (4) making acquisitions or entering into joint ventures,

    (5) entering into any merger, consolidation, liquidation, recapitalization, or reorganization,

    (6) entering into transactions with related persons,

    (7) incurring significant indebtedness, and

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
    (8) entering into or modifying any employment arrangement with CompleTel's Chief Executive Officer.

The private equity investors have approved CompleTel's consummation of the exchange offer.

    CONTRACTUAL PREEMPTIVE RIGHTS. Prior to an initial public offering or a sale of CompleTel LLC or CompleTel Europe, the private equity investors and the management investors have the right to participate pro rata in any issuance of common interests, or any securities convertible into or exercisable for common interests, other than issuances as part of a pro rata stock split or stock dividend, upon the conversion or exercise of other CompleTel LLC securities, of securities reserved for issuance to management investors, as part of the financing for an acquisition, to a lender in connection with its loan to CompleTel LLC or CompleTel Europe, or in an initial public offering.

    PUT RIGHTS. If a significant initial public offering or a sale of CompleTel LLC or CompleTel Europe has not occurred by May 18, 2005, each holder of preferred interests, or securities issued upon exercise thereof or otherwise in connection therewith, will have the right to require CompleTel LLC to take all actions necessary to purchase such interests or other securities held by such holder for fair market value (or, in the case of preferred interests to be repurchased, the greater of fair market value and the liquidation value, together with all accrued but unpaid preferred yield thereon). The indenture limits CompleTel Europe's ability to pay dividends and take other action that may be required to effect the repurchase.

PERFORMANCE VESTING AGREEMENT

    In May 1998, a performance vesting agreement, as amended in January 1999, was entered into among CompleTel LLC, DeGeorge Holdings Limited Partnership, Madison Dearborn Capital Partners II, L.P., Dovey Family Partners LLLP, Dovey Company LLC, the named executives, David E. Lacey, James C. Allen, Royce J. Holland, George T. Laub, Reed E. Hundt and executives that have executed Executive Securities Agreements. Under the performance vesting agreement, 7,500 of the 25,000 common interests issued or reserved for issuance to the management investors are subject to performance vesting based upon the valuation of CompleTel LLC's equity implied by an initial public offering of equity or by actual sales of CompleTel LLC securities by Madison Dearborn Partners. In addition, up to 7,500 of the common interests issuable to the management investors upon conversion of the preferred interests are subject to forfeiture if and when common interests subject to performance vesting vest. As a result, depending upon the percentage of the common interests subject to performance vesting that ultimately vest, and the corresponding percentage of common interests issuable upon conversion of the preferred interests that are ultimately forfeited, the allocation of total equity ownership of CompleTel LLC between the holders of preferred interests on an as-if-converted basis and the holders of common interests will range between 82.5%/17.5% and 75.0%/25.0%, assuming no other issuances of CompleTel LLC securities.

SECURITYHOLDERS AGREEMENT

    In May 1998, a securityholders agreement, as amended in January 1999, was entered into by the signatories to the limited liability company agreement that prohibits the management investors from transferring any preferred interests, or securities convertible into or exercisable for preferred interests, as opposed to their common interests, prior to May 18, 2000, other than to related parties, family members, or estate planning entities, or as part of a sale of CompleTel LLC. Transfers of any such preferred securities by private equity investors and by management investors after May 18, 2000, other than transfers to related parties, family members, or estate planning entities, to the public, or as part of a sale of CompleTel LLC, are subject to first refusal rights in favor of the other holders of preferred securities, and to "tag-along" rights of the holders of preferred securities and of the management investors with respect to their common interests that have both time vested and, if applicable, performance vested, to participate pro rata in such transfer. In the event a sale of CompleTel LLC or

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
CompleTel Europe is approved by the holders of a majority of the preferred securities, each of the private equity investors and management investors has agreed to approve such sale and, if requested, to sell its CompleTel LLC securities in such sale.

REGISTRATION AGREEMENT

    In May 1988, a registration agreement, as amended and restated in January 1999, was entered into by the signatories to the limited liability company agreement that provides the holders of a majority of the preferred securities to require CompleTel LLC to consummate an initial public offering. After CompleTel LLC's initial public equity offering, the private equity investors are entitled to demand up to three additional registrations on Form S-1, or its successor, under the Securities Act, and the holders of at least 10% of the outstanding preferred securities may request unlimited short-form registrations. In addition, the private equity investors and the management investors are entitled to "piggyback" on primary or secondary registered public offerings of CompleTel LLC's securities. Each private equity investor and management investor is subject to holdback restrictions in the event of an initial public offering or other public offering of CompleTel LLC securities.

RESTRUCTURING TRANSACTIONS

    In February 1999, CompleTel Europe, CompleTel Holdings and CompleTel (N.A.) N.V. entered into a subscription agreement pursuant to which CompleTel (N.A.) N.V. purchased 7.0% of the common interests of CompleTel Europe on a fully diluted basis and issued a corresponding percentage of its equity interests to CompleTel Holdings for the capital accounts of the holders of Class B interests of CompleTel Holdings.

    The subscription agreement imposes a number of covenants on CompleTel Europe and CompleTel (N.A.) N.V. for the benefit of CompleTel Holdings, including:

    (1) providing certain financial information concerning CompleTel Europe and its subsidiaries that CompleTel Holdings is required to provide to its members;

    (2) subject to debt instruments to which CompleTel Europe is a party, distributing cash to CompleTel Holdings in an amount that is intended to approximate its members' U.S. federal, state and local income tax liability on the net income allocated to its members for U.S. income tax purposes by CompleTel Holdings;

    (3) creating a sponsored American Depositary Receipt program for the Common Shares that will be in effect on or prior to the occurrence of a liquidation event; and

    (4) notifying CompleTel Holdings at the appropriate time that there is no material likelihood that CompleTel Europe should be considered a "passive foreign investment company" for U.S. federal income tax purposes for its current or any future taxable year.

    Pursuant to the subscription agreement, CompleTel Europe has agreed that all future transactions between CompleTel Europe and its officers, directors, principal shareholders or their respective affiliates, will be on terms no less favorable to CompleTel Europe than can be obtained from unrelated third parties.

UNITS OFFERING

    In February 1999, CompleTel Europe and CompleTel Holdings issued 147,000 units, each unit consisting of $1,000 principal amount at maturity of 14% senior discount notes of CompleTel Europe due 2009 and 10 non-voting class B membership interests of CompleTel Holdings, in an offering under Rule 144A of the Securities Act. Mr. DeGeorge, one of CompleTel LLC's directors, purchased 4,000 units in the offering on the same terms as the other purchasers.

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
         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    All of CompleTel Europe's issued and paid-up shares of capital are owned by CompleTel Holdings (indirectly through its wholly owned subsidiary, CompleTel (N.A.) N.V.). CompleTel LLC owns all of the Class A equity interests of CompleTel Holdings which represent 93% of CompleTel Holdings' total equity. The remaining 7% is represented by the non-voting Class B Interests included in the units purchased by the holders of the old notes. The power of CompleTel LLC to vote and dispose of its equity interests in CompleTel Holdings is exercised by CompleTel LLC's board, which is elected by the holders of CompleTel LLC's preferred interests and common interests, and the power of CompleTel Holdings to vote and dispose of the outstanding capital stock of CompleTel Europe is exercised by CompleTel Holdings' board of managers, which is elected by CompleTel LLC as the sole owner of the voting interests in CompleTel Holdings. CompleTel LLC's board and CompleTel Holdings' board of managers have the same composition. Thus, the holders of preferred and common interests in CompleTel LLC could be deemed to be beneficial owners of the equity interests of CompleTel Holdings owned by CompleTel LLC and the capital stock of CompleTel Europe indirectly owned by CompleTel Holdings. None of the holders of the Class B interests of CompleTel Holdings hold interests representing more than 5% of the outstanding common equity interests of CompleTel Holdings.

    The following table sets forth certain information regarding the beneficial ownership of the equity securities of CompleTel LLC by:

    (1) each of the directors and the named executive officers;

    (2) all directors and executive officers as a group;

    (3) each owner of more than 5% of the equity securities of CompleTel LLC ("5% Owners").

All information with respect to ownership of common interests is presented on a fully diluted basis assuming the conversion of all outstanding preferred interests and including all common interests subject to performance vesting, but does not give effect to any forfeiture of preferred interests upon performance vesting of such performance vesting interests under the performance vesting agreement. The preferred interests of CompleTel LLC are currently convertible into common interests of CompleTel LLC at a rate of approximately 1.25475 common interests for each preferred interest converted. The percentage of Common Units has been calculated on a fully diluted basis assuming the conversion of all outstanding preferred interests and including all common interests subject to

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
performance vesting, but not giving effect to any forfeiture of preferred interests upon performance vesting of such performance vesting interests under the performance vesting agreement.

                                                             COMPLETEL LLC
                                                     ------------------------------
                                                                     PERCENTAGE OF
NAME AND ADDRESS OF BENEFICIAL OWNER                 COMMON UNITS    COMMON UNITS
---------------------------------------------------  -------------  ---------------
DIRECTORS AND NAMED EXECUTIVE OFFICERS:
James E. Dovey (1).................................        6,564             6.1%
William H. Pearson (2)(3)..........................        6,731             6.3%
Richard N. Clevenger (3)(4)........................        5,760             5.4%
James C. Allen (5).................................          627               *
Royce J. Holland (6)...............................          627               *
Lawrence F. DeGeorge (7)(9)........................       23,292            21.7%
Paul J. Finnegan...................................       --              --
James H. Kirby.....................................       --              --
James N. Perry, Jr.................................       --              --
All Directors and executive officers as a group
  (10 persons).....................................       44,748            41.6%
5% OWNERS:
Madison Dearborn Partners (8)......................       56,470            52.5%
DeGeorge Holdings (9)..............................       23,292            21.7%

------------------------

*   Less than 1%

(1) These common interests are held by Mr. Dovey, Dovey Company LLC and Dovey Family Partners LLP. 2,025 of such common interests are subject to performance vesting under the performance vesting agreement. Approximately
    60.46 of such common interests issuable upon conversion of preferred interests are subject to forfeiture in the event of performance vesting of management common interests under the performance vesting agreement. All of such common interests, other than those issuable upon conversion of preferred interests, held directly and indirectly by Mr. Dovey are subject to time vesting, with 30% vested on May 18, 1998, and 17.5% vesting on each of the first four anniversaries thereof. Mr. Dovey's address is c/o CompleTel LLC, 6300 South Syracuse Way, Suite 355, Englewood, Colorado 80111.

(2) 2,287 of the common interests held by Mr. Pearson are subject to performance vesting under the performance vesting agreement. Approximately 6.05 of the common interests issuable upon conversion of the preferred interests held by Mr. Pearson are subject to forfeiture in the event of performance vesting of management common interests under the performance vesting agreement. All of the common interests, other than those issuable upon conversion of preferred interests, held by Mr. Pearson are subject to time vesting, with 30% vested on May 18, 1998, and 17.5% vesting on each of the first four anniversaries thereof.

(3) The address for Mr. Pearson and Mr. Clevenger is c/o CompleTel Europe, Washington Plaza-Immeuble Artois, 44 rue Washington, 75408 Paris CEDEX 08, France.

(4) 1,045 of the common interests held by Mr. Clevenger are subject to performance vesting under the performance vesting agreement. Approximately
    42.32 of the common interests issuable upon conversion of the preferred interests held by Mr. Clevenger are subject to forfeiture in the event of performance vesting of management common interests under the performance vesting agreement. All of the common interests, other than those issuable upon conversion of preferred interests, held by Mr. Clevenger are subject to time vesting, with 30% vested on May 18, 1998, and 17.5% vesting on each of the first four anniversaries thereof.

(5) Approximately 57.03 of these common interests are subject to forfeiture in the event of performance vesting of management common interests under the performance vesting agreement.

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
(6) Approximately 57.03 of these common interests are subject to forfeiture in the event of performance vesting of management common interests under the performance vesting agreement.

(7) Mr. DeGeorge is the Chairman and Chief Executive Officer of LPL Investment Group, Inc., the general partner of DeGeorge Holdings Limited Partnership, and his address is c/o LPL Investment Group, Inc., 140 Intracoastal Pointe, Suite 410, Jupiter, Florida 33477.

(8) These common interests are held by Madison Dearborn Capital Partners II, L.P. Approximately 5,133.65 of these common interests are subject to forfeiture in the event of performance vesting of management common interests under the performance vesting agreement. The address of Madison Dearborn Partners, Inc. is Three First National Plaza, Suite 3800, Chicago, Illinois 60602.

(9) These common interests are held by DeGeorge Holdings Limited Partnership. Approximately 2,117.45 of these common interests are subject to forfeiture in the event of performance vesting of management common interests under the performance vesting agreement. DeGeorge Holdings Limited Partnership also holds 40,000 Class B interests of CompleTel Holdings, representing approximately 2.7% of the outstanding Class B interests. The address of DeGeorge Holdings Limited Partnership is Investment Group, Inc., 140 Intracoastal Pointe, Suite 410, Jupiter, Florida 33477. Mr. DeGeorge has sole voting and investment power over the units owned by DeGeorge Holdings Limited Partnership.

                      DESCRIPTION OF CERTAIN INDEBTEDNESS

    We have received a commitment from Nortel and Paribas to provide vendor and bank financing in an aggregate amount of approximately $90 million to finance the deployment of our networks in France. The senior credit facilities, when implemented, would consist of an initial $20 million vendor facility to be repaid and replaced by a $90 million fully secured revolving credit and term loan bank facility, bearing interest at a variable rate commencing at LIBOR plus a margin, with a final maturity date of December 31, 2006. The final implementation of the commitments remains subject to the satisfaction of customary conditions including preparation of definitive documentation and completion of due diligence. Based on the terms of the commitments, we expect the availability of credit under the bank facility will be contingent on a number of conditions precedent, including:

    - satisfaction of capitalization requirements, including receipt of $50 million of proceeds from the notes;

    - satisfaction of currency and interest rate hedging requirements;

    - satisfaction of requirements for number of business access lines in service;

    - acceptable ratios of senior debt to number of access lines in service; and

    - satisfaction of financial ratios.

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
                            DESCRIPTION OF THE NOTES

    The new notes, like the old notes will be issued under the indenture, dated as of February 16, 1999, between CompleTel Europe, as issuer, CompleTel ECC B.V., as former escrow guarantor, and U.S. Bank Trust National Association, as trustee (the "Trustee"). On April 25, 1999, CompleTel ECC B.V. was released from its obligations under the Indenture. References in this "Description of the Notes" to the "Company" refer to CompleTel Europe alone and not to its subsidiaries. References in this "Description of the Notes" to "CompleTel LLC" refer to CompleTel LLC alone and not to its subsidiaries.

    The following description of the terms of the indenture is a summary. It does not restate the indenture and excludes certain of the definitions and complex legal terminology contained in the indenture. While we believe this summary contains the information about the indenture which is important to your decision to exchange old notes for new notes, it does not include all of the provisions of the indenture that you may feel are important. The indenture, and not this summary, defines your rights as a note holder. The indenture and its associated documents contain the full legal text of the matters described in this section. A copy of the indenture has been filed with the SEC as part of our registration statement of which this prospectus forms a part. See "Available Information" on the inside front cover of the prospectus for information on how to obtain a copy.

GENERAL

    The notes:

    - will be unsecured unsubordinated obligations of CompleTel Europe;

    - will be limited to $147,500,000 aggregate principal amount at maturity;
      and

    - will mature on February 15, 2009.

Cash interest will not be payable on the notes prior to February 15, 2004. Until, February 15, 2004, a significant amount of original issue discount will be recognized by each owner of notes as such discount accrues from the date of issuance of the old notes. From and after February 15, 2004, cash interest on the notes will accrue at a rate of 14% per annum from February 15, 2004 or from the most recent interest payment date to which interest has been paid or provided for. Cash interest will be payable semi-annually on February 15 and August 15 of each year, commencing August 15, 2004. Interest payments will be made to the registered owner of each note at the close of business on the February 1 or August 1 immediately preceding the interest payment date. Interest will be computed on the basis of a 360-day year of twelve 30-day months. If any additional interest (in addition to the stated interest on the notes) becomes payable on the notes, it will be payable in cash semi-annually on February 15 and August 15 of each year.

    The notes will be issued only in fully registered form, without coupons, in minimum denominations of $100,000 principal amount at maturity. Any notes issued in denominations in excess of $100,000 will be issued in increments of $1,000 principal amount at maturity. No service charge will be made for any registration of transfer or exchange of notes, but CompleTel Europe may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

METHOD OF RECEIVING PAYMENT

    Principal of, premium, if any, and interest on the notes will be payable, and the notes may be exchanged or transferred, at the office or agency of CompleTel Europe in the Borough of Manhattan, the City of New York (which initially will be in each case the corporate trust office of the Trustee (the "Paying Agent") at 100 Wall Street, 20th Floor, New York, New York 10005); PROVIDED that, at the

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
option of CompleTel Europe, payment of interest may be made by check mailed to the registered owners of the notes at their registered addresses.

ADDITIONAL AMOUNTS

    All payments made by CompleTel Europe or CompleTel LLC under the notes will be made free and clear of, and without withholding or deduction for any present or future tax or other government charge (including penalties and interest) imposed by or on behalf of the government of the Netherlands or any political subdivision or taxing authority or agency thereof or therein or any other jurisdiction in which CompleTel Europe is organized or engaged in business for tax purposes ("Taxes"), unless CompleTel Europe or CompleTel LLC is required to withhold or deduct Taxes by law or by the interpretation or administration thereof. If CompleTel Europe or CompleTel LLC is required to withhold or deduct any amount for or on account of Taxes, from any payment made under the notes, CompleTel Europe or CompleTel LLC will pay such additional amounts ("Additional Amounts") as may be necessary so that the net amount received by each owner of notes after such withholding or deduction will equal or exceed the amount the owner would have received if such Taxes had not been withheld or deducted. CompleTel Europe's obligation to pay Additional Amounts does not apply to

    - any Taxes that would not have been imposed but for the existence of any present or former connection between the relevant holder and the Netherlands or any political subdivision or taxing authority or agency thereof or therein or any other jurisdiction in which CompleTel Europe is organized or engaged in business for tax purposes (other than the mere receipt of such payment or the ownership or holding outside of the Netherlands or such other jurisdiction of such Note);

    - any estate, inheritance, gift, sales, transfer, personal property tax or similar tax, assessment or governmental charge; or

    - any Taxes payable otherwise than by deduction or withholding from payments of principal of (or premium, if any, on) or interest on such Note.

CompleTel Europe also will not be required to pay Additional Amounts if the payment could have been made without such deduction or withholding if the beneficiary of the payment had presented the note for payment within 30 days after the date on which such payment or such note became due and payable or the date on which payment thereof is duly provided for. In addition, CompleTel Europe is not required to pay Additional Amounts with respect to any payment of principal of (or premium, if any, on) or interest on such note to any Holder who is a fiduciary or partnership or any person other than the sole beneficial owner of such payment, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner of such payment would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the actual Holder of such Note.

    If CompleTel Europe conducts business in any jurisdiction (the "Taxing Jurisdiction") other than the Netherlands in a manner which causes Holders to be liable for taxes on payments under the notes for which they would not have been so liable but for such conduct of business in the Taxing Jurisdiction, "Taxes" shall include taxes imposed by way of deduction or withholding by such Taxing Jurisdiction and CompleTel Europe's and CompleTel LLC's obligations to pay Additional Amounts shall apply without regard to whether Holders or beneficial owners have a present or former connection with such Taxing Jurisdiction or any prefecture or territory thereof. CompleTel Europe or CompleTel LLC will furnish to the Holders of the notes, within 30 days after the date the payment of any Taxes so deducted or withheld is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by CompleTel Europe or CompleTel LLC.

    Whenever in the indenture or in this "Description of the Notes" there is mentioned, in any context, the payment of principal, premium, if any, interest or of any other amount payable under or with respect to any Note, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof. The foregoing obligations relating to Additional Amounts shall survive any termination, defeasance or discharge of the indenture.

COMPLETEL LLC GUARANTEE

    CompleTel LLC has unconditionally guaranteed, on a senior unsecured basis, the full and prompt performance of CompleTel Europe's obligations under the indenture and the notes, including the payment of principal, premium, if any, interest, and Additional Amounts, if any, on the notes.

    The indenture does not restrict any activities of CompleTel LLC, including the ability of CompleTel LLC to incur indebtedness, and all future debt and other liabilities of CompleTel LLC's subsidiaries, if any, other than CompleTel Europe or its subsidiaries, will be effectively senior to the obligations of CompleTel LLC under the guarantee.

    CompleTel LLC is a holding company with no material business operations, sources of income, or other assets other than its interests in CompleTel Europe and CompleTel Europe's subsidiaries. Accordingly, if CompleTel Europe is unable to satisfy its obligations under the indenture and the notes, it is unlikely that CompleTel LLC will have sufficient funds available to satisfy its obligations under the Guarantee.

OPTIONAL REDEMPTION

    CompleTel Europe may redeem the notes at its option, in whole or in part, at any time or from time to time, on or after February 15, 2004. The notes may be redeemed at the redemption prices, expressed in percentages of principal amount at maturity, set forth below, plus accrued and unpaid interest, if any, to the redemption date, subject to the right of Holders on the relevant Regular Record Date that is on or prior to the Redemption Date to receive interest due on an Interest Payment Date, if redeemed during the 12-month period commencing February 15 of the years set forth below:

                                                             REDEMPTION
                                                                PRICE
YEAR                                                         PERCENTAGE
---------------------------------------------------------  ---------------
2004.....................................................       107.000
2005.....................................................       104.667
2006.....................................................       102.333
2007 and thereafter......................................       100.000%

    In addition, at any time prior to February 15, 2002, CompleTel Europe may, at its election and on one or more occasions, redeem up to (i) 33 1/3% of the principal amount at maturity of the notes originally issued with the proceeds of one or more public equity offerings, at CompleTel Europe's option, at a redemption price of 114% of the accreted value on the redemption date plus accrued and unpaid interest, if any, to the redemption date; PROVIDED that (i) at least $98,334,000 aggregate principal amount at maturity of the notes remains outstanding after each such redemption.

REDEMPTION FOR CHANGES IN WITHHOLDING TAXES

    If as a result of any change in or amendment to any laws or regulations CompleTel Europe becomes required to pay any Additional Amounts and the payment of such Additional Amounts cannot reasonably be avoided by CompleTel Europe, the notes may be redeemed at the option of CompleTel Europe, in whole but not in part, at any time prior to the second interest payment date after such change or amendment at a redemption price equal to 100% of the accreted value of the notes to the redemption date, plus any accrued and unpaid interest and any Additional Amounts then due.

SELECTION AND NOTICE OF REDEMPTION

    To redeem the notes, we must give you not less than 30 nor more than 60 days' prior notice which we must mail to you by first class mail to your last address as it appears in the security register. Notice of any redemption relating to a public equity offering must be mailed within 60 days after such public equity offering.

    In the case of any partial redemption, the trustee will select the notes for redemption:

    - in compliance with the requirements of the principal national securities exchange, if any, on which the notes are listed, or

    - if the notes are not listed on a national securities exchange, PRO RATA, by lot or by such other method as the trustee in its sole discretion will deem to be fair and appropriate; or

    - in the case of a partial redemption following a public equity offering, PRO RATA.

    No note of $1,000 in principal amount or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption relating to such note will state the portion of the principal amount of such note to be redeemed. A new note in principal amount equal to the unredeemed portion of a note will be issued in the name of the holder of the note upon cancellation of the original note.

SINKING FUND

    There will be no sinking fund payments for the notes.

RANKING

    The notes are unsubordinated obligations of CompleTel Europe and will have the same right of payment as all other existing and future unsecured unsubordinated indebtedness of CompleTel Europe. The notes are senior in right of payment to all subordinated indebtedness of CompleTel Europe. CompleTel Europe is a holding company with limited assets and no business operations of its own. CompleTel Europe operates its business through its subsidiaries. Any right of CompleTel Europe and its creditors, including owners of the notes, to participate in the assets of any of CompleTel Europe's subsidiaries upon any liquidation or administration of any such subsidiary will be subject to the prior claims of the subsidiary's creditors, including trade creditors.

CERTAIN DEFINITIONS

    The following are significant terms defined in the indenture. You should review the indenture to see full disclosure of all terms that are defined in the indenture.

    "Accreted Value" means, for any Specified Date, the amount provided below for each $1,000 principal amount at maturity of notes:

    (1) if the Specified Date occurs on one of the following dates (each a "Semi-Annual Accrual Date") the Accreted Value will equal the amount set forth below for such Semi-Annual Accrual Date:

                                                                                   ACCRETED
SEMI-ANNUAL ACCRUAL DATE                                                             VALUE
-------------------------------------------------------------------------------  -------------
August 15, 1999................................................................   $    543.93
February 15, 2000..............................................................        582.01
August 15, 2000................................................................        622.75
February 15, 2001..............................................................        666.34
August 15, 2001................................................................        712.99
February 15, 2002..............................................................        762.90
August 15, 2002................................................................        816.30
February 15, 2003..............................................................        873.44
August 15, 2003................................................................        934.58
February 15, 2004..............................................................   $  1,000.00

    (2) if the Specified Date occurs before the first Semi-Annual Accrual Date, the Accreted Value of the notes, will equal the sum of

       (a) $508.54; and

       (b) an amount equal to the product of

           (x) the applicable Accreted Value for the first Semi-Annual Accrual Date less $508.54, MULTIPLIED by

           (y) a fraction, the numerator of which is the number of days from February 16, 1999 to the Specified Date, using a 360-day year of twelve 30-day months, and the denominator of which is the number of days from February 16, 1999 to the first Semi-Annual Accrual Date, using a 360-day year of twelve 30-day months;

    (3) if the Specified Date occurs between two Semi-Annual Accrual Dates, the Accreted Value will equal the sum of

       (a) the applicable Accreted Value for the Semi-Annual Accrual Date immediately preceding such Specified Date and

       (b) an amount equal to the product of

           (x) the applicable Accreted Value for the immediately following Semiannual Accrual Date less the Accreted Value for the immediately preceding Semi-Annual Accrual Date MULTIPLIED by

           (y) a fraction, the numerator of which is the number of days from the immediately preceding Semi-Annual Accrual Date to the Specified Date, using a 360-day year of twelve 30-day months, and the denominator of which is 180; or

    (4) if the Specified Date occurs after February 15, 2004, the Accreted Value will equal $1,000.

    "Acquired Indebtedness" means Indebtedness of a person existing at the time it becomes a Restricted Subsidiary or assumed in connection with an Asset Acquisition by a Restricted Subsidiary and not incurred in connection with, or in anticipation of, such person becoming a Restricted Subsidiary or such Asset Acquisition.

    "Adjusted Consolidated Net Income" means, for any period, the aggregate net income or loss of CompleTel Europe and its Restricted Subsidiaries for such period determined in conformity with GAAP. The following items, however, are excluded in computing Adjusted Consolidated Net Income:

    (1) the net income or loss of any person that is not a Restricted Subsidiary, except

       (a) with respect to net income, to the extent of the amount of dividends or other distributions actually paid to CompleTel Europe or any of the Restricted Subsidiaries by such person and

       (b) with respect to net losses, to the extent of the amount of Investments made by CompleTel Europe or any Restricted Subsidiary in such person;

    (2) the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary out of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary; PROVIDED that solely for the purposes of calculating the Consolidated Leverage Ratio, the exclusion of net income of a Restricted Subsidiary pursuant to this clause (F) will not give rise to any restrictions on the declaration or payment of dividends or other distributions which are permitted pursuant to clause (6) of the second paragraph under of the "Limitation on dividend and other payment restrictions affecting Restricted Subsidiaries" covenant described below;

    (3) any gains or losses, on an after-tax basis, attributable to Asset Sales;

    (4) except for purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of the first paragraph of the "Limitation on Restricted Payments" covenant described below, any amount paid or accrued as dividends on preferred stock of CompleTel Europe or any Restricted Subsidiary owned by persons other than CompleTel Europe and any of the Restricted Subsidiaries;

    (5) all extraordinary gains and extraordinary losses;

    (6) any compensation expense paid or payable solely with Capital Stock (other than Disqualified Stock) of CompleTel Europe; and

    (7) net income or loss of any person combined with CompleTel Europe or any Restricted Subsidiary on a "pooling of interests" basis attributable to any period commencing prior to the date of combination.

    "Affiliate" means, as applied to any person, any other person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such person. For purposes of this definition, "control" and the correlative meanings of the terms "controlling," "controlled by" and "under common control with" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract or otherwise.

    "Approved Jurisdiction" means any state of the United States or the District of Columbia, The Netherlands or any other member state of the European Community in respect of which CompleTel Europe delivers an Opinion of Counsel to the effect that the laws of such jurisdiction will not adversely affect the registered owners of the notes.

    "Asset Acquisition" means:

    (1) an investment by CompleTel Europe or any of the Restricted Subsidiaries in any other person pursuant to which such person becomes a Restricted Subsidiary or is merged into or consolidated with CompleTel Europe or any of the Restricted Subsidiaries; or

    (2) an acquisition by CompleTel Europe or any of the Restricted Subsidiaries of the property and assets of any person other than CompleTel Europe or any of the Restricted Subsidiaries that constitute substantially all of a division or line of business of such person or which is otherwise outside of the ordinary course of business.

    "Asset Disposition" means the sale or other disposition by CompleTel Europe or any of the Restricted Subsidiaries to a person other than CompleTel Europe or another Restricted Subsidiary of

    (1) Capital Stock of any Restricted Subsidiary,

    (2) all or substantially all of the assets that constitute a division or line of business of CompleTel Europe or any of the Restricted Subsidiaries or

    (3) its assets outside of the ordinary course of business.

    "Asset Sale" means any sale, transfer or other disposition (including by way of merger, consolidation or sale-leaseback transaction) in one transaction or a series of related transactions by CompleTel Europe or any of the Restricted Subsidiaries to any person other than CompleTel Europe or any of the Restricted Subsidiaries of:

    (1) all or any of the Capital Stock of any Restricted Subsidiary;

    (2) all or substantially all of the property and assets of an operating unit or business of CompleTel Europe or any of the Restricted Subsidiaries; or

    (3) any other property and assets, other than the Capital Stock or other Investment in an Unrestricted Subsidiary, of CompleTel Europe or any of the Restricted Subsidiaries that is outside the ordinary course of business and that is not governed by the provisions of the indenture applicable to mergers, consolidations and sales of all or substantially all of the assets of CompleTel Europe.

    The term "Asset Sale," however, does not include:

    (1) sales or other dispositions of inventory, receivables and other current assets;

    (2) sales, transfers or other dispositions of assets constituting a Restricted Payment permitted to be made under the "Limitation on Restricted Payments" covenant described below; or

    (3) sales, transfers or other dispositions of assets with a fair market value not in excess of $2 million (or the U.S. dollar equivalent) in any transaction or series of related transactions.

    "Average Life" means, at any date of determination with respect to any debt security, the quotient obtained by dividing

    (1) the sum of the products of (x) the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security and (y) the amount of such principal payment by

    (2) the sum of all such principal payments.

    "Board of Directors" means, prior to the occurrence of a Public Market, the board of directors of CompleTel LLC or any committee of such board of directors duly authorized to act under the indenture, and following the occurrence of a Public Market, the board of managing directors of

CompleTel Europe or any committee of such board of directors duly authorized to act under the indenture.

    "Capital Stock" means, with respect to any person, any and all voting or non-voting shares, interests, participations, rights in or other equivalents, however designated, of such person's capital stock, whether outstanding on the date the notes were originally issued or issued thereafter, and any and all rights other than any evidence of indebtedness, warrants or options exchangeable for or convertible into such capital stock.

    "Capitalized Lease" means, as applied to any person, any lease of any property, whether real, personal or mixed, of which the discounted present value of the rental obligations of such person as lessee, in conformity with GAAP, is required to be capitalized on such person's balance sheet.

    "Capitalized Lease Obligations" means the discounted present value of the rental obligations under a Capitalized Lease.

    "Change of Control" means such time as:

    (1) (a) prior to the occurrence of a Public Market, a person or group, other than a person or group controlled exclusively by the Equity Investors, becomes the ultimate beneficial owner, of Voting Stock representing a greater percentage of the total voting power of the Voting Stock of (x) CompleTel LLC, on a fully diluted basis, than is beneficially owned by the Equity Investors on such date or (y) CompleTel Europe, on a fully diluted basis, than is beneficially owned by the Existing Stockholders on such date; and

       (b) after the occurrence of a Public Market, a person or group, other than a person or group controlled exclusively by the Equity Investors, becomes the ultimate beneficial owner of more than 35% of the total voting power of the Voting Stock of CompleTel Europe on a fully diluted basis and such ownership represents a greater percentage of the total voting power of the Voting Stock of CompleTel Europe, on a fully diluted basis, than is held by the Existing Stockholders on such date; or

    (2) CompleTel Europe consolidates with, or merges with or into, another person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person, or any person consolidates with, or merges with or into, CompleTel Europe, in any such event pursuant to a transaction in which the outstanding Voting Stock of CompleTel Europe is converted into or exchanged for cash, securities or other property, other than any such transaction where

       (a) the outstanding Voting Stock of CompleTel Europe is converted into or exchanged for

            (i) Voting Stock (other than Disqualified Stock) of the surviving or transferee corporation or its parent corporation and/or

            (ii) cash, securities and other property in an amount which could be paid by CompleTel Europe as a Restricted Payment under the indenture, and

       (b) immediately after such transaction no person or group, other than a person or group controlled exclusively by the Equity Investors, is the beneficial owner, directly or indirectly, of more than 35% of the total Voting Stock of the surviving or transferee corporation or its parent corporation, as applicable and is the beneficial owner of a greater percentage of such Voting Stock than the Equity Investors; or

    (3) following the occurrence of a Public Market, individuals who on the date of occurrence of a Public Market constitute the Board of Directors cease for any reason to constitute a majority of the members of the Board of Directors then in office. For this purpose, a director is treated as being on the Board of Directors on the date of occurrence of the Public Market if such director's election by the Board of Directors or whose nomination by the Board of Directors for election by CompleTel Europe's stockholders was approved by a vote of at least two-thirds of the members of the Board of Directors then in office who themselves were members of the Board of Directors on February 16, 1999, or whose election or nomination for election was previously so approved.

For the purposes of the definition of "Change of Control" the terms "person" and "group" are used with the same meaning as those terms are used in Sections 13(d) and 14(d)(2) of the Securities and Exchange Act of 1934. In addition, the term "beneficial owner" is used as defined in Rules 13d-3 and 13d-5 under the Securities and Exchange Act of 1934, except that a person is considered to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time.

    "Common Stock" means, with respect to any person, any and all voting or nonvoting shares, interests or other participations in, and other equivalents, however designated, of such person's common equity whether or not outstanding on the date the notes were originally issued or issued thereafter, and includes, without limitation, all series and classes of such common equity.

    "Consolidated EBITDA" means, for any period, Adjusted Consolidated Net Income for such period plus, to the extent such amount was deducted in calculating such Adjusted Consolidated Net Income:

    (1) Consolidated Interest Expense;

    (2) income taxes (other than income taxes (either positive or negative) attributable to extraordinary and nonrecurring gains or losses or sales of assets);

    (3) depreciation expense;

    (4) amortization expense; and

    (5) all other non-cash items reducing Adjusted Consolidated Net Income, other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made, less all non-cash items increasing Adjusted Consolidated Net Income.

Consolidated EBITDA is determined on a consolidated basis for CompleTel Europe and the Restricted Subsidiaries in conformity with GAAP. However, if any Restricted Subsidiary is not a wholly owned Restricted Subsidiary, Consolidated EBITDA will be reduced, to the extent not otherwise reduced in accordance with GAAP, by an amount equal to:

    (1) the amount of the Adjusted Consolidated Net Income attributable to such Restricted Subsidiary MULTIPLIED by

    (2) the percentage ownership interest in the income of such Restricted Subsidiary not owned on the last day of such period by CompleTel Europe or any of the Restricted Subsidiaries.

    "Consolidated Interest Expense" means, for any period, the aggregate amount of interest in respect of Indebtedness and all but the principal component of rentals in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by CompleTel Europe and the Restricted Subsidiaries during such period, all as determined on a consolidated basis in conformity with GAAP, but without taking into account Unrestricted Subsidiaries. Consolidated Interest Expense is defined to include:

    (1) amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting;

    (2) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing;

    (3) the net costs associated with Interest Rate Agreements; and

    (4) interest in respect of Indebtedness that is Guaranteed or secured by CompleTel Europe or any of the Restricted Subsidiaries.

Consolidated Interest Expense is defined to exclude:

    (A) any amount of such interest of any Restricted Subsidiary if the net income of such Restricted Subsidiary is excluded in the calculation of Adjusted Consolidated Net Income pursuant to clause (2) of the definition thereof, but only in the same proportion as the net income of such Restricted Subsidiary is excluded from the calculation of Adjusted Consolidated Net Income pursuant to clause (3) of the definition thereof; and

    (B) any premiums, fees and expenses, and any amortization thereof, payable in connection with the offering of the notes.

    "Consolidated Leverage Ratio" means, on any Transaction Date, the ratio of

    (1) the aggregate amount of Indebtedness of CompleTel Europe and the Restricted Subsidiaries on a consolidated basis outstanding on such Transaction Date to

    (2) the aggregate amount of Consolidated EBITDA for the then most recent four fiscal quarters, or since inception of CompleTel Europe, if less than four fiscal quarters (the "Four Quarter Period"), for which financial statements of CompleTel Europe have been filed with the Securities and Exchange Commission or provided to the Trustee pursuant to the "Commission reports and reports to holders" covenant described below.

The calculation of the Consolidated Leverage Ratio,

    (A) gives pro forma effect to any Indebtedness to be incurred or repaid on the Transaction Date;

    (B) gives pro forma effect to Asset Dispositions and Asset Acquisitions (including giving pro forma effect to the application of proceeds of any Asset Disposition) that occur from the beginning of the Four Quarter Period through the Transaction Date (the "Reference Period") as if they had occurred and such proceeds had been applied on the first day of such Reference Period;

    (C) gives pro forma effect to asset dispositions and asset acquisitions (including giving pro forma effect to the application of proceeds of any asset disposition) that have been made by any person that has become a Restricted Subsidiary or has been merged with or into CompleTel Europe or any Restricted Subsidiary during such Reference Period and that would have constituted Asset Dispositions or Asset Acquisitions had such transactions occurred when such person was a Restricted Subsidiary as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions that occurred on the first day of such Reference Period;

    (D) includes in the aggregate amount of Indebtedness outstanding as of the end of the Reference Period, the total amount of funds outstanding and/or available on the Transaction Date under any revolving credit or similar facilities of CompleTel Europe or the Restricted Subsidiaries; and

    (5) (a) treats any Subsidiary of CompleTel Europe that is a Restricted Subsidiary on the Transaction Date as having been a Restricted Subsidiary at all times during the Reference Period and

       (b) treats any Subsidiary of CompleTel Europe that is not a Restricted Subsidiary on the Transaction Date as not having been a Restricted Subsidiary at any time during the Reference Period.

If clause (B) or (C) of the definition of "Consolidated Leverage Ratio" requires that pro forma effect be given to an Asset Acquisition or Asset Disposition, such pro forma calculation will be based upon the four full fiscal quarters immediately preceding the Transaction Date of the person, or division or line of business of the person, that is acquired or disposed of for which financial information is available.

    "Consolidated Net Worth" means, at any date of determination, stockholders' equity as set forth on the most recently available quarterly or annual consolidated balance sheet of CompleTel Europe and its Restricted Subsidiaries. Such balance sheet must be as of a date not more than 90 days prior to the date of such computation and it cannot take into account Unrestricted Subsidiaries. For this purpose, stockholders' equity as shown on such balance sheet is reduced by:

    (1) any amounts attributable to Disqualified Stock or any equity security convertible into or exchangeable for Indebtedness;

    (2) the cost of treasury stock; and

    (3) the principal amount of any promissory notes receivable from the sale of the Capital Stock of CompleTel Europe of any of its Restricted Subsidiaries.

Each item is determined in conformity with GAAP, excluding the effects of foreign currency exchange adjustments under Financial Accounting Standards Board Statement of Financial Accounting Standards No.52.

    "Cumulative Available Cash Flow" means, as of any date of determination, the positive cumulative Consolidated EBITDA realized during the period commencing on the first day of the fiscal quarter which includes the date on which the notes were originally issued and ending on the last day of the last fiscal quarter preceding the Transaction Date for which reports have been filed with the Commission or provided to the Trustee pursuant to the "Commission reports and reports to holders" covenant or, if such cumulative Consolidated EBITDA for such period is negative, the amount by which cumulative Consolidated EBITDA is less than zero.

    "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

    "Debt Securities" means any bonds, notes, debentures or other similar instruments issued by CompleTel Europe or by any Restricted Subsidiary, including by means of any Guaranty of CompleTel Europe or of any Restricted Subsidiary of securities of another person, whether in a public offering or private placement. The term "Debt Securities" excludes, however:

    (1) any Capitalized Lease Obligations; and

    (2) any notes, bankers' acceptances or other instruments evidencing commercial loans or equipment financing made by, and bills of exchange drawn on, banks, other financial lending institutions or equipment vendors.

    "Deeply Subordinated Shareholder Indebtedness" means indebtedness of CompleTel Europe, not to exceed $100 million in aggregate principal amount at maturity outstanding at any time, borrowed from and held by an Existing Stockholder, which indebtedness by its terms, or by the terms of any agreement or instrument pursuant to which such indebtedness is incurred,

    (1) is expressly made subordinate in right of payment and postponed as to all payments of principal, interest and Additional Amounts in respect of the notes and

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    (2) provides that no payment of principal, premium or interest on, or any other payment with respect to, such indebtedness may be made prior to the earlier of

       (x) the indefeasible payment in full in cash of all of CompleTel Europe's obligations under the notes and

       (y) the 92nd day after the final maturity of the notes.

Such indebtedness may provide for and be repaid at any time from the proceeds of a capital contribution or the sale of Capital Stock (other than Disqualified Stock) of CompleTel Europe after the incurrence of such indebtedness. In addition, the subordination terms of such indebtedness must be substantially in the form provided for in the indenture and CompleTel Europe receives an Opinion of Counsel as to the validity and enforceability of such subordination terms. Any event resulting in an Existing Stockholder ceasing to hold such indebtedness is treated as an incurrence of Indebtedness and such Indebtedness will cease to be Deeply Subordinated Shareholder Indebtedness.

    "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

    "Disqualified Stock" means any class or series of Capital Stock of any person that by its terms or otherwise is:

    (1) required to be redeemed prior to the Stated Maturity of the notes;

    (2) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the Stated Maturity of the notes; or

    (3) convertible into or exchangeable for Capital Stock referred to in clause
       (I) or (ii) above or Indebtedness having a scheduled maturity prior to the Stated Maturity of the notes.

Any Capital Stock that constitutes Disqualified Stock only because the holders thereof have the right to require such person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of the notes does not constitute Disqualified Stock if:

    (A) the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in the "Limitation on Asset Sales" and "Repurchase of notes upon a Change of Control" covenants described below; and

    (B) such Capital Stock, or the agreements or instruments governing the redemption rights thereof, specifically provides that such person will not repurchase or redeem any such stock under such provision prior to CompleTel Europe's repurchase of such notes as are required to be repurchased pursuant to the "Limitation on Asset Sales" and "Repurchase of Notes upon a Change of Control" covenants described below.

    "Equity Investors" means Madison Dearborn Partners, Inc. and LPL Investment Group, Inc., and their respective Affiliates.

    "Existing Stockholders" means (I) the Equity Investors and (ii) CompleTel LLC and its successors, so long as the Equity Investors, in the aggregate, beneficially own a majority of the Voting Stock of any such person.

    "fair market value" means the price that would be paid in an arm's length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors, whose determination shall

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be conclusive if evidenced by a Board Resolution. For purposes of the definition of "Total Incremental Equity," however,

    (1) the fair market value of any security registered under the Exchange Act shall be the average of the closing prices, regular way, of such security for the 20 consecutive trading days immediately preceding the sale of Capital Stock and

    (2) in the event the aggregate fair market value of any other property (other than cash or cash equivalents) received by CompleTel Europe exceeds $10 million (or the U.S. dollar equivalent), the fair market value of such property shall be determined by an internationally recognized investment banking firm and set forth in their written opinion delivered to the Trustee.

    "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the date on which the notes were originally issued, including, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations contained or referred to in the indenture shall be computed in conformity with GAAP applied on a consistent basis.

    "Guaranty" means any obligation, contingent or otherwise, of any person directly or indirectly guaranteeing any Indebtedness of any other person. This term includes, for example, any obligation, direct or indirect, contingent or otherwise, of such person:

    (1) to purchase or pay, or advance or supply funds for the purchase or payment of, Indebtedness of such other person, whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, unless such purchase arrangements are on arm's-length terms and are entered into in the ordinary course of business, to take-or-pay, or to maintain financial statement conditions or otherwise; or

    (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part).

The term "Guaranty", however, does not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

    "incur" means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, including an "incurrence" of Acquired Indebtedness. Neither the accrual of interest nor the accretion of original issue discount, however, is considered an incurrence of Indebtedness.

    "Indebtedness" means, with respect to any person at any date of determination:

    (1) all indebtedness of such person for borrowed money;

    (2) all obligations of such person evidenced by bonds, debentures, notes or other similar instruments;

    (3) all obligations, including reimbursement obligations, of such person in respect of letters of credit or other similar instruments;

    (4) all obligations of such person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such

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       property in service or taking delivery and title thereto or the completion of such services, except trade payables;

    (5) all Capitalized Lease Obligations of such person;

    (6) all Indebtedness of other persons secured by a Lien on any asset of such person, whether or not such Indebtedness is assumed by such person;

    (7) all Indebtedness of other persons Guaranteed by such person to the extent such Indebtedness is Guaranteed by such person;

    (8) all Disqualified Stock valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends; and

    (9) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Agreements.

The amount of Indebtedness of any person at any date shall be the outstanding balance at such date (or, in the case of a revolving credit or other similar facility, the total amount of funds outstanding and/or available on the date of determination) of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation. For the purposes of this definition, the amount of any Indebtedness under clause (6) is the lesser of (x) the fair market value of such asset at such date of determination and (y) the amount of such Indebtedness. In addition,

    (A) the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at the time of its issuance as determined in conformity with GAAP.

    (B) money borrowed and set aside at the time of the incurrence of any Indebtedness in order to prefund the payment of the interest on such Indebtedness is not "Indebtedness" so long as such money is held to secure the payment of such interest.

    (C) "Indebtedness" excludes any liability for federal, state, local or any other applicable taxes.

    (D) "Indebtedness" also excludes obligations with respect to letters of credit, including trade letters of credit, securing obligations (other than obligations described in clauses (1), (2), (5), (6), (7) or (8) above) entered into in the ordinary course of business to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the third business day following receipt of a demand for reimbursement.

    (E) Deeply Subordinated Shareholder Indebtedness does not constitute "Indebtedness" unless the holder thereof or another party commences proceedings or otherwise seeks to invalidate the subordination terms of the Deeply Subordinated Shareholder Indebtedness.

    "Interest Rate Agreement" means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement.

    "Investment" in any person means:

    (1) any direct or indirect advance, loan or other extension of credit, including by way of Guaranty or similar arrangement, but excluding advances to customers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable on the balance sheet of CompleTel Europe or the Restricted Subsidiaries; or

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    (2) capital contribution to such person, by means of any transfer of cash or other property, other than Capital Stock that is not Disqualified Stock to others or any payment for property or services for the account or use of others, or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by such person.

The term "Investment" includes:

    (A) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary; and

    (B) the fair market value of the Capital Stock or any other Investment held by CompleTel Europe or any of the Restricted Subsidiaries of or in any person that has ceased to be a Restricted Subsidiary, including, without limitation, by reason of any transaction permitted by clause (3) of the "Limitation on the issuance and sale of capital stock of Restricted Subsidiaries" covenant.

For purposes of the definition of "Unrestricted Subsidiary" and the "Limitation on Restricted Payments" covenant:

    (1) "Investment" includes the fair market value of the assets, net of liabilities other than liabilities to CompleTel Europe or any of the Restricted Subsidiaries, of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary;

    (2) the fair market value of the assets, net of liabilities other than liabilities to CompleTel Europe or any of the Restricted Subsidiaries, of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary is considered a reduction in outstanding Investments; and

    (3) any property transferred to or from an Unrestricted Subsidiary is valued at its fair market value at the time of such transfer.

In no event shall any issuance of Capital Stock (other than Disqualified Stock) of CompleTel Europe in exchange for Capital Stock, property or assets of another person constitute an Investment by CompleTel Europe in such other person.

    "Issue Date" means February 16, 1999, the date on which the notes were originally issued under the indenture.

    "Leveraged Subsidiary" means any Subsidiary Guarantor that has incurred Indebtedness (other than Acquired Indebtedness) pursuant to the first paragraph of the "Limitation on Indebtedness" covenant or any Refinancings thereof incurred under clause (2) of the second paragraph of the "Limitation on Indebtedness" covenant for so long as any such Indebtedness, or any Refinancing thereof, is outstanding.

    "License" means authorization or renewal authorization from the applicable federal or national level governmental agency or authority to construct and operate a local switched network providing wireline telecommunications services.

    "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind, including any conditional sale or other title retention agreement or lease in the nature of a security interest or any agreement to give any security interest.

    "Management Services Agreements" means agreements pursuant to which CableTel Management Inc. provides management services to CompleTel Europe or a Restricted Subsidiary. The maximum fee payable by any person pursuant to any such agreement may not exceed 105% of the costs, expenses, charges and disbursements allocated to such person and incurred by CableTel Management Inc. in connection with its performance of such agreement.

    "Moody's" means Moody's Investors Service, Inc. and its successors.

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    "Net Cash Proceeds" means:

    (1) with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations, to the extent corresponding to the principal, but not interest, component of such obligations, when received in the form of cash or cash equivalents, except to the extent such obligations are financed or sold with recourse to CompleTel Europe or any Restricted Subsidiary, and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of:

       (a) brokerage commissions and other fees and expenses, including fees and expenses of counsel and investment bankers;

       (b) provisions for all taxes, whether or not such taxes will actually be paid or are payable, as a result of such Asset Sale without regard to the consolidated results of operations of CompleTel Europe and the Restricted Subsidiaries, taken as a whole;

       (c) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that is either secured by a Lien on the property or assets sold or required to be paid as a result of such sale; and

       (d) appropriate amounts to be provided by CompleTel Europe or any Restricted Subsidiary as a reserve against any liabilities associated with such Asset Sale, including pension and other postemployment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP; and

    (2) with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations, to the extent corresponding to the principal, but not interest, component of such obligations, when received in the form of cash or cash equivalents, except to the extent such obligations are financed or sold with recourse to CompleTel Europe or any Restricted Subsidiary, and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such conversion.

    "Offer to Purchase" means an offer to purchase notes by CompleTel Europe, or, in the event of a Change of Control, by a third party, from the holders of the notes commenced by mailing a notice to the Trustee and each holder stating:

    (1) the covenant pursuant to which the offer is being made and that all notes validly tendered will be accepted for payment on a pro rata basis;

    (2) the purchase price and the date of purchase (the "payment date"), which shall be a business day no earlier than 30 days nor later than 60 days from the date such notice is mailed;

    (3) that any note not tendered will continue to accrue interest or original issue discount pursuant to its terms;

    (4) that, unless there is a default in the payment of the purchase price, any note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest or original issue discount on and after the payment date;

    (5) that holders electing to have a note purchased pursuant to the Offer to Purchase will be required to surrender the note, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side of the note completed, to the paying agent at the address

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       specified in the notice prior to the close of business on the business day immediately preceding the payment date;

    (6) that holders will be entitled to withdraw their election if the paying agent receives, not later than the close of business on the third business day immediately preceding the payment date, a telegram, facsimile transmission or letter setting forth the name of the withdrawing holder, the principal amount at maturity of notes delivered for purchase and a statement that such holder is withdrawing his election to have such notes purchased; and

    (7) that holders whose notes are being purchased only in part will be issued new notes equal in principal amount to the unpurchased portion of the notes surrendered.

    "Pari Passu Debt" means Pari Passu Debt Securities of CompleTel Europe or of any Subsidiary Guarantor the terms of which require that Net Cash Proceeds be used to permanently reduce, and thereby also reduce commitments relating to, such Indebtedness.

    "Pari Passu Debt Securities" means any Debt Securities of CompleTel Europe or any Subsidiary Guarantor that ranks PARI PASSU in right of payment with the notes and any Subsidiary Guaranties, as applicable.

    "Pari Passu Pro Rata Share" means a fraction

    (1) the numerator of which is the aggregate principal amount of Pari Passu Debt outstanding on the date Net Cash Proceeds are received and

    (2) the denominator of which is the sum of (x) the aggregate principal amount of notes outstanding on such date and (y) the aggregate principal amount of any Pari Passu Debt on such date.

    "Permitted Investment" means:

    (1) an Investment in CompleTel Europe or a Restricted Subsidiary or a person that is primarily engaged in a Telecommunications Business and that will, upon the making of such Investment, become a Restricted Subsidiary or be merged or consolidated with or into, or transfer or convey all or substantially all its assets to, CompleTel Europe or a Restricted Subsidiary;

    (2) Temporary Cash Investments;

    (3) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP;

    (4) stock, obligations or securities received in satisfaction of judgments;

    (5) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and worker's compensation, performance and other similar deposits;

    (6) Interest Rate Agreements and Currency Agreements designed solely to protect CompleTel Europe or any Restricted Subsidiary, as the case may be, against fluctuations in interest rates or foreign currency exchange rates; and

    (7) loans or advances to officers or employees of CompleTel Europe or any Restricted Subsidiary that do not in the aggregate exceed $5 million (or the U.S. dollar equivalent) at any time outstanding.

    "Public Equity Offering" means an underwritten primary public offering of Common Stock of CompleTel Europe pursuant to

    (1) an effective registration statement under the Securities Act or

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    (2) a prospectus prepared in connection with the listing of shares of Common
       Stock covered thereby on the London Stock Exchange.

    A "Public Market" will exist if:

    (1) a Public Equity Offering has been consummated and

    (2) at least 15% of the total issued and outstanding Common Stock of CompleTel Europe has been distributed pursuant to

       (a) an effective registration statement under the Securities Act or sales pursuant to Rule 144 under the Securities Act or

       (b) a prospectus prepared in connection with the listing of shares of Common Stock covered thereby on the London Stock Exchange.

    "Refinancing" means any refinancing, whether by amendment, renewal, extension, refunding or defeasance, of outstanding Indebtedness of CompleTel Europe and/or of any Restricted Subsidiary.

    "Refinancing Indebtedness" means

    (1) Indebtedness of CompleTel Europe to the extent the proceeds thereof are used to refinance, whether by amendment, renewal, extension, refunding or defeasance, Indebtedness of CompleTel Europe or any of the Restricted Subsidiaries, in each such event, incurred under the first paragraph of the "Limitation on Indebtedness"covenant described below or clause (4)(a) or (6) of the second paragraph of such covenant or otherwise outstanding on the date the notes were originally issued, and

    (2) Indebtedness of any Restricted Subsidiary to the extent the proceeds thereof are used to refinance, whether by amendment, renewal, extension, refunding or defeasance, Indebtedness of a Restricted Subsidiary, in each such event, incurred under the first paragraph of the "Limitation on Indebtedness"covenant described below or clause (4)(b) of the second paragraph of such covenant or otherwise outstanding on the date the notes were originally issued;

The principal amount of Refinancing Indebtedness incurred or, if such Refinancing Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof, the accreted value of such Refinancing Indebtedness, may not exceed the principal amount or accreted value, as the case may be, of the Indebtedness refinanced, plus the amount of any premium required to be paid in connection with such refinancing or the amount of any premium reasonably determined by the Board of Directors as necessary to accomplish such refinancing by means of a tender offer or privately negotiated purchase, plus the amount of reasonable expenses in connection therewith. In addition, Refinancing Indebtedness

    (A) may not have a scheduled principal payment prior to the final maturity of the Indebtedness being refinanced and

    (B) shall have an Average Life equal to or greater than the shorter of

        (i) the Average Life of the Indebtedness refinanced or

        (ii) the remaining Average Life of the notes.

If the Indebtedness to be refinanced is Subordinated Indebtedness, the Refinancing Indebtedness to be incurred must also be Subordinated Indebtedness of the person whose Indebtedness is to be refinanced on terms no less favorable in any material respect to the holders of the notes than the Indebtedness being refinanced.

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    "Replacement Assets" means property or assets, other than current assets, of a nature or type or that are used or useful in a business, or in a company having property and assets of a nature or type, or engaged in a business, similar or related to the nature or type of the property and assets of, or the business of, CompleTel Europe and the Restricted Subsidiaries existing on the date such Replacement Assets are acquired, as determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution.

    "Restricted Subsidiary" means any Subsidiary of CompleTel Europe other than an Unrestricted Subsidiary.

    "Restricted Payment" has the meaning set forth in the first paragraph of the section entitled "Description of Notes--Covenants--Limitation on Restricted Payments."

    "Senior Credit Facility" means any senior commercial term loan and/or revolving credit facility, including any letter of credit subfacility, or vendor financing facility entered into principally with commercial banks or other financial institutions typically party to commercial loan or vendor financing agreements.

    "Significant Subsidiary" means, at any date of determination, any Restricted Subsidiary that, together with its Subsidiaries, (i) for the most recent fiscal year of CompleTel Europe, accounted for more than 10% of the consolidated revenues of CompleTel Europe and the Restricted Subsidiaries or (ii) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of CompleTel Europe and the Restricted Subsidiaries, all as set forth on the most recently available consolidated financial statements of CompleTel Europe for such fiscal year.

    "S&P" means Standard & Poor's Ratings Services and its successors.

    "Specified Date" means any Redemption Date, any Payment Date for an Offer to Purchase or any date on which the notes first become due and payable after an Event of Default.

    "Stated Maturity" means,

    (1) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable, and

    (2) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

    "Subordinated Indebtedness" means any Indebtedness of CompleTel Europe or any Restricted Subsidiary which is expressly subordinated in right of payment in any manner to any other Indebtedness of CompleTel Europe or such Restricted Subsidiary, as the case may be.

    "Subsidiary" means, with respect to any person, any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such person and one or more other Subsidiaries of such person.

    "Subsidiary Guarantor" means any issuer of a Subsidiary Guaranty for so long as such Subsidiary Guaranty remains outstanding.

    "Subsidiary Guaranty" means a guaranty of the notes issued pursuant to the terms of the indenture.

    "Target Market" means any of the Paris, Lyon, Marseilles, Lille, London or Berlin metropolitan markets.

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    "Telecommunications Business" means the development, ownership or operation of one or more telephone, telecommunications or information systems or the provision of telephony, telecommunication or information services and any related, ancillary or complementary business.

    "Temporary Cash Investment" means any of the following:

    (1) direct obligations of the United States of America or any agency thereof or the Netherlands, the United Kingdom, France, Germany or any other member of the European Economic Community rated at least "A" by S&P or "A" by Moody's ("Government Securities") or obligations guaranteed by the United States of America or any agency thereof or the Netherlands, the United Kingdom, France, Germany or any other member of the European Economic Community rated at least "A" by S&P or "A" by Moody's with a term of not more than one year; PROVIDED that money borrowed and set aside at the time of incurrence of Indebtedness in order to prefund the payment of interest on such Indebtedness may be invested in Government Securities with a term in excess of one year but in no event with a term in excess of the period for which interest has been prefunded with respect to such Indebtedness;

    (2) time deposit accounts, certificates of deposit and money market deposits maturing within one year of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America or any state thereof, the Netherlands, the United Kingdom, France, Germany or any other member of the European Economic Community and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $250 million, or the foreign currency equivalent of $250 million, and has outstanding debt which is rated "A" by S&P or "A" by Moody's;

    (3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above;

    (4) commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation, other than an Affiliate of CompleTel Europe, organized and in existence under the laws of the United States of America or any state thereof, the Netherlands, the United Kingdom, France, Germany or any other member of the European Economic Community, with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's or "A-l" (or higher) according to S&P; and

    (5) securities with maturities of six months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, the Netherlands, the United Kingdom, France, Germany or any other member of the European Economic Community, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or "A" by Moody's.

    "Total Incremental Equity" means, at any time of determination, the sum of, without duplication,

    (1) the aggregate Net Cash Proceeds and fair market value of property determined as of the date of receipt of such property received by CompleTel Europe from capital contributions in respect of existing Capital Stock, other than Disqualified Stock, or the issuance or sale of Capital Stock, other than Disqualified Stock but including Capital Stock issued upon the conversion of convertible Indebtedness or from the exercise of options, warrants or rights to purchase Capital Stock, other than Disqualified Stock, subsequent to the Issue Date, other than to a Subsidiary of CompleTel Europe, PLUS

    (2) the aggregate cash proceeds received by CompleTel Europe or any Restricted Subsidiary from the sale, disposition or repayment, in whole or in part, of any Investment that is or was made

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       after the original date of issuance of the notes and that constitutes a
       Restricted Payment that has been deducted from Total Incremental Equity pursuant to clause (3) below in an amount equal to the lesser of

       (a) the return of capital with respect to the applicable portion of such Investment and

       (b) the cost of the applicable portion of such Investment, in either case, less the cost of the disposition of such Investment, MINUS

    (3) the aggregate amount of all Restricted Payments declared or made on and after the Issue Date (other than a Restricted Payment made pursuant to clause (II) of the second paragraph of the "Limitation on Restricted Payments" covenant described below.

    "Transaction Date" means, with respect to the incurrence of any Indebtedness by CompleTel Europe or any of the Restricted Subsidiaries, the date such Indebtedness is to be incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

    "Unrestricted Subsidiary" means:

    (1) any Subsidiary of CompleTel Europe that at the time of determination has been designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and

    (2) any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors may designate any Restricted Subsidiary, including any newly acquired or newly formed Subsidiary of CompleTel Europe, to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, CompleTel Europe or any Restricted Subsidiary. In addition,

    (A) any Guaranty by CompleTel Europe or any Restricted Subsidiary of any Indebtedness of the Subsidiary being so designated shall be deemed an "incurrence" of such Indebtedness and an "Investment" by CompleTel Europe or such Restricted Subsidiary, or both, at the time of such designation;

    (B) either (i) the Subsidiary to be so designated has total assets of $1,000 (or the U.S. dollar equivalent) or less or (ii) if such Subsidiary has assets greater than $1,000 (or the U.S. dollar equivalent), such designation would be permitted under the "Limitation on Restricted Payments"covenant described below;

    (C) if applicable, the incurrence of Indebtedness and the Investment referred to in clause (A) above would be permitted under the "Limitation on Indebtedness" and "Limitation on Restricted Payments" covenants described below; and

    (D) except in the case of an Investment made pursuant to clause (IV) of the second paragraph of the "Limitation on Restricted Payments" covenant described below, immediately after giving effect to such designation, CompleTel Europe would be able to incur $1.00 of Indebtedness under the first paragraph of the "Limitation on Indebtedness" covenant described below.

The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary if:

    (1) no Default has occurred and is continuing at the time of or after giving effect to such designation; and

    (2) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately after such designation would, if incurred at such time, have been permitted to be incurred, and shall be deemed to have been incurred, for all purposes of the indenture.

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CompleTel Europe must file with the Trustee a copy of the Board Resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the foregoing provisions.

    "Voting Stock" means, with respect to any person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such person.

SUMMARY OF OPERATING COVENANTS

    In the indenture, CompleTel Europe agreed to certain restrictions that limit its and its Restricted Subsidiaries' ability, among other things, to:

    - incur indebtedness

    - pay dividends

    - repurchase capital stock or subordinated indebtedness

    - make investments

    - issue capital stock of Restricted Subsidiaries

    - have Restricted Subsidiaries issue guarantees

    - engage in transactions with stockholders and affiliates

    - incur liens

    - engage in sale-leaseback transactions

    - sell assets

    - effect mergers.

In addition, if a Change of Control occurs, each holder of notes will have the right to require CompleTel Europe to repurchase all or part of such holder's notes at a price equal to 101% of the accreted value of the notes on the repurchase date plus accrued interest and Additional Amounts, if any, to the date of purchase.

COVENANTS

    LIMITATION ON INDEBTEDNESS

    CompleTel Europe will not, and will not permit any of the Restricted Subsidiaries to, incur any Indebtedness, other than the notes and Indebtedness existing on the Issue Date, except that CompleTel Europe and any Subsidiary Guarantor may incur Indebtedness, including Acquired Indebtedness, and any Restricted Subsidiary may incur Acquired Indebtedness, if, in either case, after giving effect to the incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Consolidated Leverage Ratio would be greater than zero and less than 6:1.

    This restriction does not apply to the following:

    (1) Indebtedness

       (a) of any Restricted Subsidiary owed to CompleTel Europe evidenced by a promissory note or

       (b) of CompleTel Europe or any Restricted Subsidiary to any Restricted Subsidiary

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    except that, in the case of clause (b) above, any event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or, in the case of clause (a) and (b) above, any subsequent transfer of such Indebtedness, other than to CompleTel Europe or another Restricted Subsidiary, shall be deemed, in each case, to constitute an incurrence of such Indebtedness not permitted by this clause (1);

    (2) Refinancing Indebtedness;

    (3) Indebtedness of CompleTel Europe or any Restricted Subsidiary

       (a) in respect of performance, surety or appeal bonds provided in the ordinary course of business,

       (b) under Currency Agreements and Interest Rate Agreements, but only if such agreements:

            (i) are designed solely to protect CompleTel Europe or any
                Restricted Subsidiary against fluctuations in foreign currency exchange rates or interest rates;

            (ii) do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder; and

           (iii) arise from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guaranties or letters of credit, surety bonds or performance bonds securing any obligations of CompleTel Europe or any Restricted Subsidiary pursuant to such agreements, in any case incurred in connection with the disposition of any business, assets or Restricted Subsidiary, other than Guaranties of Indebtedness incurred by any person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition, in an amount not to exceed the gross proceeds actually received by CompleTel Europe or any Restricted Subsidiary in connection with such disposition;

    (4) Indebtedness represented by (a) the notes, (b) Guaranties of the notes and (c) Guaranties by any Restricted Subsidiary of Indebtedness of CompleTel Europe that is otherwise permitted under this covenant and by, and made in accordance with, the "Limitation on issuance of Guaranties by Restricted Subsidiaries" covenant described below;

    (5) Indebtedness

       (a) of CompleTel Europe which, if such Indebtedness constitutes Debt Securities, does not mature as to principal or become mandatorily redeemable prior to the Stated Maturity of the notes; or

       (b) of any Restricted Subsidiary, other than Debt Securities,

       incurred to finance the cost, including the cost of design, development, acquisition, construction, installation, improvement, transportation or integration, to acquire equipment, inventory or network assets, including acquisitions by way of Capitalized Leases and acquisitions of the Capital Stock of a person that becomes a Restricted Subsidiary to the extent of the fair market value of the equipment, inventory or network assets of such person so acquired, by CompleTel Europe or a Restricted Subsidiary after the date of the original issuance of the notes for application or use in a Telecommunications Business in an aggregate principal amount not to exceed $225 million (or the U.S. dollar equivalent) at any one time outstanding;

    (6) Indebtedness of CompleTel Europe such that, after giving effect to the incurrence thereof, the total aggregate principal amount of Indebtedness incurred under this clause (6) and any

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       Refinancings thereof otherwise incurred in compliance with the indenture would not exceed 200% of Total Incremental Equity;

    (7) Indebtedness of CompleTel Europe and its Subsidiaries incurred under one or more Senior Credit Facilities in an aggregate principal amount not to exceed $170 million (or the U.S. dollar equivalent) at any time outstanding; and

    (8) Indebtedness, in addition to Indebtedness permitted under clauses (1) through (7) above, outstanding at any time in an aggregate principal amount not to exceed $25 million (or the U.S. dollar equivalent).

    The maximum amount of Indebtedness that CompleTel Europe or a Restricted Subsidiary may incur pursuant to this "Limitation on Indebtedness" covenant will not be deemed to be exceeded, with respect to any outstanding Indebtedness, solely as the result of fluctuations in the exchange rates of currencies.

    For purposes of determining compliance with this "Limitation on Indebtedness" covenant, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses, CompleTel Europe, in its sole discretion, shall classify, and from time to time may reclassify, such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses.

    LIMITATION ON RESTRICTED PAYMENTS

    The indenture restricts the ability of CompleTel Europe and the Restricted Subsidiaries, directly or indirectly, to:

    (1) declare or pay any dividend or make any distribution on or with respect to its Capital Stock, other than

       (a) dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and

       (b) pro rata dividends or distributions on Common Stock of Restricted Subsidiaries held by persons other than CompleTel Europe or any of the Restricted Subsidiaries;

    (2) purchase, redeem, retire or otherwise acquire for value any Capital Stock of

       (a) CompleTel Europe or an Unrestricted Subsidiary held by any person or

       (b) a Restricted Subsidiary held by any Affiliate of CompleTel Europe, other than a Restricted Subsidiary, or any holder, or any Affiliate of such holder, of 5% or more of any class of Capital Stock of CompleTel Europe;

    (3) make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value prior to any scheduled mandatory payment date, of Subordinated Indebtedness; or

    (4) make any Investment, other than a Permitted Investment, in any person.

Such payments or any other actions described in clauses (1) through (4) above are collectively "Restricted Payments." CompleTel Europe will not, and will not permit any Restricted Subsidiary to, make any Restricted Payment if, at the time of, and after giving effect to, the proposed Restricted Payment:

    (A) a Default shall have occurred and be continuing;

    (B) CompleTel Europe could not incur at least $1.00 of Indebtedness under the first paragraph of the "Limitation on Indebtedness" covenant; or

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    (C) the aggregate amount of all Restricted Payments (the amount, if other than in cash, to be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) made after the Issue Date shall exceed the sum of

        (i) the amount of (x) Cumulative Available Cash Flow determined at the time of such Restricted Payment less (y) 150% of the cumulative Consolidated Interest Expense determined for the period commencing on the first day of the fiscal quarter which includes the Issue Date and ending on the last day of the last fiscal quarter preceding the Transaction Date for which reports have been filed with the Commission or provided to the applicable Trustee pursuant to the "Commission Reports and Reports to Holders" covenant described below PLUS

        (ii) the aggregate Net Cash Proceeds received by CompleTel Europe after the date of original issuance of the notes as a capital contribution or from the issuance and sale of its Capital Stock, other than Disqualified Stock, to a person who is not a Subsidiary of CompleTel Europe, including an issuance or sale permitted by the applicable indenture of Indebtedness of CompleTel Europe for cash subsequent to the Issue Date upon the conversion of such Indebtedness into Capital Stock, other than Disqualified Stock, of CompleTel Europe, PLUS

       (iii) an amount equal to the net reduction in Investments constituting Restricted Payments resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to CompleTel Europe or any Restricted Subsidiary, or from the Net Cash Proceeds from the sale of any such Investment less the cost of the disposition of such Investment, except, in each case, to the extent any such payment or proceeds are included in the calculation of Adjusted Consolidated Net Income, or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries, valued in each case as provided in the definition of "Investments", not to exceed, in each case, the amount of such Investment, MINUS

        (iv) 50% of the then outstanding principal amount of any Indebtedness incurred pursuant to clause (6) of the second paragraph of the "Limitation on Indebtedness" covenant and any Refinancings thereof (regardless of any subsequent reclassification of any such Indebtedness).

    The foregoing provision shall not be violated by reason of:

    (I) the payment of any dividend within 60 days after the date of declaration thereof if, at the date of declaration, such payment would comply with the foregoing paragraph;

   (II) so long as no Default shall have occurred and be continuing, the redemption, repurchase, defeasance or other acquisition or retirement for value of Subordinated Indebtedness including premium, if any, and accrued and unpaid interest, with the proceeds of, or in exchange for, Indebtedness incurred under clause (2) of the second paragraph of the "Limitation on Indebtedness" covenant;

   (III) the repurchase, redemption or other acquisition of Capital Stock of CompleTel Europe or a Subsidiary of CompleTel Europe in exchange for, or out of the proceeds of a capital contribution or a substantially concurrent offering of, Capital Stock, other than Disqualified Stock, of CompleTel Europe;

   (IV) so long as no Default shall have occurred and be continuing, the making of any principal payment or the repurchase, redemption, retirement, defeasance or other acquisition for value of Subordinated Indebtedness in exchange for, or out of the proceeds of a capital contribution

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        or a substantially concurrent offering of, the Capital Stock, other than
        Disqualified Stock, of CompleTel Europe;

   (V) payments or distributions to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of the indenture applicable to mergers, consolidations and transfers of all or substantially all of the property and assets of CompleTel Europe;

   (VI) so long as no Default shall have occurred and be continuing, any Investment in any person primarily engaged in a Telecommunications Business on the date of such Investment; PROVIDED that after giving effect to the proposed Investment, the aggregate amount of Investments made pursuant to this clause (VI) does not then exceed the sum of (a) $25 million (or the U.S. dollar equivalent) PLUS (b) the amount then available for the making of Restricted Payments pursuant to clause (C) of the preceding paragraph without giving effect to subclause (I) of such clause (C); or

  (VII) prior to the occurrence of a Public Market, dividends or distributions to CompleTel LLC in respect of the purchase, redemption, retirement or other acquisition for value of Capital Stock of CompleTel LLC held by managers, directors, employees or officers, or former managers, directors, employees or officers, of CompleTel LLC, CableTel Management, Inc. CompleTel Europe or a Restricted Subsidiary or their estates or beneficiaries under their estates, upon the death, disability, retirement, termination of employment or pursuant to the terms of any agreement under which such Capital Stock was issued; if the aggregate consideration paid for such purchase, redemption, retirement or other acquisition for value of such Capital Stock after the Issue Date does not exceed $5 million (or the U.S. dollar equivalent) in the aggregate, unless such repurchases are made with the proceeds of insurance policies and the Capital Stock is purchased from the executors, administrators, testamentary trustees, heirs, legatees or beneficiaries.

            Each Restricted Payment permitted pursuant to the preceding paragraph (other than the Restricted Payment referred to in clause (II) thereof) and the proceeds from any capital contribution or any issuance of Capital Stock referred to in clauses (III) and (IV) thereof shall be included in calculating whether the conditions of clause (C) of the first paragraph of this "Limitation on Restricted Payments" covenant have been met with respect to any subsequent Restricted Payments.

    LIMITATION ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED
     SUBSIDIARIES

    CompleTel Europe will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to

    (1) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by CompleTel Europe or any other Restricted Subsidiary,

    (2) pay any Indebtedness owed to CompleTel Europe or any other Restricted Subsidiary,

    (3) make loans or advances to CompleTel Europe or any other Restricted Subsidiary or

    (4) transfer any of its property or assets to CompleTel Europe or any other Restricted Subsidiary.

    The foregoing provisions shall not restrict any encumbrances or restrictions:

    (A) existing on the date of the original issuance of the notes in the indenture or any other agreements in effect on such date, and any extensions, refinancings, renewals or replacements

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       of such agreements if such encumbrances and restrictions in any such extensions, refinancings, renewals or replacements are no less favorable in any material respect to the holders of the notes than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced;

    (B) existing under or by reason of applicable law;

    (C) existing with respect to any person or the property or assets of such person acquired by CompleTel Europe or any Restricted Subsidiary, existing at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any person or the property or assets of any person other than such person or the property or assets of such person so acquired;

    (D) in the case of clause (4) of the first paragraph of this "Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries" covenant,

        (i) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset,

        (ii) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of CompleTel Europe or any Restricted Subsidiary not otherwise prohibited by the indenture or

       (iii) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of CompleTel Europe or any Restricted Subsidiary in any manner material to CompleTel Europe or any Restricted Subsidiary;

    (E) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary; or

    (F) contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was issued if

        (i) either (x) the encumbrance or restriction applies only in the event of and during the continuance of a payment default or a default with respect to a financial covenant contained in such Indebtedness or agreement, or (y) CompleTel Europe determines at the time any such Indebtedness is incurred (and at the time of any modification of the terms of any such encumbrance or restriction) that any such encumbrance or restriction will not materially affect CompleTel Europe's ability to make principal or interest payments on the notes and

        (ii) the encumbrance or restriction is not materially more disadvantageous to the Holders of the notes than is customary in comparable financings or agreements (as determined by CompleTel Europe in good faith).

Nothing contained in this "Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries" covenant will prevent CompleTel Europe or any Restricted Subsidiary from restricting the sale or other disposition of property or assets of CompleTel Europe or any Restricted Subsidiary that secure Indebtedness of CompleTel Europe or any such Restricted Subsidiary.

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    LIMITATION ON THE ISSUANCE AND SALE OF CAPITAL STOCK OF RESTRICTED
     SUBSIDIARIES

    CompleTel Europe will not sell, and will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell, any Capital Stock of a Restricted Subsidiary except

    (1) to CompleTel Europe or a Restricted Subsidiary;

    (2) issuances of director's qualifying shares or issuances of Capital Stock to nationals of the jurisdiction of organization of a Restricted Subsidiary, to the extent required by applicable law;

    (3) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such person remaining after giving effect to such issuance or sale would have been permitted to be made under the "Limitation on Restricted Payments" covenant if made on the date of such issuance or sale; or

    (4) issuances or sales of Common Stock of a Restricted Subsidiary.

In order to be entitled to the foregoing exceptions, CompleTel Europe or such Restricted Subsidiary must apply the Net Cash Proceeds, if any, of any such sale in accordance with clause (I), (ii) or (iii) of the "Limitation on Asset Sales" covenant described below.

    LIMITATION ON ISSUANCES OF GUARANTIES AND INCURRENCE OF CERTAIN INDEBTEDNESS
     BY RESTRICTED SUBSIDIARIES

    CompleTel Europe will not permit any Restricted Subsidiary, directly or indirectly, to

    (1) Guaranty any Subordinated Indebtedness or Debt Securities of CompleTel Europe or

    (2) incur any Indebtedness under or in respect of Debt Securities or Subordinated Indebtedness under clause (2) or (5) of the second paragraph of the "Limitation on Indebtedness" covenant ("Guaranteed Indebtedness"), unless

       (a) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the indentures providing for a Guaranty of payment of the notes by such Restricted Subsidiary and

       (b) such Restricted Subsidiary waives, and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against CompleTel Europe or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Subsidiary Guaranty.

The foregoing restrictions are not applicable to any Guaranty of any Restricted Subsidiary that existed at the time such person became a Restricted Subsidiary and that was not incurred in connection with, or in contemplation of, such person becoming a Restricted Subsidiary. If the Guaranteed Indebtedness is

    (1) not Subordinated Indebtedness, then the Guaranty of such Guaranteed Indebtedness shall be PARI PASSU with, or subordinated to, the Subsidiary Guaranty or

    (2) Subordinated Indebtedness, then the Guaranty of such Guaranteed Indebtedness shall be subordinated to the Subsidiary Guaranty at least to the extent that the Guaranteed Indebtedness is subordinated to the notes.

    Notwithstanding the foregoing, any Subsidiary Guaranty by a Restricted Subsidiary will provide by its terms that it shall be automatically and unconditionally released and discharged upon any sale, exchange or transfer, to any person not a holder of 5% or more of any class of Capital Stock of CompleTel Europe or an Affiliate of CompleTel Europe or any Restricted Subsidiary, of all of

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CompleTel Europe's and each Restricted Subsidiary's Capital Stock in, or all or substantially all the assets of, such Subsidiary Guarantor, if

    (1) such sale, exchange or transfer is not otherwise prohibited by the indenture, and

    (2) no Indebtedness under any Debt Securities or Subordinated Indebtedness of such Subsidiary Guarantor is being assumed by the person to whom such sale or disposition is made.

In addition, if no Default exists or would exist under the indenture, at the request of CompleTel Europe, a Subsidiary Guarantor that is not a Leveraged Subsidiary will be released from all obligations under its Subsidiary Guaranty if the Subsidiary Guarantors have been unconditionally released from their obligations under all Debt Securities and Subordinated Indebtedness.

    LIMITATION ON TRANSACTIONS WITH SHAREHOLDERS AND AFFILIATES

    CompleTel Europe will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction, including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service, with any holder or any Affiliate of any holder of 5% or more of any class of Capital Stock of CompleTel Europe or with any Affiliate of CompleTel Europe or any Restricted Subsidiary, except upon fair and reasonable terms no less favorable to CompleTel Europe or such Restricted Subsidiary than could be obtained, at the time of such transaction, or if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm's-length transaction with a person that is not such a holder or an Affiliate.

    This limitation does not apply to:

    (1) transactions that are either

       (a) approved by a majority of the disinterested members of the Board of Directors as being on fair and reasonable terms no less favorable to CompleTel Europe or such Restricted Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm's-length transaction with a person that is not such a holder or an Affiliate or

       (b) for which CompleTel Europe or a Restricted Subsidiary delivers to the applicable Trustee a written opinion of an internationally recognized investment banking firm stating that the transaction is fair to CompleTel Europe or such Restricted Subsidiary from a financial point of view;

    (2) any transaction solely between CompleTel Europe and any of its wholly owned Restricted Subsidiaries or solely between wholly owned Restricted Subsidiaries;

    (3) the payment of reasonable and customary regular fees to directors of CompleTel Europe who are not employees of CompleTel Europe and the entering into indemnification or similar arrangements with respect to officers and directors of CompleTel Europe in their capacities as such;

    (4) any payments or other transactions pursuant to any tax-sharing agreement between CompleTel Europe and any other person with which CompleTel Europe files a consolidated tax return or with which CompleTel Europe is part of a consolidated group for tax purposes;

    (5) any Restricted Payments not prohibited by the "Limitation on Restricted Payments" covenant;

    (6) issuances of Capital Stock (other than Disqualified Stock) of CompleTel Europe; and

    (7) the payment of fees and expenses pursuant to the Management Services Agreements.

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Notwithstanding the foregoing, any transaction or series of related transactions covered by the first paragraph of this "Limitation on Transactions with Shareholders and Affiliates" covenant and not exempted by clauses (2) through
(5) of this paragraph, the aggregate amount of which exceeds $10 million (or the U.S. dollar equivalent) in value, must be approved or determined to be fair in the manner provided for in clause (1)(a) or (b) above.

    LIMITATION ON LIENS SECURING CERTAIN INDEBTEDNESS

    CompleTel Europe will not, and will not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Liens of any kind against or upon any of its property or assets, or any proceeds therefrom, that secure either

    (1) Subordinated Indebtedness of CompleTel Europe or any Restricted Subsidiary, unless the notes are secured by Liens on such property, assets or proceeds that is senior in priority to the Liens securing such Subordinated Indebtedness, or

    (2) Pari Passu Debt Securities, unless the notes are equally and ratably secured with the Liens securing such Pari Passu Debt Securities.

Any Lien granted to secure the notes under this covenant must be discharged at the same time as the discharge of the Lien that gave rise to the obligation to so secure the notes. Notwithstanding the foregoing, CompleTel Europe may incur and allow to exist Liens securing Debt Securities that exclusively consist of Liens on (x) Government Securities purchased at the time such Debt Securities are sold with the proceeds therefrom or (y) cash provided by the sale of such Debt Securities, in either case to the extent that the proceeds used to purchase any such Government Securities or providing any such cash constitute a prefunding of the payment of interest on the Debt Securities Secured thereby and are set aside in an escrow account or similar arrangement to be applied for such purpose.

    LIMITATION ON ASSET SALES

    CompleTel Europe will not, and will not permit any Restricted Subsidiary to, consummate any Asset Sale, unless

    (1) the consideration received by CompleTel Europe or such Restricted Subsidiary is at least equal to the fair market value of the assets sold or disposed of and

    (2) at least 75% of the consideration received consists of cash, Temporary Cash Investments or Replacement Assets.

In the event and to the extent that CompleTel Europe and/or the Restricted Subsidiaries receive Net Cash Proceeds from one or more Asset Sales occurring on or after the Issue Date, then CompleTel Europe shall or shall cause the relevant Restricted Subsidiary to:

    (A) within 12 months after the date Net Cash Proceeds are so received (I) apply such excess Net Cash Proceeds to repay Indebtedness (other than Pari Passu Debt and Subordinated Indebtedness of CompleTel Europe or Subordinated Indebtedness of any Subsidiary Guarantor which is subordinated in right of payment to a Subsidiary Guaranty of such Subsidiary Guarantor) of CompleTel Europe or a Restricted Subsidiary and elect to permanently reduce the commitments thereunder by the amount of such Indebtedness so repaid and/or (ii) apply no more than the Pari Passu Pro Rata Share of such Net Cash Proceeds to repay, and permanently reduce any commitments relating to, Pari Passu Debt and/or (iii) invest the amount not so applied pursuant to clauses (I) or (ii) (or enter into a definitive agreement committing to so invest within 12 months after the date of such agreement), in Replacement Assets and

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    (B) apply, within 12 months after the date such Net Cash Proceeds are received, such Net Cash Proceeds, to the extent not applied pursuant to clause (A), as provided in the following paragraph of this "Limitation on Asset Sales" covenant.

The amount of such Net Cash Proceeds required to be applied, or to be committed to be applied, during the 12-month period after the date such Net Cash Proceeds are received of the preceding sentence and not applied as so required by the end of such period shall constitute "Excess Proceeds."

    If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Offer to Purchase pursuant to this "Limitation on Asset Sales" covenant totals at least $15 million (or the U.S. dollar equivalent), CompleTel Europe must commence, not later than the fifteenth Business Day of such month, and consummate an Offer to Purchase from the holders on a pro rata basis an aggregate Accreted Value of notes equal to the Excess Proceeds on such date, at a purchase price equal to 100% of the Accreted Value of the notes on the relevant Payment Date, plus, in each case, accrued interest (if any) to the payment date.

    LIMITATION ON STATUS AS INVESTMENT COMPANY.

    CompleTel Europe will not, and will not permit any of its Subsidiaries or controlled Affiliates to, conduct its business in a fashion that would cause CompleTel Europe to be required to register as an "investment company" under the Investment Company Act of 1940, as amended, or otherwise to become subject to regulation under the Investment Company Act. For purposes of establishing CompleTel Europe's compliance with this provision, any exemption that is or would become available under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act will be disregarded.

REPURCHASE OF NOTES UPON A CHANGE OF CONTROL

    CompleTel Europe or a third party must commence, within 30 days of the occurrence of a Change of Control, and consummate an Offer to Purchase for all notes then outstanding, at a purchase price equal to 101% of the Accreted Value thereof on the relevant payment date, PLUS accrued interest (if any) to the payment date. On the payment date, CompleTel Europe must:

    (1) accept for payment on a pro rata basis as among holders notes or portions thereof tendered pursuant to an Offer to Purchase;

    (2) deposit with the paying agent money sufficient to pay the purchase price of all notes or portions thereof so accepted; and

    (3) deliver, or cause to be delivered, to the Trustee all notes or portions thereof so accepted together with an officers' certificate specifying the notes or portions thereof accepted for payment.

    The Trustee will act as the paying agent for an Offer to Purchase. The paying agent will mail to the holders of notes so accepted payment in an amount equal to the purchase price, and the Trustee will authenticate and, if necessary, mail to each holder a replacement note equal in principal amount at maturity to any unpurchased portion of the note surrendered. Each note purchased and each replacement note issued must be in a principal amount at maturity of $1,000, or integral multiples thereof and the principal amount at maturity of any notes left outstanding will not be less than $100,000.

    CompleTel Europe will publicly announce the results of an Offer to Purchase as soon as practicable after the payment date. CompleTel Europe will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that CompleTel Europe is required to repurchase notes pursuant to an Offer to Purchase.

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    There can be no assurance that CompleTel Europe will have sufficient funds available at the time of any Change of Control to make payments required to repurchase the notes. If CompleTel Europe is required to repurchase the notes upon a Change of Control,

    (A) the indenture requires CompleTel Europe to repay all indebtedness then outstanding which by its terms would prohibit such note repurchase, either prior to or concurrently with such note repurchase, unless consents from the lenders of such indebtedness are obtained, and

    (B) the requirement to repurchase the notes will likely result in an event of default under CompleTel Europe's senior financing facilities.

COMMISSION REPORTS AND REPORTS TO HOLDERS

    At all times from and after the date of the commencement of an exchange offer or the effectiveness of a shelf registration statement relating to the notes, whether or not CompleTel Europe is then required to file reports with the Commission, CompleTel Europe will file with the Commission all such reports and other information as it would be required to file with the Commission by Sections 13(a) or 15(d) under the Securities Exchange Act of 1934 if it were subject thereto. CompleTel Europe will, at its cost, supply the Trustee and each holder of notes or shall supply to the Trustee for forwarding to each such holder, copies of such reports and other information. In addition, at all times prior to the date of any such registration, CompleTel Europe will, at its cost, deliver to each holder of notes quarterly and annual reports substantially equivalent to those which would be required by the Exchange Act. In addition, at all times prior to such registration, upon the request of any holder of notes or any prospective purchaser of notes designated by a holder of notes, CompleTel Europe will supply to such holder or prospective purchaser the information required under Rule 144A under the Securities Act.

    Under Section 15(d) of the Securities Exchange Act of 1934, our duty to file reports and other information with the Commission shall be automatically suspended during any fiscal year in which the securities of each class to which a registration statement relates are held of record by fewer than 300 persons. We currently have no securities registered other than the notes, which currently are held of record by fewer than 300 persons. As a result, our duty to file reports under Section 15(d) may be suspended as of January 1, 2000, and after that date we may not be able to file reports with the Commission as required by the indenture.

EVENTS OF DEFAULT

    The following events are defined as "Events of Default" with respect to the notes under the indenture:

    (1) defaults in the payment of principal of (or premium, if any, on) any note when the same becomes due and payable at maturity, upon acceleration, upon mandatory redemption, upon an optional redemption or otherwise;

    (2) defaults in the payment of interest on any note when the same becomes due and payable, and such default continues for a period of 30 days;

    (3) defaults in the performance or breach of the provisions of the indenture applicable to mergers, consolidations and transfers of all or substantially all of the assets of CompleTel Europe or the failure to make or consummate an Offer to Purchase in accordance with the "Limitation on Asset Sales" or "Repurchase of Notes upon a Change of Control" covenant;

    (4) CompleTel Europe defaults in the performance of or breaches any other covenant or agreement of CompleTel Europe in the indenture, under the notes or in the escrow agreement (other than a default specified in clause (1), (2) or (3) above) and such default or breach

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       continues for a period of 30 consecutive days after written notice by the
       Trustee or the holders of 25% or more in aggregate principal amount at maturity of the notes;

    (5) there occurs with respect to any issue or issues of Indebtedness of CompleTel Europe or any Restricted Subsidiary having an outstanding principal amount of $10 million (or the U.S. dollar equivalent) or more in the aggregate for all such issues of all such persons, whether such Indebtedness now exists or shall hereafter be created,

       (a) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or

       (b) the failure to make a principal payment at the Stated Maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;

    (6) any final judgment or order, that is not covered by insurance, for the payment of money in excess of $10 million (or the U.S. dollar equivalent) in the aggregate for all such final judgments or orders against all such persons, treating any deductibles, self-insurance or retention as not so covered, shall be rendered against CompleTel Europe or any Restricted Subsidiary and shall not be paid or discharged, and there shall be any period of 30 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such persons to exceed $10 million (or the U.S. dollar equivalent) during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

    (7) certain events of bankruptcy, insolvency or reorganization affecting CompleTel Europe or any Significant Subsidiary shall occur;

    (8) any License permitting CompleTel Europe and/or any Significant Subsidiary to operate in a Target Market shall be revoked, after all due process expressly provided under applicable law with respect to the revocation of any such License, or shall no longer be in effect or shall not be renewed.

    If an Event of Default, other than an Event of Default specified in clause
(7) above that occurs with respect to CompleTel Europe, occurs and is continuing under the indenture, the Trustee may, or the holders of at least 25% in aggregate principal amount at maturity of the notes, then outstanding, by written notice to CompleTel Europe (and to the Trustee if such notice is given by the holders) may, and the Trustee at the request of such holders shall, declare the Accreted Value of, premium, if any, and accrued interest on the notes to be immediately due and payable. Upon a declaration of acceleration, such Accreted Value of, premium, if any, and accrued interest shall be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in clause (5) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (5) is remedied or cured by CompleTel Europe or the relevant Restricted Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto. If an Event of Default specified in clause (7) above occurs with respect to CompleTel Europe, the Accreted Value of, premium, if any, and accrued interest on the notes then outstanding shall IPSO FACTO become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder. The holders of at least a majority in principal amount at maturity of the

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outstanding notes by written notice to CompleTel Europe and the Trustee, may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if

    (A) all existing Events of Default, other than the nonpayment of the Accreted Value of, premium, if any, and interest on the notes that have become due solely by such declaration of acceleration, have been cured or waived and

    (B) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

    The holders of at least a majority in aggregate principal amount at maturity of the outstanding notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or the indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of holders not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders described above. A holder may not pursue any remedy with respect to the indenture or the notes unless:

    (i) the holder gives the Trustee written notice of a continuing Event of Default;

    (ii) the holders of at least 25% in aggregate principal amount at maturity of outstanding notes make a written request to the Trustee to pursue the remedy;

   (iii) such holder or holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;

    (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

    (v) during such 60-day period, the holders of a majority in aggregate principal amount at maturity of the outstanding notes do not give the Trustee a direction that is inconsistent with the request.

However, such limitations do not apply to the right of any holder of a note to receive payment of the Accreted Value of, premium, if any, or interest on, such note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the notes, which right shall not be impaired or affected without the consent of the holder.

    CompleTel Europe must provide an officer's certificate, within 90 days after the end of each fiscal year, certifying that a review has been conducted of the activities of CompleTel Europe and the Restricted Subsidiaries and CompleTel Europe's and the Restricted Subsidiaries' performance under the indenture and that CompleTel Europe has fulfilled all obligations thereunder, or, if there has been a default in the fulfillment of any such obligation, specifying each such default and the nature and status thereof. CompleTel Europe will also be obligated to notify the Trustee of any default or defaults in the performance of any covenants or agreements under the indenture.

CONSOLIDATION, MERGER AND SALE OF ASSETS

    CompleTel Europe will not

    (1) consolidate or combine with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) or

    (2) permit any of the Restricted Subsidiaries to enter into any such transaction or series of transactions if it would result in the disposition of all or substantially all of the properties or assets of CompleTel Europe and the Restricted Subsidiaries on a consolidated basis,

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unless the following conditions are met:

    (a) CompleTel Europe shall be the continuing person, or the person, if other than CompleTel Europe, formed by such consolidation or into which CompleTel Europe is merged or that acquired or leased such property and assets of CompleTel Europe shall be a corporation organized and validly existing under the laws of an Approved Jurisdiction and shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, all of the obligations of CompleTel Europe on all of the notes and under the indenture;

    (b) immediately after giving effect to such transaction, no Default shall have occurred and be continuing;

    (c) CompleTel Europe delivers to the Trustee an opinion of counsel to the effect that the transaction will not result in the surviving entity being required to make any deduction or withholding in amounts greater than CompleTel Europe would otherwise be required to make on account of Netherlands taxes, from any payments in respect of the notes or otherwise which would adversely affect holders of the notes from the standpoint of the enforceability of the notes or the indenture or service of process against CompleTel Europe;

    (d) immediately after giving effect to such transaction on a pro forma basis, CompleTel Europe or any person becoming the successor obligor of the notes shall have a Consolidated Net Worth equal to or greater than Consolidated Net Worth of CompleTel Europe immediately prior to such transaction;

    (e) immediately after giving effect to such transaction on a pro forma basis CompleTel Europe, or any person becoming the successor obligor of the notes, as the case may be, could incur at least $1.00 of Indebtedness under the first paragraph of the "Limitation on Indebtedness" covenant; except that this clause (e) shall not apply to a consolidation, combination, merger or sale of all or substantially all of the assets of CompleTel Europe if immediately after giving effect to such transaction on a pro forma basis, CompleTel Europe or any person becoming the successor obligor of the notes shall have a Consolidated Leverage Ratio equal to or less than the Consolidated Leverage Ratio of CompleTel Europe immediately prior to such transaction; and

    (f) CompleTel Europe delivers to the Trustee an officers' certificate, attaching the arithmetic computations to demonstrate compliance with clauses (d) and (e) above, and opinion of counsel, in each case stating that such consolidation, combination, merger or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with.

Clauses (c), (d) and (e) above do not apply if, in the good faith determination of the Board of Directors, whose determination shall be evidenced by a Board Resolution, the principal purpose of such transaction is to change the jurisdiction of incorporation of CompleTel Europe, and any such transaction may not have as one of its purposes the evasion of the foregoing limitations.

    Upon any merger, consolidation, combination or any transfer of all or substantially all of the assets of CompleTel Europe in accordance with the foregoing, in which CompleTel Europe or the Restricted Subsidiary, as the case may be, is not the continuing corporation, the successor corporation formed by such a consolidation or combination, or into which CompleTel Europe or such Restricted Subsidiary is merged, or to which such transfer is made, shall succeed to, and be substituted for, and may exercise every right and power of, CompleTel Europe under the indenture with the same effect as if such successor corporation had been named as CompleTel Europe therein. Solely for purposes of computing Cumulative Available Cash Flow and cumulative Consolidated Interest Expense for purposes of clause (C)(i) of the first paragraph of the "Limitation on Restricted Payments" covenant, however, the Cumulative Available Cash Flow and cumulative Consolidated Interest Expense of any persons other

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than CompleTel Europe and the Restricted Subsidiaries, determined prior to the effective time of such consolidation, merger or transfer of all or substantially all of the assets of CompleTel Europe, shall only be included for periods subsequent to the effective time of such merger, consolidation, combination or transfer of assets.

DEFEASANCE

    DEFEASANCE AND DISCHARGE.

    CompleTel Europe will be deemed to have paid and will be discharged from any and all obligations in respect of the notes on the 92nd day after the deposit referred to below, and the provisions of the indenture will no longer be in effect with respect to the notes, except for, among other matters, certain obligations to register the transfer or exchange of the notes to replace stolen, lost or mutilated notes to maintain paying agencies and to hold monies for payment in trust, if, among other things,

    (1) CompleTel Europe has deposited with the Trustee, in trust cash in U.S. dollars, certain U.S. government obligations or a combination thereof that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on the notes on the Stated Maturity of such payments in accordance with the terms of the indenture and the notes,

    (2) CompleTel Europe has delivered to the Trustee

       (a) either (x) an opinion of counsel to the effect that holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of CompleTel Europe's exercise of its option under this "Defeasance" provision and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, which opinion of counsel must be based upon (and accompanied by a copy of) a ruling of the Internal Revenue Service to the same effect unless there has been a change in applicable U.S. federal income tax law after the date of original issuance of the notes such that a ruling is no longer required or (y) a ruling directed to the applicable Trustee received from the Internal Revenue Service to the same effect as the aforementioned opinion of counsel and

       (b) an opinion of counsel to the effect that (x) the creation of the defeasance trust does not violate the Investment Company Act of 1940,
           (y) the deposit of the trust funds will not constitute a fraudulent conveyance or preferential transfer under any applicable bankruptcy, insolvency, reorganization or similar law affecting creditors' rights generally under any Netherlands or U.S. Federal or state law or the laws of any other applicable jurisdiction, and that the Trustee has a perfected security interest in such trust fund for the ratable benefit of the holders of the notes and (z) payments from the defeasance trust will be free and exempt from any and all withholding and other income taxes of whatever nature imposed or levied by or on behalf of the Netherlands or any political subdivision thereof or therein having the power to tax;

    (3) immediately after giving effect to such deposit on a pro forma basis, no Default shall have occurred and be continuing on the date of such deposit and such deposit shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which CompleTel Europe or any of its Subsidiaries is a party or by which CompleTel Europe or any of its Subsidiaries is bound and

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
    (4) if at such time the notes are listed on a national securities exchange, CompleTel Europe has delivered to the Trustee an opinion of counsel to the effect that the notes will not be delisted as a result of such deposit, defeasance and discharge.

    DEFEASANCE OF CERTAIN COVENANTS AND CERTAIN EVENTS OF DEFAULT.

    The provisions of the indenture will no longer be in effect with respect to clauses (d) and (e) under "Consolidation, Merger and Sale of Assets" and all the covenants described herein under "Covenants," clause (3) under "Events of Default" with respect to such clauses (d) and (e) under "Consolidation, Merger and Sale of Assets," clause (4) under "Events of Default" with respect to such other covenants and clauses (5) and (6) under "Events of Default" shall be deemed not to be Events of Default upon, among other things, the deposit with the Trustee, in trust, of cash in U.S. dollars, certain U.S. government obligations or a combination thereof that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on the notes on the Stated Maturity of such payments in accordance with the terms of the indenture notes the satisfaction of the provisions described in clauses (2)(b), (3) and (4) of the preceding paragraph and the delivery by CompleTel Europe to the Trustee of an opinion of counsel to the effect that, among other things, the holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance of certain covenants and Events of Default and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred.

    DEFEASANCE AND CERTAIN OTHER EVENTS OF DEFAULT.

    In the event CompleTel Europe exercises its option to omit compliance with certain covenants and provisions of the indenture with respect to the notes as described in the immediately preceding paragraph and the notes are declared due and payable because of the occurrence of an Event of Default that remains applicable, the amount of cash in U.S. dollars and/or U.S. government obligations on deposit with the Trustee will be sufficient to pay amounts due on the notes at the time of their Stated Maturity but may not be sufficient to pay amounts due on the notes at the time of the acceleration resulting from such Event of Default. CompleTel Europe will, however, remain liable for such payments.

MODIFICATION AND WAIVER

    Modifications and amendments of the indenture may be made by CompleTel Europe and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount at maturity of the outstanding notes, EXCEPT that no such modification or amendment may, without the consent of each holder affected thereby

    (1) change the Stated Maturity of the principal of, or any installment of interest on, any note,

    (2) reduce the Accreted Value of, or premium, if any, or interest on, any note,

    (3) change the place or currency of payment of principal of, or premium, if any, or interest on, any note,

    (4) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the Redemption Date) of any note,

    (5) reduce the above-stated percentage of outstanding notes the consent of whose holders is necessary to modify or amend the applicable indenture,

    (6) waive a default in the payment of principal of, premium, if any, or interest on the notes,

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
    (7) reduce the percentage or aggregate principal amount at maturity of outstanding notes which are required to consent to a waiver of compliance with certain provisions of the indenture or for waiver of certain defaults,

    (8) make any change that would result in CompleTel Europe being required to make any deduction or withholding from payments made in respect of the notes

    (9) release any Subsidiary Guarantor from any of its obligations under its Subsidiary Guaranty or the indenture or release the Escrow Guaranty from any of its obligations under the indenture, in each case other than in accordance with the terms of the indenture,

   (10) release any Lien securing the notes other than in accordance with the terms of the indenture and the escrow agreement,

   (11) affect the ranking of the notes in a manner adverse to the holders of the notes or

   (12) make any change to the indenture or the notes that would adversely affect the rights of holders to receive Additional Amounts.

    Without the consent of any holder, CompleTel Europe and the Trustee may amend the indenture to cure any ambiguity, omission, defect or inconsistency, to provide for the assumption by a successor corporation of the obligations of CompleTel Europe under the applicable indenture, to add Guaranties with respect to the notes to secure the notes to add to the covenants of CompleTel Europe for the benefit of the holders or to surrender any right or power conferred upon CompleTel Europe, to comply with any requirement of the Commission in connection with the qualification of the indenture under the Trust Indenture Act, to evidence and provide for the acceptance of appointment hereunder by a successor Trustee or to make any change that does not adversely affect the rights of any holder in any material respect.

NO PERSONAL LIABILITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS, DIRECTORS OR
  EMPLOYEES

    The indenture provides that no recourse for the payment of the principal of, premium, if any, or interest on any of the notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of CompleTel Europe or CompleTel LLC in the indenture, or in any of the notes or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, stockholder, officer, director, manager, employee or controlling person of either CompleTel Europe or CompleTel LLC or of any successor person thereof. Each holder, by accepting the notes, waives and releases all such liability.

CONCERNING THE TRUSTEE

    The indenture provides that, except during the continuance of a Default, the Trustee will not be liable, except for the performance of such duties as are specifically set forth in the indenture. If an Event of Default has occurred and is continuing, the Trustee will use the same degree of care and skill in its exercise of the rights and powers vested in it under the indenture as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

    The indenture and provisions of the Trust indenture Act of 1939, as amended, incorporated by reference therein contain limitations on the rights of the Trustee, should it become a creditor of CompleTel Europe, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions. If the Trustee acquires any conflicting interest, it must eliminate such conflict or resign.

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NOTICES

    Any notice or communication to holders of the notes will be in writing and delivered in person or mailed by first class mail, postage prepaid, addressed to the holders at their respective addresses as they appear on the registration books of the registrar under the indenture and shall be sufficiently given if so mailed within the time prescribed. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee.

GOVERNING LAW AND SUBMISSION TO JURISDICTION

    The indenture, the notes and the CompleTel LLC Guaranty will be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

    CompleTel Europe has submitted to the jurisdiction of the U.S. Federal and New York State courts located in the Borough of Manhattan, City and State of New York for purposes of all legal actions and proceedings instituted in connection with the notes and the indenture. CompleTel Europe has appointed as its authorized agent upon which process may be served in any such actions.

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                        DESCRIPTION OF THE SHARE CAPITAL
                  AND CORPORATE STRUCTURE OF COMPLETEL EUROPE

GENERAL

    CompleTel Europe was incorporated under Dutch law on December 14, 1998, as a public limited company (NAAMLOZE VENNOOTSCHAP, N.V.).

    CompleTel Europe has its corporate seat and registered office in Amsterdam, the Netherlands and is registered at the Trade Register of the Chamber of Commerce and Industries for Amsterdam under No. 34108119 and is known at the Dutch Ministry of Justice under number NV 1.055.197.

    Set out below is a summary of the material provisions of the Articles of Association and of certain provisions of Dutch company law. The full Dutch text of the Articles of Association is available at the registered office of CompleTel Europe. An English translation has been filed as an exhibit to the registration statement of which this prospectus is part.

SHARE CAPITAL STRUCTURE


    The authorized share capital of CompleTel Europe amounts to 3,159,924.09 Netherlands guilders with a nominal value per share of NLG.03. As of the date of this prospectus 21,071,429 shares have been issued with a share capital of NLG632,142.87.


SHARES

    Once a share is issued the board of management of CompleTel Europe can, at the request of a shareholder, change a fully paid-up registered share into a bearer share and vice versa. Share certificates shall be issued in respect of bearer shares in the capital of CompleTel Europe.

    CompleTel Europe maintains a shareholders' register for the outstanding registered shares, which is available for inspection by the shareholders at the registered office of CompleTel Europe. A right of pledge or a right of usufruct may be established on the shares. The board of management shall, upon notification thereof, note the establishment of such restricted right to a share in the shareholders' register.

    The transfer of a registered share or the establishment of a right of pledge or a right of usufruct with respect to a registered share shall require a Dutch notarial deed.

    Depository receipts (CERTIFICATEN VAN AANDELEN) may be issued with respect to shares in CompleTel Europe's capital, subject to prior approval by the general meeting of shareholders of CompleTel Europe.

VOTING RIGHTS

    All shareholders and other persons entitled to vote have the right to attend general meetings of shareholders, either in person or represented by a person holding a written proxy, to address the meeting and to exercise voting rights, subject to the provisions of the Articles of Association. Each ordinary share carries the right to cast one vote. Resolutions will be passed by a simple majority of the votes validly cast, except where Dutch law or the Articles of Association provide otherwise.

PRE-EMPTIVE RIGHTS

    In respect of the issue of shares, each existing shareholder will have pre-emptive rights in proportion to its existing shareholding, save in the event that shares are issued to employees of CompleTel Europe or of an affiliated company or to a person who exercises a previously acquired right to subscribe for shares. This pre-emptive right also applies in respect of shares issued in consideration

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for a contribution in kind. The general meeting of shareholders or another body of CompleTel Europe, thereto designated by the general meeting of shareholders, is authorized to restrict or exclude there pre-emptive rights.

AMENDMENT OF THE ARTICLES OF ASSOCIATION, MERGER AND DIVISION

    The general meeting of shareholders may resolve to amend the Articles of Association or to enter into a merger or a division by means of a resolution adopted by a two-thirds majority at a meeting where at least half of the issued share capital is represented.

DISSOLUTION AND LIQUIDATION

    The general meeting of shareholders may resolve to dissolve CompleTel Europe by a resolution adopted by a two-thirds majority at a meeting where at least half of the issued share capital is represented. In the event of the dissolution and the liquidation of CompleTel Europe the assets remaining after payment of all debts are to be distributed to the holders of CompleTel Europe's shares in proportion to the nominal value of their shareholdings, provided always that, to the extent that shares have not been fully paid up, only the paid-up amount shall be taken into account. If CompleTel Europe is dissolved pursuant to a resolution adopted by the general meeting of shareholders, liquidation shall take place in accordance with Dutch law.

ANNUAL ACCOUNTS AND PROFITS DISTRIBUTION

    The financial year of CompleTel Europe is concurrent with the calendar year. Annually, within five months after the expiry of CompleTel Europe's financial year, save where this period is extended by a maximum of six months by the general meeting of shareholders on account of special circumstances, the board of management will draw up the annual accounts and make them available for inspection by the shareholders at CompleTel Europe's office. The general meeting of shareholders shall determine the amounts of the profits that CompleTel Europe shall reserve on the basis of the adopted profit and loss account and the allocation of distributable profits. CompleTel Europe may only make distributions to its shareholders and to others entitled to receive part of the distributable profits if this payment does not reduce the shareholders equity below the sum of the called and paid-up share capital and any reserves required to be maintained by Dutch law or the Articles of Association. Any dividends shall be made pace and/or date as the general meeting of shareholders may decide. The board of management may, subject to the requirements of Dutch law and the approval of the general meeting of shareholders, make interim dividends payable.

              DESCRIPTION OF EQUITY REGISTRATION AND OTHER RIGHTS

    We have entered into an equity registration rights agreement, dated February 16, 1999, which provides registration rights under the Securities Act of 1933 to the holders of common shares of CompleTel Europe (or any American Depositary Receipts or similar depositary receipts issued upon deposit thereof) and the holders of Class B Interests of CompleTel Holdings LLC, which is an intermediate holding company that indirectly owns 100% of CompleTel Europe.

    The equity registration rights agreement provides the holders of the common shares of CompleTel Europe and the Class B interests of CompleTel Holdings with the right to demand registration of such securities at any time after we engage in an initial public equity offering, we are subject to a change of control, certain liquidation events happen with respect to CompleTel Holdings, or February 16, 2004.

    Holders of securities subject to the equity registration rights agreement will also have the right to include such securities in registration statements under the Securities Act covering equity securities of CompleTel LLC or CompleTel Europe filed for either their own accounts or for the account of any of their respective securityholders for sale on the same terms and conditions as the securities of those

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companies or any other selling securityholder included in such registration statements. Holders of securities subject to the equity registration rights agreement will not have such "Piggyback Registration" rights in respect of an initial public equity offering in which no shareholder or member, as the case may be, of any of the Issuers is a participant or in respect of registration statements relating to employee benefit plans or business combination transactions.

    CompleTel LLC and its equity investors have agreed not to allow CompleTel Holdings or CompleTel Europe to make a public offering of any class of capital stock or other equity interests unless, prior to commencing such public offering, any necessary changes are made to provide that Class B Interests in CompleTel Holdings are convertible into such class of capital stock or other equity interests of CompleTel Holdings or CompleTel Europe, as applicable, on a share-for-share basis and that rights, conditions and privileges attaching to such class of capital stock or other equity interests are not adverse to holders of the Class B Interests as compared with the terms of Class A Interests (except with respect to voting rights). CompleTel LLC has also agreed not to make, and not to allow any of its direct or indirect subsidiaries other than CompleTel Holdings or CompleTel Europe to make, a Public Offering of any class of capital stock for so long as any securities registrable under the equity registration rights agreement are outstanding.

                         REGISTRATION RIGHTS AGREEMENT

BACKGROUND

    In a registration rights agreement relating to the existing notes, we have agreed with the initial purchasers that we will, at our cost

    - file an exchange offer registration statement with the SEC no later than 150 days after February 16, 1999, the original issue date of the existing notes to exchange the existing notes for new notes having terms substantially identical in all material respects to the existing notes, and

    - use our best efforts to cause the exchange offer registration statement to become effective under the Securities Act no later than 240 days after February 16, 1999.

    Upon the effectiveness of the exchange offer registration statement, we will promptly offer the new notes in exchange for surrender of the existing notes. We have agreed to keep the exchange offer open for at least 30 days, or longer if required by applicable law, after the date that notice of the exchange offer is mailed to holders of the existing notes.

    The following description of the registration rights agreement is a summary. While we believe the summary contains information about the material terms of the registration rights agreement, it may not include all of the provisions that you may feel are important. A copy of the registration rights agreement has been filed as an exhibit to this registration statement.

TERMS OF THE EXCHANGE

    For each existing note surrendered to us pursuant to the exchange offer, the holder of an existing note will receive a new note having a principal amount equal to that of the surrendered existing note. Interest on each new note will accrue from the last interest payment date on which interest was paid on the existing note surrendered in exchange offer, or, if no interest has been paid on the existing note, from February 16, 1999.

    Based on interpretations by the staff of the SEC, we believe that the new notes would be freely transferable by holders of the new notes after the exchange offer without further registration under the Securities Act under the conditions we describe in the section entitled "Exchange Offer--Resale of the new notes."

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SHELF REGISTRATION STATEMENT

    If one of the following events occurs

    (1) applicable law or interpretations of the staff of the SEC do not permit us to effect a exchange offer,

    (2) for any other reason the exchange offer is not consummated within 270 days after the February 16, 1999,

    (3) the initial purchasers so request with respect to existing notes not eligible to be exchanged for new notes in the exchange offer, or

    (4) any holder of existing notes is not eligible to participate in the exchange offer or participates in but does not receive freely tradeable (except for prospectus delivery requirements) new notes in the exchange offer, then, we will, at our cost,

    - as promptly as practicable, file a shelf registration statement covering resales of the existing notes or the new notes, as the case may be,

    - use our best efforts to cause the shelf registration statement to become effective under the Securities Act, and

    - keep the shelf registration statement effective until two years after its effective date (or shorter period that will terminate when all existing notes or new notes, as the case may be, covered by the self registration statement have been sold pursuant to the shelf registration statement).

If a shelf registration statement is filed, we will provide to each holder for whom the shelf registration statement was filed copies of the prospectus which is a part of the shelf registration statement, notify each holder when the shelf registration statement has become effective, and take certain other actions as are required to permit unrestricted resales of the Notes or the new notes, as the case may be.

    A holder selling existing notes or new notes under the shelf registration statement generally would be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the registration rights agreement which are applicable to such holder (including certain indemnification obligations).

LIQUIDATED DAMAGES

    If we fail to comply with certain provisions of the registration rights agreement, then, as liquidated damages, additional interest shall become payable in respect of the existing notes as follows:

    (1) If (a) neither an exchange offer registration statement nor a shelf registration statement is filed with the SEC on or prior to the 150th day after February 16, 1999, or (b) even though we have filed an exchange offer registration statement, we are required to file a shelf registration statement and the shelf registration statement is not filed on or prior to the date required by the registration rights agreement, then beginning on the day after either such required filing date, liquidated damages shall accrue on the existing notes over and above the stated interest, at a rate per annum of 0.50% of the Accreted Value of the existing notes on the preceding Semi-Annual Accrual Date of the existing notes for the first 90 days immediately following each such required filing date, the liquidated damages rate increasing by an additional 0.25% of the Accreted Value of the existing notes on the preceding Semi-Annual Accrual Date of the existing notes at the beginning of each subsequent 90-day period;

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    (2) if (A) neither an exchange offer registration statement nor a shelf registration statement becomes effective on or prior to the 210th day after February 16, 1999 or (B) even though we have caused an exchange offer registration statement to become effective, we are required to file and cause to become effective a shelf registration statement and the shelf registration statement has not become effective on or prior to the 60th day following the date such shelf registration statement was filed, then, beginning on the 211th day after February 16, 1999 (in the case of (A) above) or beginning on the 61st day after the filing date (in the case of (B) above), liquidated damages shall accrue on the existing notes over and above the stated interest, at a rate per annum of 0.50% of the Accreted Value of the existing notes on the preceding Semi-Annual Accrual Date of the existing notes for the first 90 days immediately following each such required effective date, the liquidated damages increasing by an additional 0.25% of the Accreted Value of the existing notes on the preceding Semi-Annual Accrual Date of the existing notes at the beginning of each subsequent 90-day period; and

    (3) if (A) we have not exchanged new notes for all existing notes validly tendered in accordance with the terms of the exchange offer within 30 days after the effectiveness of the exchange offer registration statement or (B) the exchange offer registration statement or the shelf registration statement has become effective and that registration statement ceases to be effective at any time during the periods specified in the registration rights agreement, unless all the existing notes have previously been sold or exchanged, as the case may be, then liquidated damages shall accrue (over and above any interest) at a rate per annum if 0.50% of the Accreted Value on the preceding Semi-Annual Accrual Date of such affected notes for the first 90 days commencing on (x) the 31st day after such effective date with respect to the existing notes validly tendered and not exchanged by us, in the case of (A) above or (y) the day the registration statement ceases to be effective in the case of (B) above, such liquidated damages rate increasing by an additional 0.25% of the Accreted Value on the preceding Semi-Annual Accrual Date of such affected notes at the beginning of each such subsequent 90-day period (it being understood and agreed that, in the case of (B) above, so long as any existing note is then covered by an effective shelf registration statement, no liquidated damages shall accrue on the existing note).

The liquidated damages rate on any affected note may not exceed at any one time in the aggregate 2.00% per annum of the Accreted Value of the affected note. Upon curing the applicable default pursuant to paragraphs (1), (2) or (3) which caused the liquidated damages, liquidated damages on the affected notes as a result of such paragraph, as the case may be, shall cease to accrue.

    Any amounts of liquidated damages due pursuant to paragraphs (1), (2) or (3) above will be payable to the holders of affected notes on each February 15 and August 15, beginning on the first such date occurring after any liquidated damages begin to accrue.

    The new notes may not be offered, transferred or sold as part of their initial distribution or at any time thereafter, to any persons (including legal entities) established, domiciled, settled or ordinarily resident in The Netherlands. These restrictions shall no longer apply from the date on which the Securities Board of The Netherlands (STICHTING TOEZICHT EFFECTENVERKEER) has granted a dispensation on the offering of the new notes pursuant to the exchange offer registration statement in connection with the exchange offer to exchange the existing notes for the new notes.

                         BOOK-ENTRY; DELIVERY AND FORM

    The new notes initially will be represented by one or more permanent global certificates in definitive, fully registered form. The global notes will be deposited upon issuance with Depository Trust Company and registered in the name of a nominee of Depository Trust Company.

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DEPOSITORY PROCEDURES

    We expect that pursuant to procedures established by Depository Trust
Company:

    (1) upon the issuance of the global notes, Depository Trust Company or its custodian will credit, on its internal system, the principal amount of the individual beneficial interests represented by the global notes to the respective accounts of persons who have accounts with the depository, and

    (2) ownership of beneficial interests in the global notes will be shown on, and the transfer of ownership will be effected only through, records maintained by Depository Trust Company or its nominee, with respect to interests of participants, and the records of participants, with respect to interests of persons other than participants.

Ownership of beneficial interests in the global notes will be limited to persons who have accounts with Depository Trust Company or persons who hold interests through participants.

    The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Accordingly, the ability to transfer interests in the notes represented by the global notes to these persons may be limited. In addition, because Depository Trust Company can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through the participants, the ability of a person having an interest in the notes represented by the global notes to pledge or transfer such interest to persons or entities that do not participate in Depository Trust Company's system, or to otherwise take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

    So long as Depository Trust Company or its nominee is the registered owner or holder of the new notes, Depository Trust Company (or the nominee) will be considered the sole owner or holder of the new notes represented by the global notes for all purposes under the indenture. No beneficial owner of an interest in the global notes will be able to transfer that interest except in accordance with Depository Trust Company's procedures.

PAYMENTS ON THE GLOBAL SECURITIES

    Payments of interest, principal and other amounts due on the global notes will be made to Depository Trust Company or its nominee as the registered owner. None of CompleTel Europe, CompleTel LLC, the trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global notes or for maintaining, supervising or reviewing any records relating to this beneficial ownership interest.

    We expect that Depository Trust Company or its nominee, upon receipt of any payment of interest, principal or other amounts due on the global notes, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the global notes as shown on the records of Depository Trust Company. We also expect that payments by participants to owners of beneficial interests in the global notes held through such participants will be governed by standing instructions and customary practice, as is the case with securities held for the accounts of customers registered in the names of nominees for those customers. These payments will be the responsibility of the participants.

INFORMATION CONCERNING DEPOSITORY TRUST COMPANY

    Depository Trust Company has advised us that it is:

    - a limited purpose trust company organized under the laws of the State of New York,

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    - a member of the Federal Reserve System,

    - a "clearing corporation" within the meaning of the Uniform Commercial Code, and

    - a "Clearing Agency" registered under the provisions of Section 17A of the Exchange Act.

Depository Trust Company was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to Depository Trust Company system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

    Transfers between participants in Depository Trust Company will be effected in the ordinary way through Depository Trust Company's settlement system in accordance with Depository Trust Company rules and will be settled in same day funds.

    We expect that Depository Trust Company will take any action permitted to be taken by a holder of new notes, including the presentation of new notes for exchange as described below, only at the direction of a participant to whose account Depository Trust Company interests in the global notes are credited. Further, Depository Trust Company will take action only as to such portion of the notes as to which the participant has given such direction. However, if there is an Event of Default under the indenture, Depository Trust Company will exchange the global notes for certificated notes, which it will distribute to its participants.

    The descriptions of the operations and procedures of Depository Trust Company described above are provided solely as a matter of convenience. These operations and procedures are solely within the control of the settlement system, and are subject to change from time to time. Neither CompleTel Europe, CompleTel LLC or the trustee takes any responsibility for these operations or procedures, and investors are urged to contact the Depository Trust Company or its participants directly to discuss these matters.

CERTIFICATED SECURITIES.

    If Depository Trust Company is at any time unwilling or unable to continue as a depository for the global notes and a successor depository is not appointed by CompleTel Europe within 90 days, certificated notes will be issued in exchange for the global notes.

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                          MATERIAL TAX CONSIDERATIONS

    The following discussion is Holme Roberts & Owen's opinion on the material U.S. federal income tax consequences and Arthur Andersen's opinion on the material Dutch tax consequences, under current law, regarding the exchange of old notes for new notes and the ownership and disposition of new notes. This discussion does not address the income taxes imposed by any political subdivision of the United States or The Netherlands or any tax imposed by any other jurisdiction. This discussion does not address the tax consequences for any person who does not hold old notes as capital assets or who will not hold new notes as capital assets. This discussion also does not address every aspect of taxation that may be relevant to a particular taxpayer under special circumstances or who is subject to special treatment under applicable law and is not intended to be applicable in all respects to all categories of investors. For example, certain types of investors, such as:

    - insurance companies,

    - tax-exempt persons,

    - financial institutions,

    - regulated investment companies

    - retirement accounts,

    - dealers in securities, and

    - persons who hold notes as part of a hedging, straddle, constructive sale or conversion transaction may be subject to different tax rules not discussed below.

    The laws on which this opinion is based are subject to change, perhaps with retroactive effect. A change to such laws may invalidate a part or all of this opinion, which will not be updated to reflect changes in laws.

EACH PROSPECTIVE INVESTOR SHOULD CONSULT HIS OR HER TAX ADVISER REGARDING THE PARTICULAR TAX CONSEQUENCES TO SUCH PURCHASER OF THE EXCHANGE OF OLD NOTES FOR NEW NOTES, AND OF OWNING AND DISPOSING OF NEW NOTES, INCLUDING THE APPLICABILITY OF ANY FEDERAL ESTATE OR GIFT TAX LAWS OR ANY STATE, LOCAL OR FOREIGN TAX LAWS, ANY CHANGES IN APPLICABLE TAX LAWS AND ANY PENDING OR PROPOSED LEGISLATION OR REGULATIONS.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

    This discussion applies only to a beneficial owner of an old note who acquired an old note at the original offering price and who is

    - an individual citizen or resident of the United States,

    - a corporation organized under the laws of the United States or any state of the United States, or

    - any other person whose worldwide income is subject to U.S. federal income taxation on a net income basis (each a "U.S. holder").

Non-U.S. holders are subject to substantially different rules, not described below.

    EXCHANGE OFFER

    Although there is no direct authority addressing the U.S. federal income tax consequences of the exchange of old notes for new notes, in the opinion of Holme Roberts & Owen, LLP, counsel to the CompleTel Europe, the exchange of old notes for new notes should not be treated as a taxable exchange for U.S. federal income tax purposes because the new notes will not differ materially from

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the old notes and because the exchange will occur by operation of the original terms of the old notes. As a result, U.S. holders who exchange their old notes for new notes should not recognize any income, gain or loss for U.S. federal income tax purposes. A U.S. holder should have the same adjusted tax basis and holding period in the new notes immediately after the exchange as it had in the old notes immediately before the exchange. However, if the Internal Revenue Service were to treat the exchange of old notes for new notes as a taxable exchange, a U.S. holder would recognize capital gain or loss on the exchange equal to the difference between the fair market value of the new note and the U.S. holder's adjusted tax basis in the new note.

    ALLOCATION OF PURCHASE PRICE BETWEEN NOTES AND CLASS B INTERESTS

    Each note was issued as part of a unit with 10 non-voting Class B membership interests of CompleTel Holdings LLC. CompleTel Europe allocated the total purchase price of each unit between the note and the Class B membership interests on the basis of their relative fair market values. The amount allocated to the note, $478.18, is both a U.S. holder's initial tax basis in the note and the issue price of the note. This allocation is binding on a U.S. holder unless the U.S. holder properly discloses to the IRS that it is taking a contrary position. The IRS may dispute CompleTel Europe's allocation, which could require a reallocation of purchase price between the Class B interests and the note, which in turn would impact the amount and the character of the income a U.S. holder would recognize with respect to its ownership or disposition of a note.

    INTEREST AND ORIGINAL ISSUE DISCOUNT

    U.S. holders generally will have to include original issue discount ("OID") in income as interest as it accrues. OID is defined as the excess of a note's:

    - stated redemption price at maturity, over

    - its issue price.

    A note's "stated redemption price at maturity" is the sum of all payments to be made on such note, other than payments of qualified stated interest. "Qualified stated interest" is interest which is unconditionally payable at least annually at a fixed rate during the entire term of the note. Because there will not be any payment of interest on the notes until August 15, 2005, the cash interest payments that will be made on the notes are not qualified stated interest and are therefore included in the note's stated redemption price at maturity. The "issue price" of a note is the first price, or allocable share thereof, at which a substantial amount of the notes is sold to the public for cash, excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity as underwriters, placement agents or wholesalers.

    The amount of accrued OID that a U.S. holder must include in gross income for a taxable year equals the sum of the daily portions of OID for each day during the taxable year on which the U.S. holder owns the note. Calculation of the daily portions of OID requires four steps:

    (1) Calculate the yield on the note to maturity by determining the discount rate that results in a present value for all principal and interest payments equal to the issue price.

    (2) Determine the accrual period, which will generally be the semi-annual period between interest payment dates.

    (3) Determine the OID allocable to each accrual period by first multiplying the yield determined under step one by the note's adjusted issue price at the beginning of the period, which equals the issue price plus OID previously included in gross income less payments previously made on the debt instrument.

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    (4) Determine the daily portions of OID by dividing the OID amount for the accrual period by the number of days in the accrual period.

Because U.S. holders generally will have to include accrued OID in income using the methodology described above, a U.S. holder will include OID in gross income in advance of the receipt of cash attributable to such income. However, U.S. holders will not be required to include separately in income cash payments made on the notes, even if denominated as interest, to the extent such payments constitute OID previously included in gross income.

    DISPOSITION OF THE NOTES

    Upon the sale, exchange, retirement at maturity or other disposition of a note (collectively, a "disposition"), a U.S. holder generally will recognize capital gain or capital loss equal to the difference between

    - the amount realized by such holder (net of accrued but unpaid stated interest, which will be treated as ordinary interest income), and

    - such holder's adjusted tax basis in the note.

    A U.S. holder's adjusted tax basis in a note will be its allocable share of the initial cost of a unit, to such holder as discussed above, increased by any OID included in income and reduced by any cash payments made on the note through the date of disposition. Such capital gain or capital loss will be long-term capital gain or capital loss if the holding period for the note exceeds one year at the time of the disposition. In general, the maximum federal income tax rate applicable to long-term capital gains derived by individuals is 20%. Deductions for capital losses are subject to certain limitations.

    BACKUP WITHHOLDING AND INFORMATION REPORTING

    Certain non-corporate U.S. holders may be subject to backup withholding at a rate of 31% on payments of principal, interest and OID, and on the proceeds of certain sales of notes. In general, backup withholding will be imposed only if the U.S. holder

    - fails to furnish its taxpayer identification number ("TIN"), which, for an individual, would be his or her Social Security number,

    - furnishes an incorrect TIN,

    - is notified by the IRS that he or she has failed to report payments of interest or dividends or

    - under certain circumstances, fails to certify, under penalty of perjury, that he or she has furnished a correct TIN and has been notified by the IRS that he or she is subject to backup withholding tax for failure to report interest or dividend payments.

    Any amounts withheld will be allowed as a credit against the U.S. holder's U.S. federal income tax liability and may entitle the U.S. holder to a refund, provided the required information is furnished to the IRS. Payments of principal and interest and accruals of OID to U.S. holders will also be subject to information reporting. U.S. holders should consult their tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such an exemption, if applicable.

MATERIAL NETHERLANDS INCOME TAX CONSEQUENCES

    This discussion applies only to a beneficial owner of an old note who is not, or is not deemed to be, a resident of The Netherlands for the purpose of the relevant tax laws and does not have or will not obtain a substantial interest, as defined below, in CompleTel Europe N.V. (a "non-resident holder").

    SUBSTANTIAL INTEREST

    A shareholder that owns, either via shares or options, directly or indirectly, 5% or more of any class of shares, or 5% or more of the total issued share capital of a company resident in The Netherlands (a "Substantial Interest") is subject to special rules. Profit participation rights which give the holder rights to 5% or more of the annual profit or 5% or more of the liquidation proceeds of the company will also qualify as a substantial interest. With respect to individuals, certain attribution rules exist in determining the presence of a Substantial Interest.

    EXCHANGE OFFER

    The conditions of the new notes will not differ materially from the old notes, except the new notes will be registered. The amount of a new note, its interest percentage and repayment schedule will not differ from an old note. Therefore, the exchange of old notes for new notes will not have Dutch fiscal consequences for the holders of the old notes.

    NETHERLANDS WITHHOLDING TAX

    As under the old notes, all payments under the new notes may be made free of withholding or deduction for or on account of any taxes imposed, levied, withheld or assessed by The Netherlands or any political subdivision or taxing authority thereof or therein.

    TAXES ON INCOME AND CAPITAL GAINS

    A non-resident holder of new notes who derives income from the notes or who realizes capital gains on the sale, exchange or redemption of the notes, will not be subject to Netherlands Corporate Income Tax or Netherlands Individual Income Tax, provided the non-resident holder

    (1) does not have or will not obtain an enterprise or an interest in an enterprise which, in whole or in part, is carried on through a permanent establishment or a permanent representative in The Netherlands and to which enterprise or part of an enterprise the notes are attributable; and

    (2) is not directly entitled (the term directly means, in this context, not through the beneficial ownership of shares or similar securities) to all or a share of the profits of an enterprise that is managed and controlled in The Netherlands while the notes form part of the assets of, or are otherwise attributable to, such enterprise; and

    (3) does not carry out and has not carried out employment activities in the territory of The Netherlands, or as director or board member of an entity resident in The Netherlands or a civil servant of a Netherlands public body with which the holding of the notes is connected.

    A non-resident holder of notes may be eligible for an exemption from Netherlands taxes on the abovementioned income and/or capital gain under a treaty for the avoidance of double taxation that is in effect between the country of residence of the holder of the notes and The Netherlands.

    NET WEALTH TAX

    A non-resident holder of the notes will not be subject to Netherlands net wealth tax if the holder of the notes is not an individual. An individual will not be subject to Netherlands net wealth tax provided that:

    (1) the non-resident holder does not have an enterprise or an interest in an enterprise that is, in whole or in part, carried on through a permanent establishment or a permanent representative in The Netherlands and to which enterprise or part of an enterprise the notes are attributable; and

    (2) such non-resident holder is not directly entitled (the term directly means, in this context, not through the beneficial ownership of shares or similar securities) to all or a share of the profits of an enterprise that is managed and controlled in The Netherlands while the notes from part of the assets of, or are otherwise attributable to, such enterprise.

    GIFT OR INHERITANCE TAXES

    No Netherlands gift or inheritance taxes will arise in The Netherlands in respect of the transfer of a note by way of a gift by, or on the death of a non-resident holder, provided that:

    (1) the transfer is not construed as an inheritance or gift made by or on behalf of a person who is a resident or a deemed resident of The Netherlands; and

    (2) the note does not form part of the assets of, and is not otherwise attributable to, an enterprise owned by the donor or the deceased or in which the donor or the deceased owned an interest and which in whole or in part is carried on through a permanent establishment or a permanent representative in The Netherlands; and

    (3) the note does not form part of the assets of, and is not otherwise attributable to an enterprise that is managed and controlled in The Netherlands and to which all or a share of the profits thereof the holder of a note is directly entitled (the term directly means, in this context, not as the beneficial owner of shares or similar securities).

    For the purpose of Netherlands gift and inheritance tax, an individual with Netherlands nationality is deemed to be a resident of The Netherlands if he has been a resident of The Netherlands at any time during the ten years preceding the time of gift or death. For the purpose of Netherlands gift tax, a person is deemed to be a resident of The Netherlands if he has been a resident of The Netherlands in the twelve months preceding the time of the gift.

                              PLAN OF DISTRIBUTION

    Each broker-dealer that receives new notes for its own account in the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the new notes. A broker-dealer may use this prospectus, as it may be amended or supplemented from time to time, by in connection with resales of new notes received in exchange for old notes where the old notes were acquired as a result of market-making activities or other trading activities. We have agreed that for a period of one year after closing of the exchange offer, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any the resale.

    We will not receive any proceeds from any sale of new notes by any broker-dealer. New notes received by broker-dealers for their own account in the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of the methods of resale, at market prices prevailing at the time of resale, at prices related to the prevailing market prices or negotiated prices. Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from the broker-dealer and/or the purchasers of the new notes. Any broker-dealer that resells new notes that were received by it for its own account in the exchange offer and any broker or dealer that participates in a distribution of the new notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any resale of new notes and any commissions or concessions received by those persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

    For a period of one year after closing of the exchange offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests the documents in the letter of transmittal. We have agreed to pay all expenses incident to the performance of, our obligations under, the Registration Agreement and all expenses incident to the exchange offer, including the expenses of one counsel for the holders of the old notes but excluding commissions or concessions of any brokers or dealers, and will indemnify the holders, including any broker-dealers, and certain parties related to the holders against certain liabilities, including liabilities under the Securities Act.

    We have not entered into any arrangements or understandings with any person to distribute the new notes to be received in the exchange offer.

                                 LEGAL MATTERS


    The validity of the new notes offered in the exchange offer will be passed upon for CompleTel Europe by Stibbe Simont Monahan Duhot, Amsterdam, The Netherlands, and by Holme Roberts & Owen LLP, Denver, Colorado. Certain tax matters will be passed upon for CompleTel Europe by Holme Roberts & Owen LLP, Denver, Colorado and Arthur Andersen Belastingadviseurs, Amsterdam, The Netherlands.


                                    EXPERTS

    The consolidated balance sheet of CompleTel Europe N.V. and subsidiaries as of December 31, 1998, and the related consolidated statements of operations, shareholder's equity (deficit), and cash flows for the period from commencement of operations (January 8, 1998) to December 31, 1998, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto appearing elsewhere in this prospectus, and such financial statements are included herein in reliance upon the authority of said firm as experts in giving such report.

    The consolidated balance sheet of CompleTel LLC as of December 31, 1998, and the related consolidated statements of operations, members' deficit, and cash flows for the period from commencement of operations (January 8, 1998) to December 31, 1998, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto appearing elsewhere in this prospectus, and such financial statements are included herein in reliance upon the authority of said firm as experts in giving such report.

    The balance sheet of Acces et Solutions Internet S.A.R.L. as of December 31, 1998, and the related statements of operations and cash flows for the year then ended, have been audited by Barbier Frinault & Associes (Arthur Andersen), independent public accountants, as indicated in their report with respect thereto appearing elsewhere in this prospectus, and such financial statements are included herein in reliance upon the authority of said firm as experts in giving such report.

                                                                      APPENDIX A

                               GLOSSARY OF TERMS

ATM..........................  Asynchronous transfer mode. An international standard for high-speed broadband packet-switched networks, operating at digital transmission speeds above 1.544 megabits per second.

Backbone.....................  An element of the network infrastructure that provides high-speed, high capacity connections among the network's
                               nodes.

Bandwidth....................  The range of frequencies that can be passed through a medium, such as glass fibers, without distortion. The
                               greater the bandwidth, the greater the information-carrying capacity of such medium. For fiber optic transmission,
                               electronic transmitting devices determine the bandwidth, not the fibers themselves. Bandwidth is measured in Hertz
                               (analog) or bits per second (digital).

Bits.........................  The smallest unit of digital information utilized by electronic information processing, storage or transmission systems.

Centrex......................  A service that is functionally similar to a customer-premises private automated branch exchange but is provided by means of equipment located in a central office.
                               Centrex services eliminates the requirement for on-premise switching equipment in business establishments--such as a
                               key system or PBX. Resources of the CompleTel switch are
                               delivered services over a telephone or data line from the
                               CompleTel network. The businesses using Centrex service
                               receive the advantages of a PBX voice and data network, such as, calling features among the businesses users, call
                               accounting, network management, and integrated voice and
                               data.

Circuit switching............  A switching technique that establishes a dedicated transmission path between originating and terminating points and holds that path open for the duration of a cell.

Collocation..................  A location where a competitive carrier network interconnects with the network of public telecommunications operator's
                               inside a public telecommunications operator's central
                               office.

Competitive carrier..........  Category of telephone service provider, or carrier, that offers local exchange and other services similar to and in competition with those of the public telecommunication
                               operators, as allowed by recent changes in
                               telecommunications law and regulation. A competitive carrier may also provide other types of services such as long
                               distance telephone, data communications, Internet access and video.

Dark fiber...................  Any installed fiber-optic cable lacking a light transmission or signal, as opposed to fiber that is in service or "lit."

Dial tone....................  An auditory tone (350 to 440 Hertz) that indicates that the telephone switching equipment is ready to accept dial
                               signals. The dial tone is generated by local telephone
                               company equipment.

Digital......................  Describes a method of storing, processing and transmitting information through the use of distinct electronic or
                               optical pulses that represent the binary digits 0 and 1.
                               Digital transmission and switching technologies employ a
                               sequence of these pulses to convey information, as opposed to the continuously variable analog signal. Digital
                               transmission significantly reduces most distortion inherent in an analog signal, such a graininess or "snow", in the
                               case of video transmission, or static or other background
                               distortion in the case of audio transmission.

DSL..........................  Digital subscriber line. A transmission technology enabling high-speed access in the local copper loop, often referred to as the last mile between the network service
                               provider--i.e., competitive carrier or an Internet service provider--and end user.

E-1..........................  An International Telecommunications Union standard digital transmission rate for time division multiplexing. An E-1
                               transmits voice, data and signaling at a rate of 2.048
                               megabits per second. The E-1 is the European counterpart to the North American T-1.

Facilities-based operator....  A company that owns or leases its network facilities to provide services rather than purchasing services from other providers and reselling the services to customers.

Fiber........................  A filament, usually of glass, through which light beams carrying voice, data or video transmissions are guided.

Fiber optic..................  Technology based on thin filaments of glass or other transparent materials used as the medium for transmitting
                               coded light pulses that represent data, image and sound.
                               Fiber optic technology offers extremely high transmission
                               speeds and is the medium of choice for the
                               telecommunications industry. Fiber is immune to electrical interferences and environmental factors that affect copper wiring and satellite transmission. Fiber optic technology
                               involves sending laser light pulses across glass strands in order to transmit digital information. A strand of fiber
                               optic cable is as thick as a human hair yet has more
                               bandwidth capacity than a copper wire the width of a
                               telephone pole.

Fiber optic ring.............  Where a network is configured in a bi-directional circular fashion. If a portion of the ring malfunctions, the signal can be re-routed back the way it came, around the circle, to complete the connection.

Frame relay..................  A form of packet switching with variable length frames that may be used with a variety of communications protocols.
                               Frame relay is a method of achieving high-speed,
                               packet-switched data transmissions within digital networks at transmission speeds between 56 kilobits per second and
                               1.544 megabits per second.

Interconnect.................  Connection of a telecommunications device or service to the
                               PSTN.

Internet.....................  An array of interconnected networks using a common set of protocols defining the information coding and processing
                               requirements that can communicate across hardware platforms
                               and

                               over many links; now operated by a consortium of telecommunications service providers and others.

Internet protocol............  The standard that defines the information unit being passed among the host computers and packet-switched networks that make up the Internet. The Internet protocol provides the
                               basis for packet delivery on the Internet.

ISDN.........................  Integrated services digital network. A transmission method that provides circuit-switched access to the public network at speeds of 64 or 128 Kilobits per second for voice, data and video transmission.

Internet service provider....  A company that provides direct access to the Internet.

Kilobits per second..........  1,000 bits per second.

LAN..........................  A private data communications network linking a variety of data devices, such as computer terminals, personal computer terminals, personal computers and microcomputer, all housed in a defined building, plant or geographic area.

Local loop...................  That portion of the local telephone network that connects the customer's premises to the local exchange provider's
                               central office or switching center. This includes all the
                               facilities starting from the customer premises interface
                               which connects to the inside wiring and equipment at the
                               customer premises to a terminating point within the
                               switching wire center.

Long distance carrier........  A long distance carrier providing services between local exchanges on an intrastate or interstate basis. A long
                               distance carrier may also be a long distance reseller.

Megabits per second..........  Millions of bits per second.

Modem........................  An abbreviation of Modulator-demodulator. An electronic signal-conversion device used to convert digital signals
                               from a computer to analog form for transmission over the
                               telephone network. At the transmitting end, a modem working as a modulator converts the computer's digital signals into analog signals that can be transmitted over a telephone
                               line. At the receiving end, another modem working as a
                               demodulator converts analog signals back into digital
                               signals and sends them to the receiving computer.

Multiplexing.................  An electronic or optical process that combines a large number of lower-speed transmission lines into one high-speed line by splitting the total available bandwidth of the
                               high-speed line into narrower bands, or by allotting a
                               common channel to several different transmitting devices.
                               Multiplexing devices are widely used in networks to improve efficiency by concentrating traffic.

Multipoint...................  A circuit providing simultaneous transmission among three or more separate points.

Network......................  An integrated system composed of switching equipment and transmission facilities designed to provide for the
                               direction,

                               transport, recording and interconnection of telecommunications traffic.

Node.........................  An individual point of origination and termination of two or more communications links on a network, transported using
                               frame relay or similar technology.

Number portability...........  The ability of end users to keep their number when changing operators.

Packet.......................  Information represented as bytes grouped together through a communication node with a common destination address and
                               other attribute information.

Point-to-point...............  A circuit that connects a customer directly to a service provider network through a dedicated two-way link without
                               any intervening nodes.

Point-to-multipoint..........  A configuration interconnecting single channel or circuit to multiple sites. Only one channel may transmit at any given time, though several channels may receive.

Private automated branch
exchange (PABX)..............  A switching system within an office building that allows calls from outside to be routed directly to the individual instead of through a central number. A private automated
                               branch exchange also allows for calling within an office by way of four-digit extensions.

Protocol.....................  A formal set of rules and conventions governing the formatting and relative timing of message exchange between two communicating points in a computer system or data
                               communications network.

Protocol transparent.........  A network that is protocol transparent is a network that can handle voice and data communications transmitted using
                               traditional Internet protocol and other technologies.

PSTN.........................  Public switched telephone network. A telephone network which is accessible by the public through private lines, wireless systems and pay phones.

Resellers....................  Generally used to refer to a telecommunications provider who does not own any switching or transmission facilities. In
                               reality, a large number of providers furnish services
                               through a combination of owned and resold facilities.

SDH..........................  Synchronous digital hierarchy. SDH is a set of standards for optical communications transmission systems that define
                               optical rates and formats, signal characteristics,
                               performance, management and maintenance information to be
                               embedded within the signals and the multiplexing techniques to be employed in optical communications transmission
                               systems. SDH facilitates the interoperability of dissimilar vendors' equipment and benefits customers by minimizing the equipment necessary for telecommunications applications. SDH also improves the reliability of the local loop connecting customers' premises to the local exchange provider,
                               historically one of the weakest links in the service
                               delivery.

Switch.......................  A sophisticated computer that accepts instructions from a caller in the form of a telephone number. Like an address on an envelope, the numbers tell the switch where to route the call. The switch opens or closes circuits or selects the
                               paths or circuits to be used for transmission of
                               information. Switching is a process of interconnecting
                               circuits to form a transmission path between users. Switches allow telecommunications service providers to connect calls directly to their destination, while providing advanced
                               features and recording connection information for future
                               billing.

Traffic......................  A generic term that includes any and all calls, messages and data sent and received by means of telecommunications.

WAN..........................  Wide area network. A large-scale, high speed communications network used primarily for interconnecting local area and
                               metro area networks located in different cities, states or countries.

X.25.........................  A standard protocol for transmitting data over a packet-switched network. X.25 provides a standard interface to packet-switched networks and has become the most widely used interface for WANs.

                         INDEX TO FINANCIAL STATEMENTS

I.  COMPLETEL EUROPE N.V. (A Company in the Development Stage)
      Report of Independent Public Accountants.......................................        F-2
      Consolidated Balance Sheets as of June 30, 1999 (unaudited) and December 31,
       1998..........................................................................        F-3
      Consolidated Statements of Operations for the Period from Commencement of
       Operations (January 8, 1998) to December 31, 1998, the Three Months Ended June
       30, 1999 (unaudited), the Three Months Ended June 30, 1998 (unaudited), the
       Six Months Ended June 30, 1999 (unaudited), the Period from Commencement of
       Operations (January 8, 1998) to June 30, 1998 (unaudited) and for the Period from Commencement of Operations (January 8, 1998) to June 30, 1999
       (unaudited)...................................................................        F-4
      Consolidated Statements of Shareholders' Equity (Deficit) for the Period from
       Commencement of Operations (January 8, 1998) to December 31, 1998 and for the
       Six Months Ended June 30, 1999 (unaudited)....................................        F-5
      Consolidated Statements of Cash Flows for the Period from Commencement of
       Operations (January 8, 1998) to December 31, 1998, the Six Months Ended June
       30, 1999 (unaudited), the Period from Commencement of Operations (January 8,
       1998) to June 30, 1998 (unaudited) and for the Period from Commencement of
       Operations (January 8, 1998) to June 30, 1999 (unaudited).....................        F-6
      Notes to Consolidated Financial Statements.....................................        F-7
II.  COMPLETEL LLC (A Company in the Development Stage)
      Report of Independent Public Accountants.......................................       F-22
      Consolidated Balance Sheets as of June 30, 1999 (unaudited) and December 31,
       1998..........................................................................       F-23
      Consolidated Statements of Operations for the Period from Commencement of
       Operations (January 8, 1998) to December 31, 1998, the Three Months Ended June
       30, 1999 (unaudited), the Three Months Ended June 30, 1998 (unaudited), the
       Six Months Ended June 30, 1999 (unaudited), the Period from Commencement of
       Operations (January 8, 1998) to June 30, 1998 and for the Period from
       Commencement of Operations (January 8, 1998) to June 30, 1999 (unaudited).....       F-24
      Consolidated Statements of Members' Deficit for the Period from Commencement of
       Operations (January 8, 1998) to December 31, 1998 and for the Six Months Ended
       June 30, 1999 (unaudited).....................................................       F-25
      Consolidated Statements of Cash Flows for the Period from Commencement of
       Operations (January 8, 1998) to December 31, 1998, the Six Months Ended June
       30, 1999 (unaudited), the Period from Commencement of Operations (January 8,
       1998) to June 30, 1998 (unaudited) and for the Period from Commencement of
       Operations (January 8, 1998) to June 30, 1999 (unaudited).....................       F-26
      Notes to Consolidated Financial Statements.....................................       F-28
III. ACCES INTERNET ET SOLUTIONS S.A.R.L.
      Report of Independent Public Accountants.......................................       F-50
      Balance Sheet as of December 31, 1998..........................................       F-51
      Statement of Operations for the year ended December 31, 1998...................       F-52
      Statement of Cash Flows for the year ended December 31, 1998...................       F-53
      Notes to Financial Statements..................................................       F-54

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To CompleTel Europe N.V.:

We have audited the accompanying consolidated balance sheets of COMPLETEL EUROPE N.V. (an N.V. registered in the Netherlands in the developmental stage) and subsidiaries (the "Company") as of December 31, 1998 and the related consolidated statements of operations, shareholder's equity (deficit) and cash flows for the period from commencement of operations (January 8, 1998) to December 31, 1998 (after corporate reorganization--see Note 1). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CompleTel Europe N.V. and subsidiaries as of December 31, 1998 and the results of their operations and their cash flows for the period from the commencement of operations (January 8, 1998) to December 31, 1998, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Denver, Colorado,
  April 20, 1999.

                     COMPLETEL EUROPE N.V. AND SUBSIDIARIES
                      (A COMPANY IN THE DEVELOPMENT STAGE)

                          CONSOLIDATED BALANCE SHEETS
                     (STATED IN THOUSANDS OF U.S. DOLLARS)
                  (AFTER CORPORATE REORGANIZATION--SEE NOTE 1)

                                                                                                     DECEMBER 31,
                                                                                                         1998
                                                                                         JUNE 30,    ------------
                                                                                           1999
                                                                                        -----------
                                                                                        (UNAUDITED)
                                                     ASSETS

CURRENT ASSETS:
  Cash and cash equivalents...........................................................   $  84,826    $    1,718
  Receivables.........................................................................       5,323           527
  Prepaid expenses....................................................................       1,075           179
                                                                                        -----------  ------------
    Total current assets..............................................................      91,224         2,424
                                                                                        -----------  ------------
LONG-TERM ASSETS:
  Property and equipment, net (Note 2)................................................      28,261         3,371
  Deferred financing costs, net.......................................................       4,375           869
  Licenses and other intangibles, net.................................................       3,198           950
  Other assets........................................................................         192           256
                                                                                        -----------  ------------
    Total long-term assets............................................................      36,026         5,446
                                                                                        -----------  ------------
TOTAL ASSETS..........................................................................   $ 127,250    $    7,870
                                                                                        -----------  ------------
                                                                                        -----------  ------------

                                 LIABILITIES AND SHAREHOLDER'S EQUITY (DEFICIT)

CURRENT LIABILITIES:
  Trade accounts payable..............................................................   $  10,752    $    1,959
  Accrued liabilities.................................................................       2,350         1,453
  Affiliate payables..................................................................       3,315        10,470
                                                                                        -----------  ------------
    Total current liabilities.........................................................      16,417        13,882
                                                                                        -----------  ------------
LONG-TERM DEBT........................................................................      74,582        --
                                                                                        -----------  ------------
SHAREHOLDER'S EQUITY (DEFICIT):
  Common shares, $.016 par value (converted from NLG .03), 105,330,800 shares
    authorized, 21,071,433 and 4,888,964 shares issued and outstanding................         337            78
  Additional paid-in capital..........................................................      65,111         2,195
  Deferred compensation...............................................................        (969)         (540)
  Other comprehensive loss............................................................      (4,471)         (160)
  Deficit accumulated during the development stage....................................     (23,757)       (7,585)
                                                                                        -----------  ------------
TOTAL SHAREHOLDER'S EQUITY (DEFICIT)..................................................      36,251        (6,012)
                                                                                        -----------  ------------
TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY (DEFICIT)..................................   $ 127,250    $    7,870
                                                                                        -----------  ------------
                                                                                        -----------  ------------

   The accompanying notes are an integral part of these consolidated balance sheets.

                     COMPLETEL EUROPE N.V. AND SUBSIDIARIES
                      (A COMPANY IN THE DEVELOPMENT STAGE)

                     CONSOLIDATED STATEMENTS OF OPERATIONS
   (STATED IN THOUSANDS OF U.S. DOLLARS, EXCEPT SHARE AND PER SHARE AMOUNTS)
                  (AFTER CORPORATE REORGANIZATION--SEE NOTE 1)

                                                                                                               COMMENCE-
                                        COMMENCE-                                                 COMMENCE-     MENT OF
                                         MENT OF                                                   MENT OF    OPERATIONS
                                        OPERATIONS   THREE MONTHS   THREE MONTHS    SIX MONTHS   OPERATIONS   (JANUARY 8,
                                       (JANUARY 8,       ENDED          ENDED         ENDED      (JANUARY 8,   1998) TO
                                         1998) TO      JUNE 30,       JUNE 30,       JUNE 30,     1998) TO     JUNE 30,
                                       DECEMBER 31,      1999           1998           1999       JUNE 30,       1999
                                           1998       (UNAUDITED)    (UNAUDITED)   (UNAUDITED)      1998      (UNAUDITED)
                                       ------------  -------------  -------------  ------------  -----------  -----------
REVENUES.............................   $   --        $       321    $   --        $        321   $  --        $     321
                                       ------------  -------------  -------------  ------------  -----------  -----------
OPERATING EXPENSES:
  Network costs......................       --                430        --                 564      --              564
  Selling, general and
    administrative...................        4,552          6,688            601         10,599         735       15,151
  Management fees to affiliate.......        2,963          1,051            608          2,011         754        4,974
  Depreciation and amortization......           46            285              3            423           4          469
                                       ------------  -------------  -------------  ------------  -----------  -----------
    Total operating expenses.........        7,561          8,454          1,212         13,597       1,493       21,158
                                       ------------  -------------  -------------  ------------  -----------  -----------
OPERATING LOSS.......................       (7,561)        (8,133)        (1,212)       (13,276)     (1,493)     (20,837)
OTHER INCOME (EXPENSE)
  Interest income....................       --              1,026        --               1,587      --            1,587
  Interest expense...................       --             (2,904)       --              (4,217)     --           (4,217)
  Other income (expense), net........       --               (266)       --                (266)     --             (266)
                                       ------------  -------------  -------------  ------------  -----------  -----------
    Total other income (expense).....       --             (2,144)       --              (2,896)     --           (2,896)
                                       ------------  -------------  -------------  ------------  -----------  -----------
NET LOSS BEFORE INCOME TAXES.........       (7,561)       (10,277)        (1,212)       (16,172)     (1,493)     (23,733)
INCOME TAX PROVISION.................       --            --             --             --           --           --
                                       ------------  -------------  -------------  ------------  -----------  -----------
NET LOSS.............................   $   (7,561)   $   (10,277)   $    (1,212)  $    (16,172)  $  (1,493)   $ (23,733)
                                       ------------  -------------  -------------  ------------  -----------  -----------
                                       ------------  -------------  -------------  ------------  -----------  -----------
BASIC AND DILUTED LOSS PER COMMON
  SHARE..............................   $    (1.55)   $     (0.49)   $     (0.25)  $      (0.89)  $   (0.31)   $   (2.54)
                                       ------------  -------------  -------------  ------------  -----------  -----------
                                       ------------  -------------  -------------  ------------  -----------  -----------
WEIGHTED AVERAGE NUMBER OF COMMON
  SHARES OUTSTANDING.................    4,888,964     21,071,433      4,888,964     18,174,249   4,888,964    9,350,257
                                       ------------  -------------  -------------  ------------  -----------  -----------
                                       ------------  -------------  -------------  ------------  -----------  -----------

  The accompanying notes are an integral part of these consolidated financial statements.

                     COMPLETEL EUROPE N.V. AND SUBSIDIARIES
                      (A COMPANY IN THE DEVELOPMENT STAGE)

           CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)
   (STATED IN THOUSANDS OF U.S. DOLLARS, EXCEPT SHARE AND PER SHARE AMOUNTS)
       (INFORMATION FOR THE SIX MONTHS ENDED JUNE 30, 1999 IS UNAUDITED)
                  (AFTER CORPORATE REORGANIZATION--SEE NOTE 1)

                                                                                                           DEFICIT
                                                                                             OTHER       ACCUMULATED
                                      COMMON SHARES       ADDITIONAL                     COMPREHENSIVE    DURING THE
                                  ----------------------    PAID-IN       DEFERRED          INCOME       DEVELOPMENT
                                   NUMBER      AMOUNT       CAPITAL     COMPENSATION        (LOSS)          STAGE
                                  ---------  -----------  -----------  ---------------  ---------------  ------------
BALANCE January 8, 1998.........     --       $  --        $  --          $  --            $  --          $   --
  Deemed issuance of common
    shares at $.016 (Converted
    from NLG .03) per share, net
    of $54 subscription
    receivable, January 8,
    1998........................  4,888,964          24       --             --               --                 (24)
  Cash contributions by
    Parent......................     --          --            1,464         --               --              --
  Payment on subscription
    receivable on December 14,
    1998........................     --              54       --             --               --              --
  Deemed contributions by Parent
    related to allocation of
    non-cash compensation
    charges.....................     --          --              731           (604)          --              --
  Amortization of deferred
    compensation................     --          --           --                 64           --              --
  Cumulative translation
    adjustment..................     --          --           --             --                 (160)         --
  Net loss......................     --          --           --             --               --              (7,561)
                                  ---------       -----   -----------         -----          -------     ------------
BALANCE December 31, 1998.......  4,888,964   $      78    $   2,195      $    (540)       $    (160)     $   (7,585)
  Issuance of common shares in
    connection with corporate
    reorganization..............  14,666,891        235       57,810         --               --              --
  Issuance of common shares in
    connection with the Units
    Offering....................  1,515,578          24        4,454         --               --              --
  Deemed contribution by Parent
    related to allocation of
    non-cash compensation
    charges.....................     --          --              652           (652)          --              --
  Amortization of deferred
    compensation................     --          --           --                223           --              --
  Cumulative translation
    adjustment..................     --          --           --             --               (4,311)         --
  Net loss......................     --          --           --             --               --             (16,172)
                                  ---------       -----   -----------         -----          -------     ------------
BALANCE, June 30, 1999
  (unaudited)...................  21,071,433  $     337    $  65,111      $    (969)       $  (4,471)     $  (23,757)
                                  ---------       -----   -----------         -----          -------     ------------
                                  ---------       -----   -----------         -----          -------     ------------


                                       TOTAL
                                   COMPREHENSIVE
                                   INCOME (LOSS)     TOTAL
                                  ---------------  ---------
BALANCE January 8, 1998.........     $  --         $  --
  Deemed issuance of common
    shares at $.016 (Converted
    from NLG .03) per share, net
    of $54 subscription
    receivable, January 8,
    1998........................        --            --
  Cash contributions by
    Parent......................        --             1,464
  Payment on subscription
    receivable on December 14,
    1998........................        --                54
  Deemed contributions by Parent
    related to allocation of
    non-cash compensation
    charges.....................        --               127
  Amortization of deferred
    compensation................        --                64
  Cumulative translation
    adjustment..................          (160)         (160)
  Net loss......................        (7,561)       (7,561)
                                  ---------------  ---------
BALANCE December 31, 1998.......     $  (7,721)    $  (6,012)
  Issuance of common shares in
    connection with corporate
    reorganization..............        --            58,045
  Issuance of common shares in
    connection with the Units
    Offering....................        --             4,478
  Deemed contribution by Parent
    related to allocation of
    non-cash compensation
    charges.....................        --            --
  Amortization of deferred
    compensation................        --               223
  Cumulative translation
    adjustment..................        (4,311)       (4,311)
  Net loss......................       (16,172)      (16,172)
                                  ---------------  ---------
BALANCE, June 30, 1999
  (unaudited)...................     $ (20,483)    $  36,251
                                  ---------------  ---------
                                  ---------------  ---------

  The accompanying notes are an integral part of these consolidated financial statements.

                     COMPLETEL EUROPE N.V. AND SUBSIDIARIES
                      (A COMPANY IN THE DEVELOPMENT STAGE)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                     (STATED IN THOUSANDS OF U.S. DOLLARS)
                  (AFTER CORPORATE REORGANIZATION--SEE NOTE 1)

                                                             COMMENCEMENT                  COMMENCEMENT     COMMENCEMENT
                                                             OF OPERATIONS       SIX       OF OPERATIONS   OF OPERATIONS
                                                              (JANUARY 8,      MONTHS       (JANUARY 8,     (JANUARY 8,
                                                               1998) TO         ENDED        1998) TO         1998) TO
                                                             DECEMBER 31,     JUNE 30,       JUNE 30,         JUNE 30,
                                                                 1998           1999           1998             1999
                                                            ---------------  -----------  ---------------  --------------
                                                                             (UNAUDITED)    (UNAUDITED)     (UNAUDITED)
OPERATING ACTIVITIES:
  Net loss................................................     $  (7,561)     $ (16,172)     $  (1,493)      $  (23,733)
  Adjustments to reconcile net loss to cash used by
    operating activities--
      Depreciation and amortization.......................            46            423              4              469
      Non-cash compensation expense.......................           191            223            137              414
      Accretion of senior notes...........................        --              4,051         --                4,051
      Amortization of deferred financing costs............        --                166         --                  166
      Exchange rate differences in affiliate payables.....        --                249         --                  249
      Changes in assets and liabilities--
        Increase in receivables...........................          (527)        (5,084)           (63)          (5,611)
        Increase in prepaid expenses......................          (179)          (951)           (95)          (1,130)
        Decrease (increase) in other assets...............          (256)            39            (28)            (217)
        Increase in trade accounts payable................         1,959          9,490             86           11,449
        Increase (decrease) in accrued liabilities........         1,453          1,087          2,509            2,540
        Increase (decrease) in affiliate payables.........        10,470         (7,155)            65            3,315
                                                                 -------     -----------       -------     --------------
        Net cash provided by (used by) operating
          activities......................................         5,596        (13,634)         1,122           (8,038)
                                                                 -------     -----------       -------     --------------
INVESTING ACTIVITIES:
  Purchase of property and equipment......................        (3,418)       (26,949)          (308)         (30,367)
  Purchase of licenses and other intangibles..............          (950)        (2,543)          (273)          (3,493)
  Offering proceeds and investment earnings placed in
    escrow................................................        --            (73,198)        --              (73,198)
  Proceeds from escrowed offering and investment
    earnings..............................................        --             73,198         --               73,198
                                                                 -------     -----------       -------     --------------
        Net cash used by investing activities.............        (4,368)       (29,492)          (581)         (33,860)
                                                                 -------     -----------       -------     --------------
FINANCING ACTIVITIES:
  Gross proceeds from senior notes........................        --             72,572         --               72,572
  Proceeds from issuance of common shares and subsequent
    capital contributions.................................         1,518         62,523             64           64,041
  Deferred financing costs................................          (869)        (3,672)        --               (4,541)
                                                                 -------     -----------       -------     --------------
        Net cash provided by financing activities.........           649        131,423             64          132,072
                                                                 -------     -----------       -------     --------------
  Effect of exchange rates on cash........................          (159)        (5,189)        --               (5,348)
                                                                 -------     -----------       -------     --------------
NET INCREASE IN CASH AND CASH EQUIVALENTS.................         1,718         83,108            605           84,826
CASH AND CASH EQUIVALENTS, beginning of period............        --              1,718         --               --
                                                                 -------     -----------       -------     --------------
CASH AND CASH EQUIVALENTS, end of period..................     $   1,718      $  84,826      $     605       $   84,826
                                                                 -------     -----------       -------     --------------
                                                                 -------     -----------       -------     --------------

  The accompanying notes are an integral part of these consolidated financial statements.

                     COMPLETEL EUROPE N.V. AND SUBSIDIARIES
                      (A COMPANY IN THE DEVELOPMENT STAGE)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                JUNE 30, 1999 (UNAUDITED) AND DECEMBER 31, 1998
  (INFORMATION AS OF, AND FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 1999 IS
                                   UNAUDITED)
                  (AFTER CORPORATE REORGANIZATION--SEE NOTE 1)

(1) ORGANIZATION AND NATURE OF OPERATIONS

    CompleTel Europe N.V. ("CompleTel Europe") (together with its wholly-owned subsidiaries, the "Company") is a Dutch holding company formed on December 14, 1998 for the purpose of completing a Rule 144A offering (the "Offering") (see
Note 4) to finance its planned operations.

    The Company has a strategic objective of becoming a leading facilities-based operator of a technologically advanced, high-bandwidth, fiber optic communications infrastructure and provider of telecommunications and related services to business and government end-users, carriers and Internet service providers in targeted metropolitan areas across Western Europe. A facilities-based operator uses mainly its own telecommunications facilities to provide service, in contrast with non-facilities-based resellers who purchase the services of other providers and then retail the services to customers. Initially, the Company is focusing on building high bandwidth fiber optic networks in France and Germany. Additionally, the Company intends to provide Internet access services in France, Germany and the United Kingdom ("UK"). CompleTel Europe is an indirect majority owned subsidiary of CompleTel LLC ("Parent"), a Delaware limited liability company. An indirect 7% interest in CompleTel Europe was acquired by purchasers of units in the Offering (see Note
4). CompleTel LLC was known as CableTel Delaware LLC ("CableTel Delaware") from its formation on January 8, 1998 through May 18, 1998, when it was reorganized and renamed as CableTel Europe LLC in connection with the admission of a new member. Effective August 20, 1998, CableTel Europe LLC changed its name to CompleTel LLC.

    As of December 31, 1998, Parent's other direct and indirect wholly-owned subsidiaries consisted of CableTel Management Inc. ("Management Co."), CompleTel Holding I B.V. ("BVI"), CompleTel Holding II B.V. ("BVII"), its French operating subsidiary, CompleTel SAS ("CompleTel France") (formerly known as CompleTel S.A.R.L.), its UK operating subsidiary, CompleTel UK Limited ("CompleTel UK"), and its German operating subsidiary, CompleTel GmbH ("CompleTel Germany"). As of December 31, 1998, Parent's operating companies were held indirectly through BVI and BVII. CompleTel Europe had no material assets or operations as of December 31, 1998.

    In January 1999, Parent formed CompleTel Holdings LLC ("CompleTel Holdings"), CompleTel ECC B.V. ("CompleTel ECC"), CompleTel N.A. (N.V.) ("NANV") and CompleTel UK SPC ("CompleTel SPC"). CompleTel Holdings was formed to issue the equity component of the Offering (see Note 4). CompleTel ECC was formed to be the group's European corporate center and to hold the proceeds of the Offering, through an escrow account, until the Company received aggregate financing commitments of at least $90 million (see Note 4). Through a series of transactions in the restructuring, CompleTel LLC contributed approximately $58 million of equity, consisting of cash of approximately $52 million and accounts receivable of approximately $6 million, to CompleTel France through CompleTel SPC. Also, through a series of restructuring transactions, CompleTel SPC became a wholly-owned subsidiary of BVI, BVI was contributed to CompleTel Europe in exchange for the issuance of 14,666,891 additional common shares and CompleTel Europe became a wholly-owned subsidiary of NANV. Furthermore, CompleTel LLC contributed its 100% interest in NANV to CompleTel Holdings in exchange for all 19,596,429 Class A Membership Interests in CompleTel Holdings. The Non-Voting Class B Membership Interests (aggregating 1,475,000) in CompleTel

                     COMPLETEL EUROPE N.V. AND SUBSIDIARIES
                      (A COMPANY IN THE DEVELOPMENT STAGE)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                JUNE 30, 1999 (UNAUDITED) AND DECEMBER 31, 1998
  (INFORMATION AS OF, AND FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 1999 IS
                                   UNAUDITED)
            (AFTER CORPORATE REORGANIZATION--SEE NOTE 1) (CONTINUED)

(1) ORGANIZATION AND NATURE OF OPERATIONS (CONTINUED)
Holdings were issued substantially to unrelated parties in connection with the Offering (Note 4). In connection with this issuance by CompleTel Holdings of its Non-Voting Class B Membership Interests, CompleTel Europe issued 1,515,578 additional common shares to NANV and NANV issued additional common shares to CompleTel Holdings in consideration of a cash contribution to CompleTel Europe totaling approximately $4.5 million. The corporate reorganization has been accounted for as a reorganization of entities under common control, similar to a pooling of interests. Accordingly, the accompanying financial statements retroactively reflect the new corporate organizational structure of CompleTel Europe as if CompleTel Europe had been formed as of January 8, 1998. The formation is reflected through a deemed issuance, on January 8, 1998, of 4,888,964 shares of CompleTel Europe in exchange for a subscription receivable from Parent of approximately $54,000, which was paid on December 14, 1998. Furthermore, the accompanying consolidated financial statements have been prepared as though CompleTel Europe had performed all competitive local exchange carrier ("CLEC") related development activities in Western Europe since the inception of Parent. The accompanying consolidated financial statements of CompleTel Europe include its direct and indirect wholly-owned subsidiaries consisting of BVI, BVII, CompleTel France, CompleTel Germany, CompleTel UK, CompleTel ECC and CompleTel SPC.

    The Company is in the development stage and since commencement of operations (January 8, 1998), the Company has incurred net losses totaling approximately $23.7 million as of June 30, 1998. CompleTel Europe's subsidiaries have been principally engaged in developing its business plans, applying for and procuring regulatory and government authorizations, raising capital, hiring management and other key personnel, working on the design and development of the Company's fiber optic networks and operation support systems ("OSS"), negotiating equipment and facilities agreements, and negotiating interconnection agreements and certain right-of-way agreements. As a result of its development stage activities, the Company has experienced significant operating losses and negative cash flows from operations. The Company expects to continue to generate negative cash flows from operations in each market while it emphasizes development, construction, and expansion of its business and until the Company establishes a sufficient revenue generating customer base in that market. The Company also expects to experience increasing operating losses and negative cash flows from operations as it expands its operations and enters new markets, even if and after it achieves positive cash flow from operations in its initial markets.

    The Company's ultimate success will be affected by the problems, expenses and delays encountered in connection with the formation of any new business and by the competitive environment in which the Company intends to operate. Initially, the Company plans to deploy networks in four metropolitan markets in France (Paris, Lyon, Lille and Marseilles), and in one market in Germany. The Company's performance will further be affected by its ability to obtain licenses, properly assess potential markets, secure financing or raise additional capital, design networks, acquire right-of-way and building access rights, implement interconnection with incumbent public telecommunications operators ("PTOs"), lease adequate trunking capacity from PTOs, purchase and install switches in additional markets, implement efficient OSS and other back office systems, develop a sufficient customer base, and attract, retain and motivate qualified personnel. Delays or failure in receiving required regulatory approvals or the

                     COMPLETEL EUROPE N.V. AND SUBSIDIARIES
                      (A COMPANY IN THE DEVELOPMENT STAGE)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                JUNE 30, 1999 (UNAUDITED) AND DECEMBER 31, 1998
  (INFORMATION AS OF, AND FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 1999 IS
                                   UNAUDITED)
            (AFTER CORPORATE REORGANIZATION--SEE NOTE 1) (CONTINUED)

(1) ORGANIZATION AND NATURE OF OPERATIONS (CONTINUED) enactment of new adverse regulations or regulatory requirements may have a material adverse effect upon the Company. Although management believes that the Company will be able to successfully mitigate these risks, there is no assurance that the Company will be able to do so or that the Company will ever operate profitably.

    The actual amount and timing of the Company's future capital requirements may differ materially from the Company's current estimates, and additional financing may be required in the event of departures from the Company's business plans and projections, including those caused by unforeseen delays, cost overruns, engineering design changes, demand for the Company's services that varies from that expected by the Company, and adverse regulatory, technological or competitive developments. The Company may also require additional capital (or require financing sooner than anticipated) if it alters the schedule or targets of its roll-out plan in response to regulatory, technological or competitive developments (including additional market developments and new opportunities in and outside of its target markets). The Company intends to evaluate potential joint ventures, strategic alliances, and acquisition opportunities on an ongoing basis as they arise, and the Company may require additional financing if it elects to pursue any such opportunities. The Company also will be required to seek additional financing if it elects to deploy networks in other Western European markets beyond its target markets. Sources of additional financing may include commercial bank borrowings, vendor financing and/or the private or public sale of equity or debt securities. There can be no assurance that the Company will be able to fund its network deployment and operations in any or all of its initial markets to the point of operating profitably with its currently anticipated capital resources, and there can be no assurance that any additional financing will be available on terms acceptable to the Company or at all.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    BASIS OF PRESENTATION

    The accompanying unaudited consolidated financial statements as of June 30, 1999, the three months ended June 30, 1999 and 1998, the six months ended June 30, 1999, and for the periods from commencement of operations (January 8, 1998) to June 30, 1999 and 1998, have been prepared by the Company in accordance with generally accepted accounting principles for interim financial information and are in the form prescribed by the Securities and Exchange Commission. In the opinion of management, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the three and six month periods ended June 30, 1999 are not necessarily indicative of the results that may be expected for the year ended December 31, 1999.

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates. The Company has adopted a calendar fiscal year.

                     COMPLETEL EUROPE N.V. AND SUBSIDIARIES
                      (A COMPANY IN THE DEVELOPMENT STAGE)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                JUNE 30, 1999 (UNAUDITED) AND DECEMBER 31, 1998
  (INFORMATION AS OF, AND FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 1999 IS
                                   UNAUDITED)
            (AFTER CORPORATE REORGANIZATION--SEE NOTE 1) (CONTINUED)

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    STOCK SPLIT

    In April 1999, the Company executed a stock-split through which its 431 shares then outstanding were converted into 21,071,433 shares of the Company's common stock. Additionally, the Company increased its authorized shares of common stock to 105,330,800. This stock-split has been retroactively reflected in the accompanying consolidated financial statements for all periods.

    PRINCIPLES OF CONSOLIDATION

    The accompanying consolidated financial statements include the accounts of CompleTel Europe and its majority-owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

    CASH AND CASH EQUIVALENTS

    For purposes of reporting cash flows, the Company considers all marketable securities and commercial paper with maturities of ninety days or less at acquisition as cash equivalents.

    PREPAID EXPENSES

    Prepaid expenses consist of prepaid rent and prepaid insurance. Prepayments are amortized on a straight-line basis over the life of the underlying agreements.

    PROPERTY AND EQUIPMENT

    Property and equipment includes network equipment, office furniture and equipment, computer equipment and software, leasehold improvements and construction in progress. These assets are stated at cost and are being depreciated when ready for their intended use over the estimated useful lives of the related assets as follows:

                                                                                  ESTIMATED
                                                                                 USEFUL LIFE
                                                                               ---------------
Network equipment............................................................   3 to 8 years
Office furniture and equipment...............................................      5 years
Computer equipment and software..............................................   3 to 5 years
Leasehold improvements.......................................................   9 to 12 years

    Network equipment, office furniture and equipment, leasehold improvements and computer software are depreciated using the straight-line method. Computer equipment is depreciated using an accelerated depreciation method.

                     COMPLETEL EUROPE N.V. AND SUBSIDIARIES
                      (A COMPANY IN THE DEVELOPMENT STAGE)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                JUNE 30, 1999 (UNAUDITED) AND DECEMBER 31, 1998
  (INFORMATION AS OF, AND FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 1999 IS
                                   UNAUDITED)
            (AFTER CORPORATE REORGANIZATION--SEE NOTE 1) (CONTINUED)

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    Property and equipment consisted of the following (in thousands):

                                                                      JUNE 30,    DECEMBER 31,
                                                                        1999          1998
                                                                     -----------  -------------
                                                                     (UNAUDITED)
Network equipment..................................................   $  17,860     $  --
Office furniture and equipment.....................................         762           129
Computer equipment and software....................................       1,845           608
Leasehold improvements.............................................         525            24
                                                                     -----------       ------
Property and equipment, in service.................................      20,992           761
Less: accumulated depreciation.....................................        (386)          (46)
                                                                     -----------       ------
Property and equipment, in service, net............................      20,606           715
Construction in progress...........................................       7,655         2,656
                                                                     -----------       ------
Property and equipment, net........................................   $  28,261     $   3,371
                                                                     -----------       ------
                                                                     -----------       ------

    COMPUTER SOFTWARE COSTS

    The American Institute of Public Accountants ("AICPA") recently issued Statement of Position 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use" ("SOP 98-1"), which provides guidance on accounting for the costs of computer software developed or obtained for internal use. SOP 98-1 identifies the characteristics of internal-use software and provides examples to assist in determining when computer software is for internal use. SOP 98-1 is effective for financial statements for fiscal years beginning after December 15, 1998, for projects in progress and prospectively, with earlier application encouraged. This statement was adopted at commencement of operations.

    START-UP COSTS

    The Company expenses all start-up and organization costs as incurred, in accordance with the provisions of recently issued AICPA Statement of Position 98-5, "Reporting on the Costs of Start-up Activities" ("SOP 98-5").

    DEFERRED FINANCING COSTS

    Costs to obtain debt financing are capitalized and amortized over the life of the related debt facility using the effective interest method.

    LICENSE COSTS

    The Company capitalizes all third-party direct costs associated with obtaining licenses. Capitalized license costs are amortized over the lives of the related licenses, ranging from 15 to 25 years.

                     COMPLETEL EUROPE N.V. AND SUBSIDIARIES
                      (A COMPANY IN THE DEVELOPMENT STAGE)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                JUNE 30, 1999 (UNAUDITED) AND DECEMBER 31, 1998
  (INFORMATION AS OF, AND FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 1999 IS
                                   UNAUDITED)
            (AFTER CORPORATE REORGANIZATION--SEE NOTE 1) (CONTINUED)

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

    RECOVERABILITY OF LONG-LIVED ASSETS

    The Company evaluates the carrying value of its long-lived assets whenever events or circumstances indicate the carrying value of assets may exceed their recoverable amounts. An impairment loss is recognized when the estimated future cash flows (undiscounted and without interest) expected to result from the use of an asset are less than the carrying amount of the asset. If an asset which is expected to be held and used is determined to be impaired, then the asset would be written down to its fair market value based on the present value of the discounted cash flows related to such asset. Measurement of an impairment loss for an asset held for sale would be based on its fair market value less the estimated costs to sell.

    STOCK-BASED COMPENSATION

    The Company's Parent accounts for stock-based compensation to employees using the intrinsic value method prescribed in Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees". Such non-cash compensation is pushed down from Parent to the Company as a deemed capital contribution.

    INCOME TAXES

    The Company accounts for income taxes under the asset and liability method which requires recognition of deferred tax assets and liabilities for the expected future income tax consequences of transactions which have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial statement and income tax basis of assets, liabilities and carryforwards using enacted tax rates in effect for the year in which the differences are expected to reverse or the carryforwards are expected to be utilized. Net deferred tax assets are then reduced by a valuation allowance if management believes it is more likely than not they will not be realized.

    COMPREHENSIVE LOSS

    Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income," ("SFAS 130") requires that an enterprise (i) classify items of other comprehensive income by their nature in the financial statements and (ii) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of a balance sheet. The Company's other comprehensive loss, as set forth in the accompanying consolidated statement of shareholder's deficit, includes cumulative translation adjustments.

    BASIC AND DILUTED LOSS PER SHARE

    The Company computes earnings (loss) per share in accordance with Statement of Financial Accounting Standards No. 128, "Earnings Per Share" ("SFAS 128"). Under SFAS 128, "Basic earnings (loss) per share" is determined by dividing net income (loss) by the weighted-average number of

                     COMPLETEL EUROPE N.V. AND SUBSIDIARIES
                      (A COMPANY IN THE DEVELOPMENT STAGE)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                JUNE 30, 1999 (UNAUDITED) AND DECEMBER 31, 1998
  (INFORMATION AS OF, AND FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 1999 IS
                                   UNAUDITED)
            (AFTER CORPORATE REORGANIZATION--SEE NOTE 1) (CONTINUED)

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) common shares outstanding during each period. "Diluted earnings (loss) per share" includes the effects of potentially issuable common shares, but only if dilutive. Because the Company had no potentially issuable shares for the six months ended June 30, 1999, or for the year ended December 31, 1998, and because any such shares would be antidilutive, there are no differences between basic and diluted loss per common share for the Company. The weighted average common shares outstanding for the period assumes the initial capitalization of the Company (4,888,964 common shares) occurred as of January 8, 1998.

    FOREIGN OPERATIONS AND FOREIGN EXCHANGE RATE RISK

    The functional currency for the Company's international operations is the applicable local currency for the affiliate company. Assets and liabilities of foreign subsidiaries for which the functional currency is the local currency are translated at exchange rates in effect at period-end, and the statements of operations are translated at the average exchange rates during the period. Exchange rate fluctuations on translating foreign currency financial statements into U.S. dollars that result in unrealized gains or losses are referred to as translation adjustments. Cumulative translation adjustments are recorded as a separate component of shareholders' deficit.

    Transactions denominated in currencies other than the local functional currency of the Company's operating subsidiaries, including U.S. dollar denominated intercompany accounts and notes payable to Parent and Management Co., are recorded based on exchange rates at the time such transactions arise. Subsequent changes in exchange rates result in transaction gains and losses which are reflected in income as unrealized (based on period-end translations) or realized upon settlement of the transactions.

    The Company's international subsidiaries can have payables that are denominated in a currency other than their own functional currency. The Company has not historically hedged foreign currency denominated transactions for receivables or payables related to current operations. The terms of the Senior Credit Facility commitment (see Note 4) would require the Company to enter into and maintain hedging arrangements in an attempt to reduce its exposure to currency fluctuations with respect to the dollar denominated Notes issued in the Offering (see Note 4); however, there can be no assurance that any such hedging transactions would be successful and that the exchange rate fluctuations would not have a material adverse effect on the Company. Accordingly, the Company may experience economic loss and a negative impact on earnings and equity with respect to its holdings solely as a result of foreign currency exchange rate fluctuations, which include foreign currency devaluation against the dollar.

    The functional currency of the Company's subsidiaries could change in the future, depending on the denomination of certain planned financing transactions and the nature of subsequent investment and operating activities.

                     COMPLETEL EUROPE N.V. AND SUBSIDIARIES
                      (A COMPANY IN THE DEVELOPMENT STAGE)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                JUNE 30, 1999 (UNAUDITED) AND DECEMBER 31, 1998
  (INFORMATION AS OF, AND FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 1999 IS
                                   UNAUDITED)
            (AFTER CORPORATE REORGANIZATION--SEE NOTE 1) (CONTINUED)

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    NEW ACCOUNTING STANDARD

    SFAS 133, "Accounting for Derivative Instruments and Hedging Activities," establishes accounting and reporting standards for derivative instruments, including certain instruments embedded in other contracts, and for hedging activities. SFAS 133 requires that an entity recognize all derivatives as either assets or liabilities and measure those instruments at fair value. It also specifies the accounting for changes in the fair value of a derivative instrument depending on the intended use of the instrument and whether (and how) it is designated as a hedge. SFAS 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. Subsequent to April 20, 1999 (date of Auditors' Report), the Financial Accounting Standards Board issued SFAS 137 which delayed the effective date of SFAS No. 133 until all fiscal quarters of fiscal years beginning after June 15, 2000. Through June 30, 1999, the Company had not entered into any transactions involving derivative financial instruments and, therefore, cannot predict the financial statement impact of adopting SFAS 133 with respect to transactions which have not yet been entered into.

(3) RELATED PARTY TRANSACTIONS

    RIGHTS OF PARENT'S UNITHOLDERS

    If a Qualified Public Offering or Sale of Parent, as defined in the Equity Purchase Agreement between Parent and certain of its unitholders, has not occurred by May 18, 2005, each holder of Parent's Preferred Units or Common Units issued or issuable upon conversion of the Preferred Units ("Purchaser Securities") will have the right to require Parent to take all actions necessary to purchase the Purchaser Securities held by such holder for fair market value (or, in the case of Preferred Units to be repurchased, the greater of fair market value and the Liquidation Value (together with all accrued but unpaid preferred yield) of such Preferred Units). Fair market value is defined as the amount agreed to by the holders of the Preferred Units to be repurchased and the holders of Parent's Common Units, excluding Unvested Performance Units. If mutual agreement can not be reached within twenty days of the issuance of the repurchase notice, the fair market value for (a) publicly traded securities generally means the average of the closing prices of such securities for the 21 day period preceding the filing of the repurchase notice and (b) non-publicly traded securities a valuation determined by an appraisal mechanism. In the event the repurchase options are exercised, Parent is obligated to do everything within its power to satisfy its repurchase obligations, which may involve the sale of some or all of its subsidiaries, or a portion or all of its assets. The Indenture related to the Offering limits the ability of the Company to pay dividends or take certain other actions that may be necessary to effectuate the repurchase of any such securities.

    MANAGEMENT AGREEMENT

    During 1998, Parent and CableTel Management Inc. (dba CompleTel), a Colorado corporation ("Management Co."), executed a management services agreement (as amended, the "Management Agreement"), pursuant to which Management Co. performs certain services for Parent and Parent's direct and indirect subsidiaries, including CompleTel Europe. The Management Agreement provides for

                     COMPLETEL EUROPE N.V. AND SUBSIDIARIES
                      (A COMPANY IN THE DEVELOPMENT STAGE)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                JUNE 30, 1999 (UNAUDITED) AND DECEMBER 31, 1998
  (INFORMATION AS OF, AND FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 1999 IS
                                   UNAUDITED)
            (AFTER CORPORATE REORGANIZATION--SEE NOTE 1) (CONTINUED)

(3) RELATED PARTY TRANSACTIONS (CONTINUED) reimbursement in an amount of 105% (103% prior to January 30, 1999) of all costs, expenses, charges and disbursements incurred by Management Co. in the performance of the Management Agreement. These items incurred by Management Co. consist primarily of executive management salaries and benefits, occupancy costs and professional fees and are allocated 80% to CompleTel Europe based upon an estimate of the percentage of such items that are attributable to the operations of CompleTel Europe. Management believes that the allocation method is reasonable and that such costs are representative of the costs which would have been incurred by CompleTel Europe on a stand-alone basis without any support from Parent. Through December 31, 1998 and June 30, 1999, the Company recorded approximately $3 million and $5 million, respectively for billings under the Management Agreement.

(4) INDEBTEDNESS

    In February 1999, the Company completed an Offering of 147,500 units (the "Units") consisting of $147.5 million aggregate principal amount of 14% Senior Discount Notes due 2009 (the "Notes") issued by CompleTel Europe and 1,475,000 non-voting Class B Membership Interests of CompleTel Holdings. CompleTel Europe issued the Notes at a substantial discount from their principal amount at maturity on February 16, 2009. A principal investor in Parent acquired 400 Units in the offering. The proceeds of the Offering, net of offering fees and costs, were approximately $70.5 million and were held in an escrow account until CompleTel Europe received a minimum commitment of $90 million in senior credit facilities, which was received in April 1999. To comply with Netherlands laws, the Notes are guaranteed by Parent on a senior unsecured basis. As Parent is a holding company with no operations other than the operations to be conducted by CompleTel Europe and its subsidiaries, it is unlikely that Parent would have sufficient funds to satisfy CompleTel Europe's obligations on the Notes if CompleTel Europe is unable to satisfy its own obligation on the Notes. Of the $75 million gross proceeds from the Offering, approximately $70.5 million was attributed to the Notes and approximately $4.5 million was attributed to the 1,475,000 Class B Membership Interests of CompleTel Holdings. The $4.5 million allocated to the Class B Membership Interests represents additional discount on the Notes.

    Cash interest will not accrue on the Notes prior to February 15, 2004. Commencing February 15, 2004, interest on the Notes will accrue at 14% per annum and will be payable in cash on August 15 and February 15 of each year. The effective interest rate on the Notes is approximately 15.1%, including amortization of the discount and the deferred financing costs.

    Long-term debt consists of the following:

                                                                     JUNE 30,     DECEMBER 31,
                                                                       1999           1998
                                                                    -----------  ---------------
                                                                    (UNAUDITED)
14% Senior Discount Notes, face amount $147.5 million, due 2009,
  effective interest rate of 15.1%................................   $  74,582      $  --

                     COMPLETEL EUROPE N.V. AND SUBSIDIARIES
                      (A COMPANY IN THE DEVELOPMENT STAGE)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                JUNE 30, 1999 (UNAUDITED) AND DECEMBER 31, 1998
  (INFORMATION AS OF, AND FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 1999 IS
                                   UNAUDITED)
            (AFTER CORPORATE REORGANIZATION--SEE NOTE 1) (CONTINUED)

(4) INDEBTEDNESS (CONTINUED)
    BANK FINANCING COMMITMENT

    The Company's French subsidiaries, CompleTel SAS and CompleTel Services SAS (the "Borrowers"), have received commitments for senior secured credit facilities (the "Facilities") of $90 million from Paribas and from Nortel Networks ("Nortel") to finance the Company's deployment of its networks in France. The terms of the Facilities provide that the borrowings of up to the first $20 million will be provided solely by the Nortel senior secured credit facility. Additional borrowings from Paribas under the Paribas senior credit facility (the "Paribas Facility") and other lenders (the"Senior Lenders") would first be used to retire indebtedness from Nortel, who would lend up to $20 million as part of the Paribas Facility, along with the other Senior Lenders. The Paribas Facility is comprised of two Tranches. Borrowings under Tranche A would be available through March 31, 2002, and subject to a maximum of $80 million. On March 31, 2002, this revolving credit facility would convert to a term loan facility, payable quarterly, in increasing increments commencing December 31, 2002. Borrowings under Tranche B would be subject to an initial maximum amount of $10 million, with the available commitment decreasing quarterly commencing with the fourth quarter of 2002. The Paribas Facility would mature on December 31, 2006 and would bear interest at the rate of LIBOR plus a margin ranging from 1.25% to 3.50% based upon the Company's ratio of total debt to annualized earnings before interest, taxes, depreciation and amortization ("EBITDA"). The company is in discussion with Paribas and Nortel to expand this facility up to $140 million.

    The final implementation of the Facilities remains subject to the satisfaction of a number of conditions, including preparation of definitive documentation, obtaining all regulatory approvals and completion of due diligence. In addition, the availability of credit under the Facilities would be contingent on a number of conditions precedent, including the Borrowers achieving a minimum number of business access lines in service and maximum ratios of senior debt to the number of access lines in service. The Paribas Facility would be secured by all of the Borrowers' assets as well as a pledge of the stock of the Borrowers and assignment of inter-affiliate loans and all licenses and material contracts.

(5) COMMITMENTS AND CONTINGENCIES

    OPERATING LEASES

    The Company has entered into various operating lease agreements for office space and employee residences. Future minimum lease obligations related to the Company's operating leases are as follows

                     COMPLETEL EUROPE N.V. AND SUBSIDIARIES
                      (A COMPANY IN THE DEVELOPMENT STAGE)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                JUNE 30, 1999 (UNAUDITED) AND DECEMBER 31, 1998
  (INFORMATION AS OF, AND FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 1999 IS
                                   UNAUDITED)
            (AFTER CORPORATE REORGANIZATION--SEE NOTE 1) (CONTINUED)

(5) COMMITMENTS AND CONTINGENCIES (CONTINUED) for the 12-month periods subsequent to June 30, 1999 and December 31, 1998, respectively (in thousands):

                                                                     JUNE 30,    DECEMBER 31,
                                                                       1999          1998
                                                                    -----------  -------------
                                                                    (UNAUDITED)
June 30, 2000 and December 31, 1999...............................   $     944     $     855
June 30, 2001 and December 31, 2000...............................       1,058           966
June 30, 2002 and December 31, 2001...............................       1,058           974
June 30, 2003 and December 31, 2002...............................         963           955
June 30, 2004 and December 31, 2003...............................         929           948
Thereafter........................................................       4,549         4,975
                                                                    -----------       ------
  Total...........................................................   $   9,501     $   9,673
                                                                    -----------       ------
                                                                    -----------       ------

    Total rent expense for the period from commencement of operations (January 8, 1998) through December 31, 1998 was approximately $120,000 and for the six months ended June 30, 1999 was approximately $574,000.

    MANAGEMENT EMPLOYMENT AGREEMENTS

    Certain employees of Management Co. that have been seconded to CompleTel Europe's subsidiaries are parties to employment agreements. The agreements generally provide for a specified base salary, as well as a bonus set as a specified percentage of the base salary. The bonus is based on attainment of certain identified performance measures. The employment agreements generally provide for cost of living differentials, relocation and moving expenses, automobile allowances and income tax equalization payments, if necessary, to keep the employee's tax liability the same as it would be in the United States.

    FRENCH SERVICE LICENSE

    On December 13, 1998 the Secretaire d'Etat a l'Industrie ("the Ministry"), based on the recommendation of the Autorite de Regulation des Telecommunications ("ART"), awarded the Company an L.33-1 fixed wireline license and an L.34-1 service license for network deployment and the provision of services in 10 regions in France that the Company intends to target. The Company's business plan forming the basis for the issuance of the French licenses contemplates the Company's deploying networks in 16 French markets and raising sufficient financing to fund such deployment. The amount of the proceeds from the Offering and the funds available under the Senior Credit Facility (see Note 4) are less than the amount of financing required for the Company to deploy and operate networks in all of the markets contemplated by this business plan, and the Company intends to continue to seek additional financing in order to fund its business plan beyond deployment of networks in its initial target markets. The Company has been advised that this does not, by itself, constitute a violation of CompleTel France's requirements under the French licenses. However, the ART may take

                     COMPLETEL EUROPE N.V. AND SUBSIDIARIES
                      (A COMPANY IN THE DEVELOPMENT STAGE)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                JUNE 30, 1999 (UNAUDITED) AND DECEMBER 31, 1998
  (INFORMATION AS OF, AND FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 1999 IS
                                   UNAUDITED)
            (AFTER CORPORATE REORGANIZATION--SEE NOTE 1) (CONTINUED)

(5) COMMITMENTS AND CONTINGENCIES (CONTINUED) this into account, together with any other relevant items, when assessing whether there exists a material adverse variation to the financial and/or technical capacity of CompleTel France. If and to the extent that the ART were to determine that the Company has materially and adversely deviated from its business plan or that the Company lacks the financial capacity to implement this plan, the ART could seek to modify or revoke the licenses in whole or in part.

(6) INCOME TAXES

    NETHERLANDS

    In general, a Dutch holding company may benefit from the so-called "participation exemption." The participation exemption is a facility in Dutch corporate tax law which allows a Dutch company to exempt from Dutch income tax any dividend income and capital gains in relation to its participation in subsidiaries which are legal entities residing in a foreign country. Capital losses are also exempted, apart from liquidation losses (under stringent conditions). Any costs in relation to participations, to the extent these participations do not realize Dutch taxable profit are not deductible. These costs include costs to finance such participation.

    For Dutch income tax purposes, net operating loss ("NOL") carryforwards may be carried forward indefinitely.

    FRANCE

    The majority of the Company's approximately $3.7 million of NOL carryforwards for income tax purposes at December 31, 1998, were generated by CompleTel France. For French income tax purposes NOL carryforwards may generally be carried forward for a period of up to five years. Start-up costs will be capitalized for French tax purposes. The Company considers the majority of these costs as eligible for the deferred depreciation regime for French tax purposes, resulting in an indefinite carryforward life of the corresponding amortization expense. The Company has recorded a valuation allowance equal to the net deferred tax assets as of December 31, 1998, due to the uncertainty of future operating results. The valuation allowance will be reduced at such time as management believes it is more likely than not that the net deferred tax assets will be realized. Any reductions in the valuation allowance will reduce future provisions for income tax expense.

    The difference between income tax expense provided in the consolidated financial statements and the expected income tax benefit at statutory rates related to the Company's corporate and foreign

                     COMPLETEL EUROPE N.V. AND SUBSIDIARIES
                      (A COMPANY IN THE DEVELOPMENT STAGE)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                JUNE 30, 1999 (UNAUDITED) AND DECEMBER 31, 1998
  (INFORMATION AS OF, AND FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 1999 IS
                                   UNAUDITED)
            (AFTER CORPORATE REORGANIZATION--SEE NOTE 1) (CONTINUED)

(6) INCOME TAXES (CONTINUED)
subsidiary operations for the period from commencement of operations (January 8, 1998) to December 31, 1998, is reconciled as follows:

                                                                                COMMENCEMENT
                                                                                OF OPERATIONS
                                                                              (JANUARY 8, 1998)
                                                                               TO DECEMBER 31,
                                                                                    1998
                                                                              -----------------
Expected income tax benefit at the applicable statutory rate of 33.33%......      $   2,520
Non-deductible expenses.....................................................            (64)
Valuation allowance.........................................................         (2,456)
                                                                                     ------
  Total income tax benefit..................................................      $  --
                                                                                     ------
                                                                                     ------

    Deferred tax assets at December 31, 1998 are as follows:

                                                                                  DECEMBER 31,
                                                                                      1998
                                                                                  -------------
Deferred tax assets--
  Operating loss carryforwards..................................................    $   1,205
  Capitalized start-up costs....................................................        1,214
  Net unrealized foreign exchange gain..........................................           20
  Deferred depreciation.........................................................           16
  Other.........................................................................            1
                                                                                       ------
  Total deferred tax assets.....................................................        2,456
  Less valuation allowance......................................................       (2,456)
                                                                                       ------
  Net deferred taxes............................................................    $  --
                                                                                       ------
                                                                                       ------

(7) SEGMENT REPORTING

    SFAS 131, "Disclosures about Segments of an Enterprise and Related Information," establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports issued to shareholders. Operating segments are components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance.

    The Company is currently in the development stage. Through June 30, 1999, the significant portion of the Company's expenditures were associated with its network deployment in France. The Company expects to incur significant costs associated as it expands its network deployment efforts into Germany.

                     COMPLETEL EUROPE N.V. AND SUBSIDIARIES
                      (A COMPANY IN THE DEVELOPMENT STAGE)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                JUNE 30, 1999 (UNAUDITED) AND DECEMBER 31, 1998
  (INFORMATION AS OF, AND FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 1999 IS
                                   UNAUDITED)
            (AFTER CORPORATE REORGANIZATION--SEE NOTE 1) (CONTINUED)

(7) SEGMENT REPORTING (CONTINUED)
The Company is not deploying networks in the UK and, as a result, development costs in the UK are minimal.

    Management currently evaluates the Company's development efforts according to the geographic location of its markets. Certain financial information reflecting the Company's development efforts is presented below. Results for Germany and the UK are included in "corporate and other" since the results of those markets are not significant to the consolidated financial statements:

    As of and for the period from inception (January 8, 1998) to December 31, 1998 (In thousands):

                                                                       CORPORATE
                                                            FRANCE     AND OTHER   CONSOLIDATED
                                                           ---------  -----------  ------------
Revenue..................................................  $  --       $  --        $   --
Depreciation.............................................  $      46   $  --        $       46
Management Fee Expense...................................  $  (2,661)  $    (302)   $   (2,963)
Net Loss.................................................  $  (5,949)  $  (1,612)   $   (7,561)
Total Assets.............................................  $   6,180   $   1,690    $    7,870
Expenditures for Long-lived Assets.......................  $   3,647   $     721    $    4,368

    As of and for the six months ended June 30, 1999 (In thousands):

                                                                       CORPORATE
                                                            FRANCE     AND OTHER   CONSOLIDATED
                                                           ---------  -----------  ------------
Revenue..................................................  $     281   $      40    $      321
Depreciation and Amortization............................  $     326   $      97    $      423
Management Fee Expense...................................  $  (1,609)  $    (402)   $   (2,011)
Net Loss.................................................  $  (9,548)  $  (6,624)   $  (16,172)
Total Assets.............................................  $  51,752   $  75,498    $  127,250
Expenditures for Long-lived Assets.......................  $  25,745   $   3,747    $   29,492

    As of and for the three months ended June 30, 1999 (In thousands):

                                                                       CORPORATE
                                                            FRANCE     AND OTHER   CONSOLIDATED
                                                           ---------  -----------  ------------
Revenue..................................................  $     281   $      40    $      321
Depreciation and Amortization............................  $     184   $     101    $      285
Management Fee Expense...................................  $    (841)  $    (210)   $   (1,051)
Net Loss.................................................  $  (5,418)  $  (4,859)   $  (10,277)
Total Assets.............................................  $  51,752   $  75,498    $  127,250
Expenditures for Long-lived Assets.......................  $  15,690   $     792    $   16,482

                     COMPLETEL EUROPE N.V. AND SUBSIDIARIES
                      (A COMPANY IN THE DEVELOPMENT STAGE)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                JUNE 30, 1999 (UNAUDITED) AND DECEMBER 31, 1998
  (INFORMATION AS OF, AND FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 1999 IS
                                   UNAUDITED)
            (AFTER CORPORATE REORGANIZATION--SEE NOTE 1) (CONTINUED)

(8) SUBSEQUENT EVENT

    ASI ACQUISITION

    On March 24, 1999, CompleTel SAS acquired all of the outstanding stock of Acces Internet et Solutions ("ASI"), an Internet service provider based in Lyon, for approximately $2.1 million in cash. The transaction was recorded under the purchase method of accounting as of March 31, 1999. The purchase price was first allocated to the fair value of the net tangible assets acquired of $73,000, which is classified as property and equipment in the accompanying balance sheet. The resulting excess cost over the fair value of tangible net assets acquired, or goodwill, was recorded in the amount of approximately $2.0 million and is being amortized under the straight-line method over a ten year period. The goodwill is classified as other intangibles in the accompanying balance sheet.

    The following unaudited pro forma condensed consolidated operating results for the period from commencement of operations (January 8, 1998) to December 31, 1998, and for the six months ended June 30, 1999, reflect the pro forma effects of the ASI acquisition as if the acquisition occurred on January 8, 1998. For purposes of the pro forma condensed consolidated operating results, the acquisition is assumed to have been financed through an equity contribution from Parent.

    The unaudited pro forma condensed consolidated operating results are based on the historical consolidated financial statements of the Company and ASI, giving effect to certain assumptions and adjustments that management believes are reasonable based upon currently available information. This pro forma condensed consolidated financial data is presented for illustrative purposes and does not purport to represent what the Company's results of operations would actually have been if the acquisition had been consummated as of January 8, 1998.

                                                            FOR THE PERIOD FROM
                                                         COMMENCEMENT OF OPERATIONS
                                                            (JANUARY 8, 1998) TO       FOR THE SIX MONTHS ENDED
                                                             DECEMBER 31, 1998              JUNE 30, 1999
                                                         --------------------------  ----------------------------
                                                          HISTORICAL    PRO FORMA     HISTORICAL      PRO FORMA
                                                         ------------  ------------  -------------  -------------
Revenues...............................................  $    --       $      1,020  $         321  $         578
                                                                       ------------  -------------  -------------
                                                                       ------------  -------------  -------------
Net Loss...............................................  $     (7,561) $     (7,699) $     (16,172) $     (16,269)
                                                         ------------  ------------  -------------  -------------
                                                         ------------  ------------  -------------  -------------
Basic and diluted loss per share.......................  $      (1.55) $      (1.57) $       (0.89) $       (0.90)
                                                         ------------  ------------  -------------  -------------
                                                         ------------  ------------  -------------  -------------
Weighted average number of common shares outstanding...     4,888,964     4,888,964     18,174,249     18,174,249
                                                         ------------  ------------  -------------  -------------
                                                         ------------  ------------  -------------  -------------

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To CompleTel LLC:

We have audited the accompanying consolidated balance sheets of COMPLETEL LLC (a Delaware limited liability company in the development stage) and subsidiaries (the "Company") as of December 31, 1998 (after corporate reorganization--see
Note 1) and the related consolidated statements of operations, members' deficit and cash flows for the period from commencement of operations (January 8, 1998) to December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CompleTel LLC and subsidiaries as of December 31, 1998 and the results of their operations and their cash flows for the period from commencement of operations (January 8, 1998) to December 31, 1998, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Denver, Colorado,
  April 20, 1999.

                         COMPLETEL LLC AND SUBSIDIARIES
                      (A COMPANY IN THE DEVELOPMENT STAGE)

                          CONSOLIDATED BALANCE SHEETS
                     (STATED IN THOUSANDS OF U.S. DOLLARS)
                  (AFTER CORPORATE REORGANIZATION--SEE NOTE 1)

                                                                                                     DECEMBER 31,
                                                                                                         1998
                                                                                         JUNE 30,    ------------
                                                                                           1999
                                                                                        -----------
                                                                                        (UNAUDITED)
                                        ASSETS

CURRENT ASSETS:
  Cash and cash equivalents...........................................................   $  87,116    $    3,744
  Receivables.........................................................................       5,323           537
  Prepaid expenses....................................................................       1,205           214
                                                                                        -----------  ------------
    Total current assets..............................................................      93,644         4,495
                                                                                        -----------  ------------
LONG-TERM ASSETS:
  Property and equipment, net (Note 2)................................................      28,352         3,441
  Deferred financing costs............................................................       4,375           869
  Licenses and other intangibles......................................................       3,198           950
  Other assets........................................................................         149           287
                                                                                        -----------  ------------
    Total long-term assets............................................................      36,074         5,547
                                                                                        -----------  ------------
TOTAL ASSETS..........................................................................   $ 129,718    $   10,042
                                                                                        -----------  ------------
                                                                                        -----------  ------------

                           LIABILITIES AND MEMBERS' DEFICIT

CURRENT LIABILITIES:
  Trade accounts payable..............................................................   $  10,760    $    1,964
  Accrued liabilities.................................................................       4,111         3,308
                                                                                        -----------  ------------
    Total current liabilities.........................................................      14,871         5,272
                                                                                        -----------  ------------
LONG-TERM DEBT........................................................................      74,582        --
                                                                                        -----------  ------------
MINORITY INTEREST.....................................................................       3,070        --
                                                                                        -----------  ------------
REDEEMABLE CUMULATIVE CONVERTIBLE PREFERRED UNITS:
  No par value, 65,750 and 61,950 units authorized, issued and outstanding,
    respectively......................................................................      68,407        13,188
                                                                                        -----------  ------------
MEMBERS' DEFICIT:
  Common units, no par value, 107,500 units authorized, 17,103 and 16,385 units issued
    and outstanding, respectively.....................................................       2,087           737
  Deferred compensation...............................................................        (969)         (540)
  Other comprehensive loss............................................................      (6,099)         (160)
  Deficit accumulated during the development stage....................................     (26,231)       (8,455)
                                                                                        -----------  ------------
TOTAL MEMBERS' DEFICIT................................................................     (31,212)       (8,418)
                                                                                        -----------  ------------
TOTAL LIABILITIES AND MEMBERS' DEFICIT................................................   $ 129,718    $   10,042
                                                                                        -----------  ------------
                                                                                        -----------  ------------

   The accompanying notes are an integral part of these consolidated balance sheets.

                         COMPLETEL LLC AND SUBSIDIARIES
                      (A COMPANY IN THE DEVELOPMENT STAGE)

                     CONSOLIDATED STATEMENTS OF OPERATIONS
    (STATED IN THOUSANDS OF U.S. DOLLARS, EXCEPT UNIT AND PER UNIT AMOUNTS)
                  (AFTER CORPORATE REORGANIZATION--SEE NOTE 1)

                                   COMMENCEMENT OF                                                           COMMENCEMENT
                                     OPERATIONS        THREE MONTHS ENDED                  COMMENCEMENT OF  OF OPERATIONS
                                   (JAN. 8, 1998)   ------------------------  SIX MONTHS     OPERATIONS     (JAN. 8, 1998)
                                     TO DEC. 31,     JUNE 30,     JUNE 30,    ENDED JUNE   (JAN. 8, 1998)    TO JUNE 30,
                                        1998           1999         1998       30, 1999    TO JUNE 30,1998       1999
                                   ---------------  -----------  -----------  -----------  ---------------  --------------
                                                    (UNAUDITED)  (UNAUDITED)  (UNAUDITED)                    (UNAUDITED)
REVENUES.........................     $  --          $     321    $  --        $     321      $  --           $      321
                                        -------     -----------  -----------  -----------       -------     --------------
OPERATING EXPENSES:
  Network costs..................        --                430       --              564         --                  564
  Selling, general and
    administrative...............         8,044          7,783        1,492       12,618          2,059           20,662
  Depreciation and amortization..            59            294            7          439              8              498
                                        -------     -----------  -----------  -----------       -------     --------------
    Total operating expenses.....         8,103          8,507        1,499       13,621          2,067           21,724
                                        -------     -----------  -----------  -----------       -------     --------------
OPERATING LOSS...................        (8,103)        (8,186)      (1,499)     (13,300)        (2,067)         (21,403)
OTHER INCOME (EXPENSE)
  Interest income................            11          1,030       --            1,591         --                1,602
  Interest expense...............        --             (2,915)      --           (4,217)        --               (4,217)
  Other income (expense), net....        --               (266)      --             (266)        --                 (266)
                                        -------     -----------  -----------  -----------       -------     --------------
    Total other income
      (expense)..................            11         (2,151)      --           (2,892)        --               (2,881)
                                        -------     -----------  -----------  -----------       -------     --------------
NET LOSS BEFORE MINORITY
  INTEREST.......................        (8,092)       (10,337)      (1,499)     (16,192)        (2,067)         (24,284)
MINORITY INTEREST IN LOSS OF
  CONSOLIDATED SUBSIDIARIES......        --                710       --              710         --                  710
                                        -------     -----------  -----------  -----------       -------     --------------
NET LOSS BEFORE INCOME TAXES.....        (8,092)        (9,627)      (1,499)     (15,482)        (2,067)         (23,574)
                                        -------     -----------  -----------  -----------       -------     --------------
INCOME TAX PROVISION.............        --             --           --           --             --               --
                                        -------     -----------  -----------  -----------       -------     --------------
NET LOSS.........................        (8,092)        (9,627)      (1,499)     (15,482)        (2,067)         (23,574)
                                        -------     -----------  -----------  -----------       -------     --------------
ACCRETION OF REDEEMABLE
  CUMULATIVE CONVERTIBLE
  PREFERRED UNITS................          (363)        (1,322)         (66)      (2,294)           (66)          (2,657)
                                        -------     -----------  -----------  -----------       -------     --------------
NET LOSS APPLICABLE TO COMMON
  UNITS..........................     $  (8,455)     $ (10,949)   $  (1,565)   $ (17,776)     $  (2,133)      $  (26,231)
                                        -------     -----------  -----------  -----------       -------     --------------
                                        -------     -----------  -----------  -----------       -------     --------------
BASIC AND DILUTED LOSS PER COMMON
  UNIT...........................     $  (1,940)     $  (1,723)   $    (401)   $  (3,309)     $    (679)      $   (6,680)
                                        -------     -----------  -----------  -----------       -------     --------------
                                        -------     -----------  -----------  -----------       -------     --------------
WEIGHTED AVERAGE NUMBER OF COMMON
  UNITS OUTSTANDING..............         4,359          6,353        3,814        5,371          3,140            3,927
                                        -------     -----------  -----------  -----------       -------     --------------
                                        -------     -----------  -----------  -----------       -------     --------------

  The accompanying notes are an integral part of these consolidated financial statements.

                         COMPLETEL LLC AND SUBSIDIARIES
                      (A COMPANY IN THE DEVELOPMENT STAGE)
                  CONSOLIDATED STATEMENTS OF MEMBER'S DEFICIT
    (STATED IN THOUSANDS OF U.S. DOLLARS, EXCEPT UNIT AND PER UNIT AMOUNTS)
       (INFORMATION FOR THE SIX MONTHS ENDED JUNE 30, 1999 IS UNAUDITED)
                 (AFTER CORPORATION REORGANIZATION--SEE NOTE 1)

                                                                                                COMMON UNITS
                                                                                          ------------------------
                                                                                            NUMBER       AMOUNT
                                                                                          -----------  -----------
BALANCE AT COMMENCEMENT OF OPERATIONS:                                                            --    $  --
  Deemed issuance of Common Units at formation (actual issuance May 18, 1998)...........       2,400       --
  Issuance of common units at May 18, 1998 for services provided........................       2,925          115
  Issuance of forfeitable common units May 18, 1998.....................................       7,175          267
  Issuance of common units at August 24, 1998 for services provided.....................         263           13
  Issuance of forfeitable common units at August 24, 1998...............................       1,556           81
  Issuance of forfeitable common units at November 5, 1998..............................         720           84
  Issuance of forfeitable common units at November 12, 1998.............................         200           23
  Issuance of forfeitable common units at December 2, 1998..............................         700           94
  Issuance of forfeitable common units at December 8, 1998..............................         111           15
  Issuance of forfeitable common units at December 21, 1998.............................         225           30
  Issuance of forfeitable common units at December 28, 1998.............................         110           15
  Amortization of deferred compensation.................................................      --           --
  Accretion of redeemable cumulative convertible preferred units........................      --           --
  Cumulative translation adjustments....................................................      --           --
  Net loss..............................................................................      --           --
                                                                                          -----------  -----------
BALANCE, December 31, 1998..............................................................      16,385    $     737
  Issuance of forfeitable common units at January 20, 1999..............................         111           13
  Cancellation of units deemed issued at formation and units issued for services
    provided............................................................................      (2,250)         (61)
  Issuance of forfeitable common units at January 22, 1999 to management investor.......       2,250          300
  Issuance of forfeitable common units at April 26, 1999................................          56           37
  Issuance of forfeitable common units at May 3, 1999...................................          56           37
  Issuance of forfeitable common units at May 26, 1999..................................         425          280
  Issuance of forfeitable common units at June 23, 1999.................................          70           46
  Gain on issuance of equity at subsidiary..............................................      --              698
  Amortization of deferred compensation.................................................      --           --
  Accretion of redeemable cumulative convertible Preferred Units........................      --           --
  Cumulative translation adjustments....................................................      --           --
  Net loss..............................................................................      --           --
                                                                                          -----------  -----------
BALANCE, June 30, 1999 (unaudited)......................................................      17,103    $   2,087
                                                                                          -----------  -----------
                                                                                          -----------  -----------


                                                                                                                  OTHER
                                                                                              DEFERRED        COMPREHENSIVE
                                                                                            COMPENSATION          LOSS
                                                                                          -----------------  ---------------
BALANCE AT COMMENCEMENT OF OPERATIONS:                                                        $  --             $  --
  Deemed issuance of Common Units at formation (actual issuance May 18, 1998)...........         --                --
  Issuance of common units at May 18, 1998 for services provided........................         --                --
  Issuance of forfeitable common units May 18, 1998.....................................           (267)           --
  Issuance of common units at August 24, 1998 for services provided.....................         --                --
  Issuance of forfeitable common units at August 24, 1998...............................            (78)           --
  Issuance of forfeitable common units at November 5, 1998..............................            (83)           --
  Issuance of forfeitable common units at November 12, 1998.............................            (23)           --
  Issuance of forfeitable common units at December 2, 1998..............................            (93)           --
  Issuance of forfeitable common units at December 8, 1998..............................            (15)           --
  Issuance of forfeitable common units at December 21, 1998.............................            (30)           --
  Issuance of forfeitable common units at December 28, 1998.............................            (15)           --
  Amortization of deferred compensation.................................................             64            --
  Accretion of redeemable cumulative convertible preferred units........................         --                --
  Cumulative translation adjustments....................................................         --                  (160)
  Net loss..............................................................................         --                --
                                                                                                 ------           -------
BALANCE, December 31, 1998..............................................................      $    (540)        $    (160)
  Issuance of forfeitable common units at January 20, 1999..............................            (13)           --
  Cancellation of units deemed issued at formation and units issued for services
    provided............................................................................             61            --
  Issuance of forfeitable common units at January 22, 1999 to management investor.......           (300)           --
  Issuance of forfeitable common units at April 26, 1999................................            (37)           --
  Issuance of forfeitable common units at May 3, 1999...................................            (37)           --
  Issuance of forfeitable common units at May 26, 1999..................................           (280)           --
  Issuance of forfeitable common units at June 23, 1999.................................            (46)           --
  Gain on issuance of equity at subsidiary..............................................         --                --
  Amortization of deferred compensation.................................................            223            --
  Accretion of redeemable cumulative convertible Preferred Units........................         --                --
  Cumulative translation adjustments....................................................         --                (5,939)
  Net loss..............................................................................         --                --
                                                                                                 ------           -------
BALANCE, June 30, 1999 (unaudited)......................................................      $    (969)        $  (6,099)
                                                                                                 ------           -------
                                                                                                 ------           -------

                                                                                             DEFICIT
                                                                                           ACCUMULATED
                                                                                           DURING THE         TOTAL
                                                                                           DEVELOPMENT    COMPREHENSIVE
                                                                                              STAGE           LOSS          TOTAL

                                                                                          -------------  ---------------  ---------

BALANCE AT COMMENCEMENT OF OPERATIONS:                                                      $  --           $  --         $  --

  Deemed issuance of Common Units at formation (actual issuance May 18, 1998)...........       --              --            --

  Issuance of common units at May 18, 1998 for services provided........................       --              --               115

  Issuance of forfeitable common units May 18, 1998.....................................       --              --            --

  Issuance of common units at August 24, 1998 for services provided.....................       --              --                13

  Issuance of forfeitable common units at August 24, 1998...............................       --              --                 3

  Issuance of forfeitable common units at November 5, 1998..............................       --              --                 1

  Issuance of forfeitable common units at November 12, 1998.............................       --              --            --

  Issuance of forfeitable common units at December 2, 1998..............................       --              --                 1

  Issuance of forfeitable common units at December 8, 1998..............................       --              --            --

  Issuance of forfeitable common units at December 21, 1998.............................       --              --            --

  Issuance of forfeitable common units at December 28, 1998.............................       --              --            --

  Amortization of deferred compensation.................................................       --              --                64

  Accretion of redeemable cumulative convertible preferred units........................         (363)         --              (363)

  Cumulative translation adjustments....................................................       --                (160)         (160)

  Net loss..............................................................................       (8,092)         (8,092)       (8,092)

                                                                                          -------------  ---------------  ---------

BALANCE, December 31, 1998..............................................................    $  (8,455)      $  (8,252)    $  (8,418)

  Issuance of forfeitable common units at January 20, 1999..............................       --              --            --

  Cancellation of units deemed issued at formation and units issued for services
    provided............................................................................       --              --            --

  Issuance of forfeitable common units at January 22, 1999 to management investor.......       --              --            --

  Issuance of forfeitable common units at April 26, 1999................................       --              --            --

  Issuance of forfeitable common units at May 3, 1999...................................       --              --            --

  Issuance of forfeitable common units at May 26, 1999..................................       --              --            --

  Issuance of forfeitable common units at June 23, 1999.................................       --              --            --

  Gain on issuance of equity at subsidiary..............................................       --              --               698

  Amortization of deferred compensation.................................................       --              --               223

  Accretion of redeemable cumulative convertible Preferred Units........................       (2,294)         --            (2,294)

  Cumulative translation adjustments....................................................       --              (5,939)       (5,939)

  Net loss..............................................................................      (15,482)        (15,482)      (15,482)

                                                                                          -------------  ---------------  ---------

BALANCE, June 30, 1999 (unaudited)......................................................    $ (26,231)      $ (21,421)    $ (31,212)

                                                                                          -------------  ---------------  ---------

                                                                                          -------------  ---------------  ---------


  The accompanying notes are an integral part of these consolidated financial statements.

                         COMPLETEL LLC AND SUBSIDIARIES
                      (A COMPANY IN THE DEVELOPMENT STAGE)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                     (STATED IN THOUSANDS OF U.S. DOLLARS)
                  (AFTER CORPORATE REORGANIZATION--SEE NOTE 1)

                                               COMMENCEMENT OF
                                                  OPERATIONS                     COMMENCEMENT OF   COMMENCEMENT OF
                                                 (JANUARY 8,                        OPERATIONS        OPERATIONS
                                                   1998) TO        SIX MONTHS      (JANUARY 8,       (JANUARY 8,
                                                 DECEMBER 31,    ENDED JUNE 30,   1998) TO JUNE     1998) TO JUNE
                                                     1998             1999           30, 1998          30, 1999
                                               ----------------  --------------  ----------------  ----------------
                                                                  (UNAUDITED)                        (UNAUDITED)
OPERATING ACTIVITIES:
  Net loss...................................     $   (8,092)      $  (15,482)      $   (2,067)       $  (23,574)
  Adjustments to reconcile net loss to
    Cash used by operating activities--
      Depreciation and amortization..........             59              439                8               498
      Non-cash compensation expense..........            192              223              185               415
      Accretion of senior notes..............         --                4,051           --                 4,051
      Minority Interest in net loss..........         --                  710           --                   710
      Exchange rate differences in affiliate
        payables.............................         --                  249           --                   249
      Changes in assets and liabilities--
        Increase in receivables..............           (537)          (5,074)             (63)           (5,611)
        Increase in other current assets.....           (214)          (1,046)             (95)           (1,260)
        Increase (decrease) in other
          long-term assets...................           (287)             113              (34)             (174)
        Increase in trade accounts payable...          1,964            9,493               90            11,457
        Increase in accrued liabilities......          2,971              993              870             3,964
                                                     -------     --------------        -------          --------
        Net cash used by operating
          activities.........................         (3,944)          (5,331)          (1,106)           (9,275)
                                                     -------     --------------        -------          --------
INVESTING ACTIVITIES:
  Purchase of property and equipment.........         (3,485)         (26,985)            (409)          (30,470)
  Purchase of licenses and other
    Intangibles..............................           (950)          (2,543)            (275)           (3,493)
  Offering proceeds and investment earnings
    placed in escrow.........................         --              (73,198)          --               (73,198)
  Proceeds from escrowed offering proceeds
    and investment earnings..................         --               73,198           --                73,198
                                                     -------     --------------        -------          --------
        Net cash used by investing
          activities.........................         (4,435)         (29,528)            (684)          (33,963)
                                                     -------     --------------        -------          --------

  The accompanying notes are an integral part of these consolidated financial statements.

                         COMPLETEL LLC AND SUBSIDIARIES
                      (A COMPANY IN THE DEVELOPMENT STAGE)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                     (STATED IN THOUSANDS OF U.S. DOLLARS)
                  (AFTER CORPORATE REORGANIZATION--SEE NOTE 1)

                                               COMMENCEMENT OF
                                                  OPERATIONS                                        COMMENCEMENT OF
                                                 (JANUARY 8,                      COMMENCEMENT OF      OPERATIONS
                                                   1998) TO        SIX MONTHS       OPERATIONS        (JANUARY 8,
                                                 DECEMBER 31,    ENDED JUNE 30,  (JANUARY 8, 1998)   1998) TO JUNE
                                                     1998             1999       TO JUNE 30, 1998       30, 1999
                                               ----------------  --------------  -----------------  ----------------
                                                                  (UNAUDITED)                         (UNAUDITED)
FINANCING ACTIVITIES:
  Issuance of Redeemable Cumulative
    Convertible Preferred Units, net.........     $   12,113       $   52,580        $   2,555         $   64,693
  Gross proceeds from senior notes...........         --               72,572           --                 72,572
  Issuance of equity in subsidiary...........         --                4,478           --                  4,478
  Loan from member...........................          1,300           --                1,300              1,300
  Payment on loan from member................           (266)          --                 (266)              (266)
  Issuance of common units...................              5           --               --                      5
  Deferred financing costs...................           (869)          (3,672)          --                 (4,541)
                                                     -------          -------           ------            -------
      Net cash provided by financing
        activities...........................         12,283          125,958            3,589            138,241
                                                     -------          -------           ------            -------
  Effect of exchange rates on cash...........           (160)          (7,727)              (1)            (7,887)
                                                     -------          -------           ------            -------
NET INCREASE IN CASH AND CASH EQUIVALENTS....          3,744           83,372            1,798             87,116
CASH AND CASH EQUIVALENTS,
  beginning of period........................         --                3,744           --                 --
                                                     -------          -------           ------            -------
CASH AND CASH EQUIVALENTS,
  end of period..............................     $    3,744       $   87,116        $   1,798         $   87,116
                                                     -------          -------           ------            -------
                                                     -------          -------           ------            -------
NON-CASH INVESTING AND FINANCING ACTIVITIES:
    Conversion of member loan to preferred
      units..................................     $    1,034       $   --            $   1,034         $    1,034
                                                     -------          -------           ------            -------
                                                     -------          -------           ------            -------
    Accretion of Redeemable Cumulative
      Convertible Preferred Units............     $      363       $    2,294        $      66         $    2,657
                                                     -------          -------           ------            -------
                                                     -------          -------           ------            -------
    SAB No. 51 gain related to issuance of
      equity in subsidiary...................     $   --           $      698        $  --             $      698
                                                     -------          -------           ------            -------
                                                     -------          -------           ------            -------
    Accrued financing costs..................     $      322       $   --            $      96         $   --
                                                     -------          -------           ------            -------
                                                     -------          -------           ------            -------

  The accompanying notes are an integral part of these consolidated financial statements.

                         COMPLETEL LLC AND SUBSIDIARIES
                      (A COMPANY IN THE DEVELOPMENT STAGE)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                JUNE 30, 1999 (UNAUDITED) AND DECEMBER 31, 1998

  (INFORMATION AS OF, AND FOR THE THREE AND SIX MONTHS ENDED, JUNE 30, 1999 IS
                                   UNAUDITED)

(1) ORGANIZATION AND NATURE OF OPERATIONS

    CompleTel LLC ("Parent") (together with its majority-owned subsidiaries, the "Company") is a Delaware limited liability company. CompleTel LLC was known as CableTel Delaware LLC ("CableTel Delaware") from its formation on January 8, 1998 through May 18, 1998, when it was reorganized and renamed as CableTel Europe LLC in connection with the admission of a new member. Effective August 20, 1998, CableTel Europe LLC changed its name to CompleTel LLC. The Company has a strategic objective of becoming a leading facilities-based operator of a technologically advanced, high-bandwidth, fiber optic communications infrastructure and provider of telecommunications and related services to business and government end-users, carriers and Internet service providers in targeted metropolitan areas across Western Europe. A facilities-based operator uses mainly its own telecommunications facilities to provide service, in contrast with non-facilities-based resellers who purchase the services of other providers and then retail the services to customers. Initially, the Company is focusing on building high bandwidth fiber optic networks in France and Germany. Additionally the Company intends to provide Internet access services in France, Germany and the United Kingdom ("UK").

    As of December 31, 1998, the accompanying consolidated financial statements include Parent's direct and indirect wholly-owned subsidiaries consisting of CableTel Management Inc. ("Management Co."), CompleTel Europe N.V. ("CompleTel Europe"), CompleTel Holding I B.V. ("BVI"), CompleTel Holding II B.V. ("BVII"), its French operating subsidiary, CompleTel SAS ("CompleTel France") (formerly known as CompleTel S.A.R.L.), its UK operating subsidiary, CompleTel UK Limited ("CompleTel UK"), and its German operating subsidiary, CompleTel GmbH ("CompleTel Germany"). CompleTel Europe was formed in December 1998 for the purpose of completing a Rule 144A Offering (the "Offering") (see Note 5) to finance the development of its switched local telecommunications network and related services throughout France and Western Europe. As of December 31, 1998, Parent's operating companies were held indirectly through BVI and BVII. CompleTel Europe held no material assets or operations as of December 31, 1998.

    In January 1999, Parent formed CompleTel Holdings LLC ("CompleTel Holdings"), CompleTel ECC B.V. ("CompleTel ECC"), CompleTel N.A. (N.V.) ("NANV") and CompleTel UK SPC ("CompleTel SPC"). CompleTel Holdings was formed to issue the equity component of the Offering. CompleTel ECC was formed to be the group's European corporate center and to hold the proceeds of the Offering, through an escrow account, until CompleTel Europe received aggregate financing commitments of at least $90 million (see Note 5). Through a series of transactions in the restructuring, CompleTel LLC contributed approximately $58 million of equity, consisting of cash of approximately $52 million and accounts receivable of approximately $6 million, to CompleTel France. Also, through a series of restructuring transactions, CompleTel SPC became a wholly-owned subsidiary of BVI, BVI was contributed to CompleTel Europe, and CompleTel Europe became a wholly-owned subsidiary of NANV. Furthermore, CompleTel LLC contributed its 100% interest in NANV to CompleTel Holdings in exchange for all 19,596,429 Class A Membership Interests in CompleTel Holdings. The Non-Voting Class B Membership Interests (aggregating 1,475,000) in CompleTel Holdings were issued substantially to unrelated parties in connection with the Offering (see Note 5). The restructuring was accounted for as a reorganization of entities under common control, similar to a pooling of interests.

                         COMPLETEL LLC AND SUBSIDIARIES
                      (A COMPANY IN THE DEVELOPMENT STAGE)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          JUNE 30, 1999 (UNAUDITED) AND DECEMBER 31, 1998 (CONTINUED)

  (INFORMATION AS OF, AND FOR THE THREE AND SIX MONTHS ENDED, JUNE 30, 1999 IS
                                   UNAUDITED)

(1) ORGANIZATION AND NATURE OF OPERATIONS (CONTINUED)
    The Company is in the development stage and since commencement of operations, the Company has incurred net losses totaling approximately $23.6 million through June 30, 1999. Parent's subsidiaries have been principally engaged in developing its business plans, applying for and procuring regulatory and government authorizations, raising capital, hiring management and other key personnel, working on the design and development of the Company's fiber optic networks and operation support systems ("OSS"), negotiating equipment and facilities agreements, and negotiating interconnection agreements and certain right-of-way agreements. As a result of its development-stage activities, the Company has experienced significant operating losses and negative cash flows from operations. The Company expects to continue to generate negative cash flows from operations in each market while it emphasizes development, construction and expansion of its business and until the Company establishes a sufficient revenue generating customer base in that market. The Company also expects to experience increasing operating losses and negative cash flows from operations as it expands its operations and enters new markets, even if and after it achieves positive cash flow from operations in its initial markets.

    The Company's ultimate success will be affected by the problems, expenses and delays encountered in connection with the formation of any new business and by the competitive environment in which the Company intends to operate. Initially, the Company plans to deploy networks in four metropolitan markets in France (Paris, Lyon, Lille and Marseilles), and in one market in Germany. The Company's performance will further be affected by its ability to properly assess potential markets, secure financing or raise additional capital, design networks, acquire right-of-way and building access rights, implement interconnection with incumbent public telecommunications operators ("PTO"), lease adequate trunking capacity from PTO's, purchase and install switches in additional markets, implement efficient OSS and other back office systems, develop a sufficient customer base, and attract, retain and motivate qualified personnel. Delays or failure in receiving required regulatory approvals beyond the initial markets or the enactment of new adverse regulations or regulatory requirements may have a material adverse effect upon the Company. Although management believes that the Company will be able to successfully mitigate these risks, there is no assurance that the Company will be able to do so or that the Company will ever operate profitably.

    The actual amount and timing of the Company's future capital requirements may differ materially from the Company's current estimates, and additional financing may be required in the event of departures from the Company's business plans and projections, including those caused by unforeseen delays, cost overruns, engineering design changes, demand for the Company's services that varies from that expected by the Company, and adverse regulatory, technological or competitive developments. The Company may also require additional capital (or require financing sooner than anticipated) if it alters the schedule or targets of its roll-out plan in response to regulatory, technological or competitive developments (including additional market developments and new opportunities in and outside of its target markets). The Company intends to evaluate potential joint ventures, strategic alliances and acquisition opportunities on an ongoing basis as they arise, and the Company may require additional financing if it elects to pursue any such opportunities. The Company also will be required to seek additional financing if it elects to deploy networks in other Western European markets beyond its target markets. Sources of additional financing may include commercial bank borrowings, vendor financing and/or the private or public sale of equity or debt securities. There can be no assurance that

                         COMPLETEL LLC AND SUBSIDIARIES
                      (A COMPANY IN THE DEVELOPMENT STAGE)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          JUNE 30, 1999 (UNAUDITED) AND DECEMBER 31, 1998 (CONTINUED)

  (INFORMATION AS OF, AND FOR THE THREE AND SIX MONTHS ENDED, JUNE 30, 1999 IS
                                   UNAUDITED)

(1) ORGANIZATION AND NATURE OF OPERATIONS (CONTINUED) the Company will be able to fund its network deployment and operations in any or all of its initial markets to the point of operating profitably with its current and anticipated capital resources, and there can be no assurance that any additional financing will be available on terms acceptable to the Company or at all.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    BASIS OF PRESENTATION

    The accompanying unaudited consolidated financial statements as of June 30, 1999, the three months ended June 30, 1999 and 1998, the six months ended June 30, 1999 and for the periods from commencement of operations (January 8, 1998) to June 30, 1999 and 1998 have been prepared by the Company in accordance with generally accepted accounting principles for interim financial information and are in the form prescribed by the Securities and Exchange Commission. In the opinion of management, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the three and six month periods ended June 30, 1999 are not necessarily indicative of the results that may be expected for the year ended December 31, 1999.

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates. The Company has adopted a calendar fiscal year.

    PRINCIPLES OF CONSOLIDATION

    The accompanying consolidated financial statements include the accounts of Parent and its majority-owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

    CASH AND CASH EQUIVALENTS

    For purposes of reporting cash flows, the Company considers all marketable securities and commercial paper with maturities of ninety days or less at acquisition as cash equivalents.

    PREPAID EXPENSES

    Prepaid expenses consist of prepaid rent and prepaid insurance. Prepayments are amortized on a straight-line basis over the life of the underlying agreements.

    PROPERTY AND EQUIPMENT

    Property and equipment includes network equipment, office furniture and equipment, computer equipment and software, leasehold improvements and construction in progress. These assets are stated

                         COMPLETEL LLC AND SUBSIDIARIES
                      (A COMPANY IN THE DEVELOPMENT STAGE)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          JUNE 30, 1999 (UNAUDITED) AND DECEMBER 31, 1998 (CONTINUED)

  (INFORMATION AS OF, AND FOR THE THREE AND SIX MONTHS ENDED, JUNE 30, 1999 IS
                                   UNAUDITED)

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) at cost and are depreciated when ready for their intended use over the estimated useful lives of the related assets as follows:

                                                                                  ESTIMATED
                                                                                 USEFUL LIFE
                                                                               ---------------
Network equipment............................................................  3 to 8 years
Office furniture and equipment...............................................  5 years
Computer equipment and software..............................................  3 to 5 years
Leasehold improvements.......................................................  9 to 12 years

    Network equipment, office furniture and equipment, leasehold improvements and computer software are depreciated using the straight-line method. Computer equipment is depreciated using an accelerated depreciation method.

    Property and equipment consisted of the following (in thousands):

                                                                     JUNE 30,    DECEMBER 31,
                                                                       1999          1998
                                                                    -----------  -------------
                                                                    (UNAUDITED)
Network equipment.................................................   $  17,860     $  --
Office furniture and equipment....................................         766           132
Computer equipment and software...................................       1,961           688
Leasehold improvements............................................         525            24
                                                                    -----------       ------
Property and equipment, in service................................      21,112           844
Less: accumulated depreciation....................................        (415)          (59)
                                                                    -----------       ------
Property and equipment, in service, net...........................      20,697           785
Construction in progress..........................................       7,655         2,656
                                                                    -----------       ------
Property and equipment, net.......................................   $  28,352     $   3,441
                                                                    -----------       ------
                                                                    -----------       ------

    COMPUTER SOFTWARE COSTS

    The American Institute of Certified Public Accountants ("AICPA") recently issued Statement of Position 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use" ("SOP 98-1"), which provides guidance on accounting for the costs of computer software developed or obtained for internal use. SOP 98-1 identifies the characteristics of internal-use software and provides examples to assist in determining when computer software is for internal use. SOP 98-1 is effective for financial statements for fiscal years beginning after December 15, 1998, for projects in progress and prospectively, with earlier application encouraged. This statement was adopted at commencement of operations.

                         COMPLETEL LLC AND SUBSIDIARIES
                      (A COMPANY IN THE DEVELOPMENT STAGE)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          JUNE 30, 1999 (UNAUDITED) AND DECEMBER 31, 1998 (CONTINUED)

  (INFORMATION AS OF, AND FOR THE THREE AND SIX MONTHS ENDED, JUNE 30, 1999 IS
                                   UNAUDITED)

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    START-UP COSTS

    The Company expenses all start-up and organization costs as incurred, in accordance with the provisions of the recently issued AICPA Statement of Position 98-5, "Reporting on the Costs of Start-up Activities" ("SOP 98-5").

    DEFERRED FINANCING COSTS

    Costs to obtain debt financing are capitalized and amortized over the life of the related debt facility using the effective interest method.

    LICENSE COSTS

    The Company capitalizes all third-party direct costs associated with obtaining licenses. Capitalized license costs are amortized over the lives of the related license, ranging from 15 to 25 years.

    RECOVERABILITY OF LONG-LIVED ASSETS

    The Company evaluates the carrying value of its long-lived assets whenever events or circumstances indicate the carrying value of assets may exceed their recoverable amounts. An impairment loss is recognized when the estimated future cash flows (undiscounted and without interest) expected to result from the use of an asset are less than the carrying amount of the asset. If an asset which is expected to be held and used is determined to be impaired, then the asset would be written down to its fair market value based on the present value of the discounted cash flows related to such asset. Measurement of an impairment loss for an asset held for sale would be based on its fair market value less the estimated costs to sell.

    STOCK-BASED COMPENSATION

    The Company accounts for stock-based compensation to employees using the intrinsic value method prescribed in Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees."

    INCOME TAXES

    No provision has been made for federal, state or local income taxes related to the Parent because they are the responsibility of the individual members.

    Certain subsidiaries of the Parent are subject to corporate income tax requirements and, accordingly, the Company accounts for income taxes under the asset and liability method which requires recognition of deferred tax assets and liabilities for the expected future income tax consequences of transactions which have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial statement and income tax basis of assets, liabilities and carryforwards using enacted tax rates in effect for the year in which the differences are expected to reverse or the carryforwards are

                         COMPLETEL LLC AND SUBSIDIARIES
                      (A COMPANY IN THE DEVELOPMENT STAGE)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          JUNE 30, 1999 (UNAUDITED) AND DECEMBER 31, 1998 (CONTINUED)

  (INFORMATION AS OF, AND FOR THE THREE AND SIX MONTHS ENDED, JUNE 30, 1999 IS
                                   UNAUDITED)

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) expected to be utilized. Net deferred tax assets are then reduced by a valuation allowance if management believes it is more likely than not they will not be realized.

    BASIC AND DILUTED LOSS PER COMMON UNIT

    The Company computes earnings (loss) per common unit in accordance with Statement of Financial Accounting Standards No. 128, "Earnings Per Share" ("SFAS 128"). Under SFAS 128, "Basic earnings (loss) per common unit" is determined by dividing net income (loss) available to common unitholders by the weighted-average number of common units outstanding during each period. "Diluted earnings (loss) per common unit" includes the effects of potentially issuable common units, but only if dilutive. Because the Company's nonvested common units and redeemable cumulative convertible preferred units would be antidilutive, there are no differences between basic and diluted loss per common unit for the Company. The weighted average common units outstanding for the period assumes the initial capitalization of the Company (2,400 common units) occurred as of January 8, 1998.

    COMPREHENSIVE LOSS

    Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS 130"), requires that an enterprise (i) classify items of other comprehensive income by their nature in the financial statements and (ii) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of a balance sheet. The Company's other comprehensive loss, as set forth in the accompanying consolidated statement of members' deficit, includes cumulative translation adjustments.

    FOREIGN OPERATIONS AND FOREIGN EXCHANGE RATE RISK

    The functional currency for the Company's international operations is the applicable local currency for the affiliate company. Assets and liabilities of foreign subsidiaries for which the functional currency is the local currency are translated at exchange rates in effect at period-end, and the statements of operations are translated at the average exchange rates during the period. Exchange rate fluctuations on translating foreign currency financial statements into U.S. dollars that result in unrealized gains or losses are referred to as translation adjustments. Cumulative translation adjustments are recorded as a separate component of members' deficit.

    Transactions denominated in currencies other than the local functional currency of the Company's operating subsidiaries, including U.S. dollar denominated intercompany accounts and notes payable to Parent and Management Co., are recorded based on exchange rates at the time such transactions arise. Subsequent changes in exchange rates result in transaction gains and losses which are reflected in income as unrealized (based on period-end translations) or realized upon settlement of the transactions.

    The Company's international subsidiaries can have payables that are denominated in a currency other than their own functional currency. The Company has not historically hedged foreign currency denominated transactions for receivables or payables related to current operations. The terms of the

                         COMPLETEL LLC AND SUBSIDIARIES
                      (A COMPANY IN THE DEVELOPMENT STAGE)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          JUNE 30, 1999 (UNAUDITED) AND DECEMBER 31, 1998 (CONTINUED)

  (INFORMATION AS OF, AND FOR THE THREE AND SIX MONTHS ENDED, JUNE 30, 1999 IS
                                   UNAUDITED)

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
Senior Credit Facility commitment (see Note 5) would require the Company to enter into and maintain hedging arrangements in an attempt to reduce its exposure to currency fluctuations with respect to the dollar denominated Notes issued in the Offering (see Note 5); however, there can be no assurance that any such hedging transactions would be successful and that the exchange rate fluctuations would not have a material adverse effect on the Company. Accordingly, the Company may experience economic loss and a negative impact on earnings and equity with respect to its holdings solely as a result of foreign currency exchange rate fluctuations, which include foreign currency devaluation against the dollar.

    The functional currency of Parent's subsidiaries could change in the future, depending on the denomination of certain planned financing transactions and the nature of subsequent investment and operating activities.

    NEW ACCOUNTING STANDARD

    SFAS 133, "Accounting for Derivative Instruments and Hedging Activities," establishes accounting and reporting standards for derivative instruments, including certain instruments embedded in other contracts, and for hedging activities. SFAS 133 requires that an entity recognize all derivatives as either assets or liabilities and measure those instruments at fair value. It also specifies the accounting for changes in the fair value of a derivative instrument depending on the intended use of the instrument and whether (and how) it is designated as a hedge. SFAS 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. Subsequent to April 20, 1999 (date of Auditor's Report), the Financial Accounting Standards Board issued SFAS 137 which delayed the effective date of SFAS 133 until all fiscal quarters of fiscal years beginning after June 15, 2000. Through June 30, 1999, the Company had not entered into any transactions involving derivative financial instruments and, therefore, cannot predict the financial statement impact of adopting SFAS 133 with respect to transactions which have not yet been entered into.

    SAB NO. 51 ACCOUNTING POLICY--SALE OF STOCK BY COMPLETEL HOLDINGS LLC
     (SUBSIDIARY)

    The Company has adopted a policy of recording all gains attributable to subsidiary common equity sales in the statement of operations, except for gains on subsidiary equity sale transactions which must be recorded directly in equity in accordance with the provisions of Staff Accounting Bulletin Number 51 ("SAB 51.") In February 1999, as part of the Company's Senior Discount Notes and Class B Membership Interests Offering, the gross proceeds of approximately $75 million were allocated approximately $70.5 million to the Notes (issued by CompleTel Europe) and approximately $4.5 million to the Class B Interests (in CompleTel Holdings LLC) representing a 7% interest in CompleTel Holdings LLC. This resulted in a $698,000 SAB No. 51 gain recorded directly in equity in accordance with SAB 51.

                         COMPLETEL LLC AND SUBSIDIARIES
                      (A COMPANY IN THE DEVELOPMENT STAGE)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          JUNE 30, 1999 (UNAUDITED) AND DECEMBER 31, 1998 (CONTINUED)

  (INFORMATION AS OF, AND FOR THE THREE AND SIX MONTHS ENDED, JUNE 30, 1999 IS
                                   UNAUDITED)

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

    RECLASSIFICATION

    Certain amounts in the consolidated financial statements for the period from commencement of operations (January 8, 1998) to June 30, 1998, have been reclassified to conform with the current presentation.

(3) CAPITALIZATION

    LLC AGREEMENT

    On May 18, 1998, an affiliate of Madison Dearborn Partners, Inc. ("Madison Dearborn Partners"), an affiliate of LPL Investment Group, Inc. ("LPL")(together with Madison Dearborn Partners, the "Private Equity Investors") and certain members of management (the "Management Investors") entered into an amended and restated limited liability company agreement (the "LLC Agreement"), amending and restating the original limited liability agreement of CableTel Delaware dated January 8, 1998. The LLC Agreement, as amended, authorized the issuance of (i) 61,950 redeemable cumulative convertible preferred ownership interests (the "Preferred Units"), (ii) 107,500 common ownership interests (the "Common Units"), and (iii) certain other units (Class A Senior Units, Class B Senior Units and Class C Senior Units) issuable only in limited circumstances and only in exchange for other Units. The initial 61,950 Preferred Units were issued to the Private Equity Investors and Management Investors under an Equity Purchase Agreement (the "Equity Purchase Agreement") (see Note 4). Of the 107,500 Common Units, 82,500 are reserved for issuance upon conversion of the Preferred Units and 25,000 were issued, or are reserved for issuance, to the Management Investors under executive securities agreements (the "Executive Securities Agreements"). Of the 25,000 Common Units issued or issuable to the Management Investors, 17,500 (the "Non-Performance Vesting Units") are subject to vesting only through the passage of time under the Executive Securities Agreements and 7,500 (the "Performance Vesting Units") are subject to time vesting and to performance vesting under a performance vesting agreement (the "Performance Vesting Agreement"). Of the 25,000 Common Units issued or issuable to the Management Investors, 2,250 were issued to LPL under the LPL Investor Purchase Agreement. On January 22, 1999, the 2,250 immediately vested Common Units previously issued to LPL were canceled. These units were then issued to one of the Management Investors as additional Non-Performance Vesting Units. No Class A Senior Units, Class B Senior Units or Class C Senior Units had been issued as of June 30, 1999. On January 28, 1999, the LLC Agreement was amended and restated, increasing the authorized Preferred Units to 65,750 (see Note 4).

    COMMON UNITS

    The holders of Common Units are entitled to one vote for each Common Unit held on all matters submitted to a vote of the members. Holders of Common Units are entitled, subject to the preferences of the Preferred Units, to receive such distributions, if any, as may be declared by Parent's Board of Directors out of profits allocated to the members. The Indenture related to the Offering restricts the ability of CompleTel Europe to pay dividends to Parent in order to pay distributions with respect to the Common Units. In addition, Parent may not make any distributions with respect to the Common Units

                         COMPLETEL LLC AND SUBSIDIARIES
                      (A COMPANY IN THE DEVELOPMENT STAGE)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          JUNE 30, 1999 (UNAUDITED) AND DECEMBER 31, 1998 (CONTINUED)

  (INFORMATION AS OF, AND FOR THE THREE AND SIX MONTHS ENDED, JUNE 30, 1999 IS
                                   UNAUDITED)

(3) CAPITALIZATION (CONTINUED)
without the prior consent of the Private Equity Investors. In the event of a liquidation, dissolution, or winding up of Parent, the holders of Common Units are entitled to share ratably in the assets of Parent which are available for distribution, if any, after the payment of all debts and liabilities of Parent and the liquidation preference of any outstanding Preferred Units.

    Upon the affirmative vote of Parent's Board and the holders of a majority of the Common Units (including the Preferred Units, on an as-if-converted basis), Parent will be converted into a corporation (as that term is used in Subchapter C of the Internal Revenue Code). In connection with such conversion, each holder of Preferred Units or Common Units of Parent will receive comparable equity securities of such corporation on the terms set forth in the LLC Agreement.

    Upon the initial formation of CableTel Delaware on January 8, 1998, the founding members of CableTel Delaware each received a 25% member interest in CableTel Delaware. The founding members were comprised of three of the Management Investors and LPL. As part of the reorganization on May 18, 1998, the founding members of CableTel Delaware were deemed to have received Common Units of Parent in exchange for their interests in CableTel Delaware. For accounting purposes, a portion of the fully vested Common Units (2,400 units) of Parent received by the founders under the Executive Securities Agreements and the LPL Investor Purchase Agreement were deemed to have been issued in exchange for their prior member interests in CableTel Delaware. The remaining fully vested Common Units (2,925 units) received by the founders were deemed to have been issued in consideration for prior services provided. The intrinsic value of the Common Units deemed received for prior services totaling approximately $115,000 was charged to general and administrative expense in the accompanying consolidated statement of operations.

    As of June 30, 1999 and December 31, 1998, 13,090 and 10,797 Non-Performance Vesting Units had been issued to the Management Investors and other employees, respectively. The Non-Performance Vesting Units issued to the Management Investors vest ratably on each anniversary of the Executive Securities Agreements over a four-year period. The Non-Performance Vesting Units issued to other employees generally vest ratably over a four year period on each December 31, with pro rata vesting in the year of employment and final vesting on the fourth anniversary date of the applicable Employee Securities Agreement. Vesting ceases upon the termination of employment with the Company, for any reason, and the related Common Units are subject to repurchase by Parent at fair value for vested Common Units and at original cost for nonvested Common Units. Vesting for Non-Performance Vesting Units is accelerated upon a Qualified Public Offering or a Qualified Sale of Parent, as defined in the Executive Securities Agreements. The Non-Performance Vesting Units are accounted for as issued Common Units, subject to forfeiture, until vested. Accordingly, the intrinsic value of the Non-Performance Vesting Units was accounted for at issuance as additional paid-in capital, with an offsetting entry to deferred compensation. The intrinsic value of the Common Units issued subject to forfeiture totaled approximately $1,192,000 and $604,000 for the Non-Performance Vesting Units issued through June 30, 1999 and December 31, 1998, respectively. This deferred compensation is being amortized over the four year vesting period. As of June 30, 1999 and December 31, 1998, 8,571 and

                         COMPLETEL LLC AND SUBSIDIARIES
                      (A COMPANY IN THE DEVELOPMENT STAGE)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          JUNE 30, 1999 (UNAUDITED) AND DECEMBER 31, 1998 (CONTINUED)

  (INFORMATION AS OF, AND FOR THE THREE AND SIX MONTHS ENDED, JUNE 30, 1999 IS
                                   UNAUDITED)

(3) CAPITALIZATION (CONTINUED)
10,588 of the issued Non-Performance Vesting Units are subject to forfeiture, respectively. The status of the issued Non-Performance Vesting Units as of June 30, 1999 and December 31, 1998 are as follows:

    As of June 30, 1999 (Unaudited):

                                                                              VESTED     NONVESTED
                                                            TOTAL UNITS (1)    UNITS       UNITS
                                                            ---------------  ---------  -----------
Units issued upon formation...............................         1,800         1,800      --
Units issued for services provided........................         2,213         2,213      --
Units issued subject to forfeiture........................        13,090         4,519       8,571
                                                                  ------     ---------       -----
  Total...................................................        17,103         8,532       8,571
                                                                  ------     ---------       -----
                                                                  ------     ---------       -----

------------------------

(1) Reflects the January 22, 1999 cancellation of the 2,250 immediately vested Common Units previously issued to LPL and the issuance of those units to one of the Management Investors as Non-Performance Vesting Units. Of the 2,250 units issued to LPL, 600 were deemed issued upon formation and 1,650 were issued for services provided.

    As of December 31, 1998:

                                                    TOTAL UNITS  VESTED UNITS   NONVESTED UNITS
                                                    -----------  -------------  ---------------
Units issued upon formation.......................       2,400         2,400          --
Units issued for services provided................       3,188         3,188          --
Units issued subject to forfeiture................      10,797           209          10,588
                                                    -----------        -----          ------
  Total...........................................      16,385         5,797          10,588
                                                    -----------        -----          ------
                                                    -----------        -----          ------

    PERFORMANCE VESTING AGREEMENT

    The Private Equity Investors, the Management Investors, and Parent entered into the Performance Vesting Agreement originally dated May 18, 1998 and amended and restated January 28, 1999. Under the Performance Vesting Agreement, 7,500 of the 25,000 Common Units issued or reserved for issuance to the Management Investors (the "Performance Vesting Units") are, in addition to time vesting, subject to performance vesting according to certain multiple-of-invested-capital tests calculated based upon the valuation of Parent's equity implied by a Qualified Public Offering and/or by actual sales of Parent's securities by Madison Dearborn Partners. If any Performance Vesting Units remain unvested on May 18, 2005, there shall be deemed to have occurred a sale of the Parent's securities by Madison Dearborn Partners at fair market value. Any Performance Vesting Units that do not vest upon such a deemed sale will be forfeited. In addition, up to 7,500 of the Common Units issuable upon conversion of the Preferred Units (see Note 4) are subject to forfeiture if and when Performance Vesting Units performance vest under the terms of the Performance Vesting Agreement. As a result, depending upon the percentage of the Performance Vesting Units that are ultimately performance vested (and the corresponding percentage of Common Units issuable upon conversion of the Preferred Units that are ultimately forfeited), the allocation of total equity ownership of CompleTel between the holders of

                         COMPLETEL LLC AND SUBSIDIARIES
                      (A COMPANY IN THE DEVELOPMENT STAGE)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          JUNE 30, 1999 (UNAUDITED) AND DECEMBER 31, 1998 (CONTINUED)

  (INFORMATION AS OF, AND FOR THE THREE AND SIX MONTHS ENDED, JUNE 30, 1999 IS
                                   UNAUDITED)

(3) CAPITALIZATION (CONTINUED)
Preferred Units (on an as-if-converted basis) and the holders of Common Units (assuming no other issuances of Parent's securities) will range between 82.5%/17.5% and 75.0%/25.0%.

    For financial reporting periods ending prior to final determination of the number of Performance Vesting Units that will vest, compensation cost will be recorded based upon management's estimate of the number of such units that would vest and the fair market value of those units as of the end of the reporting period. As of June 30, 1999 and December 31, 1998, 7,289 and 6,981 Performance Vesting Units had been issued, respectively. As of June 30, 1999 and December 31, 1998, no compensation cost has been recorded related to the Performance Vesting Units as the number of units that will vest is not yet reasonably determinable.

    SECURITYHOLDERS AGREEMENT

    The Private Equity Investors, the Management Investors and Parent are parties to a securityholders agreement dated May 18, 1998 (the "Securityholders Agreement"). The Securityholders Agreement established the size of Parent's Board of Directors at six and established a voting agreement among the investors with respect to the election of the members of that board (the Executive Committee of which acts as the board of directors of certain of Parent's subsidiaries). On January 28, 1999, the Securityholders Agreement was amended and restated to increase the size of Parent's Board of Directors to eight and make corresponding changes in the voting agreement among the investors. Pursuant to the terms of the Securityholders Agreement, the Private Equity Investors may not transfer any Preferred Units (or securities issued upon exercise thereof or otherwise in connection therewith) ("Preferred Securities") prior to May 18, 1999, other than to their affiliates or as part of a sale of Parent. The Management Investors may not transfer any Preferred Securities prior to May 18, 2000, other than to their affiliates, family members or estate planning entities, or as part of a sale of Parent. Transfers of Preferred Securities by the Private Equity Investors after May 18, 1999, and by the Management Investors after May 18, 2000, (in each case other than to their affiliates, family members or estate planning entities, to the public, or as part of a sale of Parent) are subject to first refusal rights in favor of the other holders of Preferred Securities, and to pro rata participation in such transfer, under "tag-along" rights, by the holders of Preferred Securities and of the Management Investors with respect to their Common Units that have vested under the Executive Securities Agreements and (if applicable) performance vested under the Equity Purchase Agreement. In the event a sale of Parent is approved by the holders of a majority of the Preferred Securities (which currently is held by Madison Dearborn Partners), each of the Private Equity Investors and Management Investors (and their transferees) agrees to approve and, if requested, sell its Parent securities in such sale.

    REGISTRATION RIGHTS AGREEMENT

    The Private Equity Investors, the Management Investors and Parent are parties to a registration rights agreement originally dated May 18, 1998 and amended and restated January 28, 1999 (the "Registration Agreement"). Under the terms of the Registration Agreement, the holders of a majority of the Preferred Securities (which currently is held by Madison Dearborn Partners) may require Parent to consummate an initial public offering. After Parent's initial public offering, Madison Dearborn

                         COMPLETEL LLC AND SUBSIDIARIES
                      (A COMPANY IN THE DEVELOPMENT STAGE)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          JUNE 30, 1999 (UNAUDITED) AND DECEMBER 31, 1998 (CONTINUED)

  (INFORMATION AS OF, AND FOR THE THREE AND SIX MONTHS ENDED, JUNE 30, 1999 IS
                                   UNAUDITED)

(3) CAPITALIZATION (CONTINUED)
Partners is entitled to demand two long-form registrations, LPL is entitled to demand one long-form registration, and the holders of at least 10% of the Preferred Securities then outstanding may request unlimited short-form registrations. In addition, the Private Equity Investors and the Management Investors are entitled to "piggyback" on primary or secondary registered public offerings of Parent's securities. Each Private Equity Investor and Management Investor is subject to holdback restrictions in the event of an initial public offering or other public offering of Parent securities.

(4) REDEEMABLE CUMULATIVE CONVERTIBLE PREFERRED UNITS

    On May 18, 1998, the Private Equity Investors, the Management Investors and Parent entered into the Equity Purchase Agreement. Under the Equity Purchase Agreement, the Private Equity Investors purchased 60,000 Preferred Units for an initial aggregate purchase price of $3.5 million and a commitment to make subsequent capital contributions to Parent of up to an additional $56.5 million (for a total commitment of $60 million) on the terms and conditions set forth in the Equity Purchase Agreement. Certain of the Management Investors purchased 750 Preferred Units for an initial aggregate purchase price of $44,000 and a commitment to make capital contributions to Parent of up to an additional $706,000 (for a total commitment of $750,000) on the terms and conditions set forth in the Equity Purchase Agreement. As of July 15, 1998, Parent entered into Additional Investor Equity Purchase and Joinder and Rights Agreements for the issuance of 500 Preferred Units in exchange for a capital commitment of $500,000 by each of two new investors. As of November 11, 1998, Parent entered into an Additional Preferred Units Purchase Agreement with one of the Management Investors for the issuance of an additional 150 Preferred Units in exchange for a capital commitment of $150,000. On December 2, 1998, Parent entered into an Additional Investor Equity Purchase and Joinder and Rights Agreement with a new management investor for the issuance of 50 Preferred Units in exchange for a capital commitment of $50,000. On January 28, 1999, the Equity Purchase Agreement was amended and restated to supersede the Equity Purchase Agreement and the agreements referred to above dated July 15, 1998, November 11, 1998 and December 2, 1998 and to admit the new management investor (included together with other "Management Investors") and other investors (included together with Madison Dearborn Partners and LPL as the "Private Equity Investors"). The First Amended and Restated Equity Purchase Agreement increased the total number of Preferred Units to 64,743 and 1,007, and total equity commitments to $64.7 million and $1 million, by the Private Equity Investors and the Management Investors, respectively. Additionally, Parent's Board approved the drawdown of the remaining commitment under the Equity Purchase Agreement, which was funded in connection with, and as a condition to the closing of the Offering.

    The Preferred Units accrue a preferred yield at a per-annum rate of 8% of the sum of the Liquidation Value thereof and all accumulated and unpaid preferred yield thereon. "Liquidation Value" for any Preferred Unit is equal to
(i) the initial price paid to Parent for such Preferred Unit on its date of issuance, plus (ii) the aggregate contributions to the capital of Parent made pursuant to the Equity Purchase Agreement with respect to such Preferred Unit after its date of issuance, minus (iii) all distributions constituting a return of capital with respect to such Preferred Unit after its date of issuance. The Indenture related to the Offering restricts the ability of CompleTel Europe to pay dividends to Parent in order to pay the preferred yield on the Preferred Units.

                         COMPLETEL LLC AND SUBSIDIARIES
                      (A COMPANY IN THE DEVELOPMENT STAGE)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          JUNE 30, 1999 (UNAUDITED) AND DECEMBER 31, 1998 (CONTINUED)

  (INFORMATION AS OF, AND FOR THE THREE AND SIX MONTHS ENDED, JUNE 30, 1999 IS
                                   UNAUDITED)

(4) REDEEMABLE CUMULATIVE CONVERTIBLE PREFERRED UNITS (CONTINUED)
    No distributions out of earnings and profits may be made to the holders of Common Units unless Parent has first made distributions to the holders of Preferred Units to pay the full amount of accrued preferred yield on the Preferred Units. Upon any liquidation, dissolution or winding up of Parent (whether voluntary or involuntary), each holder of Preferred Units will be entitled to receive, before any distribution is made with respect to any other class of Parent's equity, distributions in cash equal to the aggregate Liquidation Value of all Preferred Units held by such holder plus all accrued and unpaid preferred yield thereon.

    The Preferred Units are convertible at any time and from time to time into Common Units at the election of the holder thereof. In addition, all holders of Preferred Units will be required to convert their Preferred Units into Common Units upon (i) a Qualified Public Offering of Parent's common equity, as defined, or (ii) the affirmative vote of the holders of a majority of the outstanding Preferred Units. Upon any conversion of Preferred Units, the holder thereof has the right to receive a distribution in cash equal to the amount of accrued but unpaid preferred yield on the Preferred Units being converted (provided that if the conversion occurs in connection with an initial public offering of Parent's common equity, the converting holder may elect to receive such payment in the form of Parent securities at the initial public offering price). The 65,750 currently outstanding Preferred Units are convertible into 82,500 Common Units (7,500 of which are subject to forfeiture upon the vesting of the Performance Vesting Units--see Note 3), which conversion ratio is also subject to adjustment on a weighted-average basis upon any issuance or deemed issuance of Common Units (or securities convertible into or exercisable for Common Units) that otherwise would dilute the economic interests of the holders of Preferred Units. The holders of Preferred Units are entitled to vote their Preferred Units with the holders of Common Units on an as-if-converted basis on all matters submitted to a vote of the members.

    The Equity Purchase Agreement provides the Private Equity Investors with certain restrictive covenants. The Private Equity Investors have the right to approve or disapprove Parent's taking or agreeing to take certain actions, including, among other things, (i) making distributions with respect to redeeming, or issuing any equity securities, any securities convertible into or exercisable for equity securities, or any debt with equity features, (ii) loaning monies, (iii) disposing of significant assets, (iv) making acquisitions or entering into joint ventures, (v) entering into any merger, consolidation, liquidation, recapitalization or reorganization, (vi) entering into transactions with affiliated persons, (vii) incurring significant indebtedness, and (viii) entering into or modifying any employment arrangement with Parent's Chief Executive Officer. The Private Equity Investors have approved the Company's consummation of the Senior Credit Facility and the Offering (see Note 5).

    The Equity Purchase Agreement also provides the Private Equity Investors and the Management Investors with certain anti-dilutive rights prior to consummation of a Qualified Public Offering or a Sale of Parent, as defined in the Equity Purchase Agreement.

    If a Qualified Public Offering or Sale of Parent has not occurred by May 18, 2005, each holder of Preferred Units or Common Units issued or issuable upon conversion of the Preferred Units ("Purchaser Securities") will have the right to require Parent to take all actions necessary to purchase the Purchaser Securities held by such holder for fair market value (or, in the case of Preferred Units to

                         COMPLETEL LLC AND SUBSIDIARIES
                      (A COMPANY IN THE DEVELOPMENT STAGE)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          JUNE 30, 1999 (UNAUDITED) AND DECEMBER 31, 1998 (CONTINUED)

  (INFORMATION AS OF, AND FOR THE THREE AND SIX MONTHS ENDED, JUNE 30, 1999 IS
                                   UNAUDITED)

(4) REDEEMABLE CUMULATIVE CONVERTIBLE PREFERRED UNITS (CONTINUED) be repurchased, the greater of fair market value and the Liquidation Value (together with all accrued but unpaid preferred yield) of such Preferred Units). Fair market value is defined as the amount agreed to by the holders of the Preferred Units to be repurchased and the holders of the Parent's Common Units, excluding Unvested Performance Units. If mutual agreement can not be reached within twenty days of the issuance of the repurchase notice, the fair market value for (a) publicly traded securities generally means the average of the closing prices of such securities for the 21 day period preceding the filing of the repurchase notice and (b) non-publicly traded securities generally means a valuation determined by an appraisal mechanism. The Indenture related to the Offering limits the ability of CompleTel Europe to pay dividends or take certain other actions that may be necessary to effectuate the repurchase of any such securities.

    In the event the repurchase options are exercised, Parent is obligated to do everything within its power to satisfy its repurchase obligations, which may involve the sale of some or all of its subsidiaries, or a portion or all of its assets. Accordingly, as required by the Securities and Exchange Commission ("SEC") accounting standards, the Company is recognizing the accretion of the value of the Preferred Units to reflect the estimated future redemption value of the Preferred Units payable in the event the repurchase provisions are exercised. Due to the significant uncertainty regarding the market value of the Preferred Units on May 18, 2005, the Preferred Units are being accreted using the 8% per annum preferred yield. The accretion rate will be adjusted prospectively through May 18, 2005 (the earliest redemption date) upon any event reasonably indicating a higher fair value as of that date. The accretion is recorded each period as an increase in the balance of Preferred Units outstanding and a non-cash increase in the net loss applicable to Common Units. As of June 30, 1999 and December 31, 1998, the value of the Preferred Units has been accreted approximately $2,657,000 and $363,000, respectively.

    Upon a Qualified Public Offering, the Preferred Units would automatically convert to Common Units and the amounts accreted would be adjusted to the indicated fair value as a non-cash increase in the net loss applicable to Common Units and the carrying value of the Redeemable Cumulative Convertible Preferred Units would be reclassified as a component of additional paid-in capital in the members' deficit section of the consolidated balance sheet.

(5) INDEBTEDNESS

    UNITS OFFERING

    In February 1999, the Company completed an Offering of 147,500 units (the "Units") consisting of $147.5 million aggregate principal amount of 14% Senior Discount Notes due 2009 (the "Notes") issued by CompleTel Europe (a wholly owned subsidiary of the Company) and 1,475,000 non-voting Class B Membership Interests of CompleTel Holdings LLC (a wholly owned subsidiary of the Company). CompleTel Europe issued the Notes at a substantial discount from their principal amount at maturity on February 16, 2009. A principal investor in Parent acquired 400 Units in the Offering. The proceeds of the Offering, net of offering fees and costs, were approximately $70.5 million and were held in an escrow account until CompleTel Europe received a minimum commitment of $90 million in senior credit facilities, which was received in April 1999. To comply with Netherlands' laws, the Notes

                         COMPLETEL LLC AND SUBSIDIARIES
                      (A COMPANY IN THE DEVELOPMENT STAGE)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          JUNE 30, 1999 (UNAUDITED) AND DECEMBER 31, 1998 (CONTINUED)

  (INFORMATION AS OF, AND FOR THE THREE AND SIX MONTHS ENDED, JUNE 30, 1999 IS
                                   UNAUDITED)

(5) INDEBTEDNESS (CONTINUED)
are guaranteed by Parent on a senior unsecured basis. As Parent is a holding company with no operations other than the operations to be conducted by CompleTel Europe and its subsidiaries, it is unlikely that Parent would have sufficient funds to satisfy CompleTel Europe's obligations on the Notes if CompleTel Europe is unable to satisfy its own obligation on the Notes. Of the $75 million gross proceeds from the Offering, approximately $70.5 million was attributed to the Notes and approximately $4.5 million was attributed to the 1,475,000 Class B Membership Interests of CompleTel Holdings LLC. The $4.5 million allocated to the Class B Membership Interests represents additional discount on the Notes.

    Cash interest will not accrue on the Notes prior to February 15, 2004. Commencing February 15, 2004, interest on the Notes will accrue at 14% per annum and will be payable in cash on August 15 and February 15 of each year. The effective interest rate on the Notes is approximately 15.1%, including amortization of the discount and the deferred financing costs.

Long-term debt consists of the following (in thousands):

                                                                     JUNE 30,     DECEMBER 31,
                                                                       1999           1998
                                                                    -----------  ---------------
                                                                    (UNAUDITED)
14% Senior Discount Notes, face amount $147.5 million, due 2009,
  effective interest rate of 15.1%................................   $  74,582      $  --
                                                                    -----------         -----
                                                                    -----------         -----

    BANK FINANCING COMMITMENT

    The Company's French subsidiaries, CompleTel SAS and CompleTel Services SAS (the "Borrowers"), have received commitments for senior secured credit facilities (the "Facilities") of $90 million from Paribas and from Nortel Networks ("Nortel") to finance the Company's deployment of its networks in France. The terms of the Facilities provide that the borrowings of up to the first $20 million will be provided solely by the Nortel senior secured credit facility. Additional borrowings from Paribas under the Paribas senior credit facility (the "Paribas Facility") and other lenders (the "Senior Lenders") would first be used to retire indebtedness from Nortel, who would lend up to $20 million as part of the Paribas Facility, along with the other Senior Lenders. The Paribas Facility is comprised of two Tranches. Borrowings under Tranche A would be available through March 31, 2002, and subject to a maximum of $80 million. On March 31, 2002, this revolving credit facility would convert to a term loan facility, payable quarterly, in increasing increments commencing December 31, 2002. Borrowings under Tranche B would be subject to an initial maximum amount of $10 million, with the available commitment decreasing quarterly commencing with the fourth quarter of 2002. The Paribas Facility would mature on December 31, 2006 and would bear interest at the rate of LIBOR plus a margin ranging from 1.25% to 3.50% based upon the Company's ratio of total debt to annualized earnings before interest, taxes, depreciation and amortization ("EBITDA").

    The final implementation of the Facilities remains subject to the satisfaction of a number of conditions, including preparation of definitive documentation, obtaining all regulatory approvals and completion of due diligence. In addition, the availability of credit under the Facilities would be

                         COMPLETEL LLC AND SUBSIDIARIES
                      (A COMPANY IN THE DEVELOPMENT STAGE)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          JUNE 30, 1999 (UNAUDITED) AND DECEMBER 31, 1998 (CONTINUED)

  (INFORMATION AS OF, AND FOR THE THREE AND SIX MONTHS ENDED, JUNE 30, 1999 IS
                                   UNAUDITED)

(5) INDEBTEDNESS (CONTINUED)
contingent on a number of conditions precedent, including the Borrowers achieving a minimum number of business access lines in service and maximum ratios of senior debt to the number of access lines in service. The Paribas Facility would be secured by all of the Borrowers' assets as well as a pledge of the stock of the Borrowers and assignment of inter-affiliate loans and all licenses and material contracts.

(6) COMMITMENTS AND CONTINGENCIES

    OPERATING LEASES

    The Company has entered into various operating lease agreements, for office space and employee residences. Future minimum lease obligations related to the Company's operating leases for the 12-month periods subsequent to March 31, 1999 and December 31, 1998 are as follows (in thousands):

                                                                     JUNE 30,    DECEMBER 31,
                                                                       1999          1998
                                                                    -----------  -------------
                                                                    (UNAUDITED)
June 30, 2000 and December 31, 1999...............................   $   1,065     $     976
June 30, 2001 and December 31, 2000...............................       1,176         1,087
June 30, 2002 and December 31, 2001...............................       1,058         1,037
June 30, 2003 and December 31, 2002...............................         963           955
June 30, 2004 and December 31, 2003...............................         929           948
Thereafter........................................................       4,549         4,975
                                                                    -----------       ------
  Total...........................................................   $   9,740     $   9,978
                                                                    -----------       ------
                                                                    -----------       ------

    Total rent expense for the period from January 8, 1998 through December 31, 1998 was approximately $160,000 and for the six months ended June 30, 1999 was $612,000.

    MANAGEMENT EMPLOYMENT AGREEMENTS

    Certain employees of Management Co. that have been seconded to Parent's subsidiaries are parties to employment agreements. The agreements generally provide for a specified base salary, as well as a bonus set as a specified percentage of the base salary. The bonus is based on attainment of certain identified performance measures. The employment agreements generally provide for cost of living differentials, relocation and moving expenses, automobile allowances and income tax equalization payments, if necessary, to keep the employee's tax liability the same as it would be in the United States.

    FRENCH SERVICE LICENSE

    On December 13, 1998 the Secretaire d'Etat a l'Industrie ("the Ministry"), based on the recommendation of the Autorite de Regulation des Telecommunications ("ART"), awarded CompleTel France an L.33-1 fixed wireline license and an L.34-1 service license for network deployment and the provision of services in 10 regions in France that the Company intends to target. The Company's business plan forming the basis for the issuance of the French licenses contemplates the Company's

                         COMPLETEL LLC AND SUBSIDIARIES
                      (A COMPANY IN THE DEVELOPMENT STAGE)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          JUNE 30, 1999 (UNAUDITED) AND DECEMBER 31, 1998 (CONTINUED)

  (INFORMATION AS OF, AND FOR THE THREE AND SIX MONTHS ENDED, JUNE 30, 1999 IS
                                   UNAUDITED)

(6) COMMITMENTS AND CONTINGENCIES (CONTINUED) deploying networks in 16 French markets and raising sufficient financing to fund such deployment. The amount of the proceeds from the Offering and the funds expected to be available under the Senior Credit Facility (see Note 5) are less than the amount of financing required for the Company to deploy and operate networks in all of the markets contemplated by this business plan, and the Company intends to continue to seek additional financing in order to fund its business plan beyond deployment of networks in its initial target markets. The Company has been advised that this does not, by itself, constitute a violation of CompleTel France's requirements under the French licenses. However, the ART may take this into account, together with any other relevant items, when assessing whether there exists a material adverse variation to the financial and/or technical capacity of CompleTel France. If and to the extent that the ART were to determine that the Company has materially and adversely deviated from its business plan or that the Company lacks the financial capacity to implement this plan, the ART could seek to modify or revoke the licenses in whole or in part.

(7) INCOME TAXES

    UNITED STATES

    In general, a United States limited liability company, treated as a partnership for U.S. federal income tax purposes, will not be subject to U.S. federal income tax. Instead, the income, gain, and loss (including Subpart F income or foreign personal holding company income recognized) will be allocated to its members. Any direct foreign income taxes paid on the remittance of dividends from its foreign subsidiaries will likewise pass to Parent's members. The LLC Agreement provides for distributions to its members to cover income taxes in the event Parent recognizes any income or gain (including Subpart F income or foreign personal holding company income). Such distribution would be contingent upon a distribution of cash from its foreign subsidiaries.

    NETHERLANDS

    As of December 31, 1998, the Company held all operating subsidiaries indirectly through BVI. In general, a Dutch holding company may benefit from the so-called "participation exemption". The participation exemption is a facility in Dutch corporate tax law which allows a Dutch company to exempt from Dutch income tax any dividend income and capital gains in relation to its participation in subsidiaries which are legal entities residing in a foreign country. Capital losses are also exempted, apart from liquidation losses (under stringent conditions). Any costs in relation to participations, to the extent these participations do not realize Dutch taxable profit are not deductible. These costs include costs to finance such participation. For Dutch income tax purposes, net operating loss ("NOL") carryforwards may be carried forward indefinitely.

    FRANCE

    The majority of the Company's approximately $3.8 million of NOL carryforwards for income tax purposes at December 31, 1998, were generated by CompleTel France. For French income tax purposes, NOL carryforwards may generally be carried forward for a period of up to five years. Start-up costs will be capitalized for French tax purposes. The Company considers the majority of these

                         COMPLETEL LLC AND SUBSIDIARIES
                      (A COMPANY IN THE DEVELOPMENT STAGE)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          JUNE 30, 1999 (UNAUDITED) AND DECEMBER 31, 1998 (CONTINUED)

  (INFORMATION AS OF, AND FOR THE THREE AND SIX MONTHS ENDED, JUNE 30, 1999 IS
                                   UNAUDITED)

(7) INCOME TAXES (CONTINUED)
costs as eligible for the deferred depreciation regime for French tax purposes, resulting in an indefinite carryforward life of the corresponding amortization expense. The Company has recorded a valuation allowance equal to the net deferred tax assets at December 31, 1998 due to the uncertainty of future operating results. The valuation allowance will be reduced at such time as management believes it is more likely than not that the net deferred tax assets will be realized. Any reductions in the valuation allowance will reduce future provisions for income tax expense. The difference between the income tax provision in the consolidated financial statements and the expected income tax benefit at statutory rates related to the Company's corporate and foreign subsidiary operations for the period from commencement of operations (January 8, 1998) to December 31, 1998, is reconciled as follows (in thousands):

                                                                                COMMENCEMENT
                                                                                OF OPERATIONS
                                                                              (JANUARY 8, 1998)
                                                                               TO DECEMBER 31,
                                                                                    1998
                                                                              -----------------
Expected income tax benefit at the U.S. statutory rate of 38.25%............      $   3,095
Parent operating losses passed through to its members.......................           (153)
International rate differences..............................................           (369)
Non-deductible expenses.....................................................            (99)
Valuation allowance.........................................................         (2,474)
                                                                                     ------
  Total income tax benefit..................................................      $  --
                                                                                     ------
                                                                                     ------

    Deferred tax assets and liabilities at December 31, 1998 are as follows (in thousands):

                                                                                  DECEMBER 31,
                                                                                      1998
                                                                                  -------------
Deferred tax assets--
  Operating loss carryforwards..................................................    $   1,222
  Capitalized start-up costs....................................................        1,214
  Net unrealized foreign exchange gain..........................................           20
  Deferred depreciation.........................................................           16
  Other.........................................................................            2
                                                                                       ------
  Total deferred tax assets.....................................................        2,474
  Less valuation allowance......................................................       (2,474)
                                                                                       ------
  Net deferred taxes............................................................    $  --
                                                                                       ------
                                                                                       ------

                         COMPLETEL LLC AND SUBSIDIARIES
                      (A COMPANY IN THE DEVELOPMENT STAGE)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          JUNE 30, 1999 (UNAUDITED) AND DECEMBER 31, 1998 (CONTINUED)

  (INFORMATION AS OF, AND FOR THE THREE AND SIX MONTHS ENDED, JUNE 30, 1999 IS
                                   UNAUDITED)

(8) PARENT COMPANY ONLY FINANCIAL INFORMATION

    The following financial information reflects the parent company only condensed statement of operation data, condensed balance sheet data, and condensed cash flows data.

                                                                               COMMENCEMENT
                                                                               OF OPERATIONS
                                                                             (JANUARY 8, 1998)
                                                                                    TO
                                                                             DECEMBER 31, 1998
                                                                            -------------------
STATEMENT OF OPERATIONS DATA:
  Interest income.........................................................       $      11
  General and administrative expense......................................            (400)
  Equity in losses of subsidiaries........................................          (7,703)
                                                                                   -------
  Net Loss................................................................       $  (8,092)
                                                                                   -------
                                                                                   -------

                                                                                  DECEMBER 31,
                                                                                      1998
                                                                                  ------------
BALANCE SHEET DATA:
  Cash and cash equivalents.....................................................   $    1,743
  Receivables from affiliates...................................................        9,492
  Other current assets..........................................................           42
                                                                                  ------------
    Total current assets........................................................       11,277
  Investments in subsidiaries...................................................       (6,185)
                                                                                  ------------
    Total assets................................................................   $    5,092
                                                                                  ------------
                                                                                  ------------

Current liabilities.............................................................   $      322
                                                                                  ------------
Redeemable cumulative convertible preferred units:
  No par value, 61,950 units authorized, issued and outstanding.................       13,188
                                                                                  ------------
Common units, no par value, 106,750 units authorized, 16,385 units issued and
  outstanding...................................................................          737
Deferred compensation...........................................................         (540)
Other comprehensive loss........................................................         (160)
Deficit accumulated during the developmental stage..............................       (8,455)
                                                                                  ------------
  Total members' deficit........................................................       (8,418)
                                                                                  ------------
  Total liabilities and members' deficit........................................   $    5,092
                                                                                  ------------
                                                                                  ------------

                         COMPLETEL LLC AND SUBSIDIARIES
                      (A COMPANY IN THE DEVELOPMENT STAGE)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          JUNE 30, 1999 (UNAUDITED) AND DECEMBER 31, 1998 (CONTINUED)

  (INFORMATION AS OF, AND FOR THE THREE AND SIX MONTHS ENDED, JUNE 30, 1999 IS
                                   UNAUDITED)

(8) PARENT COMPANY ONLY FINANCIAL INFORMATION (CONTINUED)

                                                                              COMMENCEMENT OF
                                                                                OPERATIONS
                                                                             (JANUARY 8, 1998)
                                                                                    TO
                                                                             DECEMBER 31, 1998
                                                                            -------------------
CASH FLOWS DATA:
  Cash flows from operating activities:
  Net loss................................................................       $  (8,092)
  Equity in losses of subsidiaries........................................           7,703
  Changes in-
    Other current assets..................................................             (10)
    Receivables from affiliates...........................................          (9,492)
                                                                                   -------
Net cash used in operating activities.....................................          (9,891)
                                                                                   -------
Cash flows from investing activities:
  Investment in subsidiaries..............................................          (1,518)
                                                                                   -------
Net cash from investing activities........................................          (1,518)
                                                                                   -------
Cash flows from financing activities:
  Issuance of redeemable cumulative convertible Preferred Units...........          12,113
  Loan from member........................................................           1,300
  Payment of loan from member.............................................            (266)
  Issuance of Common Units................................................               5
                                                                                   -------
Net cash from financing activities........................................          13,152
                                                                                   -------
Net increase in cash and cash equivalents.................................           1,743
Cash and cash equivalents, beginning of period............................          --
                                                                                   -------
Cash and cash equivalents, end of period..................................       $   1,743
                                                                                   -------
                                                                                   -------

(9) SEGMENT REPORTING

    SFAS 131, "Disclosures about Segments of an Enterprise and Related Information," establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports issued to shareholders. Operating segments are components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance.

    The Company is currently in the development stage. Through June 30, 1999, the significant portion of the Company's expenditures were associated with its network deployment in France. The Company expects to incur significant costs associated as it expands its network deployment efforts into Germany. The Company is not deploying networks in the UK and, as a result, development costs in the UK are minimal.

                         COMPLETEL LLC AND SUBSIDIARIES
                      (A COMPANY IN THE DEVELOPMENT STAGE)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          JUNE 30, 1999 (UNAUDITED) AND DECEMBER 31, 1998 (CONTINUED)

  (INFORMATION AS OF, AND FOR THE THREE AND SIX MONTHS ENDED, JUNE 30, 1999 IS
                                   UNAUDITED)

(9) SEGMENT REPORTING (CONTINUED)
    Management currently evaluates the Company's development efforts according to the geographic location of its markets. Certain financial information reflecting the Company's development efforts is presented below. Results for Germany and the UK are included in "corporate and other" since the results of those markets are not significant to the consolidated financial statements:

    As of and for the period from inception (January 8, 1998) to December 31, 1998 (In thousands):

                                                                       CORPORATE
                                                            FRANCE     AND OTHER   CONSOLIDATED
                                                           ---------  -----------  ------------
Revenue..................................................  $  --       $  --        $   --
Depreciation.............................................  $      46   $      13    $       59
Management Fee (Expense) Income..........................  $  (2,661)  $   2,661    $   --
Net Loss.................................................  $  (5,949)  $  (2,506)   $   (8,455)
Total Assets.............................................  $   6,180   $   3,862    $   10,042
Expenditures for Long-lived Assets.......................  $   3,647   $     788    $    4,435

    As of and for the six months ended June 30, 1999 (in thousands):

                                                                      CORPORATE
                                                            FRANCE    AND OTHER   CONSOLIDATED
                                                          ----------  ----------  ------------
Revenue.................................................  $      281  $       40   $      321
Depreciation and Amortization...........................  $      326  $      113   $      439
Management Fee (Expense) Income.........................  $   (1,609) $    1,609   $   --
Net Loss................................................  $   (9,548) $   (5,934)  $  (15,482)
Total Assets............................................  $   51,752  $   77,966   $  129,718
Expenditures for Long-lived Assets......................  $   25,781  $    3,747   $   29,528

    As of and for the three months ended June 30, 1999 (in thousands):

                                                                      CORPORATE
                                                            FRANCE    AND OTHER   CONSOLIDATED
                                                          ----------  ----------  ------------
Revenue.................................................  $      281  $       40   $      321
Depreciation and Amortization...........................  $      184  $      110   $      294
Management Fee (Expense) Income.........................  $     (841) $      841   $   --
Net Loss................................................  $   (5,418) $   (4,209)  $   (9,627)
Total Assets............................................  $   51,752  $   77,966   $  129,718
Expenditures for Long-lived Assets......................  $   15,719  $      792   $   16,511

                         COMPLETEL LLC AND SUBSIDIARIES
                      (A COMPANY IN THE DEVELOPMENT STAGE)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          JUNE 30, 1999 (UNAUDITED) AND DECEMBER 31, 1998 (CONTINUED)

  (INFORMATION AS OF, AND FOR THE THREE AND SIX MONTHS ENDED, JUNE 30, 1999 IS
                                   UNAUDITED)

(10) SUBSEQUENT EVENT

    ASI ACQUISITION

    On March 24, 1999, CompleTel SAS acquired all of the outstanding stock of Acces Internet et Solutions ("ASI"), an Internet service provider based in Lyon, for approximately $2.1 million in cash. The transaction was recorded under the purchase method of accounting as of March 31, 1999. The purchase price was first allocated to the fair value of the net tangible assets acquired $73,000, which is classified as property and equipment in the accompanying balance sheet. The resulting excess of cost over the fair value of tangible net assets acquired, or goodwill, was recorded in the amount of approximately $2.0 million and is being amortized under the straight-line method over a ten-year period. The goodwill is classified as other intangibles in the accompanying balance sheet.

    The following unaudited pro forma condensed consolidated operating results for the period from commencement of operations (January 8, 1998) to December 31, 1998, and for the six months ended June 30, 1999, reflect the pro forma effects on operations of the ASI acquisition as if the acquisition occurred on January 8, 1998. For purposes of the pro forma condensed consolidated operating results, the acquisition is assumed to have been financed through an equity contribution from the Company.

    The unaudited pro forma condensed consolidated operating results are based on the historical consolidated financial statements of the Company and ASI, giving effect to certain assumptions and adjustments that management believes are reasonable based upon currently available information. This pro forma condensed consolidated financial data is presented for illustrative purposes and does not purport to represent what the Company's results of operations would actually have been if the acquisition had been consummated as of January 8, 1998.

                                                                      FOR THE PERIOD FROM
                                                                        COMMENCEMENT OF
                                                                           OPERATIONS           FOR THE SIX MONTHS
                                                                      (JANUARY 8, 1998) TO             ENDED
                                                                       DECEMBER 31, 1998           JUNE 30, 1999
                                                                    ------------------------  -----------------------
                                                                    HISTORICAL    PRO FORMA   HISTORICAL   PRO FORMA
                                                                    -----------  -----------  ----------  -----------
Revenues..........................................................   $  --        $   1,020   $      321   $     578
                                                                    -----------  -----------  ----------  -----------
                                                                    -----------  -----------  ----------  -----------
Net loss applicable to Common Units...............................   $  (8,455)   $  (8,583)  $  (17,776)  $ (17,873)
                                                                    -----------  -----------  ----------  -----------
                                                                    -----------  -----------  ----------  -----------
Basic and diluted loss per Common Unit............................   $  (1,940)   $  (1,969)  $   (3,309)  $  (3,328)
                                                                    -----------  -----------  ----------  -----------
                                                                    -----------  -----------  ----------  -----------
Weighted average number of non-forfeitable Common Units
  outstanding.....................................................       4,359        4,359        5,371       5,371
                                                                    -----------  -----------  ----------  -----------
                                                                    -----------  -----------  ----------  -----------

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Management of CompleTel S.A.S.:

    We have audited the accompanying balance sheet of Acces et Solutions Internet S.A.R.L. ("the Company") (a wholly-owned subsidiary of CompleTel S.A.S. since March 24, 1999) as of December 31, 1998 and the related statements of operations and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with auditing standards generally accepted in France, which are substantially the same as those generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Acces et Solutions Internet S.A.R.L. as of December 31, 1998, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles in France.

                                               BARBIER FRINAULT & ASSOCIES
                                                     ARTHUR ANDERSEN

Paris, France,
  June 24, 1999.

                      ACCES ET SOLUTIONS INTERNET S.A.R.L

                                 BALANCE SHEET
                               DECEMBER 31, 1998
                     (STATED IN THOUSANDS OF U.S. DOLLARS)

                                            ASSETS

CURRENT ASSETS:
  Cash and cash equivalents.....................................................    $     211
  Receivables...................................................................          400
  Inventory.....................................................................            6
  Prepaid expenses..............................................................           12
                                                                                        -----
    Total current assets........................................................          629
                                                                                        -----
FIXED ASSETS:
  Property and equipment, net...................................................           70
  Licenses and other intangibles................................................            2
  Financial assets..............................................................           15
                                                                                        -----
    Total fixed assets..........................................................           87
                                                                                        -----
TOTAL ASSETS....................................................................    $     716
                                                                                        -----
                                                                                        -----

                             LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Trade accounts payable........................................................    $      94
  Accrued liabilities...........................................................          241
  Deferred income...............................................................          238
                                                                                        -----
    Total current liabilities...................................................          573
                                                                                        -----
LONG-TERM DEBT..................................................................           28
STOCKHOLDERS' EQUITY:
  Common stock at historical rate...............................................           25
  Reserves and translation adjustment...........................................            3
  Retained earnings prior year..................................................           25
  Result for the year at average rate through year end..........................           62
                                                                                        -----
TOTAL STOCKHOLDERS' EQUITY......................................................          115
                                                                                        -----
    Total liabilities and stockholders' equity..................................    $     716
                                                                                        -----
                                                                                        -----

       The accompanying notes are an integral part of this balance sheet.

                      ACCES ET SOLUTIONS INTERNET S.A.R.L

                            STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1998
                     (STATED IN THOUSANDS OF U.S. DOLLARS)

REVENUES..........................................................................   $   1,020
OPERATING EXPENSES:
  Network costs and cost of goods sold............................................         324
  Selling, general and administrative.............................................         551
  Depreciation and amortization...................................................          35
                                                                                    -----------
    Total operating expenses......................................................         910
                                                                                    -----------
OPERATING RESULT..................................................................         110
OTHER INCOME (EXPENSE):
  Interest income.................................................................           2
  Interest expense................................................................          (2)
                                                                                    -----------
    Total other income (expense)..................................................      --
                                                                                    -----------
NET RESULT BEFORE INCOME TAXES....................................................         110

INCOME TAX PROVISION..............................................................         (48)
                                                                                    -----------
NET PROFIT........................................................................   $      62
                                                                                    -----------
                                                                                    -----------

    The accompanying notes are an integral part of this financial statement.

                      ACCES ET SOLUTIONS INTERNET S.A.R.L

                            STATEMENT OF CASH FLOWS

                      FOR THE YEAR ENDED DECEMBER 31, 1998
                     (STATED IN THOUSANDS OF U.S. DOLLARS)

OPERATING ACTIVITIES:
  Net profit...................................................................    $      62
  Add--
    Depreciation and amortization..............................................           60
  Increase in receivables......................................................          (76)
  Inventory....................................................................           (4)
  Increase in trade accounts payable...........................................           16
  Increase in accrued liabilities..............................................           16
  Increase in prepaid expenses.................................................           (5)
  Increase in deferred income..................................................          158
                                                                                       -----
  Net increase in working capital..............................................          105
                                                                                       -----
    Net cash provided by operating activities..................................          227
                                                                                       -----
INVESTING ACTIVITIES:
  Purchase of property and equipment...........................................          (54)
  Purchase of licenses and other intangibles...................................           (3)
  Purchase of financial assets.................................................           (6)
                                                                                       -----
    Net cash used by investing activities......................................          (63)
                                                                                       -----
FINANCING ACTIVITIES:
  Loan.........................................................................           34
  Loan repayment...............................................................           (6)
                                                                                       -----
    Net cash provided by financing activities..................................           28
                                                                                       -----
  Effect of exchange rates on cash flow........................................           10

NET INCREASE IN CASH AND CASH EQUIVALENTS......................................          202

CASH AND CASH EQUIVALENTS, opening.............................................            9
                                                                                       -----
CASH AND CASH EQUIVALENTS, closing.............................................    $     211
                                                                                       -----
                                                                                       -----

    The accompanying notes are an integral part of this financial statement.

                      ACCES ET SOLUTIONS INTERNET S.A.R.L

                         NOTES TO FINANCIAL STATEMENTS
                            AS OF DECEMBER 31, 1998

(1) DESCRIPTION OF THE BUSINESS AND ORGANIZATION

    ASI is an Internet Services Provider. The company was incorporated in September 1995 as a limited liability company (French S.A.R.L.).

(2) ACCOUNTING RULES AND METHODS

    (Decree no. 83 - 1020 of November 11, 1983--Articles 7, 21, 24 beginning, 24-1,24-2 and 24-3) The accounting period is 12 months and covers the period from January 1, 1998 to December 31, 1998.

    Generally accepted accounting principles have been applied in line with the prudence principle, in accordance with the basic assumptions of:

    - going concern status,

    - consistency in accounting methods from one accounting period to another,

    - the matching concept,

and in accordance with the general accounting rules and presentation of the annual accounts applicable in France.

    The accompanying financial statements result from the translation of the French Financial Statements of the company. The conversion from French francs to US Dollars was performed with the following exchange rates:

    - Balance sheet: closing rate as of December 31, 1998 (1 USD = 5.6221) except for the following items in stockholders' equity: Common stock (historical rate as of December 31, 1995 : 1 USD = 5.0525 FRF) and Result for the year (average rate for the year 1998 : 1 USD = 5.8993 FRF).

    - Statement of operations and statement of cash flows (average rate for the year 1998 : 1 USD = 5.8993 FRF).

    The adjustments which would be necessary to convert the financial statements from French to US GAAP are as follows:

    - No deferred tax has been calculated, since it would result in a net deferred tax asset of USD 22,000 that the company would have fully reserved for on a prudence basis.

    - No provision for pension/retirement leave-pay commitments has been calculated, given that, the age profile of the employees is young, there are a small number of employees and management have become employees of CompleTel S.A.S. since the takeover of the company.

    - Intangible assets amounting to USD 268 are not amortized.

    The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in France. The preparation of financial statements in conformity with French GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

                      ACCES ET SOLUTIONS INTERNET S.A.R.L

                         NOTES TO FINANCIAL STATEMENTS
                      AS OF DECEMBER 31, 1998 (CONTINUED)

(3) INTANGIBLE FIXED ASSETS

    Expenses for registering trademarks are not amortized. Registered trademarks amounting to USD 268 are recorded on the balance sheet as intangible fixed assets.

    Computer software acquired from outside companies is capitalized and systematically amortized over one year on a straight-line basis.

(4) TANGIBLE FIXED ASSETS

    Fixed assets are valued at their acquisition cost (purchase price and associated costs). Depreciation costs are calculated using the straight-line method, according to the forecast useful life.

- Machinery and equipment                             3 years
- Miscellaneous fixtures and fittings                 5 years
- Office equipment                             Between 3 and 5 years

    As of December 31, 1998, breakdown of fixed assets is as follows:

DESCRIPTION                               GROSS VALUE      ACCUMULATED DEPRECIATION       NET BOOK VALUE
--------------------------------------  ---------------  -----------------------------  -------------------
                                           (USD'000)               (USD'000)                 (USD'000)
Tangible..............................           135                      65                        70
Intangible............................             4                       2                         2
Financial.............................            15                      --                        15

(5) FINANCIAL ASSETS

    Financial assets include the acquisition cost of securities acquired by the company to the extent that the amount of the equity investments represent at least 10% of the capital of the target companies.

    No dividends have been distributed on these investments.

    A provision for depreciation is set aside when the value-in-use of the securities is less than their historical value.

(6) INVENTORIES

    Inventories are valued using the "first in--first out" method.

    The gross value of goods and supplies includes the purchase price and associated costs.

    A reserve for depreciation of inventories is booked to the extent that the gross value calculated according to the method indicated above is superior to the current purchase price and associated costs.

(7) RECEIVABLES

    Receivables are valued at their face value.

                      ACCES ET SOLUTIONS INTERNET S.A.R.L

                         NOTES TO FINANCIAL STATEMENTS
                      AS OF DECEMBER 31, 1998 (CONTINUED)

(7) RECEIVABLES (CONTINUED)
    As of December 31, 1998, accounts receivable were as follows:

  A/R (GROSS)
---------------
   (USD'000)         RESERVE        A/R (NET)
                 ---------------  -------------
                    (USD'000)       (USD'000)
         466               66             400

(8) RESERVES FOR CONTINGENCIES AND LOSSES

    A reserve for contingency loss amounting to USD 8,000 has been provided in order to cover the possible consequences of a legal dispute between the company and one of its customers, ISICOM. This provision corresponds to the maximum costs which the company would be required to bear in this matter (USD 44,000) less an accrued contingent gain (USD 36,000) representing the insurance cover with respect to the matter in litigation.

    In addition, a reserve for contingency loss has been accrued for an amount of USD 19,000 with respect to social security charges concerning trainees, those not having been filed to the French tax administration.

(9) CHANGE IN METHODS

    No change in method took place with respect to the methods used in the previous period.

(10) SHARE CAPITAL

    The share capital of the company is FRF 125,000 (USD 25,000) and is made up of 125 shares each with a par value of FRF 1,000 (USD 200). It can be broken down as follows as of December 31, 1998, prior to takeover by CompleTel SAS in March 1999:

                                                                    NUMBER OF SHARES     % SHARES
                                                                   -------------------  -----------
Mr. Michel Cerdini...............................................              40            32.00%
Mr. Samuel Triolet...............................................              30            24.00%
Ms. Christiane Cerdini...........................................              20            16.00%
Ms. Pascale Cerdini..............................................              10             8.00%
Mr. Patrick Kuchard..............................................              10             8.00%
Mr. Philippe Duby................................................              10             8.00%
Mr. Jean Daniel Pauget...........................................               2             1.60%
Mr. Marc Jouineau................................................               3             2.40%
                                                                              ---       -----------
Total............................................................             125           100.00%
                                                                              ---       -----------
                                                                              ---       -----------

(11) CASH AND CASH EQUIVALENTS

    There are no restrictions on the bank balances of USD 211,000 as of December 31, 1998.

                      ACCES ET SOLUTIONS INTERNET S.A.R.L

                         NOTES TO FINANCIAL STATEMENTS
                      AS OF DECEMBER 31, 1998 (CONTINUED)

(12) REVENUE RECOGNITION

    Customers are invoiced as they are connected. They are invoiced for periods of 3, 6 or 12 months. The company defers revenue on that part of turnover properly relating to the period post balance sheet date.

(13) DEBT FINANCING ARRANGEMENTS

    ASI borrowed a sum of USD 34,000 from the bank CIC in July 1998 for 36 months, bearing an annual interest rate of 5.9%.

(14) RELATED PARTY ASSETS AND LIABILITIES

    There are no material transactions, assets, or liabilities as of December 31, 1998 between the company and its future shareholder CompleTel SAS or between the company and its existing stockholders as of December 31, 1998.

(15) LEASING ARRANGEMENTS

    The company does not have any material leasing arrangements.

(16) CORPORATION TAX

    The income tax provision corresponds to the calculation as per the French corporation tax law. As indicated in Note 1, the company has not calculated and accounted for deferred tax at December 31, 1998. The calculation of deferred tax would give rise to a deferred tax asset amounting to USD 22,000, which would have been immediately fully reserved for.

(17) STOCKHOLDERS' EQUITY

                                         COMMON           RETAINED EARNINGS       CUMULATIVE         TOTAL
                                          STOCK         ---------------------     TRANSLATION     -----------
                                   -------------------                            ADJUSTMENTS
                                         USD'000               USD'000         -----------------    USD'000
                                                                                    USD'000
Balance, December 31, 1997.......              25                    25                   --              50
Net earnings.....................              --                    62                   --              62
Translation adjustments..........              --                    --                    3               3
                                               --                    --                   --
                                                                                                         ---
Balance, December 31, 1998.......              25                    87                    3             115
                                               --                    --                   --
                                               --                    --                   --
                                                                                                         ---
                                                                                                         ---

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

"Until             , 1999, all dealers that effect transactions in these
securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions."

                                     [LOGO]

                             COMPLETEL EUROPE N.V.

                                  $147,500,000
                  14% SERIES B SENIOR DISCOUNT NOTES DUE 2009

                                     ------

                              P R O S P E C T U S

                            DATED             , 1999

                                   ---------

The exchange offer will expire at 5:00 p.m., New York City time, on
            , 1999, unless we extend it.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

COMPLETEL LLC

    GENERAL LIMITED LIABILITY COMPANY LAW

    CompleTel LLC is organized under the limited liability company laws of the State of Delaware. Section 18-108 of the Delaware Limited Liability Company Act (the "Act") permits a limited liability company to indemnify and hold harmless any member, manager or other person from and against any and all claims and demands whatsoever, subject to standards and restrictions if any set forth in its limited liability company agreement.

    LIMITED LIABILITY COMPANY AGREEMENT

    CompleTel LLC's Limited Liability Company Agreement provides for CompleTel LLC to indemnify and hold harmless any person to the fullest extent permitted by the Act, against all expenses, liabilities and losses (including attorney fees, judgments, fines, excise taxes or penalties) reasonably incurred or suffered by such person because such person is or was a member or was serving as a representative, officer, employee or agent of CompleTel LLC or of another partnership, corporation, joint venture, limited liability company, trust or other enterprise at the request of CompleTel LLC. Indemnification is not permitted, unless the Board of Managers consents, for any expenses, liabilities, and losses suffered that are attributable to such persons gross negligence, willful misconduct or knowing violation of law. Indemnification also is not permitted, unless the Board of Managers consents, for any breaches of any representations, warranties or covenants by a person contained in any agreement with the company. The company will pay expenses, including attorney fees, incurred in defending a proceeding in advance of the final disposition only if the company has received an undertaking by the indemnified person to repay all amounts advanced if ultimately the person is not entitled to indemnification. Any indemnification is limited to the extent of company assets. No member has personal liability for any indemnification.

COMPLETEL EUROPE N.V.

    PARENT COMPANY UNDERTAKING

    CompleTel LLC, as the ultimate parent of CompleTel Europe N.V., has undertaken to hold the managing director free and harmless against any claim which may be made upon the managing director arising from or connected with the managing director's performance of its duties to manage the company. CompleTel LLC has agreed to reimburse the managing director for any costs and expenses, including attorney fees, incurred in connection with any claim except in the event of wilful misconduct or gross negligence committed by the managing director.

ITEM 21.  EXHIBITS AND FINANCIAL DATA SCHEDULES.

    (a) The following is a complete list of Exhibits filed as part of this Registration Statement, which are incorporated herein:

      3.1+     Amended and Restated Certificate of Formation of CompleTel LLC
      3.2+     Second Amended and Restated Limited Liability Company Agreement
               of CompleTel LLC dated January 28, 1999
      3.3+     Articles of Association of CompleTel Europe N.V.
      4.1+     Purchase Agreement, dated February 8, 1999 among CompleTel Europe
               N.V., CompleTel Holdings LLC and the Initial Purchasers.

      4.2+     Note Registration Rights Agreement, dated as of February 16, 1999 among CompleTel Europe N.V. and the Initial Purchasers.
      4.3+     Indenture, dated as of February 16, 1999, among CompleTel Europe
               N.V., CompleTel ECC B.V. and the Trustee.
      4.4+     Form of 14% Senior Discount Notes due 2009 of CompleTel Europe
               N.V.
      4.5+     Form of 14% Series B Senior Discount Notes due 2009 of CompleTel
               Europe N.V.
      5.1 Opinion of Stibbe Simont Monahan Duhot regarding the legality of the 14% Series B Discount Notes due 2009.
      5.2      Opinion of Holme Roberts & Owen LLP regarding the legality of the
               14% Series B Senior Discount Notes due 2009.
      8.1      Opinion of Holme Roberts & Owen LLP regarding certain United
               States federal income tax matters.
      8.2      Opinion of Arthur Andersen Belastingadviseurs regarding certain
               Netherlands tax matters.
     10.1+     Employment Agreement by and between CableTel Management, Inc. and
               James E. Dovey, dated as of May 18, 1998.
     10.2+     Employment Agreement by and between CableTel Management, Inc. and
               Richard N. Clevenger, dated as of May 18, 1998.
     10.3+     Employment Agreement by and between CableTel Management, Inc. and
               William H. Pearson, dated as of May 18, 1998.
     10.4+     Employment Agreement by and between CableTel Management, Inc. and
               David Lacey dated as of December 16, 1998.
     10.5+ Executive Securities Agreement by and between CableTel Europe LLC and James E. Dovey, dated as of May 18, 1998
     10.6+ First Amended and Restated Executive Securities Agreement by and between CableTel Europe LLC and Richard N. Clevenger, dated as of
               January 28, 1999
     10.7+ Executive Securities Agreement by and between CableTel Europe LLC and William H. Pearson, dated as of May 18, 1998
     10.8+     Executive Securities Agreement by and between CompleTel LLC and
               David Lacey dated as of December 2, 1998
     10.9+     Joinder and Rights Agreement by and between CompleTel LLC and
               David Lacey dated as of December 2, 1998
     10.10+    Equity Registration Rights Agreement, dated as of February 16,
               1999 among CompleTel LLC, CompleTel Holdings LLC, CompleTel
               (N.A.) N.V., CompleTel Europe N.V., the Shareholders named therein, the Initial Purchasers and U.S. Bank Trust National
               Association, as Transfer Agent.
     10.11(a)+ CompleTel LLC Guaranty Agreement, dated as of February 16, 1999, by CompleTel LLC in favor of the Noteholders.
     10.11(b)+ Amended and Restated CompleTel LLC Guaranty Agreement, dated as of July 14, 1999, by CompleTel LLC in favor of the Noteholders.
     10.12+    First Amended and Restated Equity Purchase Agreement, dated as of
               January 28, 1999, by and among CompleTel LLC and Madison Dearborn
               Capital Partners II, LP, DeGeorge Holdings Limited Partnership,
               James C. Allen, Royce J. Holland, George T. Laub, Reed E. Hundt,
               Dovey Company LLC, William H. Pearson, Richard Clevenger and
               David A. Lacey.

     10.13+    First Amended and Restated Securityholders Agreement dated as of
               January 28, 1999, by and among CompleTel LLC and Madison Dearborn
               Capital Partners II, LP, DeGeorge Holdings Limited Partnership,
               James C. Allen, Royce J. Holland, George T. Laub, Reed E. Hundt,
               Dovey Company LLC, William H. Pearson, Richard Clevenger and
               David A. Lacey.
     10.14+    First Amended and Restated Performance Vesting Agreement dated as of January 28, 1999, by and among CompleTel LLC and Madison
               Dearborn Capital Partners II, LP, DeGeorge Holdings Limited
               Partnership, James C. Allen, Royce J. Holland, George T. Laub,
               Reed E. Hundt, Dovey Company LLC, William H. Pearson, Richard
               Clevenger and David A. Lacey.
     10.15+    First Amended and Restated Registration Agreement dated as of
               January 28, 1999, by and among CompleTel LLC and Madison Dearborn
               Capital Partners II, LP, DeGeorge Holdings Limited Partnership,
               James C. Allen, Royce J. Holland, George T. Laub, Reed E. Hundt,
               Dovey Company LLC, William H. Pearson, Richard Clevenger and
               David A. Lacey.
     10.16+    Form of Executive Securities Agreement
     10.17+    Form of Joinder Agreement
     10.18+    Arrete dated November 17, 1998 authorising CompleTel SARL to set up and operate a telecommunication Network open to the public and to supply the public with the telephone service.
     10.19+    Licence dated January 11, 1999 granted by the Secretary of State for Trade and Industry to CompleTel UK Limited under Section 7 of the Telecommunications Act 1984.
     10.20(a)+ German License Certificate Class 4 for the Operation of Voice
               Telephone Service on the Basis of a Self-Operated
               Telecommunications Network dated March 8, 1999.
     10.20(b)+ German License Certificate Class 3 for the Operation for the
               Performance of Public Telecommunications Services by the Licensee
               or Others dated March 8, 1999.
     10.20(c)+ Extension of Class 3 German License
     10.20(d)+ Extension of Class 4 German License
     10.21+    Management Agreement, dated as of February 25, 1999, by and between ING Trust, CompleTel Europe N.V. and CompleTel LLC.
     10.22+    Supply Agreement dated January 8, 1999, between CompleTel SAS and
               Matra Nortel Communications.
     10.23+    Contract for sale in Acces et Solutions Internet dated March 24,
               1999.
     12.1+     Statement Regarding Computation of Ratios of Earnings to Fixed
               Charges.
     21.1+     Subsidiaries
     23.1+     Consent of Arthur Andersen LLP on CompleTel N.V. and CompleTel
               LLC.
     23.2+     Consent of Barbier, Frinault & Associes(Arthur Andersen) on Acces
               Internet et Solutions S.A.R.L.
     23.3      Consent of Stibbe Simont Monahan Duhot (included in the opinion filed as Exhibit 5.1 to this Registration Statement).
     23.4      Consent of Holme Roberts & Owen LLP (included in the opinion filed as Exhibit 8.1 to this Registration Statement).

     23.5      Consent of Arthur Andersen Belastingadviseurs (included in the opinion filed as Exhibit 8.2 to this Registration Statement).
     23.6      Consent of Holme Roberts & Owen LLP (included in the Opinion filed as Exhibit 5.2 to this Registration Statement)
     24.1+     Power of Attorney from officers and directors (included on the signature page hereof).
     25.1+     Statement of Eligibility of Trustee on Form T-1.
     27.1+     Financial Data Schedule for CompleTel Europe N.V.
     27.2+     Financial Data Schedule for CompleTel LLC.
     99.1+     Form of Letter of Transmittal.
     99.2+     Form of Notice of Guaranteed Delivery.

------------------------

+   Previously filed

ITEM 22.  UNDERTAKINGS.

    (a) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    (b) The undersigned Company hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    (c) The undersigned Company hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

    (d) The undersigned Company hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) to include any prospectus required by Section 10(a)(3) of the
                Securities Act;


            (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

           (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, each of CompleTel LLC and CompleTel Europe N.V. has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the city of Denver, State of Colorado, on October 12, 1999.


                                COMPLETEL LLC,
                                a Delaware limited liability company

                                By:  /s/ JAMES E. DOVEY
                                     --------------------------------------
                                Name: James E. Dovey
                                Title: CHAIRMAN OF THE BOARD
                                       AND CHIEF EXECUTIVE OFFICER

                                COMPLETEL EUROPE N.V.,
                                a public limited liability company organized under the laws of The Netherlands

                                By:  /s/ JAMES E. DOVEY
                                     --------------------------------------
                                Name: James E. Dovey
                                Title: ATTORNEY-IN-FACT

                               POWER OF ATTORNEY

    Each of the undersigned constitutes and appoints James E. Dovey and David E. Lacey, and each of them, as attorneys for him and in his name, place, and stead, and in his capacity as a director, officer, or both, of CompleTel LLC and CompleTel Europe N.V., to execute and file any amended registration statement or statements or supplements thereto, with all exhibits thereto and other documents in connection therewith, with the Securities Exchange Commission, hereby giving and granting to said attorneys full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully, to all intents and purposes, as he or she might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do, or cause to be done, by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto has been signed by the following persons in the capacities indicated.

                      COMPLETEL LLC OFFICERS AND DIRECTORS


    REGISTRANT OFFICERS &
          DIRECTORS              POSITION WITH REGISTRANT          DATE
------------------------------  --------------------------  -------------------

      /s/ JAMES E. DOVEY
------------------------------  Chairman of the Board and    October 12, 1999
        James E. Dovey            Chief Executive Officer

    REGISTRANT OFFICERS &
          DIRECTORS              POSITION WITH REGISTRANT          DATE
------------------------------  --------------------------  -------------------

              *
------------------------------  Senior Vice President and    October 12, 1999
        David E. Lacey            Chief Financial Officer

              *                 Corporate Controller,
------------------------------    Principal Accounting       October 12, 1999
         John M. Hugo             Officer

              *
------------------------------  President of European        October 12, 1999
      William H. Pearson          Operations and Director

              *
------------------------------  Director                     October 12, 1999
        James C. Allen

              *
------------------------------  Director                     October 12, 1999
       Royce J. Holland

              *
------------------------------  Director                     October 12, 1999
     Lawrence F. DeGeorge

              *
------------------------------  Director                     October 12, 1999
       Paul J. Finnegan

              *
------------------------------  Director                     October 12, 1999
        James H. Kirby

              *
------------------------------  Director                     October 12, 1999
     James N. Perry, Jr.

------------------------------


By:      /s/ JAMES E. DOVEY
      -------------------------
           James E. Dovey
          ATTORNEY-IN-FACT

                  COMPLETEL EUROPE N.V. OFFICERS AND DIRECTORS


    REGISTRANT OFFICERS & DIRECTORS      POSITION WITH REGISTRANT           DATE
---------------------------------------  --------------------------  -------------------

ING TRUST (NETHERLANDS) B.V.             Managing Director            October 12, 1999

By:                    *
         ------------------------------
Name: P.C.E. van Witteveen
Title: GENERAL PROXY HOLDER

By:                    *
         ------------------------------
Name: J.A.C. Verhoeff
Title: GENERAL PROXY HOLDER

---------------------------------------


By:      /s/ JAMES E. DOVEY
         ------------------------------
                 James E. Dovey
                ATTORNEY-IN-FACT

                         AUTHORIZED U.S. REPRESENTATIVE

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the undersigned in the capacity and on the date indicated.


                                 POSITION WITH COMPLETEL
          SIGNATURE                    EUROPE N.V.                 DATE
------------------------------  --------------------------  -------------------

      /s/ JAMES E. DOVEY
------------------------------  Authorized Representative    October 12, 1999
        James E. Dovey            in the United States